Execution Copy

THE UPS RETIREMENT PLAN

Amendment and Restatement
Effective as of January 1, 2014

11DMSLIBRARY01:24108239.8

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS		2

Section 1.1	Definitions	2
(a)	Accrued Benefit	2
(b)	Actuarial Equivalent	2
(c)	Actuary	4
(d)	Alternative Formula	4
(e)	Annuity Starting Date	4
(f)	Applicable Interest Rate	5
(g)	Applicable Mortality Table	6
(h)	Benefit Service	6
(i)	Beneficiary	9
(j)	Board of Directors	9
(k)	Break in Service	9
(l)	Code	9
(m)	Committee	9
(n)	Company	9
(o)	Compensation	9
(p)	Crewmember	14
(q)	Deferred Vested Benefit	14
(r)	Disability or Disabled	14
(s)	Disability Retirement Benefit	15
(t)	Domestic Partner	15
(u)	Early Commencement Service Requirement	16
(v)	Earliest Commencement Age	16
(w)	Early Retirement Benefit	16
(x)	Early Retirement Date	16
(y)	Effective Date	16
(z)	Employee	16
(aa)	Employer Company	18
(bb)	ERISA	18
(cc)	Final Average Compensation	18
(dd)	Final Average Compensation Formula	20
(ee)	Five Year Certain and Life Annuity	20
(ff)	Foreign Employee	20
(gg)	Fund, Trust, or Trust Fund	20
(hh)	Grandfathered Participant	20
(ii)	Grandfathered Motor Cargo Participant	21

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(jj)	Grandfathered Overnite Participant	21
(kk)	Hour of Service	21
(ll)	Integrated Formula	23
(mm)	Interest Credits	23
(nn)	Interest Credit Percentage	23
(oo)	Joint and Survivor Annuity, Joint and 50% Survivor Annuity, Joint and 75% Survivor Annuity and Joint and 100% Survivor Annuity	23
(pp)	LTD Participant	23
(qq)	Motor Cargo Plan	23
(rr)	Normal Form	23
(ss)	Normal Retirement Benefit	23
(tt)	Normal Retirement Age	23
(uu)	Normal Retirement Date	23
(vv)	Optional Form of Benefit	23
(ww)	Overnite	23
(xx)	Overnite Plan	24
(yy)	Participant	24
(zz)	Pre-2001 Participant	24
(aaa)	Pre-2006 Motor Cargo Benefit Service	24
(bbb)	Pre-2006 Motor Cargo Formula	24
(ccc)	Pre-2006 Overnite Benefit Service	24
(ddd)	Plan	24
(eee)	Plan Year	24
(fff)	Portable Account	24
(ggg)	Portable Account Benefit	24
(hhh)	Portable Account Formula	24
(iii)	Portable Account Participant	24
(jjj)	Portable Account Points	24
(kkk)	Postponed Retirement Benefit	24
(lll)	Postponed Retirement Date	24
(mmm)	Preretirement Survivor Annuity	25
(nnn)	Present Value	25
(ooo)	Qualified Joint and Survivor Annuity	25
(ppp)	Related Employer	25
(qqq)	Retirement Benefit	25
(rrr)	Required Benefit Commencement Date	25
(sss)	RPA Benefit Service	25
(ttt)	RPA Formula	26
(uuu)	RPA Points	26
(vvv)	Single Life Only Annuity	26
(www)	Single Life Annuity and 120-Monthly Guarantee	26

- ii -

(xxx)	Social Security Amount	26
(yyy)	Social Security Leveling Option	27
(zzz)	Spouse	27
(aaaa)	Trust Agreement or Trust Agreements	27
(bbbb)	Trustee	27
(cccc)	UPS Freight Formula	27
(dddd)	UPS Freight Service	27
(eeee)	Year of Service	27
Section 1.2	Construction	28

ARTICLE II

ELIGIBILITY FOR PARTICIPATION		29

Section 2.1	Eligibility Requirements prior to January 1, 2008	29
Section 2.2	Eligibility Requirements on or after January 1, 2008	30

ARTICLE III

FUNDING		31

Section 3.1	Funding Method and Policy	31
Section 3.2	Payment of Contributions	31
Section 3.3	Contributions by Employer	31
Section 3.4	Permissible Contributions and Irrevocability	31

ARTICLE IV

ELIGIBILITY FOR BENEFITS		32

Section 4.1	Application for Benefits	32
Section 4.2	Normal Retirement Benefit	32
Section 4.3	Early Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula	32
Section 4.4	Deferred Vested Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.	33
Section 4.5	Postponed Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula	33
Section 4.6	Disability Retirement Benefit	33

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THE UPS RETIREMENT PLAN
WHEREAS, the Employer Companies have heretofore established this Retirement Plan for the benefits of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and
WHEREAS, following the enactment of the Employee Retirement Income Security Act of 1974, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, being effective as of January 1, 1976; and
WHEREAS, the Plan has subsequently been amended on a number of occasions, and most recently Amended and restated effective January 1, 2010.
NOW, THEREFORE, this amendment and restatement, effective January 1, 2014, hereby amends and restates the Plan to incorporate all amendments made to date, and to make revisions required by United States v. Windsor, 570 U.S. 12, 133 S. Ct. (2013), clarify the suspension of benefit rules, delete certain inconsistent or out of date provisions, update the claims procedures, the retiree medical provisions and the withholding provisions and make certain other changes. The rights and benefits, if any, of an individual who does not have at least one Hour of Service as an Employee on or after January 1, 2014 shall be determined in accordance with the terms of the Plan in effect on the date such Employee last earned an Hour of Service, except as expressly provided in this amended and restated Plan or as otherwise provided by the Code or ERISA. The provisions of this restatement apply effective as of January 1, 2014 except to the extent otherwise stated or otherwise required by the context.

ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Whenever used herein, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

(a)	Accrued Benefit means the monthly benefit defined in Section 5.2(a).

(b)	Actuarial Equivalent means:

(i)
General Optional Form of Payment. For purposes of determining the amount of an Optional Form of Benefit, a benefit having in the aggregate equality in value to the amounts expected to be received under the Normal Form of benefit payment based upon an interest rate of 6% and the 1983 GAM Mortality Table for Males for Participants and the 1983 GAM Mortality Table for Females for Beneficiaries and Alternate Payees.

(ii)
Special Rules Optional Form of Payment. Notwithstanding the foregoing, the following factors will apply to the Participants described below in determining the amount of the Optional Forms of Benefit described below:

(A)
Grandfathered Participants and Pre-2001 Benefits. For purposes of determining the amount payable to (I) any Grandfathered Participant or (II) any other Participant who had accrued a benefit under the Plan as of December 31, 2000 and who is not in pay status as of December 31, 2000, in the form of a Qualified Joint and Survivor Annuity, Joint and 50% Survivor Annuity or a Single Life Annuity with 120-Month Guarantee:

(1)
Qualified Joint and 50% Survivor Annuity. If the Optional Form of Benefit is a Qualified Joint and Survivor Annuity or a Joint and 50% Survivor Annuity the greater of (I) the amount determined under Section 1.1(b)(i) above or (II) the amount determined in accordance with paragraph (a) or (b) below:

a.
94 percent of the Participant’s monthly benefit in the Normal Form increased (or decreased) by 0.5 percent for each year the Spouse’s or Beneficiary’s age is greater (or less) than the Participant’s age, to a minimum of 82 percent if the Beneficiary is the Participant’s Spouse (but no minimum shall apply if the Beneficiary is not the Participant’s Spouse), and a maximum of 99 percent (without regard to whether the Beneficiary is the Participant’s Spouse), if the

Normal Form of the Participant’s benefit is a Single Life Annuity with 120-Month Guarantee; and

b.
90 percent of the Participant’s monthly benefit in the Normal Form increased (or decreased) by 0.5 percent for each year the Spouse’s or Beneficiary’s age is greater (or less) than the Participant’s age, with no minimum but a maximum of 99 percent if the Normal Form of the Participant’s benefit is a Single Life Only Annuity.

(2)
Single Life with 120-Month Guarantee. If the benefit is payable to a Participant described in Section 1.1(b)(ii)(A) with at least one Hour of Service as an Employee on or after January 1, 1992 in the form of a Single Life Annuity with 120-Month Guarantee, the greater of (I) the amount determined under Section 1.1(b)(i) above or (II) 95 percent of his or her monthly benefit payable in the Normal Form.

(3)
Adjustment for Certain Qualified Joint and Survivor Annuities. If the benefit is payable on or after January 1, 2007 to a Participant described in Section 1.1(b)(ii)(A) with at least one Hour of Service as an Employee on or after January 1, 1992 in the form of a Qualified Joint and Survivor Annuity, then the amount of the benefit determined under Section 1.1(b)(ii)(A) shall be increased by five percent (5%) or such greater percentage as is required to make the Qualified Joint and Survivor Annuity equivalent to the most valuable benefit available to such Participant if such Participant retires after age 65.

(B)	Grandfathered Overnite Participant. For purposes of determining the benefit payable to any Grandfathered Overnite Participant with an Annuity Starting Date occurring on or after January 1, 2006:

(1)
If the Optional Form of Payment is a Qualified Joint and Survivor Annuity or a Joint and 50% or 100% Survivor Annuity the greater of (A) the amount determined under Section 1.1(b)(i) above or (B) the amount determined using an interest rate of 7% and the UP 1984 Unisex Pension Mortality Table;

(2)
If the Optional Form of Benefit is a Social Security Leveling Option, the greater of (A) the amount determined under Section 1.1(b)(i) above, (B) the amount determined using an interest rate of 7% and the UP 1984 Unisex Pension Mortality

Table or (C) the amount determined using the Applicable Interest Rate (determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table.

(C)	Grandfathered Motor Cargo Participant. For purposes of determining the benefit payable to any Grandfathered Motor Cargo Participant with an Annuity Starting Date occurring on or after January 1, 2006:

(1)
If the Optional Form of Benefit is a Qualified Joint and Survivor Annuity, a Joint and 50% or 100% Survivor Annuity or a Five Year Certain and Life Annuity, the greater of (A) the amount determined under Section 1.1(b)(i) above or (B) the amount determined using an interest rate of 8% and the UP 1984 Unisex Pension Mortality Table;

(2)	For purposes of the adjustment for a Postponed Retirement Benefit described in Section 5.2(d), an interest rate of 8% and the UP 1984 Unisex Pension Mortality Table.

(iii)
Offsets from Other Plans. For any purpose other than as described above, for example, for the purpose of determining the amount of any offset under Section 5.7 or benefits provided under Article XIII, Actuarial Equivalence shall be determined based upon an interest rate of 6% and the 1971 Towers, Perrin, Forster and Crosby Forecast Mortality Table with ages set back one year.

(iv)	Other Purposes. For any purpose other than described in Section 1.1(b)(iii) above, Actuarial Equivalence shall be determined under Section 1.1(b)(i) above.

(v)
Portable Account. For purposes of converting a Portable Account to the Single Life Annuity form of payment and determining the amount of a Single Life Annuity payable from a Portable Account before Normal Retirement Date, Actuarial Equivalence is computed on the basis of the Applicable Mortality Table and the Applicable Interest Rate.

(c)	Actuary means the individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.

(d)	Alternative Formula means the benefit formula described in Section 5.3(f).

(e)
Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

(f)	Applicable Interest Rate means:

(i)
for lump sum benefits paid before January 1, 2000, the lesser of (A) 6% or (B) the interest rate or rates which would be used, as of the date distribution commences, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a Participant’s benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date.

(ii)
for lump sum benefits paid and benefit commencement or other determination dates on or after January 1, 2000, the applicable interest rate described in Code § 417(e)(3) for the “lookback month” preceding the “stability period” that includes the date the distribution is made. The term “lookback month” means August, which is the fifth month preceding the first day of the stability period containing the date of distribution. The term “stability period” means the calendar year in which the distribution is made. Notwithstanding the foregoing, for distributions made on or after January 1, 2000 and before July 1, 2001, the Applicable Interest Rate means the lesser of (A) the “applicable interest rate” as described in Code § 417(e)(3) for the second month preceding the month that includes the date the distribution is made or (B) the “applicable interest rate” as described in Code § 417(e)(3) for the month of August preceding the calendar year that includes the date the distribution is made.

(iii)
for lump sum benefits paid, benefits commencing in the form of a Social Security Leveling Option or other determination dates on or after January 1, 2006 and before JAanuary 1, 2007 to a Grandfathered Overnite Participant or a Grandfathered Motor Cargo Participant, the lesser of (A) the “applicable interest rate” as described in Code § 417(e)(3) for the November preceding the calendar year that includes the date the distribution is made or (B) the “applicable interest rate” as described in Code § 417(e)(3) for the month of August preceding the calendar year that includes the date the distribution is made.

(iv)
for lump sums paid, benefits commencing in the form of a Social Security Leveling Option or other determination dates on or after January 1, 2008, the applicable interest rate structure established by the Internal Revenue Service under Code § 417(e)(3) in effect during August (the “lookback month”) preceding the calendar year that includes the Annuity Starting Date or other determination date, provided that for lump sum benefits paid and benefits paid in the form of a Social Security Leveling Option commencing during Plan Years beginning in 2008 through 2011, the applicable interest rate or rates shall be determined taking into account the transition rules under Code § 417(e)(3)(D)(ii) and (iii).

(g)	Applicable Mortality Table means:

(i)	for lump sums paid before January 1, 2000, the 1971 Towers, Perrin, Forster, and Crosby Forecast Mortality Table with ages set back one year;

(ii)
for lump sums paid and benefit commencement or other determination dates on or after January 1, 2000, the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Code § 417(e)(3); and

(iii)
for lump sums paid, benefits commencing in the form of a Social Security Leveling Option or other determination dates on or after January 1, 2008, the applicable mortality table as may be established by the Internal Revenue Service from time to time under Code § 417(e)(3) for the calendar year that includes the Annuity Starting Date or other determination date.

(h)
Benefit Service means, subject to the special rules described below, the number of a Participant’s years (including fractions of a year) of (i) employment as an Employee with one or more Employer Companies while such Employer Company is an Employer Company, and (ii) employment with one or more Employer Companies while such Employer Company is an Employer Company, but not as an Employee, provided that such employment precedes the Participant’s period of employment as an Employee. No Benefit Service credit will be given with respect to service with an Employer Company that follows a Participant’s period of employment as an Employee, unless the Participant subsequently becomes an Employee and earns at least one month of Benefit Service in such capacity. Except as specifically provided otherwise, no Benefit Service credit will be given with respect to employment with an Employer Company prior to the date it first becomes an Employer Company.

(i)	General. Years and months of Benefit Service shall be determined based on Hours of Service earned by a Participant in the capacities described above in accordance with the following charts:

(A)	Before 1992. For any Participant without at least one Hour of Service as an Employee on or after January 1, 1992:

Hours of Service in Each Calendar Year	Months of Benefit Service

Less than 1,000	0 months
1,000 – 1,050	6 months
1,051 – 1,200	7 months
1,201 – 1,350	8 months
1,351 – 1,500	9 months
1,501 – 1,650	10 months
1,651 – 1,800	11 months
1,801 or over	12 months

(B)	On and After 1992. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992:

Hours of Service in Each Calendar Year	Months of Benefit Service

Less Than 125	0 months
125 - 249	1 month
250 - 374	2 months
375 - 499	3 months
500 - 624	4 months
625 - 749	5 months
750 - 874	6 months
875 - 999	7 months
1,000 – 1,124	8 months
1,125 – 1,249	9 months
1,250 – 1,374	10 months
1,375 – 1,499	11 months
1,500 - over	12 months

Participants eligible for Benefit Service credit in accordance with this subparagraph (B) shall receive such credit with respect to Hours of Service both preceding and following January 1, 1992.

(ii)	Break in Service. If a Participant with no vested interest, as determined under Section 6.1, incurs one or more consecutive Breaks in Service:

(A)
Rule of Parity. Benefit Service credit prior to the Break in Service shall not be taken into account for purposes of calculating years of Benefit Service if the number of consecutive Breaks in Service equals or exceeds the greater of (1) the aggregate number of the Participant’s Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (2) six;

(B)
One-Year Hold Out. Prior to July 1, 2000, Benefit Service before such Break in Service shall not be taken into account for purposes of calculating years of Benefit Service until the Participant completes one Year of Service after the Break in Service.

(iii)
LTD Participant. Benefit Service with respect to an LTD Participant whose Retirement Benefits commence after December 31, 2000 shall be calculated in accordance with the applicable table in Section 1.1(h)(i) above, but there shall be included as Benefit Service for purposes of benefit accrual and early retirement subsidies under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula all years and months while the Participant is an LTD Participant and continues to be “totally disabled” for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time. Such Benefit Service shall be determined as if such LTD Participant had worked at least 1,500 Hours of Service in each calendar year and at least 216 Hours of Service in each month in excess of a calendar year. Provided, however, the total Benefit Service credited under this Section 1.1(h)(iii) to an LTD Participant when aggregated with his or her actual Benefit Service under other Sections of this definition shall not exceed thirty-five (35) years or if lesser, the maximum service cap imposed by the particular benefit formula applicable to the LTD Participant. No Benefit Service will be credited to a Disabled Participant while such Participant is receiving Disability Retirement Benefits.

(iv)
Special Rules for Acquisitions/Mergers. The Benefit Service of certain Participants who became Participants as a result of certain acquisitions or mergers shall include the additional Benefit Service if any, described in the Appendix applicable to such Participants.

(v)
Terminated and Rehired Employees. An employee who was employed as an Employee on December 31, 2007 will continue to earn Benefit Service described in this Section 1.1(h) after 2007 for all purposes as long as he remains employed as an Employee, but an employee who ceases to be employed as an Employee whether as a result of termination of employment or a transfer to a non-Employee position will cease to earn Benefit Service credit after such termination or transfer except as provided in this Section

1.1(h)(v). An Employee who is transferred to a non-Employee position (whether on, before or after January 1, 2008) and then is transferred back to an Employee position or rehired as an Employee on or after January 1, 2008 and who has not commenced benefits under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall continue to earn Benefit Service as described in Section 1.1(h) following such transfer or rehire solely for purposes of determining early retirement subsidies, but not benefit accrual, under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula for the benefit accrued before he or she terminated service or transferred to the non-Employee position until he or she terminates employment with the Employer Company and all Related Employers.

(i)	Beneficiary means a beneficiary designated by the Participant or the Plan in accordance with Section 5.10.

(j)	Board of Directors means the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc.

(k)
Break in Service means, with respect to a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, a Plan Year during which the Participant does not complete more than 124 Hours of Service. With respect to a Participant without at least one Hour of Service as an Employee on or after January 1, 1992, “Break in Service” means a Plan Year during which a Participant does not complete more than 500 Hours of Service (375 Hours of Service in the case of a Participant employed on a part-time basis for whom the regular time hour equivalency described in the definition of Hour of Service is used).

(l)	Code means the Internal Revenue Code of 1986 as amended.

(m)
Committee means the Administrative Committee of the Plan, the establishment and responsibilities of which are set forth in Article IX. The Committee shall be and is the Plan Administrator, the agent for service of process on or with respect to the Plan and a named fiduciary with respect to this Plan.

(n)	Company means all of the following employers collectively:

(i)	United Parcel Service of America, Inc.; and

(ii)	any corporation or trade or business that is considered to be a single employer with United Parcel Service of America, Inc., under Code § 414(b), (c), (m) or (o).

(o)
Compensation means, generally, remuneration currently earned and actually paid by an Employer Company or a domestic Related Employer to an employee who is a Participant in the Plan, and reported on such employee’s Form W-2 for the applicable calendar year, including the items described in Section 1.1(o)(i) but excluding the items described in Section 1.1(o)(ii) and subject to the limitations of Sections 1.1(o)(iii) and (iv).

(i)	Inclusions. Compensation shall include:

(A)
Basic salary or wages (without reducing wages to account for the Participant’s elective deferral of a portion of his or her salary or wages, if any, pursuant to a cash or deferred arrangement described in Code § 401(k), a plan described in Code § 125 or the UPS Deferred Compensation Plan;

(B)	Overtime pay;

(C)	Certain incentive and bonus payments;

(D)	Effective January 1, 2011, Eligible MIP/IMIP Compensation for such Plan Year; and

(E)
Effective before January 1, 2011, the value of awards made pursuant to the UPS Managers’ Incentive Plan or management incentive awards under the United Parcel Service, Inc. Incentive Compensation Plan or the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan. Notwithstanding anything to the contrary in the immediately preceding sentence, effective for management incentive awards made under the United Parcel Service, Inc. Incentive Compensation Plan on or after November 1, 2005 or under the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan, Compensation shall include the value (as of the award date) of the restricted stock unit portion of the award, even if unvested and not reported on the employee’s Form W-2 related to the year of the award.

(ii)
Exclusions. Compensation shall not include any other payments received by the Participant, including, but not limited to, the following, notwithstanding that such payments may be included in the Participant’s Form W-2 for the applicable year:

(A)
Payments in the nature of compensation from an insurance carrier, from a state unemployment or worker’s compensation fund, or from any health and welfare or other benefit program or plan maintained by an Employer Company or a Related Employer other than as described in Sections 1.1(o)(i)(D) or (E);

(B)	Disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer Company or a Related Employer;

(C)
“Foreign service differentials” or other supplemental payments made by an Employer Company or a Related Employer to a Participant working outside his or her country of citizenship on account of such foreign service;

(D)	Payment or reimbursement by an Employer Company or a Related Employer of relocation expenses incurred by a Participant or his or her family;

(E)
The value of employee fringe benefits provided by an Employer Company or a Related Employer, including but not limited to the payment of life insurance premiums, whether or not the value of such fringe benefits is includable in an employee’s taxable income;

(F)	Payments made under deferred compensation plans or programs except to the extent included under Sections 1.1(o)(i)(D) or (E);

(G)	Employer contributions to any pension, profit-sharing or stock bonus plan to which the Employer Company or a Related Employer contributes;

(H)	Employer contributions to any welfare benefit plan to which an Employer Company or a Related Employer contributes;

(I)
Income attributable to awards under the UPS Stock Option Plan, the United Parcel Service, Inc. Incentive Compensation Plan or the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan except to the extent included under Sections 1.1(o)(i)(D) or (E); and

(J)
Effective January 1, 2006, bonuses paid pursuant to retention agreements in connection with mergers or acquisitions and any other bonuses or payments that are not directly related to the performance of the Participant’s duties including, but not limited to:

(1)	any bonuses paid under a general bonus payroll code;

(2)	gift card awards;

(3)	loss prevention awards;

(4)	referral bonuses; and

(5)	sales lead incentive bonuses.

(iii)	Definitions. The following capitalized terms shall have the following meanings for purposes of this Section 1.1(o):

(A)	2010 MIP Compensation means that portion of a Participant’s Compensation for 2010 attributable to Section 1.1(o)(i)(E).

(B)
Annualized Salary means (1) for Participants in the MIP, the monthly rate of base salary determined as of December 1 multiplied by 12 and (2) for Participants in the IMIP, the rate of pay for a single fixed pay installment determined as of December 1 multiplied by the number of mandatory fixed pay installments for the year.

(C)	Eligible MIP/IMIP Compensation

(1)
General. Eligible MIP/IMIP Compensation means for each Participant for each Plan Year the sum of (a) the value of the ownership incentive award under the MIP or IMIP transferred to or on behalf of the Participant in that Plan Year and (b) the value of the Participant’s Performance Incentive Award transferred to or on behalf of the Participant in that Plan Year not in excess of the Performance Incentive Award Limit.

(2)
Special Rules for 2011 and 2012. Notwithstanding the preceding paragraph (1) each Participant (a) who either was credited with 2010 MIP Compensation or is an eligible employee under the MIP or IMIP for 2011 and (b) who is employed as an Employee with an Employer Company on December 31, 2011 shall be deemed to have Eligible MIP/IMIP Compensation in 2011 equal to the greater of his or her 2010 MIP Compensation or any performance incentive award under the MIP or IMIP transferred to him in 2011. Additionally, any portion of the performance incentive award for the 2011 performance year transferred to a Participant in 2011 also shall be taken into account as Eligible MIP/IMIP Compensation in 2012.

(3)
Valuation. Except as provided in paragraph (2), the value of an award under the MIP or IMIP in any Plan Year shall be equal to the gross amount (in U.S. dollars) of the award transferred to or on behalf of the Participant in that Plan Year without regard to whether the award is paid in cash, shares of Class A common stock, restricted performance units or deferred under another retirement plan.

(D)	IMIP means the UPS International Management Incentive Program, as effective as of January 1, 2011 and as thereafter amended.

(E)	Legacy MIP Percentage means for Plan Years beginning on or after January 1, 2012, for each Participant the percentage described in

Appendix O for his or her job group as determined based on his or her classification as of the Record Date in the preceding Plan Year.

(F)	MIP means the UPS Management Incentive Program, as effective as of January 1, 2010 and as thereafter amended.

(G)	MIP Factor means the factor expressed as a percentage determined by the UPS Salary Committee to reflect performance with respect to the MIP business elements identified for the MIP plan year.

(H)	Performance Incentive Award means for each Plan Year the performance incentive award under MIP or IMIP transferred to or on behalf of the Participant in that Plan Year.

(I)	Performance Incentive Award Limit means:

(6)	for Plan Years beginning before January 1, 2012, the product of (a) 34%, (b) the Participant’s Annualized Salary for the preceding Plan Year and (c) the MIP Factor for the preceding Plan Year;

(7)	for the Plan Year beginning January 1, 2012, the greater of (a) the product determined under (1) above and (b) the product determined under (3) below; and

(8)	for Plan Years beginning on or after January 1, 2013, the product of the Legacy MIP Percentage and the value of the Performance Incentive Award.

(J)
Record Date means December 1 or such other record date as is determined under the MIP for each Participant who is eligible for a MIP award or under the IMIP for each Participant who is eligible for an IMIP award.

(iv)
Limitations. In no event shall the Compensation of any Participant taken into account under the Plan for any Plan Year exceed the applicable dollar amounts for such Plan Year determined under Code § 401(a)(17) increased by the applicable cost-of-living adjustment, if any, for the calendar year sanctioned by Code § 401(a)(17). For Plan Years commencing before January 1, 1997, in determining the Compensation of a Participant, the rules of Code § 414(q)(6) (as in effect immediately prior to January 1, 1997) shall apply, except that in applying such rules, the term “family” shall include only the Participant’s Spouse and any lineal descendants of the Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the applicable Compensation limitation is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual’s Compensation as determined under this Section prior to the application of this limitation.
In determining a Participant’s Final Average Compensation, the $200,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 2002 by a Participant with at least one Hour of Service on or after January 1, 2002. Similarly, the $150,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 1994 by a Participant with at least one Hour of Service on or after January 1, 1994 (but without an Hour of Service on or after January 1, 2002) and the $200,000 Compensation limitation in effect for 1989 shall be applied retroactively with respect to Compensation earned prior to 1989 by a Participant with at least one Hour of Service on or after January 1, 1989 (but without any Hours of Service on or after January 1, 1994). However, a Participant’s benefit shall not be less than that which had accrued or earned as of December 31, 2001 (December 31, 1993 in the case of a Participant without at least one Hour of Service on or after January 1, 2002 or December 31, 1988 in the case of a Participant without at least one Hour of Service on or after January 1, 1994), based on his or her Benefit Service and Final Average Compensation determined as of such date.
Solely for the purpose of avoiding a double proration, within the meaning of Department of Labor Regulations Section 2530.204-2(d), in calculating a Participant’s benefit; to the extent that a Participant is credited with less than a full year’s Benefit Service for a calendar year, then the Participant’s Compensation taken into account for such year for purposes of the Final Average Compensation Formula shall be annualized by dividing such Compensation by the number of months of Benefit Service earned by the Participant for such calendar year and multiplying the result by 12.
The Compensation of an individual who became a Participant as a result of an acquisition or merger shall include compensation, if any, earned prior to the date such individual first became a Participant to the extent described in the applicable Appendix or in the definition of Final Average Compensation and for purposes of determining Final Average Compensation, Compensation for periods prior to such acquisition or merger shall be determined in accordance with this Section unless otherwise specified in the Appendix applicable to such Participants.

(p)	Crewmember means a “crewmember” as defined in Benefit Schedules to Appendix M and only to the extent of benefits described in Appendix M.

(q)	Deferred Vested Benefit means the benefit, if any, described in Section 5.2(c).

(r)	Disability or Disabled means:

(i)
for determinations made prior to January 1, 2003, total and permanent disability that renders the Participant unable to engage in any substantially gainful activity for the Employer Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, and it is not the result of military service or the commission of a crime by the Participant. The Committee may require such proof of disability as will be satisfactory to it, and may withhold payments until such proof is provided; and

(ii)
for determinations made on or after January 1, 2003, a total and permanent physical or mental impairment that qualifies a Participant (and continues to qualify him or her) for a monthly disability insurance benefit under the United States Social Security Act. The determination by the Social Security Administration as to whether and when a Participant has a total and permanent disability shall be conclusive. No other medical findings will be considered.

(s)
Disability Retirement Benefit means the benefit, if any, described in Section 5.5 or for certain Participants who became Participants as a result of certain acquisitions or mergers, the disability benefit described in the applicable Appendix.

(t)	Domestic Partner means, effective January 1, 2006, an individual other than a Spouse, in a relationship with a Participant that meets the following conditions:

(i)	Both the individual and the Participant are at least 18 years old and mentally competent to consent to a contract,

(ii)
The individual and the Participant have been in a committed and exclusive relationship of mutual caring and support for at least the immediately preceding 12 months and intend to remain in the partnership permanently,

(iii)	The individual and the Participant are jointly responsible for each other’s financial, emotional and physical well-being,

(iv)	The individual has lived with the Participant continuously for at least the immediately preceding 12 months and intends to do so indefinitely,

(v)
The individual is not related to the employee by blood or other relationship that would violate applicable state law if the individual and the Participant were married (other than laws related to gender),

(vi)
Neither the individual nor the Participant has had a Spouse or has been in another relationship with an individual that would qualify as a “domestic partner” under this definition in the immediately preceding 12 months,

(vii)	The relationship is registered in the applicable state or local registry, if available,

(viii)	The individual and the Participant are the same sex,

(ix)	The individual and the Participant are not in the relationship solely for the purpose of obtaining benefits coverage, and

(x)	The individual and the Participant are unable to enter into a legal marriage because the Employee’s State of residence at his or her death does not recognize same sex marriages.
Upon the Participant’s death, the Domestic Partner must provide an affidavit certifying the above conditions were satisfied at the time of the Participant’s death and provide such other documentation as is requested by the Committee to evidence the relationship.

(u)	Early Commencement Service Requirement means for each Participant, the completion of the service requirement specified in the definition of Early Retirement Date applicable to such Participant.

(v)
Earliest Commencement Age means for each Participant, the minimum age for the Early Retirement Date, if any, applicable to such Participant. If a Participant has not satisfied the service requirements for an Early Retirement Date, the Earliest Commencement Age is equal to the Participant’s Normal Retirement Age.

(w)	Early Retirement Benefit means the benefit payable under Section 5.2(b).

(x)
Early Retirement Date means the first day of any calendar month coincident with or next following the attainment of 55 years of age and the completion of ten Years of Service, or, for a Grandfathered Motor Cargo Participant, five Years of Service, but not later than Normal Retirement Date.

(y)	Effective Date means the effective date of the Plan, which is September 1, 1961.

(z)
Employee means (1) an individual who is employed by a domestic Employer Company, or (2) a Foreign Employee, neither of whose terms and conditions of employment are governed by a collective bargaining agreement to which the Employer Company is a party, unless the collective bargaining agreement expressly provides for coverage under this Plan (for periods after January 1, 1992, changes to the Plan’s benefit formula shall not apply to employees subject to a collective bargaining agreement and participating in this Plan except to the extent so provided in the applicable collective bargaining agreement), and neither of whom is an active participant on whose behalf contributions are being made by the Employer Company under any other qualified pension or retirement plan, except any cash or deferred plan described in Code § 401(k).

Notwithstanding the foregoing:

(i)
Except to the extent provided otherwise in an Appendix for an acquisition or merger, any individual who becomes an Employee for the first time as a result of employment with an Employer Company which first elected to participate in this Plan as of January 1, 1985, or later, shall not be considered an Employee until such individual has completed one Year of Service during or after the first Plan Year for which the Employer has agreed to participate;

(ii)
Subject to ratification of the National Master United Parcel Service Agreement, for the Period: August 1, 2008 through July 31, 2013, between United Parcel Service, Inc. an Ohio Corporation and a New York Corporation, in their Common Carrier Operations, and the Teamsters United Parcel Service National Negotiating Committee, representing Local Unions affiliated with the International Brotherhood of Teamsters, an individual who:

(A)	is employed by a domestic Employer Company;

(B)	is represented for purposes of collective bargaining by International Brotherhood of Teamsters, Local 135;

(C)	is employed on a basis pursuant to such collective bargaining agreement; and

(D)	has at least one Hour of Service under such collective bargaining agreement on or after October 8, 2007 shall be treated as an Employee from October 8, 2007 through the earlier of his or her termination of employment or December 31, 2007; and

(iii)	Effective January 1, 2008, an individual who is a Crewmember shall be an Employee only to the extent of the benefits described in Appendix M.
The term “Employee” shall not include (A) an individual employed as a leased employee as that term is defined in Code § 414(n)(2); (B) any person while assigned to Overnite’s or UPS Freight’s Special Services Division or OMC Logistics who either (1) first became an employee of Overnite on or after September 1, 2002, or (2) has a termination of employment and was re-employed as an employee on or after September 1, 2002, without retaining credit for Years of Vesting Service and years of Benefit Service completed prior to such termination of employment; and (C) any person employed by Overnite or UPS Freight who is classified as a “work at home customer service employee”.
Under no circumstances will an individual who performs services for an
, but who is not classified on the payroll as an employee of the Employer Company, for example, an individual performing services for an Employer Company under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an “employee” of an Employer Company as a result of common law principals or the leased employee rules under Code § 414(n). Further, if an individual performing services for an Employer Company is retroactively reclassified as an employee of an Employer Company for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer Company determines that retroactive reclassification is necessary to correct a payroll classification error.

(aa)
Employer Company means any Company which (1) is listed on Appendix H or (2) by action of its board of directors or other governing body has elected to participate in this Plan with the consent of United Parcel Service of America, Inc. An entity shall cease to be an Employer Company when it withdraws from the Plan in accordance with Section 7.2 or when it ceases to be a Company.

(bb)	ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time

(cc)	Final Average Compensation means,

(i)
Before 2007. For calendar years prior to January 1, 2007, Final Average Compensation means a Participant’s average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last consecutive ten calendar years of employment (or actual number of consecutive years of employment if less than ten) preceding the earlier of the calendar year in which:

(A)	the Participant terminated his or her period of employment with the Employer Company and all Related Employers, or

(B)	the Plan terminated, whether in whole or in part.
Notwithstanding the forgoing, if the Participant received Compensation for the entire calendar year in which his or her termination of employment occurred, his or her Compensation for such calendar year shall be included in the calculation of his or her Final Average Compensation if it is to his or her advantage to do so.

(ii)
On or After 2007. For calendar years beginning on and after January 1, 2007, Final Average Compensation means a Participant’s average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last ten consecutive calendar years of employment preceding the earlier of the calendar year in which:

(A)	the Participant terminated his or her period of employment with the Employer Company and all Related Employers, or

(B)	the Plan terminated, whether in whole or in part.
Notwithstanding the foregoing, if the Participant received Compensation for the entire calendar year in which his or her termination of employment occurred, his or her Compensation for such calendar year shall be included in the calculation of his or her Final Average Compensation if it is to his or her advantage to do so. Further, if a Participant’s Compensation is zero for any calendar year that is included in the last consecutive ten calendar years, such calendar year shall be included in determining the consecutive five-year period but shall not be included in determining the average annual Compensation for such five-year period.
The Final Average Compensation of a Participant who is reemployed by an Employer Company or a Related Employer on or after January 1, 2008 shall not be increased as a result of his or her period of employment following such reemployment.

(iii)
Special Grandfather Rule. For a Grandfathered Participant and each other Participant who has an Accrued Benefit under the Plan as of December 31, 2000, his or her Accrued Benefit in no event shall be less than his or her Accrued Benefit determined as of December 31, 2000 using his or her average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last consecutive ten calendar years of employment (or actual number of consecutive years of employment if less than ten) preceding the calendar year in which occurs the earlier of (A) the Participant terminated his or her most recent period of employment included in the calculation of Benefit Service prior to December 31, 2000, whether by reason of retirement or other termination of employment with an Employer Company, or by transfer to a position in which such individual is no longer an Employee or (B) December 31, 2000.

(iv)
Special Rule for Grandfathered Overnite Participants and Grandfathered Motor Cargo Participants. For purposes of avoiding a double proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d) in calculating a Grandfathered Overnite Participant’s; or Grandfathered Motor Cargo Participant’s benefit, if calendar years before 2006 are taken into account to determine Final Average Compensation, only those years in which a Grandfathered Overnite Participant or a Grandfathered Motor Cargo Participant received a year of benefit service credit under the Overnite Plan or the Motor Cargo Plan, respectively, shall be included and any years in which the Participant did not earn a year of benefit service shall be ignored.

(dd)	Final Average Compensation Formula means the RPA Benefit Formula, the UPS Freight Formula, the Pre-2006 Motor Cargo Formula, the Alternative Formula and/or the Integrated Formula.

(ee)
Five Year Certain and Life Annuity means a reduced monthly benefit payable to a Participant for his or her lifetime, with a guarantee of 60 payments. If the Participant dies after the Annuity Starting Date but before receiving 60 monthly payments, the monthly payments shall be paid to the Participant’s Beneficiary, until the Participant and his or her Beneficiary have received a total of 60 monthly payments.

(ff)
Foreign Employee means a citizen of the United States transferred from a domestic Employer Company to employment by a foreign corporation who shall be considered an Employee of the domestic Employer Company which has entered into an agreement under Code § 3121(1) to provide social security coverage for all citizens of the United States employed by such foreign corporation, during such time as such individual remains employed by the foreign corporation and the foreign corporation remains covered under such agreement.

(gg)	Fund, Trust, or Trust Fund means all of the assets of the Plan that are held by the Trustee for the purposes of the Plan.

(hh)	Grandfathered Participant means any Participant:

(i)
who performed an Hour of Service as an Employee on or before December 31, 2000 or was classified as an employee on the payroll of an Employer Company on or before December 31, 2000, but was not an Employee because the terms or conditions of his or her employment were governed by a collective bargaining agreement which did not expressly provide for coverage under the Plan;

(ii)	who performs an Hour of Service as an Employee (other than an Hour of Service as a Crewmember) on or after January 1, 2001; and

(iii)
whose Hours of Service as an Employee prior to January 1, 2001 are not disregarded (without regard to whether such Participant received a month of Benefit Service with respect to such Hours of Service).

An individual who is treated as an employee solely as a result of the application of Code § 414(n) shall under no circumstances be treated as a Grandfathered Participant. For purposes of clarification, a Participant shall not be treated as performing an Hour of Service as an Employee or as having been classified as an employee on the payroll of an Employer Company before the first date as of which such Employer Company became an Employer Company.

(ii)	Grandfathered Motor Cargo Participant means a Participant who was a participant in the Motor Cargo Plan on December 31, 2005.

(jj)	Grandfathered Overnite Participant means a Participant who was a participant in the Overnite Plan on December 31, 2005.

(kk)
Hour of Service means each hour for which an employee is paid or entitled to be paid for the performance of duties for an Employer Company or a Related Employer; each hour for which an employee is paid or entitled to be paid by an Employer Company or a Related Employer for periods during which no duties are performed due to vacation, holiday, illness, short-term disability or incapacity pursuant to which payments are received in the form of salary continuation or from a short-term disability plan or worker’s compensation plan sponsored by the Employer Company or a Related Employer or to which the Employer Company or a Related Employer contributes, layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or paid leave of absence (including a period where an employee remains on salary continuation during a period of illness or incapacity); each hour for which back pay is awarded or agreed to by an Employer Company or a Related Employer if not already credited under this sentence; and each hour for periods during which an employee is on an unpaid leave of absence.

Notwithstanding any of the foregoing, no more than 1,040 Hours of Service will be credited to a Participant for any single continuous period during which the employee performs no duties; and no credit shall be given for a payment which is made or due under a plan maintained solely for the purpose of complying with unemployment compensation or disability insurance laws or which solely reimburses an employee for medical or medically related expenses incurred by the employee; provided, however, Hours of Service shall be credited as required under the Uniformed Services Employment and Reemployment Rights Act of 1994 effective December 12, 1994.
A payment shall be deemed to be made by or due from the Employer Company whether made by or due from the Employer Company directly or indirectly through a trust fund, insurer or other entity to which the Employer Company contributes or pays premiums, regardless of whether such contributions are for the benefit of particular employees or are on behalf of a group of employees in the aggregate. Stated generally, Hours of Service credited to a Participant during a period of absence as described above shall be credited at the same rate at which the Participant would have normally been credited with Hours of Service but for the absence; provided however, that the crediting of Hours of Service shall in all events be consistent with the terms of Department of Labor Regulations, Section 2530.200b-2 and 3.
Notwithstanding the foregoing and, except as provided below, only for the purpose of determining whether a Break in Service has occurred for purposes of eligibility for participation under Section 2.1 or vesting under Section 6.2 of the Plan, there shall be treated as Hours of Service, with respect to a Participant who is an Employee on or after January 1, 1985, and who is absent from work (i) by reason of the pregnancy of the Participant, (ii) by reason of the birth of a child of the Participant, (iii) by reason of the placement of a child with the Participant in connection with the adoption of a child by the Participant, or (iv) for purposes of caring for a child of the Participant immediately following its birth or placement, either:

(i)	the Hours of Service which otherwise, normally would have been credited to such Participant but for the absence, or

(ii)	if the Plan is unable to determine the number of Hours of Service described in (1), eight hours per day of absence.
No credit will be given with respect to any pregnancy or placement of a child unless the Participant complies with any reasonable request which the Committee may make for information needed to establish (i) the reason for the Participant’s absence or (ii) the number of days of absence attributable to a reason for which Hours of Service will be credited under this paragraph. No more than 501 Hours of Service shall be credited to a Participant by reason of any one pregnancy or placement and no Hours of Service shall be credited under this paragraph if such Hours of Service also are credited under the first paragraph of this Section.
In determining the Hours of Service for an Employee classified on the payroll as a part-time employee for which specific records of hours are not kept, an Employee shall be credited with 190 Hours of Service for each regularly-scheduled calendar work month on or after January 1, 2000 in which such Participant would, under the rules described above, have earned at least one Hour of Service. Prior to January 1, 2000, such Participant shall be credited with 108 Hours of Service for each such month; provided however, if crediting such Participant with 190 Hours of Service for such month would result in a greater benefit, then such Participant shall be credited with 190 Hours of Service.
In determining the Hours of Service for an Employee classified on the payroll as (i) a full-time employee for which specific records of hours are not kept, or (ii) as non-management employees who are paid on a basis other than hourly, an Employee shall be credited with 216 Hours of Service, for each regularly-scheduled calendar month in which such Employee would, under the rules described above, have earned at least one Hour of Service.
An individual who is treated as an employee of an Employer Company or a Related Employer solely as a result of the operation of the rules under Code § 414(n) shall be credited with Hours of Service with an Employer Company or a Related Company as required under Code § 414(n).
For an individual who became a Participant as a result of a certain acquisition or merger, credit, if any, for hours of service completed before such Participant became an Employee shall be determined in accordance with the applicable Appendix.

(ll)	Integrated Formula means the benefit formula described in Section 5.3(e).

(mm)	Interest Credits means the amount credited to the Participant’s Portable Account for each Plan Year, as described in Section 5.3(g)(iv).

(nn)	Interest Credit Percentage means the annual rate of interest on 30-year Treasury securities for the month of August preceding the applicable Plan Year, but not less than 2.5% per annum.

(oo)	Joint and Survivor Annuity, Joint and 50% Survivor Annuity, Joint and 75% Survivor Annuity and Joint and 100% Survivor Annuity means the Optional Form of Benefit described in Section 5.4(d)(ii).

(pp)
LTD Participant means a Participant who, as of the time employment is terminated with all Employer Companies and Related Employers, has (i) completed at least five Years of Service, (ii) is a full-time Employee and (iii) has been approved for disability benefits under the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time.

(qq)	Motor Cargo Plan means the Plan for Employees of Motor Cargo as in effect on December 31, 2005.

(rr)	Normal Form means

(i)	For a Participant without at least one Hour of Service as an Employee on or after January 1, 1992, the Single Life Annuity and 120-Monthly Guarantee; and

(ii)	For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, a Single Life Only Annuity.

(ss)	Normal Retirement Benefit means the benefit described in Section 5.2(a).

(tt)
Normal Retirement Age means, for individuals who become Participants on or after January 1, 1989, the later of (i) the date the Participant attains age 65 or (ii) the date the Participant earns five Years of Service or, if earlier, the fifth anniversary of his or her participation in this Plan. For an individual who became a Participant prior to 1989, a Grandfathered Overnite Participant, or a Grandfathered Motor Cargo Participant, Normal Retirement Age means the date the Participant attains of age 65.

(uu)	Normal Retirement Date means the first day of the calendar month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(vv)	Optional Form of Benefit means an optional form of benefit other than a single sum amount.

(ww)	Overnite means Overnite Corporation or Overnite Transportation Company.

(xx)	Overnite Plan means the Retirement Plan for Employees of Overnite Transportation Company as in effect on December 31, 2005.

(yy)	Participant means an Employee who has satisfied the eligibility requirements of Article II hereof.

(zz)	Pre-2001 Participant means a Participant who does not have an Hour of Service on or after January 1, 2001.

(aaa)
Pre-2006 Motor Cargo Benefit Service means for each Grandfathered Motor Cargo Participant the least of (i) 30 minus his or her actual number of years of UPS Freight Service completed after 2005, (ii) his or her actual number of years of pre-2006 Benefit Service described in Appendix K, or (iii) 25 years.

(bbb)	Pre-2006 Motor Cargo Formula means the benefit formula described in Section 5.3(c).

(ccc)	Pre-2006 Overnite Benefit Service means the pre-2006 Benefit Service described in Appendix J.

(ddd)	Plan means the UPS Retirement Plan, as set forth herein, as the same may hereafter be amended from time to time by written resolution of the Board of Directors.

(eee)	Plan Year means a calendar year, except that the first Plan Year shall begin September 1, 1961 and end December 31, 1961.

(fff)
Portable Account means the “cash balance account” established for a Portable Account Participant, the balance of which will equal the sum of the annual compensation credits (as described in Section 5.3(g)(iii)) and Interest Credits allocated under the Portable Account Formula in Section 5.3(g) to such account.

(ggg)	Portable Account Benefit means the benefit described in Section 5.3(g)

(hhh)	Portable Account Formula means the benefit formula described in Section 5.3(g).

(iii)	Portable Account Participant means a Participant who is eligible to accrue a Portable Account Benefit as described in Section 5.3(g).

(jjj)
Portable Account Points means for any Plan Year, the sum of a Portable Account Participant’s age as of his or her most recent birthday and his or her whole Years of Service as of January 1 of such Plan Year.

(kkk)	Postponed Retirement Benefit means the benefit payable under Section 5.2(d).

(lll)
Postponed Retirement Date means the first day of the calendar month coincident with or next following a Participant’s actual retirement, when that retirement is later than his or her Normal Retirement Date.

(mmm)	Preretirement Survivor Annuity means the benefit described in Section 5.6.

(nnn)
Present Value means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table in effect for the Plan Year that includes the determination date. Notwithstanding the foregoing, with respect to distributions made on or after January 1, 2000 and before July 1, 2000 and with respect to distributions made to Participants who terminated prior to January 1, 2000, the single sum amount shall be the greater of the amount determined without regard to Section 1.1(f)(ii) and 1.1(g)(ii) or the amount determined taking into account Sections 1.1(f)(ii) and 1.1(g)(ii). Additionally, the single sum amount of the Participant’s benefit shall not be less than the single sum benefit the Participant would have received based on his or her benefit accrued as of the earlier of his or her date of termination or June 30, 2000 calculated using an interest rate of 6% and the Applicable Mortality Table under Section 1.1(g)(i).

(ooo)
Qualified Joint and Survivor Annuity means a reduced monthly benefit payable to the Participant for his or her lifetime, and following his or her death, 50% of the monthly benefit paid to the Participant shall be payable to the person who was his or her Spouse as of the Annuity Starting Date, provided such Spouse survives the Participant. The last payment of such benefit shall be made as of the first day of the month in which the death of the last to die of the Participant and his or her Spouse has occurred. This benefit shall be the Actuarial Equivalent of the Normal Form of the Participant’s benefit.

(ppp)
Related Employer means (1) any other corporation on and after the date that it, together with the Employer Company, is a member of a controlled group of corporations as described in Code § 414(b); (2) any other trade or business (whether or not incorporated) on and after the date that it and the Employer Company are under common control as described in Code § 414(c); and (3) any organization (whether or not incorporated) on and after the date that it, together with the Employer Company, is a member of an affiliated group of employers as described in Code § 414(m).

(qqq)	Retirement Benefit means a Normal Retirement Benefit, Early Retirement Benefit, Deferred Vested Benefit, a Postponed Retirement Benefit or a Portable Account Benefit.

(rrr)	Required Benefit Commencement Date is defined in Section 5.9, Limitations Regarding Time of Payment of Benefits.

(sss)
RPA Benefit Service means the sum of (i) years of Benefit Service completed before 2001 and (ii) years of Benefit Service completed after 2000 for an Employer Company described in Appendix F as providing benefits under the RPA Benefit Formula, in each case excluding years of Benefit Service prior to the date an individual first became a Participant in the Plan as a result of an acquisition or merger unless expressly provided in the applicable Appendix.

(ttt)	RPA Formula means the benefit formula described in Section 5.3(a).

(uuu)	RPA Points has the meaning ascribed to such term in Section 5.3(a)(iii).

(vvv)
Single Life Only Annuity means a monthly benefit continuing for the life of the Participant only. The last payment of a Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.

(www)	Single Life Annuity and 120-Monthly Guarantee means the monthly benefit described in Section 5.4(d)(iii).

(xxx)
Social Security Amount means the yearly Primary Old Age Insurance benefit which a Participant is eligible or may become eligible to receive at the age at which unreduced Primary Old Age Insurance benefits commence (whether or not such application is made by the Participant) under the provisions of the Federal Social Security Act (as it is in effect on his or her Normal Retirement Date or earlier termination of employment with the Employer Company or any member of an affiliated group of which the Employer Company is a part), which amount shall be determined by the Committee under rules adopted by it based upon:

(i)	the assumption that the Participant has made or will make proper and timely application for such benefits;

(ii)
if a Participant documents his or her salary history to the Committee, such history, provided, however, that for such history to be used in lieu of the estimated amount determined under paragraphs (iii) and (iv) below, the Participant must supply such history to the Committee no later than one year following the later of (A) the Participant’s termination of employment or (B) the time when the Participant is notified of the Retirement Benefit to which he or she is entitled;

(iii)	subject to paragraph (ii), above, an estimated preseparation or preretirement salary history with respect to the Participant; and

(iv)
with respect to a Participant whose employment terminated prior to his or her Normal Retirement Date, on the assumption that the Participant continued in employment with the Employer Company to his or her Normal Retirement Date at the rate of compensation as in effect on his or her earlier date of retirement or termination of employment.

In determining a Participant’s Social Security Amount based upon such Participant’s salary history pursuant to paragraphs (ii), (iii) and (iv) above, the value of deferred compensation shall be disregarded, except that elective contributions (1) under a qualified cash or deferred arrangement described in Code § 401(k), or (2) to a tax sheltered annuity described in Code § 403(b), if any, may be considered as part of such salary history.

(yyy)	Social Security Leveling Option means for a Grandfathered Overnite Participant, the Optional Form of Benefit described in Section 5.4(d)(v).

(zzz)
Spouse means that one person who is recognized as the Employee’s spouse on the earlier of (a) his or her date of death, or (b) his or her Annuity Starting Date. Effective June 26, 2013, “Spouse” includes an individual married to a person of the same sex if the marriage was validly entered into in a state whose laws authorize such marriages, even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. For this purpose, "state" means any domestic or foreign jurisdiction having the legal authority to sanction marriages. The Plan shall comply with any and all applicable legal requirements resulting from the holding of United States v. Windsor, 570 U.S. 12, (2013), including, without limitation, Rev. Rul. 2013-17, 2013-38 I.R.B. 201 and I.R.S. Notice 2014-19, 2014-17 I.R.B. 979. For the avoidance of doubt, the term "Spouse" shall not include individuals (whether of the opposite sex or same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of the state. Prior to June 26, 2013, the term “Spouse” included a person of the same sex as the Participant if such person or the Participant presented the Committee with a valid marriage certificate for the Participant and such person from a state in which same sex marriage was sanctioned and such person was treated as the Participant’s Spouse on a prospective basis.

(aaaa)
Trust Agreement or Trust Agreements means the trust agreements establishing the UPS Retirement Plan Trust, as restated effective as of January 1, 1976, including any future amendments and modifications thereof, which form a part of this Plan.

(bbbb)	Trustee means the corporations or individuals so designated by the Board of Directors to hold assets of the Plan for the purposes of the Plan.

(cccc)	UPS Freight Formula means the benefit formula described in Section 5.3(b).

(dddd)
UPS Freight Service means the sum (not to exceed 30) of (i) the Pre-2006 Overnite Benefit Service and (ii) the number of years of Benefit Service completed after 2005 for an Employer Company described on Appendix G as providing benefits under the UPS Freight Formula.

(eeee)
Year of Service means, with respect to each Participant with at least one Hour of Service as an Employee on or after January 1, 1992, each calendar year in which he or she completes not less than 750 Hours of Service (whether or not as an Employee) with the Employer Company or any Related Employer. With respect to any other Participant without at least one Hour of Service as an Employee on or after January 1, 1992, a Year of Service means each calendar year in which he or she completes not less than 1,000 Hours of Service (whether or not as an Employee) with the Employer Company or a Related Employer.

An LTD Participant and a Participant who is receiving a Disability Retirement Benefit shall not earn any Years of Service credit while he or she is an LTD Participant or receiving a Disability Retirement Benefit. Years of Service credit, if any, of an individual who became a Participant as a result of an acquisition or merger shall include the additional Years of Service credit, if any, described in the Appendix applicable to such Participant.
Section 1.2    Construction. Where required words used in the masculine gender shall include the feminine gender. Words used in the singular or plural shall be construed as if plural or singular, respectively, where they would so apply.

ARTICLE II
ELIGIBILITY FOR PARTICIPATION
Section 2.1    Eligibility Requirements prior to January 1, 2008. Any Employee included as a Participant under the provisions of the Plan as in effect immediately prior to January 1, 1976 shall continue to participate in accordance with the provisions of this Plan. Any other Employee who as of January 1, 1976 has both attained age 25 and completed not less than 1,000 hours of employment in the 12-month period following his or her date of employment or in any subsequent Plan Year shall became a Participant on January 1, 1976.
After January 1, 1976, in Plan Years beginning before January 1, 1985, the participation of any Employee eligible to become a Participant shall commence as of the earliest January 1 or July 1 as of which he or she had both attained age 25 and completed not less than 1,000 hours of employment in the 12-month period following his or her date of employment or in any subsequent Plan Year. Any Employee not included as a Participant on January 1, 1985, who as of such date has both attained age 21 and completed not less than 1,000 hours of employment in the 12-month period following his or her date of employment or in any subsequent Plan Year shall become a Participant on January 1, 1985.
In Plan Years beginning after December 31, 1984, but prior to January 1, 1992, the participation of any Employee eligible to become a Participant shall commence as of the earliest January 1 or July 1 as of which he or she had both attained age 21 and completed not less than 1,000 hours of employment in the 12 month period following his or her date of employment or in any subsequent Plan Year.
In Plan Years beginning after December 31, 1991, the participation of any Employee eligible to become a Participant shall commence immediately following the date as of which he or she has both attained age 21 and completed a 12-month period of employment, measured from his or her date of hire or the beginning of any subsequent Plan Year, during which he or she earned not less than 750 Hours of Service.
Notwithstanding the foregoing, any Employee who is covered by a collective bargaining agreement which does not provide for his or her inclusion in this Plan shall not be eligible to commence or continue actively to participate in this Plan, nor shall any Employee who is an active participant on whose behalf contributions are being made by a Company under any other qualified pension or retirement plan (except any cash or deferred plan described in Code § 401(k)) be eligible to commence or to continue actively to participate in this Plan.
Any person who leaves the Employer Company’s service after becoming eligible to participate shall again become a Participant immediately upon his or her return to the Employer Company’s service, unless he or she has no vested right under the Plan and the number of his or her consecutive Breaks in Service equals or exceeds the greater of (i) the aggregate number of his or her years of prior service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) with respect to a Break in Service incurred by a person who is an Employee on or after January 1, 1985, regardless of when the Break in Service occurred, six. If the condition of clause (i) or clause (ii), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this Section 2.1.
Each Grandfathered Overnite Participant and Grandfathered Motor Cargo Participant shall become a Participant as of January 1, 2006.
Section 2.2    Eligibility Requirements on or after January 1, 2008.
Any Employee included as a Participant under the provisions of the Plan as in effect immediately before January 1, 2008 will continue to participate in accordance with the provisions of this Plan. A Crewmember will become a Participant as described in Appendix M but only to the extent of the benefits described in Appendix M. An individual hired as an Employee or transferred from a non-Employee position into a position as an Employee prior to January 1, 2008 will become a Participant in accordance with Section 2.1. An individual hired or rehired as an Employee or transferred from a non-Employee position into a position as an Employee on or after January 1, 2008 will immediately become a Participant in this Plan.

ARTICLE III
FUNDING
Section 3.1    Funding Method and Policy. The Employer Companies shall make contributions to or under the Plan for each Plan Year which, in the aggregate, are not less than the amount which the Actuary determines is necessary to satisfy the minimum required contribution as determined under Section 303 of ERISA for the Plan for such Plan Year. The funding method shall be contributions from the Employer Companies and the funding policy shall be such as is consistent with the objectives of the Plan.
Section 3.2    Payment of Contributions. An Employer Company may pay its contribution for any Plan Year on any date or dates, provided, however, that the total amount of the Employer Company’s contribution for any Plan Year shall be paid in full not later than the last day for timely filing of its Federal income tax return for the year with respect to which the contribution is made, including extensions thereof granted by the Internal Revenue Service.
Section 3.3    Contributions by Employer. All contributions to this Plan to fund the benefits described in Article IV shall be made only by the Employer Companies. Except as described in Article XII with respect to medical benefits funded by means of this Plan, no Participant contributions shall be required or permitted.
Section 3.4    Permissible Contributions and Irrevocability. Any amounts contributed by the Employer Company pursuant to this Article III may be contributed by the Employer Company in cash or other property. In no such event and under no circumstances shall such contributions, or any part thereof, revert to or be recoverable by the Employer Company until all obligations under this Plan have been fully satisfied as provided in Section 7.5, except as follows:

(a)	in the case of a contribution, or any part thereof, made under a mistake of fact, the Employer Company may recover such contribution within one year of payment; and

(b)
because all contributions are conditioned on deductibility, in the event that a contribution cannot be deducted by the Employer Company pursuant to Code § 404, the Employer Company shall recover such contribution, to the extent disallowed, within one year after the disallowance of the deduction.

The amount which may be returned to the Employer Company is the excess of: (a) the amount contributed by the Employer Company over (b) the amount that would have been contributed by the Employer Company had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer Company, but losses attributable thereto must reduce the amount to be so returned.

ARTICLE IV
ELIGIBILITY FOR BENEFITS
Section 4.1    Application for Benefits. Each Participant shall make written application to the Committee, or its designated representative, for Retirement Benefits, other than a Disability Retirement Benefit, under this Plan at least sixty (60) days, but not more than ninety (90) days, prior to the first day of the month on which the benefits applied for are to be paid, on a form or forms to be provided by the Committee for this purpose. The Committee may require each applicant for Retirement Benefits to submit such information as may reasonably be required for the proper administration of the Plan. Except for good cause shown, or unless the delay is due to the failure of the Committee to furnish the necessary information to the Participant at his or her last known address as indicated on the Employer’s records, failure to submit such an application within the time prescribed shall result in the removal of any obligation to pay any benefits that would have been payable, had the application been timely filed, prior to the date on which such an application is delivered to the Committee. The falsity of any statement material to an application or the furnishing of fraudulent information or proof shall be sufficient reason for the recapture, by means of suspension or discontinuance of benefits, or otherwise, of any excess benefits, if any, paid under this Plan.
Section 4.2    Normal Retirement Benefit. Each Participant who has attained his or her Normal Retirement Date may retire from employment with an Employer Company and all Related Employers and upon so retiring and making an application as described in Section 4.1 shall be paid a pension in an amount determined under Article V. Payment of such a pension shall commence:

(a)	in the case of a Participant who retires on his or her Normal Retirement Date, on that date, and

(b)	in the case of a Participant who retires later than his or her Normal Retirement Date, on his or her Postponed Retirement Date.
The benefit payable under this Section 4.2 shall not be less than his or her “early retirement benefit” determined in accordance with Code § 411(a)(9) and the regulations thereunder.
Section 4.3    Early Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula. A Participant who attains his or her Early Retirement Date while in the active employ of an Employer Company and all Related Employers, and who retires from employment with an Employer Company and all Related Employers at any time thereafter and prior to his or her Normal Retirement Date, may make an application to receive an Early Retirement Benefit in an amount determined under Section 5.2(b), commencing on the first day of any month coincident with or immediately following his or her termination of employment with an Employer Company and all Related Employers, provided he or she has complied with the application provisions of Section 4.1.

Section 4.4    Deferred Vested Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

(a)
In general. A Participant who has five or more Years of Service will be eligible for a Deferred Vested Benefit if (i) his or her employment with an Employer Company and all Related Employers is terminated other than by reason of death before the earliest date on which he would be eligible for retirement under the terms of Sections 4.2 or 4.3, and (ii) he or she does not later reenter the service of any Employer Company or Related Employer. Said benefit shall commence on the first day of any month after his or her Earliest Commencement Age, but no later than his or her Normal Retirement Date, provided he or she has complied with the provisions of Section 4.1. The amount of such benefit shall be determined under Article V.

Section 4.5    Postponed Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula. A Participant who terminates employment with an Employer Company and all Related Employers after his or her Normal Retirement Date shall be entitled to a benefit in an amount determined under Article V. Payment of such pension shall commence as of his or her Postponed Retirement Date, provided he or she has complied with the application provisions of Section 4.1.
Section 4.6    Disability Retirement Benefit.

(a)
Eligibility. A Participant with at least ten (10) Years of Service who is not approved for disability income benefits under the UPS Income Protection Plan (or a successor long term disability plan) or who has exhausted his or her benefits under the UPS Income Protection Plan (or successor long term disability plan) shall be eligible for a Disability Retirement Benefit determined under Article V if he or she terminates employment with the Employer Company and all Related Employers due to a Disability before his or her Early Retirement Date or after December 31, 2006 and he or she makes an application for a Disability Retirement Benefit as described in Section 4.6(b). However, a Participant who has attained his or her Early Retirement Date or Normal Retirement Date prior to experiencing a Disability will be eligible to elect to receive his or her Early Retirement Benefit or Normal Retirement Benefit instead of a Disability Retirement Benefit.

(b)
Disability Application. A Participant must make a written application for a Disability Retirement Benefit to the Committee in accordance with Section 4.1. If the application for a Disability Retirement Benefit is approved by the Committee, the first monthly payment of the Disability Retirement Benefit shall begin with the first calendar month following the month in which the Committee determines the Participant is entitled to a Disability Retirement Benefit but the first such payment shall include a payment for each calendar month during which the Participant is Disabled from (i) (A) for written applications made before January 1, 2011, the later of (1) the date the Participant made an application for Disability Retirement Benefits or (2) the date the Participant made an application for Social Security benefits (B) for written applications made on or after January 1, 2011, the first calendar month following the month in which the Participant terminates employment with the Employer Company and all Related Employers due to a Disability through (ii) the benefit commencement date. No interest shall be paid on such make-up payments.

(c)
Termination of Disability. If a Participant receiving a Disability Retirement Benefit shall subsequently cease to be Disabled, his or her Disability Retirement Benefit shall cease, and he or she may, if he or she meets the eligibility requirements, apply for a Normal Retirement Benefit or an Early Retirement Benefit. If the Participant’s application is approved, payments under either the Normal Retirement Benefit or Early Retirement Benefit shall commence as of the first day of the month following the termination of the Disability Retirement Benefit (benefit payments cannot commence prior to the Early Retirement Date and will not commence retroactively if timely application is not made to the Plan.)

(d)	Portable Account Formula Benefit. This Section 4.6 shall not apply to a Portable Account Participant.
Section 4.7    Portable Account Benefit.
A Portable Account Participant who has three or more Years of Service will be eligible for a Portable Account Benefit if his or her employment with an Employer Company and all Related Employers is terminated other than by reason of death and he or she does not later reenter the service of any Employer Company or Related Employer prior to payment of his or her Portable Account Benefit. The Portable Account Benefit may be paid or commence on the first day of the third month after his or her employment with an Employer Company and all Related Employers has terminated in the form of benefit described in Section 5.4(h). Alternatively, such a Participant may defer commencement of the Portable Account Benefit to his or her Earliest Commencement Age but no later than his or her Normal Retirement Date.

ARTICLE V
AMOUNT AND PAYMENT OF BENEFITS
Section 5.1    Benefits Limited by Plan Provisions in Effect; Retiree Benefit Increases.

(c)
Benefits Subject to Limits of Plan Provisions in Effect. The benefit to which a Participant under this Plan is entitled shall be determined by the provisions of the Plan which were in effect on the date of the Participant’s termination of employment with his or her Employer Company and all Related Employers, death, or the date he or she otherwise ceases to accrue Benefit Service, whichever is the earliest. No amendment made to the Plan after such date shall affect the entitlement of a Participant to any benefit hereunder, unless the amendment specifically provides to the contrary.

(d)
Benefit Increase After December 31, 1984, for Retirees in Pay Status as of January 1, 1985. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1984:

(vi)
to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire), and who was receiving benefit payments under this Plan as of January 1, 1985, or to a beneficiary of such Participant;

(vii)	to a Participant who become totally and permanently disabled on or before January 1, 1985, while in service with an Employer Company, or to a Beneficiary of such a Participant, and

(viii)	to the Beneficiary of a Participant who died on or before January 1, 1985, while in service with an Employer Company shall be 110% of the benefit which would otherwise be payable under the provisions of the Plan.
For payments after December 31, 1988, to Participants (and their Beneficiaries) entitled to the benefit described in paragraph (c) below, the benefit described in this paragraph (b) shall be superseded and replaced by the benefit described in paragraph (c).

(e)
Benefit Increase After December 31, 1988, for Retirees in pay Status as of September 1, 1979. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1988:

(i)
to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire) and who was receiving benefit payments under this Plan as of September 1, 1979, or to a Beneficiary of such a Participant;

(ii)	to a Participant who became totally and permanently disabled on or before September 1, 1979, while in service with an Employer Company, or to a Beneficiary of such a Participant, and

(iii)	to a Beneficiary of a Participant who died on or before September 1, 1979, while in service with an Employer Company shall be increased so that it is equal to the sum of (A), (B), and (C) below:

(A)
the Participant’s original monthly benefit (or the Participant’s Beneficiary’s share of such benefit, in the case of a Beneficiary entitled to monthly payments) calculated under the Plan at the time of retirement, death or disability without regard to the 10% benefit increase provided by paragraph (b) above;

(B)
the amount in subparagraph (A) above multiplied by the applicable factor set forth in Appendix B to this Plan for the year the Participant retired, died or became totally and permanently disabled and as a result ceased to be employed by an Employer Company, which factor represents 75% of the actual percentage increase in the Consumer Price Index from the year in which the Participant retired, died or became disabled through December 31, 1987 (adjusted to take into account fluctuations in the Consumer Price Index within each such year), and

(C)	the amount of the 10% benefit increase provided pursuant to paragraph (b) above.
For payments after December 31, 1994, to Participants (and their Beneficiaries) entitled to the benefit described in paragraph (d) below, the benefit described in this paragraph (c) shall be superseded and replaced by the benefit described in paragraph (d).

(f)
Benefit Increase after December 31, 1994, for Retirees in Pay Status as of January 1, 1985. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1994:

(i)
to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire) and who was receiving benefit payments under this Plan as of January 1, 1985, or to a Beneficiary of such a Participant;

(ii)	to a Participant who became totally and permanently disabled on or before January 1, 1985, while in service with an Employer Company, or to a Beneficiary of such a Participant; and

(iii)	to the Beneficiary of a Participant who died on or before January 1, 1985, while in service with an Employer Company shall be increased so that it is equal to the sum of (A) and (B) below:

(A)
the Participant’s original monthly benefit (or the Participant’s Beneficiary’s share of such benefit, in the case of a Beneficiary entitled to monthly payments) calculated under the Plan at the time of retirement, death or disability without regard to the 10% benefit increase provided by paragraph (b) above, and without regard to any increase provided by paragraph (c) above; and

(B)
the amount in subparagraph (A) above multiplied by the applicable factor set forth in Appendix C to this Plan for the year the Participant retired, died or became totally and permanently disabled and as a result ceased to be employed by an Employer Company, which factor represents 75% of the actual percentage increase in the Consumer Price Index from the year in which the Participant retired, died or became disabled through December 31, 1991 (adjusted to take into account fluctuations in the Consumer Price Index within each such year).

Section 5.2    Benefit Amounts.

(c)
Accrued Benefit. The amount of the monthly pension payable to a Participant in the Normal Form commencing as of his or her Normal Retirement Date or, if later, the date he or she actually retires determined as follows:

(ix)	General. For a Participant, other than a Grandfathered Participant or a Pre-2001 Participant, the sum of A, B, C and D, where:

(K)	= the RPA Formula benefit, if any,

(L)	= the UPS Freight Formula benefit, if any,

(M)	= the Pre-2006 Motor Cargo Formula benefit, if any, and

(N)	= the Portable Account Benefit, if any.
For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation and his or her years of Benefit Service earned after December 31, 2007, if any, will be taken into account solely for purposes of determining early retirement subsidies, but not benefit accrual, under the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

(x)	Grandfathered Participant. For a Grandfathered Participant, the greatest of A, B or C, where:

(K)
= the benefit described in Section 5.2(a)(i) determined as if he or she were not a Grandfathered Participant except that the special RPA Points rule in the last paragraph of Section 5.3(a)(iii), Accumulation of RPA Points, shall be considered;

(L)	= the sum of the Alternative Formula benefit and the Portable Account Benefit, if any; and

(M)	= the sum of the Integrated Formula benefit; and the Portable Account Benefit, if any.

(xi)	Pre-2001 Participants. For a Pre-2001 Participant the greater of A or B, where:

(A)	= the Alternative Formula benefit; and

(B)	= the Integrated Formula benefit.

(d)	Early Retirement Benefit For Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

(iv)
Normal Commencement. A Participant who terminates employment with all Employer Companies and Related Employers on or after the Participant’s Early Retirement Date but before his or her Normal Retirement Date shall be entitled to his or her Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula, determined as of his or her most recent termination of employment with all Employer Companies and Related Employers. The Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall be payable at his or her Normal Retirement Date.

(v)
Early Commencement. A Participant who is eligible for an Early Retirement Benefit under Section 5.2(b)(i) may commence such benefit at any time on or after he or she terminates employment with all Employer Companies and Related Employers and before his or her Normal Retirement Date provided that the amount of such benefit shall be reduced for early commencement in accordance with the following:

(A)
General. For a Participant other than a Grandfathered Participant or a Pre-2001 Participant, the early retirement benefit that commences before his or her Normal Retirement Date shall be the sum of his or her early retirement benefit under the RPA Formula, his or her early retirement benefit determined under the UPS Freight Formula and the early retirement benefit determined under the Pre-2006 Motor Cargo Formula.

(1)	RPA Formula Benefit Reductions. The benefit determined under the RPA Formula shall be reduced as follows for early commencement:

a.
Less Than 20 Years of Benefit Service. With less than 20 years of Benefit Service as of his or her Annuity Starting Date, the benefit under the RPA Formula shall be reduced by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

b.
20 Years or More of Benefit Service. With 20 or more years of Benefit Service as of his or her Annuity Starting Date, the benefit under the RPA Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

c.	25 or More Years of Benefit Service. With 25 or more years of Benefit Service as of his or her Annuity Starting Date, the benefit shall be equal to the greater of i. or ii. below:

i.	the benefit calculated under the Alternative Account Formula under Section 5.3(a) without any reduction applied; or

ii.
the benefit calculated under the Integrated Account Formula under Section 5.3(b) reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his or her 60th birthday.

(2)	UPS Freight Formula Benefit Reductions. The benefit determined under the UPS Freight Formula shall be reduced as follows for early commencement:

a.	General. Except as provided below, the benefit under the UPS Freight Formula will be reduced in accordance with the following table:

Age at Annuity Starting Date	Factor
55	50%
56	55%
57	60%
58	65%
59	70%
60	75%
61	80%
62	85%
63	90%
64	95%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

b.
30 years of Benefit Service. The benefit under the UPS Freight Formula for a Participant who has attained at least age 55 and completed at least 30 years of Benefit Service as of his or her Annuity Starting Date shall not be reduced.

c.
Service After 1999 and Age 60 or More. The benefit under the UPS Freight Formula for a Participant who completes at least one Hour of Service on or after December 1, 2000, or if he is a Grandfathered Overnite Participant and his or her terms and conditions of employment are subject to collective bargaining (a “Represented Participant”), on or after October 22, 2004 (the “Approval Date”), and who has attained at least age 60 as of his or her termination of employment:

i.
25 or More Years of Benefit Service. If such Participant has completed at least 25 years of Benefit Service as of his or her termination of employment, the benefit determined under the UPS Freight Formula shall not be reduced; or

ii.
Less Than 25 Years of Benefit Service. If such Participant has not completed at least 25 years of Benefit Service as of his or her termination of employment, the benefit determined under the UPS Freight Formula shall be reduced in accordance with the following table:

Age at Annuity Starting Date	Factor
55	50%
56	55%
57	60%
58	65%
59	70%
60	85%
61	88%
62	91%
63	94%
64	97%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

iii.
Represented Participant. If a Represented Participant’s termination of employment occurs when he or she is a Represented Participant but before the Approval Date, the benefit payable to the Participant shall equal the benefit determined under Section 5.2(b)

(ii)(A)(2) a. or b. without regard to subparagraph c.

(3)
Pre-2006 Motor Cargo Formula Benefit Reductions. The benefit determined under the Pre-2006 Motor Cargo Formula shall be reduced for early commencement by 0.375% for each month by which his or her Early Retirement Date precedes his or her Normal Retirement Date.

(B)
Grandfathered Participant. For a Grandfathered Participant the early retirement benefit that commences before his or her Normal Retirement Date shall be the greatest of his or her early retirement benefit determined under Section 5.2(b)(ii)(A) above determined as if he or she were not a Grandfathered Participant except that the special RPA Points rule in the last paragraph of Section 5.3(a)(iii), Accumulation of RPA Points, shall be considered, his or her early retirement benefit determined under the Alternative Formula and his or her early retirement benefit determined under the Integrated Formula.

(1)	Alternative Formula Reductions. The benefit determined under the Alternative Formula shall be reduced as follows for early commencement:

d.
Less Than 25 Years of Benefit Service. With less than 25 years of Benefit Service, the benefit under the Alternative Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

e.	25 or More Years of Benefit Service. With 25 or more Years of Benefit Service as of his or her Annuity Starting Date, the benefit under the Alternative Formula shall not be reduced.

(2)	Integrated Formula Reductions. The benefit determined under the Integrated Formula shall be reduced as follows for early commencement:

a.
Less Than 25 Years of Benefit Service. With less than 25 years of Benefit Service, the benefit under the Integrated Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

b.
25 or More Years of Benefit Service. With 25 or more years of Benefit Service, the benefit under the Integrated Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his or her 60th birthday.

(C)	Pre-2001 Participant. The Early Retirement Benefit for a Pre-2001 Participant shall be the amount determined under (1) through (5) below, as applicable:

(1)
Retires After August 1979 With no Hours After 1984. For a Pre-2001 Participant who retires on or after September 1, 1979 but who earns no Hours of Service on or after January 1, 1985, the greater of the benefit calculated under the Alternative Formula or the Integrated Formula, each reduced by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(2)
Retires After 1984 With No Hours After 1991. Except as provided in Section 5.2(b)(ii)(C)(3) below, for a Pre-2001 Participant who retires on or after January 1, 1985 but who earns no Hours of Service as an Employee on or after January 1, 1992, the greater of the benefit calculated under the Alternative Formula or the Integrated Formula, each reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(3)
Retires After 1984 With No Hours After 1991 and 29 ½ Years of Benefit Service. For a Pre-2001 Participant who (a) retires on or after January 1, 1985, (b) who earns no Hours of Service as an Employee on or after January 1, 1992, (c) whose Annuity Starting Date precedes his or her Normal Retirement Date by 91 months or more, and (d) who has at least 29 years and six months of Benefit Service (without regard to the rounding rules described in Section 5.2(e)), his or her Accrued Benefit shall be reduced in accordance with (2) above and for purposes of calculating such Participant’s benefit amount under the Integrated Formula the term “50 percent of his or her Social Security Amount” shall be deemed to mean the applicable percentage of his or her Social Security Amount set forth in the following table:

Age at Retirement Date Years	Month	Applicable Percentage
55	0	49.19%
55	1	49.21%
55	2	49.22%
55	3	49.24%
55	4	49.27%
55	5	49.29%
55	6	49.30%
55	7	49.32%
55	8	49.35%
55	9	49.36%
55	10	49.38%
55	11	49.40%
56	0	49.42%
56	1	49.45%
56	2	49.48%
56	3	49.51%
56	4	49.54%
56	5	49.56%
56	6	49.60%
56	7	49.63%
56	8	49.65%
56	9	49.69%
56	10	49.71%
56	11	49.74%

Age at Retirement Date Years	Month	Applicable Percentage
57	0	49.78%
57	1	49.81%
57	2	49.84%
57	3	49.89%
57	4	49.92%
57	5	49.97%

(4)
Hours After 1991 With Less Than 20 Years Benefit Service. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992 but with less than 25 years of Benefit Service, the Early Retirement Benefit shall be equal to the greater of the benefit determined under the Alternative Formula or the Integrated Formula, each reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(5)
Hours After 1991 With 25 or More Years of Benefit Service. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992, and with 25 or more years of Benefit Service as of his or her Annuity Starting Date, the Early Retirement Benefit shall be equal to the greater of:

a.
the benefit calculated under the Integrated Formula reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his or her 60th birthday; or

b.	the benefit calculated under the Alternative Formula without any reduction.

(e)	Deferred Vested Benefit for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula.

(iv)	Normal Commencement. A Participant who terminates employment with all Employer Companies and Related Employers after he or she is vested as described in Section 4.4 shall be entitled to his or her Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula determined as of his or her most recent termination of employment with all Employer Companies and Related Employers. Such Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall be payable at his or her Normal Retirement Date.

(v)	Early Commencement.

(A)
General. A Participant (other than a Grandfathered Participant or a Pre-2001 Participant) who is eligible for a Deferred Vested Benefit and who has satisfied the Early Commencement Service Requirement may commence such benefit as of the first day of any calendar month on or after he or she terminates employment with all Employer Companies and Related Employers and reaches Earliest Commencement Age but before his or her Normal Retirement Date, subject to the following reductions:

(3)
RPA Formula Benefit Reductions. The benefit determined under the RPA Formula shall be reduced for early commencement by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(4)
UPS Freight Formula Benefit Reductions. The benefit determined under the UPS Freight Formula shall be reduced in the same manner as the benefit reductions described in Section 5.2(b)(ii)(A)(2), the reduction for early commencement of the Early Retirement Benefit.

(5)
Pre-2006 Motor Cargo Formula Benefit Reductions. The benefit determined under the Pre-2006 Motor Cargo Formula shall be reduced in the same manner as the benefit reductions described in Section 5.2(b)(ii)(A)(3), the same as the reduction for early commencement of the Early Retirement Benefit.

(B)	Grandfathered Participant. For a Grandfathered Participant the Deferred Vested Benefit that commences before his or her Normal Retirement Date shall be the greatest of:

(6)	his or her reduced Deferred Vested Benefit determined under Section 5.2(c)(ii)(A)(1) for Participants other than Grandfathered Participants except that the special RPA Points rule in the last paragraph of Section 5.3(a)(iii), Accumulation of RPA Points, shall be considered,

(7)
his or her benefit under the Alternative Formula reduced by one-half of one percent (0.5%) per month for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date and

(8)
his or her benefit under the Integrated Formula reduced for early commencement by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(9)
December 31, 1991 Benefit. Notwithstanding the foregoing, the Deferred Vested Benefit of a Grandfathered Participant shall not be less than the Deferred Vested Benefit, if any, the Participant would have earned under the provisions of this Plan immediately prior to January 1, 1992, taking into account for this purpose Compensation, if any, earned by the Participant through December 31, 1991 and Benefit Service earned by him or her through December 31, 1992, if any, reduced by one-quarter of one percent (0.25%) instead of one-half of one percent (0.50%).

(C)
Pre-2001 Participant. For a Pre-2001 Participant, his or her reduced Deferred Vested Benefit shall be the greater of the benefit calculated under the Alternative Formula or the Integrated Formula reduced as described below:

(1)
No Hours After 1991. For a Pre-2001 Participant with at least one Hour of Service on or after September 1, 1979 but without at least one Hour of Service as an Employee on or after January 1, 1992, the benefit shall be reduced by the following percentage thereof for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date:

a.	for terminations before January 1, 1985, one-half of one percent (0.5%); and

b.	for terminations after December 31, 1984, one-quarter of one percent (0.25%).

(2)	Hours After 1991. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992, the benefit shall be reduced by one-half of one percent

(0.5%) for each month by which the Participant’s Annuity Starting Date precedes his or her Normal Retirement Date.

(3)
December 31, 1991 Benefit. Notwithstanding the foregoing, the Deferred Vested Benefit of a Pre 2001 Participant shall not be less than the Deferred Vested Benefit, if any, the Participant would have earned under the provisions of this Plan immediately prior to January 1, 1992, taking into account for this purpose Compensation earned by the Participant through December 31, 1991 and Benefit Service earned by him through December 31, 1992 reduced by one-quarter of one percent (0.25%) instead of one-half of one percent (0.50%).

(f)
Postponed Retirement Benefit for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula. Subject to Section 5.9 regarding mandatory distributions, a Participant, other than a Grandfathered Motor Cargo Participant, who terminates employment with all Employer Companies and all Related Employers after his or her Normal Retirement Date shall receive a benefit as of his or her Postponed Retirement Date equal to his or her Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula determined as of his or her Postponed Retirement Date. Such benefit shall be payable as of his or her Postponed Retirement Date.

A Grandfathered Motor Cargo Participant who terminates employment with all Employer Companies and Related Employers after his or her Normal Retirement Date, and has not started benefit payments, shall be entitled to a benefit commencing as of his or her Postponed Retirement Date that is the Actuarial Equivalent of the Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula payable as of the later of his or her Normal Retirement Date or the last day of the prior Plan Year. Such Participant’s Accrued Benefit as of the last day of each Plan Year following his or her Normal Retirement Date is the greater of: (1) his or her Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula taking into account benefits accrued after his or her Normal Retirement Date or (2) the Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula, determined as of the later of Normal Retirement Date or the end of the prior Plan Year, actuarially adjusted for late retirement using the factors described in Section 1.1(b)(ii)(C)(2).
If a Grandfathered Motor Cargo Participant commences benefits prior to his or her termination of employment, the benefit will be recalculated at the end of each Plan Year to reflect the actuarial increase. The additional amount accrued during each Plan Year will be offset by the benefit that is already in pay status.

(g)
Rounding Rules. Notwithstanding the foregoing, for purposes of determining the amount of the benefit under the Alternative Formula or the Integrated Formula, and the early commencement reductions applicable to benefits determined under such formulas for a Grandfathered Participant and a Pre-2001 Participant, such Participant’s aggregate years and months of Benefit Service shall be rounded up to the next full year if he or she has 6 or more months of Benefit Service in excess of full years of Benefit Service and shall be rounded down to the next full year if he or she has 5 or fewer months of Benefit Service in excess of full years of Benefit Service.

Section 5.3    Formulas.

(b)	RPA Formula.

(xii)	Alternative Account Formula. The Alternative Account Formula is (A + B) ÷ 120, where
A =    the Participant’s Alternative Points times 1% of his or her Final Average Compensation up to $48,000; and
B =    the Participant’s Alternative-PLUS Points times 1% of his or her Final Average Compensation in excess of $48,000.

(xiii)	Integrated Account Formula. The Integrated Account Formula is (C + D) ÷ 120, where
C =    the Participant’s Integrated Points times 1% of his or her Final Average Compensation; and
D =    the Participant’s Integrated-PLUS Points times 1% of his or her Final Average Compensation in excess of the Social Security Wage Base.

(xiv)
Accumulation of RPA Points. A Participant who has at least one Hour of Service as an Employee on or after January 1, 2001 shall accumulate Alternative Points, Alternative-PLUS Points, Integrated Points and Integrated-PLUS Points (collectively, “RPA Points”) for each year and partial year of RPA Benefit Service without regard to whether such RPA Benefit Service was completed before January 1, 2001. The points accumulated for any year of RPA Benefit Service will be equal to the RPA Points described in Appendix F to this Plan (the “RPA Schedule”) for the Employer Company or Employer Companies for which the Participant performed the RPA Benefit Service determined in accordance with this Section 5.3(a)(iii). Credit for each year of RPA Benefit Service completed before January 1, 2001 will be determined under Appendix F-1 as in effect on January 1, 2001 without regard to what Employer Company employed the Participant at the time the RPA Benefit Service was completed. No Participant shall earn credit for more than 12 months of RPA Benefit Service in any Plan Year.

Notwithstanding the previous paragraph, effective as of October 1, 2014, a Grandfathered Participant shall be credited with RPA Points for each completed year and partial year of RPA Benefit Service at the level described in Appendix F-1 as in effect on January 1, 2001 without regard to what Employer Company employed the Grandfathered Participant at the time the RPA Benefit Service was completed. Additionally, for each Grandfathered Participant who earned RPA Benefit Service during the period beginning January 1, 2001 and ending September 30, 2014 and who retired or otherwise terminated service with an Employer Company and all Related Employers prior to October 1, 2014, the Plan Administrator shall redetermine his or her benefit taking into account this paragraph and make any necessary adjustment to the benefit being paid to him or her as soon as practicable after October 1, 2014. Interest shall not be paid on any benefit redetermined and adjusted under this paragraph

(c)	UPS Freight Formula. The UPS Freight Formula equals one twelfth of the product of (A) and (B), where:
A =    1.725% of the Participant’s Final Average Compensation; and
B =    the Participant’s years and partial years of UPS Freight Benefit Service (up to a maximum of 30 years).

(d)	Pre-2006 Motor Cargo Formula. The Pre-2006 Motor Cargo Benefit Formula shall equal one-twelfth of A x B, where:
A =    the Participant’s years of Pre-2006 Motor Cargo Benefit Service (not to exceed 25 years); and
B =    $240.00.

(e)
Participation in Multiple Formulas in Same Plan Year. If a Participant has RPA Benefit Service under more than one RPA Schedule or, effective January 1, 2006, a Participant has RPA Benefit Service and UPS Freight Service, in the same Plan Year, the benefit such Participant accrues that Plan Year will be determined as follows:

(i)
First, determine the RPA Benefit Service accrued under each RPA Schedule and the UPS Freight Service based on the Hours of Service with the Employer Company or Companies providing such RPA Schedule or such UPS Freight Formula;

(ii)	Second, allocate the Benefit Service determined under (i) above to the UPS Freight Formula;

(iii)	Third, allocate the excess of the Participant’s total Benefit Service determined under (i) above, over the UPS Freight Service allocated under (ii) above to the RPA Schedules starting with the actual service completed under the RPA Schedule that provides the highest point value and continuing with the actual Benefit Service under the RPA Schedule with the next highest point value until the sum of the Benefit Service allocated under (ii) and the Benefit Service allocated under this (iii) equals the total actual Benefit Service or 12 months, whichever is less.
For example, assume a Participant has 2,000 total Hours of Service for Employer Companies during the Plan Year, 874 hours are under the RPA Schedule with the lowest point value (Schedule 3), 874 hours are under the highest RPA Point value (Schedule 1) and 252 hours are UPS Freight Service. The Participant’s total Benefit Service is 12 months. The Participant has 6 months of RPA Benefit Service under RPA Schedule 1 and Schedule 3, and 2 months of UPS Freight Service. The Participant will be credited with 2 months of UPS Freight Service, 6 months of RPA Benefit Service under RPA Schedule 1 and 4 months of RPA Benefit Service under Schedule 3;
If the Participant had 874 hours of UPS Freight Service, 874 hours of RPA Benefit Service under the RPA Schedule with the highest point value (Schedule 1) and 252 hours of RPA Benefit Service under the RPA Schedule with the lowest point value (Schedule 3), the Participant will be credited with 6 months of UPS Freight Service, 6 months of RPA Benefit Service under RPA Schedule 1 and 0 months of RPA Benefit Service under RPA Schedule 3.

(f)
Integrated Formula. A Participant’s benefit under the Integrated Formula shall be equal to the benefit determined under (i) or (ii) as applicable plus the Additional Monthly Retirement Benefit, if any, applicable to such Participant as contained in Appendix D of the Plan.

(i)
No Hours After 1996. For a Participant who does not have at least one Hour of Service as an Employee on or after January 1, 1997, the Integrated Formula is 1/12th of 50 percent of such Participant’s Final Average Compensation less 1/12th of 50 percent of his or her Social Security Amount where such Participant has 30 or more years of Benefit Service. If such Participant has less than 30 years of Benefit Service at his or her Annuity Starting Date, the amount calculated above shall be multiplied by a fraction, the numerator of which is the number of years of Benefit Service to his or her Annuity Starting Date, and the denominator of which is 30.

In the case of a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 for whom the Normal Form of benefit is a Single Life Only Annuity, the Integrated Formula benefit shall not be less than such Participant’s benefit under the Integrated Formula, if any, calculated in accordance with this Section 5.3(e) and payable in the form of a Single Life Only Annuity 120 Month Guarantee, but taking into account for this purpose only that Compensation earned by the Participant through December 31, 1991 and Benefit Service earned by him through December 31, 1992.

(ii)
Hours After 1996. For a Participant who has at least one Hour of Service as an Employee on or after January 1, 1997, the Integrated Formula is 1/12th of 58.33 percent of such Participant’s Final Average Compensation (as defined under the terms of this Plan as of the date of the Participant’s retirement or other termination of employment) less 1/12th of 58.33 percent of his or her Social Security Amount where such Participant has 35 or more years of Benefit Service. If such Participant has less than 35 years of Benefit Service at his or her Annuity Starting Date, the amount calculated above shall be multiplied by a fraction, the numerator of which is the number of years of Benefit Service to his or her Annuity Starting Date, and the denominator of which is 35.

(g)
Alternative Formula. A Participant’s benefit under the Alternative Formula shall be equal to the benefit determined under (i) or (ii) as applicable plus the Additional Monthly Retirement Benefit, if any, applicable to such Participant as contained in Appendix D of the Plan.

(i)	Hours After August 1979.

(D)
Hours After August 1979 But Not After 1984. For a Participant with at least one Hour of Service on or after September 1, 1979 but without at least one Hour of Service on or after January 1, 1985, the Alternative Formula is $24 per month for each year of Benefit Service completed by such Participant prior to his or her Normal Retirement Date to a maximum of $600 per month; provided such Participant has 10 or more Years of Service prior to his or her Normal Retirement Date.

(E)
Hours After 1984 But Not After 1991. For a Participant with at least one Hour of Service on or after January 1, 1985 but without at least one Hour of Service as an Employee on or after January 1, 1992, the Alternative Formula is $32 per month for each year of Benefit Service completed by such Participant prior to his or her Normal Retirement Date or (with respect to a Participant with at least one Hour of Service on or after January 1, 1987) Postponed Retirement Date to a maximum of $960 per month; provided such Participant has 10 or more Years of Service prior to his or her Normal Retirement Date or Postponed Retirement Date.

If a Participant without at least one Hour of Service on or after January 1, 1989 has less than 10 Years of Service prior to his or her Normal Retirement Date or Postponed Retirement Date, the amount shall be determined as set forth in Section (A) or (B) above, as applicable, using the number of years of Benefit Service multiplied by a fraction, the numerator of which is his or her number of Years of Service to Normal Retirement Date (or, for a Participant with at least one Hour of Service on or after January 1, 1987, his or her actual retirement date) not in excess of 10, and the denominator of which is 10. If a Participant with at least one Hour of Service on or after January 1, 1989, and who first became a Participant in the Plan prior to January 1, 1989, has less than 5 Years of Service prior to his or her Normal Retirement Date, the amount shall be determined under subparagraph (B) using the number of years of Benefit Service multiplied by a fraction, the numerator of which is his or her number of Years of Service to his or her actual retirement date, not in excess of 5, and the denominator of which is 5. The foregoing sentence shall not apply to any individual who first became a Participant on or after January 1, 1989.

(ii)	Hours After 1991.

(D)
Hours After 1991 But Not After 1996. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 but without at least one Hour of Service as an Employee on or after January 1, 1997, the Alternative Formula is the sum of

(1)	1/12th of two percent (2%) of such Participant’s Final Average Compensation up to $48,000, multiplied by his or her years of Benefit Service to a maximum of 30; plus

(2)	1/12th of one-half of one percent (0.5%) of such Participant’s Final Average Compensation in excess of $48,000, multiplied by his or her years of Benefit Service to a maximum of 30.

(E)	Hours After 1996. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1997, the Alternative Formula is the sum of

(1)	1/12th of two percent (2%) of such Participant’s Final Average Compensation up to the Threshold Amount, multiplied by his or her years of Benefit Service to a maximum of 35; plus

(2)	1/12th of one-half of one percent (0.5%) of such Participant’s Final Average Compensation in excess of the Threshold Amount, multiplied by his or her years of Benefit Service to a maximum of 35.
For purposes of this subparagraph, the term “the Threshold Amount” means $48,000 for a Participant who was born in 1957 or later,

$54,000 for a Participant who was born in or after 1951 but before 1957, and $60,000 for a Participant born in 1950 or earlier.
Notwithstanding the foregoing, the benefit amount calculated in accordance with this Section 5.3(f)(ii) shall not be less than the Participant’s Accrued Benefit, if any, calculated in accordance with Section 5.3(f)(i)(A) and payable in the form of a Single Life Annuity and 120-Monthly Guarantee, taking into account all Benefit Service earned by the Participant through December 31, 1992.

(h)	Portable Account Benefit.

(iii)
General. For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he or she shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation.

(iv)	Eligibility for Portable Account Benefit. A Participant is eligible to accrue a Portable Account Benefit if:

(N)	he or she is hired or rehired as an Employee on or after January 1, 2008; or

(O)	he or she is transferred from a non-Employee position into an Employee position on or after January 1, 2008.
However, a Participant whose terms and conditions of employment are governed by a collective bargaining agreement shall not be eligible to accrue a Portable Account Benefit unless expressly provided by the collective bargaining agreement.

(v)	Annual Compensation Credits.

(C)
For each Plan Year during which a Participant is a Portable Account Participant and an Employee, his or her Portable Account will be credited with a percentage of his or her Compensation for such Plan Year (including the Plan Year in which the Participant terminates his or her employment) based on the number of Portable Account Points he or she has accumulated on the first day of such Plan Year and the applicable percentage from the Portable Account Points schedule set forth in Appendix F-7 for the Employer Company that is his or her employer. If a Portable Account Participant has service during a Plan Year under more than one Portable Account Points schedule, the applicable percentage will be the highest percentage for the Participant’s Portable Account Points under any of the schedules under which the Participant had service during such Plan Year.

(D)
The Portable Account credit will be made annually as of the last day of the Plan Year or if a Participant terminates employment with all Employer Companies and Related Employers prior to the last day of the Plan Year, as of the date the Participant terminates employment.

(E)
If a terminated Participant who received a credit as described in (A) above is reemployed as an Employee during the same Plan Year, an additional credit will be made as of the last day of the Plan Year or date of subsequent termination, equal to the credit described in (A) above determined as of the last day of the Plan Year or subsequent termination date less the annual compensation credit previously allocated to such Participant for such Plan Year.

(vi)
Interest Credits. An Interest Credit will be allocated to each Portable Account Participant’s Portable Account as of the last day of each Plan Year, calculated by multiplying his or her Account Balance as of the first day of that Plan Year by the Interest Credit Percentage for that Plan Year. A Portable Account will be credited with an Interest Credit for each Plan Year until the Portable Account Participant’s benefit commencement date without regard to whether the Portable Account Participant is an Employee. If the Portable Account Participant’s benefit commencement date is other than the last day of a Plan Year, the Interest Credit for the Plan Year that includes the benefit commencement date will be prorated based on the ratio of whole months expired in the year before the benefit commencement date, to 12. If a Participant described in the preceding sentence is reemployed as an Employee during the same Plan Year, no additional Interest Credit will be made for that Plan Year.

(vii)
Accrued Benefit Attributable to Portable Account. The portion of the Portable Account Participant’s Accrued Benefit that is attributable to his or her Portable Account as of any date is the balance credited to his or her Portable Account. The balance credited to the Portable Account is payable at the times described in Section 4.7 in the form described in Section 5.4(h).

Section 5.4    Benefit Payment.

(a)
Annuities. Except as provided in Section 5.4(e) for cash out of benefits and unless the Participant elects an Optional Form of Benefit pursuant to Section 5.4(b), a benefit described in Section 5.2 will be paid:

(xv)	if a Participant is married on his or her Annuity Starting Date, in the form of a Qualified Joint and Survivor Annuity; and

(xvi)	if the Participant is not married on the Annuity Starting Date, in the Normal Form.

(b)
Election out of Normal Form of Benefit or Qualified Joint and Survivor Annuity. In lieu of the Normal Form or the Qualified Joint and Survivor Annuity, a Participant who is eligible for an annuity form of benefit, may elect, at any time within the 90-day period ending on the Annuity Starting Date, to waive the Normal Form or the Qualified Joint and Survivor Annuity in favor of one of the Actuarial Equivalent Optional Forms of Benefit described below.

(vi)
Form of Election. An election by a Participant under this Section must be in writing in a form approved by the Committee, and, if the Participant has a Spouse, such election shall not be effective unless:

(F)
the Spouse of the Participant consents to the election, and such consent (1) is in writing, (2) acknowledges the Participant’s selection of an alternate form of benefit and/or Beneficiary, which may not thereafter be changed without spousal consent unless the Spouse’s prior consent expressly permits the Participant to change the Beneficiary without further consent by the Spouse, (3) acknowledges the effect of such election, and (4) is witnessed by a notary public; or

(G)
it is established to the satisfaction of a representative of the Plan that the Spouse’s consent cannot be obtained because (1) the Participant has no Spouse, (2) the Participant’s Spouse cannot be located, or (3) one of the conditions prescribed in Treasury regulations is satisfied.

Notwithstanding the foregoing, no spousal consent shall be required if a participant elects a Joint and Survivor Annuity and his or her Spouse is the designated beneficiary.

(vii)
Spouse Affected by Election. A Participant’s election to waive the Qualified Joint and Survivor Annuity shall be effective only with respect to the Spouse who consented to the election or who was deemed to consent pursuant to Section 5.4(b)(i)(B).

(viii)
Revocation of Election. A Participant may revoke an election made under this Section 5.4(b) at any time prior to the Annuity Starting Date. A Spouse’s consent to the waiver of the Qualified Joint and Survivor Annuity and to the specific Beneficiary and optional form designations made by the Participant is irrevocable unless the Participant revokes his or her waiver election.

(c)	Notice Requirements. Within 90 days prior to the Participant’s Annuity Starting Date, the Committee shall provide the Participant with a written explanation of:

(vi)	the terms and conditions of the Normal Form, the Qualified Joint and Survivor Annuity and the Joint and 75% Survivor Annuity with the Spouse as the Beneficiary;

(vii)
the Participant’s right to make, and the effect of, an election to waive the Normal Form or the Qualified Joint and Survivor Annuity and the Joint and 75% Survivor Annuity with the Spouse as the Beneficiary;

(viii)	the requirement that the Participant’s Spouse consent in writing to the election in accordance with the spousal consent provisions set forth in Section 5.4(b)(i);

(ix)	the right to make, and the effect of, a revocation of an election not to receive the Normal Form or a Qualified Joint and Survivor Annuity; and

(x)	the relative value of the optional forms of benefit required by Treasury Regulation § 1.417(e)(3)-1.

(d)	Optional Forms of Benefit.

(iv)	Actuarial Equivalent. Each benefit payment form described in this Section 5.4(d) will be the Actuarial Equivalent of the Participant’s benefit payable in the Normal Form.

(v)
Joint and Survivor Annuity. Under the Joint and Survivor Annuity, a reduced monthly benefit shall be paid to the Participant for his or her lifetime, and his or her Beneficiary, if such Beneficiary survives at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to 50%, 75% or 100%, as selected by the Participant, of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his or her Beneficiary has occurred.

Notwithstanding the foregoing, a Participant may not select a Joint and Survivor Benefit with a Beneficiary who would not be eligible to receive the percentage survivor benefit selected under the requirements of proposed Treasury Regulation § 1.401(a)(9)-2.

(vi)
Single Life Annuity with 120-Month Guarantee. Under the Single Life Annuity with 120-Month Guarantee, a reduced monthly benefit shall be paid to the Participant for his or her lifetime, with a guarantee of 120 monthly payments. If the Participant dies after the Annuity Starting Date but before receiving 120 monthly payments, the monthly payments shall be paid to the Participant’s Beneficiary, until the Participant and his or her Beneficiary have received a total of 120 monthly payments.

(vii)
Single Life Only Annuity. Under the Single Life Only Annuity, a monthly benefit shall be paid to the Participant for his or her lifetime. The last payment of the Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.

(viii)
Grandfathered Overnite Participant Optional Forms. In addition to the Optional Forms of Benefit available under Sections 5.4(d)(i) through (iv), a Grandfathered Overnite Participant whose Annuity Starting Date is prior to his or her Normal Retirement Date may elect, as an Optional Form of Benefit, a “social security leveling income option”, which shall be a benefit for the Participant’s lifetime providing for the adjustment of the Participant’s Normal Retirement Benefit to produce, so far as practicable, a level combined pension from this Plan and the Participant’s Social Security benefit (both before and after such Social Security benefit is payable).

(ix)
Grandfathered Motor Cargo Participant Optional Forms. In addition to the Optional Forms of Benefit available under Section 5.4(d)(i) through (iv), a Grandfathered Motor Cargo Participant may elect, as an Optional Form of Benefit, a Five Year Certain and Life Annuity for his or her entire Accrued Benefit.

(e)
Cash-Out of Benefits. Notwithstanding any other provisions of this Plan, effective March 1, 2005 to November 30, 2012, if following a Participant’s termination of employment with the Employer Company and all Related Employers the Present Value of his or her entire vested Accrued Benefit does not exceed $1,000, the Committee shall, in lieu of such benefit, pay to the Participant, without his or her consent, such Present Value in a lump sum.

Effective December 1, 2012, if following a Participant’s termination of employment with the Employer Company and all Related Employers and his or her receipt of the notice described in Code § 402(f), the Present Value of his or her entire vested Accrued Benefit does not exceed $5,000, the Committee shall, in lieu of such benefit, pay, without his or her consent, such Present Value in a lump sum. For a Portable Account Participant who previously received distribution of his or her entire Portable Account in a single lump sum, the preceding sentence shall apply to his or her remaining vested benefit under the Plan, if any. If a Participant to which this paragraph applies does not elect to have such lump sum payment paid directly to an eligible retirement plan in a direct rollover or to receive such lump sum payment directly, the Committee shall pay the lump sum payment in a direct rollover to an individual retirement account designated by the Committee.

(f)
Repayment of Cash-Out. After a distribution described in Section 5.4(e), the Participant’s service with respect to which the distribution was made shall be disregarded for purposes of the Plan unless, following reemployment, the Participant repays the amount of the distribution to the Trustee together with interest at the rate of 120 percent of the Federal mid-term rate, as in effect under Code § 1274 for the first month of the Plan Year in which the restoration occurs or otherwise in accordance with Code § 411(a)(7). Such repayment must be made on or before the earlier of (i) the date that is five years after the Participant’s resumption of employment or (ii) the last day of a period of six consecutive Breaks in Service ending after the cash-out distribution. Notwithstanding the foregoing, a Participant may not repay any distribution of his or her Portable Account.

(g)
Special Transitional Rules for Certain Participants in Pay Status. In the case of a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 and whose Annuity Starting Date is in 1992, the monthly amount of the Participant’s Normal or Early Retirement Benefit, or Deferred Vested Benefit shall, if calculated in accordance with the terms of this Plan prior to the adoption of Amendment No. 15 to the UPS Retirement Plan as amended and restated as of January 1, 1976, be adjusted, retroactive to the Participant’s Annuity Starting Date, to reflect his or her greater benefit, if any, determined in accordance with the terms of this Plan as amended by such Amendment No. 15. Such increase shall be calculated based on the same payment form as selected by the Participant.

(h)	Portable Account Benefit.

(v)
Form of Payment. If the Portable Account is paid before the Portable Account Participant’s Earliest Commencement Age, it will be paid in (1) a single lump sum or (2) an immediate annuity in the Normal Form if the Portable Account Participant does not have a Spouse or in the Qualified Joint and Survivor Annuity or the Joint and 75% Survivor Annuity with the Spouse as the Beneficiary if the Portable Account Participant has a Spouse. If the Portable Account is paid on or after the Portable Account Participant’s Earliest Commencement Age, the Portable Account may be paid in any Optional Form of Benefit described in Section 5.4(d) in addition to the forms described in the preceding sentence.

(vi)
Conversion of Portable Account to Annuity Benefit. The Portable Account balance will be adjusted for Interest Credits to the Annuity Starting Date. The adjusted Portable Account balance will be converted to an immediate Single Life Annuity commencing at the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table for the Plan Year that includes the Annuity Starting Date. If the benefit will be paid in a form of annuity other than the Single Life Annuity, the reduced Single Life Annuity will be converted to the applicable Optional Form of Benefit using the Actuarial Equivalent factors in Section 1.1(b)(i).

Section 5.5    Disability Retirement Benefit. Subject to the provisions of Section 5.9 and of Appendix J and K, the amount of monthly benefit to which a Participant is entitled under this Section 5.5 because of a Disability is:

(e)
with reference to a Disability occurring prior to January 1, 1978, the amount determined by multiplying $8.00 by the number of years of Benefit Service, to a maximum of 25, completed by the Participant prior to his or her Disability, or

(f)
with reference to a Disability occurring on or after January 1, 1978, the amount determined by multiplying $9.60 by the number of years of Benefit Service to a maximum of 25 (30, in case of Disability occurring on or after January 1, 1992), completed by the Participant prior to his or her Disability.

The benefit payable under this Section 5.5 shall be paid to the disabled Participant so long as he remains Disabled, but in no event beyond the date as of which the Participant commences an Early Retirement Benefit or he attains his or her Normal Retirement Date.
Section 5.6    Preretirement Survivor Annuity.

(a)
Final Average Compensation Formula or Pre-2006 Motor Cargo Formula. If a vested Participant dies prior to his or her Annuity Starting Date, his or her Spouse or Domestic Partner will be entitled to receive a Preretirement Survivor Annuity for that portion of his or her benefit attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula commencing:

(xi)	if the Participant dies after attaining his or her Earliest Commencement Age, as of the first day of the month coincident with or next following the date of the Participant’s death; and

(xii)
if the Participant dies on or before attaining his or her Earliest Commencement Age, as of the first day of the month coincident with or next following the date the Participant would have attained his or her Earliest Commencement Age.

(b)
Amount of Preretirement Survivor Annuity for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula. The Preretirement Survivor Annuity to which the Participant’s surviving Spouse or Domestic Partner shall be entitled hereunder shall be equal to, for a surviving Spouse, the amount which would have been payable to the Participant’s Spouse under the Qualified Joint and Survivor Annuity or, for a Domestic Partner, the Joint and 50% Survivor Annuity:

(x)
if the Participant dies after he or she attains his or her Earliest Commencement Age, had the Participant retired and commenced receiving benefits attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula on the day immediately preceding his or her death;

(xi)	if the Participant dies on or before attaining his or her Earliest Commencement Age, had the Participant:

(A)	separated from service on the date of his or her death (or his or her actual date of separation, if earlier);

(B)	survived to his or her Earliest Commencement Age;

(C)
retired with an immediate Qualified Joint and Survivor Annuity for the Spouse or, in the case of a Participant with a Domestic Partner, the Joint and 50% Survivor Annuity at his or her Earliest Commencement Age, based on his or her benefit attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula; and

(D)	died on the day after he or she would have attained his or her Earliest Commencement Age; and

(c)
Special Rule for Certain Participants with a Spouse and Those With Domestic Partners Who Die Within Ninety Days of the Annuity Starting Date. Notwithstanding the forgoing, if each of the following conditions is satisfied, the amount of the Preretirement Survivor Annuity, if any, payable under the Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula will be based on the optional form of benefit elected by the deceased Participant immediately prior to his or her death rather than the Joint and 50% Survivor Annuity. Each of the following conditions must be satisfied before the first sentence of this Section 5.6(c) will apply:

(iii)	the Participant must have a Spouse or a Domestic Partner at his or her death;

(iv)
the Participant elected a Joint and 75% Survivor Annuity, Joint and 100% Survivor Annuity or other available form of joint and survivor annuity that (A) satisfies the requirements of a Qualified Joint and Survivor Annuity and (B) provides a survivor benefit greater than 50% of the life annuity payable to him or her and named his or her Spouse or Domestic Partner as his or her Beneficiary;

(v)
the Participant submitted to the Committee all of the documentation required to make the election described in clause (ii) and no more than ninety (90) days before the elected Annuity Starting Date; and

(vi)
the Participant’s death occurs after (A) attaining the Earliest Commencement Age and (B) within the ninety (90) day period ending on what would have been his or her Annuity Starting Date had he or she survived.

For a Participant with a Spouse, this § 5.6(c) is intended to satisfy the requirement of Treas. Reg. § 1.401(a)-20, Q&A 18.

(d)
Special Death Benefit for Single Participants who Die within Ninety Days of Annuity Starting Date. If a Participant who does not have a Spouse or a Domestic Partner dies after satisfying each of the following conditions, his or her Beneficiary will be entitled to the survivor benefit elected by such Participant as if the Participant had separated from service on the date of his or her death (or his or her actual date of separation, if earlier), survived to the Annuity Starting Date and died on the following day. Each of the following conditions must be satisfied before the first sentence of this Section 5.6(d) will apply:

(iii)	the Participant must die without a Spouse or a Domestic Partner;

(iv)	the Participant elected an available form of joint and survivor annuity or life annuity with a guarantee;

(v)	the Participant submitted to the Committee all of the documentation required to make the election described in clause (ii) no more than ninety (90) days before the selected Annuity Starting Date; and

(vi)
the Participant’s death occurs (A) after the deceased Participant attained the Earliest Commencement Age and (B) within the ninety (90) day period ending on what would have been his or her Annuity Starting Date had he or she survived.

(e)
Special Rule for 25 Years of Service. Notwithstanding the foregoing, if a Participant (other than a UPS Freight Participant) with at least one Hour of Service as an Employee on or after January 1, 1992 dies before January 1, 2012 and before attaining his or her Early Retirement Date while actively employed by an Employer Company after having earned at least 25 Years of Service, the Qualified Joint and Survivor Annuity or the Joint and 50% Survivor Annuity used as the basis for calculating the amount of the Preretirement Survivor Annuity shall be determined by using the early commencement reduction factors that would have been applicable to such Participant with respect to Early Retirement Benefits had he or she survived to his or her Early Retirement Date.

Effective January 1, 2012, , if a Participant (other than a UPS Freight Participant) with at least one Hour of Service as an Employee on or after January 1, 1992 dies on or after January 1, 2012 before attaining his or her Early Retirement Date while actively employed by an Employer Company (or while an LTD Participant or while eligible for a Disability Retirement Benefit) after having earned at least 10 Years of Service, the Qualified Joint and Survivor Annuity or the Joint and 50% Survivor Annuity used as the basis for calculating the amount of the Preretirement Survivor Annuity shall be determined by using the early commencement reduction factors that would have been applicable to such Participant with respect to Early Retirement Benefits had he or she survived to his or her Early Retirement Date.

(f)
Deferring Commencement. The Participant’s surviving Spouse or Domestic Partner may elect to defer commencement of the Preretirement Survivor Annuity attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula, but not later than the date the Participant would have attained his or her Normal Retirement Date.

(g)
Present Value of $5,000 or Less. Effective December 1, 2012, in lieu of the Preretirement Survivor Annuity attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula, before the first payment with respect to such benefit, the Committee shall pay a lump sum to the surviving Spouse or Domestic Partner in accordance with Section 5.4(e). Similar lump sum payment provisions shall apply to alternate payees.

(h)
Preretirement Survivor Annuity Attributable to Portable Account. If a vested Portable Account Participant dies (whether or not employed) or a nonvested Portable Account Participant dies while employed with an Employer Company or a Related Employer, the surviving Spouse or Domestic Partner of such Participant will be entitled to receive the Portable Account balance as a preretirement survivor annuity. The surviving Spouse or Domestic Partner may elect to have the Portable Account paid in a (1) single lump sum or (2) an immediate or deferred Single Life Annuity based on the life of the surviving Spouse or Domestic Partner. Payment may be made as of the first day of the month after the Portable Account Participant dies or as of the first day of any subsequent month on or before the Participant’s Normal Retirement Date. If the Spouse or Domestic Partner selects an annuity benefit, the Portable Account will be converted to a Single Life Annuity for the life of the Spouse or Domestic Partner using the same methodology described in Section 5.4(h). If the deceased Participant did not have a Spouse or Domestic Partner at his or her death, the balance credited to the Portable Account will be paid in a single lump sum to the Participant’s Beneficiary as soon as practicable after the death of the deceased Participant and the Beneficiary has completed an application for such benefit.

(i)
Death After Payment of Portable Account. If the Portable Account Participant dies after payment of his or her Portable Account has been made or has begun, the surviving Spouse or Domestic Partner will not be entitled to a preretirement survivor annuity from the Portable Account.

Section 5.7    Benefit Payments Under Other Plans and Programs. The benefits otherwise provided in Sections 5.2 through 5.6 of this Plan shall be reduced by the amount of any benefits payable to or on behalf of a Participant under any other non-government pension or retirement plan or program to which contributions have been made by an Employer Company on behalf of such person or under which service is counted in calculating benefits under this Plan, other than service taken into account in calculating benefits under the Portable Account Formula, and contributions under any cash or deferred plan described in Code § 401(k), to the extent that such benefits payable under such other plan or program are based on a period of time included in the calculation of Benefit Service for purposes of this Plan and are not attributable to contributions made to such other plan or program by the Participant.
If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer Company by reason of the benefits payable to a Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Participant last participated, and if he or she participated in more than one such other plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Participant first participated.
If the Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction hereunder shall be based on actuarially equivalent forms of benefit.
Section 5.8    Preservation of Benefits and Maximum Pensions. Anything to the contrary notwithstanding, a retirement benefit computed under this Article V shall be subject to the following:

(a)
Minimum Benefit for Participation as of the Effective Date. If a Participant was included under the provisions of the Plan prior to January 1, 1976, and a benefit becomes payable under this Plan resulting from termination of employment for any reason on or after the January 1, 1976, such benefit shall not be less than the actuarial equivalent of the benefit that would have been payable had the provisions of the Plan in effect immediately prior to January 1, 1976 remained in effect until the Participant’s termination of employment, considering the years of continuous employment accumulated at termination of employment and the benefits in effect immediately prior to January 1, 1976.

(b)
Maximum Benefits. For limitations years beginning on or after July 1, 2007, refer to Appendix N, Maximum Benefits for Participants Other than Independent Pilots Association. For limitation years ending after December 31, 2002 and before July 1, 2007, this paragraph (b) shall apply.

(vii)
General Limitation. For limitation years ending after December 31, 2002, the maximum annual benefit payable under this Plan shall not exceed the lesser of: (A) $160,000 as adjusted, effective January 1 of each year, under Code § 415(d) in such manner as the Secretary shall prescribe (the “dollar limitation”) or (B) 100% of the Participant’s average compensation (as defined in Treasury Regulation § 1.415-2(d)) and reduced, if necessary, to reflect the applicable annual compensation limitation under Code § 401(a)(17), paid for the three consecutive calendar years during which he or she was an active Participant in the Plan, and in which he or she received the greatest aggregate compensation (as defined above)from the Employer Company, subject to the following:

(A)	If the benefit is payable in any form other than a straight life annuity, a Qualified Joint and Survivor Annuity, or a joint and survivor annuity with the Spouse as the Beneficiary, then the limitations of this subsection shall be applied to the straight life annuity which is the actuarial equivalent of such benefit. The actuarially equivalent straight life annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent straight life annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a qualified joint and survivor annuity, benefits that are not directly related to retirement benefits and the value of post-retirement cost-of-living increases made in accordance with Code § 415(d) and the regulations thereunder.

(B)
(1)    If the retirement benefit of the Participant commences before age 62, such dollar limitation shall be adjusted as described below so that it is the actuarial equivalent of an annual benefit of the dollar limitation beginning at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The retirement benefit beginning prior to age 62 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits specified in the Plan, and the equivalent retirement benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (B)(1) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)    If the retirement benefit of a Participant commences after age 65, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a retirement benefit of such dollar limitation beginning at age 65. The actuarial equivalent retirement benefit beginning after age 65 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent retirement benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

(C)
Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in this subsection (b)(i) if the benefit paid the Participant from all defined benefit plans of the Employer Company does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer Company has not at any time maintained a defined contribution plan in which the Participant participated.

(D)
If a Participant has less than 10 Years of service with the Employer Company at the time the Participant begins to receive retirement benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in Section 5.8(b)(i)(C) above, shall be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer Company as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.

(viii)
Limitation Adjustment. The rate of a Participant’s benefit accrual will be automatically frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded; provided, that if the limitations of this subsection (b) will be exceeded only as a result of considering another defined benefit plan sponsored by the Employer Company and this Plan as one plan, the Participant’s benefit accrual under this Plan will not be frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded in the event that such other defined benefit plan provides for the freezing or reduction of benefit accruals.

(ix)	Single Plan Rule. For purposes of this subsection (b), all defined benefit plans of the Employer Company (whether or not terminated) shall be considered as one defined benefit plan.

(x)
Automatic Adjustment. The limitations imposed by this subsection (b) shall be adjusted automatically when permitted or required by law. With respect to increases in these limitations which are permitted by law to reflect the impact of inflation, in the event that a Participant’s Normal Retirement Benefit or Early Retirement Benefit as of his or her Annuity Starting Date, must be reduced by reason of the foregoing limitations in effect at such time, the following rules shall apply:

(A)	A Participant’s Normal Retirement Benefit or Early Retirement Benefit, taking into account the Compensation limitation under Code

§ 401(a)(17) (the “Compensation limitation”), and applying the applicable limitation or limitations of Section 5.8(b)(i) or Section 5.8(b)(i)(B)(1) (as applicable, the “415 limitations”) shall, following the Annuity Starting Date, be adjusted upward as the result of any subsequent increase in the 415 limitations, provided however, that in no event shall such benefit exceed the Participant’s Normal Retirement Benefit or Early Retirement Benefit, as the case may be, including the Compensation limitation.

(B)
Notwithstanding the foregoing, in no event shall a Participant’s Normal Retirement Benefit or Early Retirement Benefit, for any particular year, exceed the 415 limitation for such year (based on the Participant’s age on his or her Annuity Starting Date), and no increase as described in subparagraph (A) above shall be retroactive for any preceding year.

(C)	A Participant’s Normal Retirement Benefit or Early Retirement Benefit shall not be adjusted upward as the result of any change to the Compensation limitation following the Annuity Starting Date.

(xi)	Limitation Year. For purposes of this subsection (b), the limitation year is the calendar year.

(xii)
Employer Company. Solely for purposes of this Section 5.8(b), “Employer Company” means the Employer Company and each entity who would be determined to be a member of the Employer Company’s controlled group under Code § 414(b) or (c) if the standard of “more than fifty percent” was substituted for the standard of “at least eighty percent.

(xiii)
Transitional Rules. The limitation under Section 5.8(b)(i) for an Employee who was a Participant in this Plan prior to January 1, 1983, shall be the greater of (1) the limitation contained in such Section or (2) the Participant’s accrued benefit, expressed as an annual benefit, as of December 31, 1982. For purposes of this paragraph (A), neither changes in the terms and conditions of this Plan nor cost of living adjustments occurring after July 1, 1982, shall be taken into account.

(c)
Incorporation by Reference. Notwithstanding anything to the contrary in this Section 5.8, the limitations on the maximum benefits payable from this Plan shall be in accordance with Code § 415 and the regulations thereunder, which are incorporated into this Plan by reference.

Section 5.9    Limitations Regarding Time of Payment of Benefits. All payments authorized under this Plan shall commence no later than the 60th day after the close of the Plan Year in which the Participant terminates his or her service with the Employer Company and all Related Employers, provided proper application under Section 4.1 is filed, or as required by the Required Minimum

Distribution Addendum to Appendix M, which applies to all distributions under this Plan. Notwithstanding the foregoing, a Participant’s benefit will commence April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 (“Required Benefit Commencement Date”), even if the Participant has not had a termination of employment.
Section 5.10    Designation of Beneficiary.

(a)
Beneficiary Designation for Optional Form of Benefit for other than the Portable Account. Each Participant who selects an Optional Form of Benefit that provides for payment to a Beneficiary may designate Beneficiaries (including a primary Beneficiary and one or more contingent Beneficiaries in the event of the death of the primary Beneficiary) to receive such benefits, other than benefits under the Portable Account, as may be payable under the Optional Form of Benefit selected by the Participant. The designation of any Beneficiary may be changed in accordance with Section 5.4(b). The consent of any previously designated Beneficiary to such change shall not be required to effect the change. No designation of a Beneficiary shall be effective to the extent that honoring such designation would conflict with the rights of the Participant’s Spouse under Section 5.4, and no such designation shall be effective to the extent that, in conjunction with such spousal rights, it would require duplication of benefit payments.

In the event that a Participant who has selected the Single Life Annuity with 120-Month Guarantee, or a Motor Cargo Participant (as defined in Appendix K) who has selected a Five Year Certain and Life Annuity, fails to designate a Beneficiary or if a designated Beneficiary does not survive the Participant or is not specified elsewhere in this Plan, payment will be made to the Spouse or Domestic Partner of the deceased Participant, if any, but if none survives the Participant, to his or her estate. If the designated Beneficiary who has begun to receive payments under the Single Life Annuity with 120-Month Guarantee or the Five Years Certain Annuity dies before all payments are made, the balance due shall be paid in a lump sum or in installments, as the Committee shall direct, to the estate of the deceased Beneficiary.

(b)
Beneficiary Designation for the Portable Account. The designated Beneficiary for the Portable Account, if any, shall be the Spouse or Domestic Partner of the deceased Participant. If no Spouse or Domestic Partner survives the Participant, payment will be made to the Participant’s estate.

Section 5.11    Final Payment to Participant or Beneficiary. Any final payment or distribution to any Participant or a legal representative or Beneficiary of a Participant, or any one claiming under them, in accordance with this Plan, shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, any Employer Company, and all representatives, officers, employees and agents thereof. The person receiving the payment or distribution may be required to execute a receipt and release of all claims under the Plan upon a final payment or distribution or a receipt and release to the extent of any partial payment or distribution. The form and content of such receipt or release shall be determined by the Committee.

Section 5.12    Suspension of Benefits.

(a)
Subject to paragraph (b) below, if a Participant, other than a Grandfathered Motor Cargo Participant, entitled to receive benefits (which shall be deemed to include the actual receipt of such benefits) should (i) return to employment prior to January 1, 2009 or (ii) remain in employment after attaining Normal Retirement Age:

(i)
The payment of benefits to said Participant shall be suspended for the period in which the Participant remains employed but not beyond the Required Beginning Date set forth in the Required Minimum Distribution Addendum to Appendix M of this Plan. Benefit payments will be resumed no later than the first day of the third calendar month after the month in which the Participant ceases to be employed, provided the Participant has informed the Plan Administrator that he has ceased such employment or his or her Required Benefit Commencement Date, if earlier.

(ii)
For purposes of this Section 5.12(a), a period of employment as to which benefits shall be suspended means any calendar month or a four or five week period ending in a calendar month, if the Participant completes at least forty hours of service (as defined in 29 CFR §2530.200b-2(a)(1) and (2)) with the Employer Company or a Related Employer in such month or payroll period.

(iii)
Any Participant coming under this provision will be notified by first class mail or personal delivery within the first calendar month or payroll period in which the Plan withholds the payment of Retirement Benefits.

(iv)
Any Participant may request a determination of whether or contest a determination that specific contemplated employment will be considered employment for purposes of this Section 5.12(a). Request for status determinations may be submitted in accordance with the claim procedures set forth in Section 9.4.

(v)
When a Participant whose benefits were suspended in accordance with Section 5.12(a)(i) is entitled to recommence benefits upon his or her subsequent termination of employment with all Related Employers or his or her Required Benefit Commencement Date, his or her benefits shall be recalculated on the basis of Compensation earned and years of Benefit Service credited during such period of reemployment or continued employment, and no actuarial or other adjustment shall be made to such Participant’s benefit so as to reflect payments so suspended. In addition, such resumed payment shall be offset by (I) any benefit paid with respect to a month in which the Participant was in service described in Section 5.12(a)(ii) where the amount so paid has not been returned or repaid to the Plan by such Participant and (II) the Actuarial Equivalent of any payments made to the Participant before his or her Normal Retirement Date. A Participant whose benefits have been suspended during a period of reemployment or continued employment shall be entitled to elect the form of payment for his or her entire benefit, including amounts accrued both before and during reemployment, in accordance with Section 5.4.

(vi)
When a Participant who returns to employment with an Employer Company or a Related Employer on or after January 1, 2009 his or her benefit in pay status before such return to employment shall continue and upon his or her subsequent termination of employment or Required Benefit Commencement Date, an additional Retirement Benefit shall be paid if he or she earns additional Benefit Service. The Participant’s Retirement Benefit shall be recalculated on the basis of his or her total years of Benefit Service, including those earned following his or her return to employment. The excess, if any, of the recalculated Retirement Benefit over the initial Retirement Benefit shall be paid in the form elected by the Participant in accordance with Section 5.4 (which is not required to be the same form as his or her initial Retirement Benefit) unless the Participant was at least Normal Retirement Age at the commencement of his or her initial Retirement Benefit, in which case, his or her additional Retirement Benefit, if any, shall be paid in the same form as his or her initial Retirement Benefit.

(b)
Portable Account Benefit. If a Participant returns to employment at any time after receiving payment of his or her Portable Account Benefit in a form other than a lump sum, his or her benefits attributable to the Portable Account Formula shall not be suspended.

Section 5.13    Withholding of Income Tax.

(a)
Notification of Withholding of Federal Income Tax. All Participants, Spouses, Domestic Partners and Beneficiaries entitled to receive benefits under the Plan (each, a “payee”) shall be notified of the Plan’s obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be given in such manner and at such time as required by applicable law.

(b)
Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his or her delegate, instruct the Trustee to withhold federal income tax in accordance or consistent with the instructions filed by the payee.

(c)	Failure to Make Election.

(i)
In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall instruct the Trustee to withhold an amount equal to 20% of the amount of the distribution

(or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasurer or his or her delegate).

(ii)
In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall instruct the Trustee to withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

(d)
Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his or her delegate.

Section 5.14    Direct Rollover.

(a)
With respect to any distribution described in this Article V which constitutes an eligible rollover distribution within the meaning of Code § 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan, or to an individual retirement plan described in Code§ 408A (a “Roth IRA”) (a “direct rollover”). For purposes of the foregoing sentence, an “eligible retirement plan” is (1) a qualified trust within the meaning of Code § 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code § 408 (other than an endowment contract), (3) an annuity plan within the meaning of Code 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe, or (4) an annuity contract described in Code § 403(b) and (5) an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code § 414(p).

Notwithstanding any contrary provision in the Plan, a Beneficiary who is not the Participant’s or the former Participant’s surviving Spouse and who is not the Participant’s or former Participant’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, shall in accordance with procedures established by the Committee, be afforded the opportunity to have any portion of a distribution paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), or a Roth IRA, each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in the Required Minimum Distribution Addendum to Appendix M shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.

(b)	Notwithstanding the foregoing, if the distributee elects to have his or her eligible rollover distribution paid in part to him or her, and paid in part as a direct rollover:

(iii)	the direct rollover must be in an amount of $500 or more; and

(iv)	a direct rollover to two or more eligible retirement plans shall not be permitted.

(c)
The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide an explanation in a manner prescribed by law to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

Section 5.15    Recovery of Overpayments. No person is entitled to any benefit under this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (a) establish the validity of the claim, (b) provide any right to have such benefits continue for any period of time, or (c) prevent the Plan from recovering the benefits paid to the extent that the Committee determines that there was no right to payment of the benefits under this Plan or that there was a mistake in the calculation of benefits under this Plan. Thus, if a benefit is paid under this Plan and it is thereafter determined by the Committee that such benefit should not have been paid, or that such benefit was overpaid (whether or not attributable to an error by the Participant, the Committee or any other person), then the Committee may take such action as it deems necessary or appropriate to remedy such situation, including, without limitation, deducting the amount of any overpayment theretofore made to or on behalf of the Participant from any succeeding payments to or on behalf of the Participant or instituting legal action to recover such overpayments. The period over which the Committee may recover any benefit overpayment shall not be limited by the period during which the error occurred.
Section 5.16    Funding Based Limitations on Benefits and Benefit Accrual for Plan Years beginning on or after January 1, 2008.

For Plan Years beginning on or after January 1, 2008, refer to Appendix R, Funding Based Limitations on Benefits and Benefit Accrual.

ARTICLE VI
VESTING
Section 6.1    Vesting. Each Participant shall have a 100% vested interest in his or her Accrued Benefit:

(h)	If he does not have a Portable Account, after completing at least five Years of Service; and

(i)	If he does have a Portable Account, after completing at least three Years of Service.
A Participant shall have no vested interest prior to the completion of the number of Years of Service specified above, except as provided in the applicable Appendix or in Article XI, Top Heavy Provisions. In addition, a Participant’s Accrued Benefit shall be fully vested upon his or her attainment of his or her Normal Retirement Age while employed by an Employer Company or a Related Employer.
Any Participant in the Plan on the date of adoption of any amendment to the vesting schedule may, within an election period which begins on the date of adoption of such amendment to the vesting schedule and ends on the sixtieth day after the latest of: (i) the date the amendment is adopted; (ii) the date the amendment becomes effective; or (iii) the date the Participant is given written notice of the amendment by the Committee, elect to have his or her vested percentage determined under his or her vesting schedule as in effect immediately prior to the effective date of amendment, provided he has completed three Years of Service prior to the end of the election period. Any election made will be irrevocable. Further no Participant shall have his or her vested percentage decreased by any change in the vesting schedule.
Section 6.2    Breaks in Service for Vesting Purposes. If a Participant with no vested interest, as determined under Section 6.1, incurs one or more consecutive Breaks in Service:

(i)
Prior to 2000, Years of Service before such Break in Service shall not be taken into account for purposes of Section 6.1 until the Participant completes one Year of Service after the Break in Service; and

(j)
Years of Service prior to the Break in Service shall not be taken into account for purposes of Section 6.1 if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the aggregate number of the Participant’s Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) with respect to a Break in Service incurred by a person who is an Employee on or after January 1, 1985, regardless of when the Break in Service occurred, six.

Section 6.3    Forfeitures. All forfeitures of nonvested interests in the Plan occurring during the Plan Year shall be applied to reduce future contributions and shall not be used or applied to increase the benefits to which any Participant would be entitled hereunder.

Section 6.4
ARTICLE VII
AMENDMENT, MODIFICATION AND TERMINATION; MERGER
Section 7.1    Right to Amend or Terminate. The Employer Companies hope, and expect, to continue this Plan and the funding of benefits hereunder indefinitely; but such continuance is not assumed as a contractual obligation and, in order to protect both Participants and the Employer Companies against unforeseen contingencies, the Employer Companies expressly reserve the right, by action of their boards of directors, to discontinue contributions to this Plan or to terminate this Plan at any time with respect to its Participants, without the consent of any party. The right to amend this Plan in any respect or particular is vested exclusively in the Board of Directors which right is not conditional on the consent or approval of any other Employer Company. Additionally, any amendment or modification may be made retroactive, if necessary or appropriate to qualify or maintain the Plan as a qualified Plan within the meaning of Code § 401(a), and to qualify or maintain the Trust as tax exempt under Code § 501(a), and the regulations issued thereunder. Notice of any amendment or modification of the Plan may be given by posting, by mail, or by such other means as may be acceptable under ERISA.
Section 7.2    Withdrawal of Employer Company. Any Employer Company, by action of its board of directors, may withdraw from the Plan at any time.
Section 7.3    Liquidation of Trust Fund. Upon termination or partial termination of the Plan, each affected Participant’s benefits, determined prior to the date of termination, shall become fully vested and non-forfeitable, to the extent funded and to the extent such benefit is not restricted pursuant to the provisions of Section 7.9 herein. The assets of the Trust Fund, shall be allocated among Participants and Beneficiaries, after payment of administration expenses of the Plan, in the following order of priority as modified by the provisions of Treasury Regulations § 1.414(l)-1(f) or (h) if a special schedule of benefits (as defined in the regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination:

(g)
Benefits Payable Three Years Prior to Termination. First, to provide benefits that become payable three or more years before the date of termination of the Plan, or that would have become payable had the Participant retired immediately prior to the beginning of such three year period, provided that:

(vii)
the benefit payable to a Participant or Beneficiary (or that could have been payable) shall be based on the provisions of the Plan in effect during the five year period prior to the date of termination of the Plan; and further provided that,

(viii)	the lowest benefit payable during such three year period shall be considered the benefit payable for purposes of this category (a).

(h)	Other Benefits Eligible for Termination Insurance. Second, to the extent that a benefit has not been provided in category (a), the remaining assets shall be allocated to provide any benefit provided under the Plan for Participants and Beneficiaries to the extent guaranteed by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

(i)
Other Benefits. To the extent that a benefit under the Plan has not been provided in the foregoing categories, the assets of the Plan shall be allocated to provide all other non-forfeitable benefits under the Plan and, finally, to provide all other benefits under the Plan.

If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be allocated pro rata on the basis of the present value of benefits as of the termination date. The Actuary shall calculate the allocation of the assets of the Trust Fund in accordance with the above priority categories, and certify his or her calculations to the Committee. Each of the above classes shall be divided into subclasses, giving first preference within the class to those Participants over 65 and those beneficiaries receiving benefits; second preference to Participants over 60 years of age; third preference to Participants over 55 years of age; fourth preference to Participants under 55 years of age having a deferred vested benefit; and fifth preference to all others. The Committee may establish additional subclasses within the classes set forth in subsection (a), (b), and (c).
Section 7.4    Finality of Payment. Prior to making any distribution under the terms of Section 7.3, the Committee shall satisfy itself that this procedure complies with applicable law and shall obtain such waivers and authorizations from Participants and Beneficiaries as it deems advisable.
Section 7.5    Non-diversion of Assets. Except as provided in Section 3.4 hereof, regarding return of contributions no part of the assets of the Trust, by reason of any amendment or otherwise, shall at any time be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants, or their Beneficiaries, and for the payment of administrative expenses under the Plan, or as will cause, or permit the assets of the Trust to revert to, or become the property of an Employer Company at any time prior to the satisfaction of all liabilities under the Plan. When all such liabilities have been satisfied, any assets remaining will revert to the Employer Companies.
Section 7.6    Committee Functions during Termination. If the Plan is terminated, the Committee in office at the time of such termination shall continue to act with its full powers hereunder until the completion of the allocation and distribution of the assets of the Trust Fund as in this Article VII provided; and a majority of the members of the Committee then in office shall have the power to fill any vacancies occurring in the Committee after such termination by resignation, death, or otherwise. In the event the Committee within a reasonable time after such termination shall not have provided for such allocation and distribution, the Board of Directors shall succeed to all powers and duties of the Committee and shall provide for such allocation and distribution of the assets of the Trust Fund.
Section 7.7    Notice of Termination. Notice of termination of the Plan, in whole or in part, shall be deemed adequately given if an Employer Company or the Committee provides notice of the same to each affected Participant or Beneficiary in such manner and at such time as may be acceptable under ERISA.

Section 7.8    Merger and Consolidation of Plan, Transfer of Assets.

(c)
In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated.

(d)
Effective on December 31, 2012 (the “Transfer Time”), all assets and liabilities of the Plan attributable to all Freight Employees (as defined below) shall be and hereby are transferred to and shall become assets and liabilities of the UPS Pension Plan. This transfer is evidenced by a Memorandum of Understanding executed by UPS Freight and by the Teamsters National UPS Freight Negotiating Committee (the “Teamster Committee”) dated October 23, 2012.

Freight Employee means an individual identified in the Memorandum of Understanding between UPS Freight and the Teamsters National UPS Freight Negotiating Committee executed on October 23, 2012, which is incorporated by reference herein and for convenience is set forth below:

(i)	each current, former or retired Employee who is, or was, represented by the International Brotherhood of Teamsters;

(ii)	last earned a benefit in the UPS Pension Plan as of January 1, 2013 or the date of his or her termination of employment, if earlier; and

(iii)	has accrued a benefit under this Plan.
Section 7.9    Discontinuance of Plan Within Ten Years of Amendment. In the event that the Plan is discontinued by any Employer Company within ten (10) years after any amendment to the Plan which increases the benefits payable under the Plan, or if the full current costs (including current service contributions and interest on any unfunded liability for the initial cost of retroactive increases in benefits not covered by current service contributions) are not met by such Employer Company during such ten (10) year period, the contributions which may be used to provide benefits for any one of the twenty-five (25) most highly compensated employees on the effective date of such amendment, whose anticipated retirement annuity based upon the rate of compensation as of that date would be more than $1,500 per year, until such full current costs are funded for the first time, shall not exceed the greatest of:

(a)	The total contributions which would have been applied to provide a retirement annuity for any such employee if the Plan prior to such amendment had continued without change;

(b)	$20,000; or

(c)
The amount which would have been provided by contributions under the Plan prior to such amendment if the Plan had been terminated the day before the effective date of such amendment, plus an amount computed by multiplying the number of years during which current costs beginning with the effective date of such amendment are met by (i) 20% of any such employee’s annual compensation or (ii) $10,000, whichever is less.

Any excess reserves resulting from the application of the foregoing provisions of this Section shall be used and applied toward the funding of the benefits due to other Participants in the Plan who are employees of such Employer Company, in accordance with the provisions of the Plan.
If the Plan is in full force and effect and the full current costs have been met, the foregoing conditions shall not restrict the current payment of full benefits called for by the Plan to any Participant. The limitations of this Section shall be inapplicable to the extent the Commissioner of Internal Revenue or his or her duly authorized representative may later rule that the limitations are no longer necessary for the Plan to meet the requirements for qualifications under the Code.
If this Plan is not terminated within the period specified above, the benefits, if any, which have been withheld from a Participant in accordance with this Section shall be turned over to the Participant or his or her representative at the end of said period or as soon thereafter as the full current costs of the Plan attributable to the said period have been met for the first time.
If this Plan is terminated within any of the said periods or thereafter, but before the full current costs of the Plan attributable to any of the said periods have been met for the first time, then any benefits which have been withheld from a Participant in accordance with this Section shall, upon termination of this Plan, be distributed as provided in Section 7.3, except that no part of such funds shall be distributed or used to fund benefits for any Participant who is affected by the limitations of this Article.

ARTICLE VIII
INVESTMENTS
Section 8.1    Direction of Investments. The Committee shall, except to the extent it has expressly delegated such authority to Trustees, or an investment manager, have full and exclusive power and authority, to direct the Trustees as to the investment of the assets of the Trust, and Trustees shall invest, reinvest, buy, sell, hypothecate or otherwise deal with the assets of the Trust Fund in accordance with the Committee’s directions. Such directions shall be certified in writing by two members of the Committee. Investments shall not be restricted to investments now or hereafter legal for trust funds under the laws of the States of New York, New Jersey, Connecticut or any other jurisdiction. The Committee may, to the extent permitted by law, direct investment in:

(i)	qualifying employer real property (as defined in ERISA § 407(d)(4));

(j)	qualifying employer securities (as defined in ERISA § 407(d)(5)); and

(k)
other securities and other investments as directed by the Committee, including but not limited to common trust funds and collective employee benefit trusts of the Trustee and contributions to the capital of any corporation all of whose stock is owned by the Trustee.

Section 8.2    Annual Valuation of Trust Fund. As of December 31st in each year, or as of the end of any shorter accounting period that the Committee shall select, all of the assets in the Trust shall be valued by or under the supervision of the Committee. Such valuation shall be made in accordance with market quotations, when available, and on the basis of such other factors as the Committee deems appropriate.

ARTICLE IX
ADMINISTRATIVE COMMITTEE
Section 9.1    Establishment of Administrative Committee. The Plan shall be operated and administered by an Administrative Committee consisting of not less than three (3) members (“named fiduciaries”), who shall be appointed by the Board of Directors. The Administrative Committee shall be the Plan Administrator as that term is used in ERISA, agent for service of process on or with respect to the Plan and a named fiduciary with respect to the Plan. Committee members may be removed at any time by the Board of Directors and may resign at any time, such resignation to be effective when accepted by the Board of Directors. All vacancies shall be filled by the Board of Directors. The Committee may appoint from their number such committees, which may include individuals not members of the Committee, with such powers as they shall determine; may authorize one (1) or more of their number, or any agent, to execute or deliver any instrument, or to make any payment on their behalf; and may employ legal counsel (who shall not be an employee of an Employer Company), actuaries, agents, and such clerical, accounting and other services as they may require in carrying out the provisions of the Plan. The Committee shall meet at least once during each calendar quarter. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee at a meeting shall be by the vote of the majority of the Committee at any meeting; or without a meeting, by instrument in writing signed by all of the members of the Committee.
The Committee, acting as agent for the Company, may from time to time appoint additional named fiduciaries with respect to the Plan for the purpose of facilitating the investment of Plan’s assets and each named fiduciary appointed by the Committee shall have such powers, duties, obligations and responsibilities as the Committee shall prescribe in its appointment.
Section 9.2    Delegation of Specific Responsibilities. The members of the Committee may agree in a writing signed by each member to allocate to any one of their number or to other persons or entities any of the responsibilities with which they are charged pursuant hereto, including the appointment of an investment manager to manage the investments of the Trust Fund, provided the responsibilities and duties so delegated are definitively set forth so that the person to whom the delegation is made is clearly aware of such duties and responsibilities. If such delegation is made to a person not a member of the Committee, that person or, in the case of an entity, its responsible officer, shall acknowledge the acceptance and understanding of such duties and responsibilities.
Section 9.3    Power to Establish Regulations. The Committee shall establish rules and regulations for the administration of the Plan and the Committee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and decide any matters arising in the administration and operation of the Plan, and any interpretations or decisions so made shall be conclusive and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees and Participants similarly situated.

Section 9.4    Claims Procedure.

(d)
All claims for benefits hereunder shall be directed to the Committee or to a member of the Committee designated for that purpose. Within ninety (90) days following receipt of a claim for benefits, the UPS Corporate Benefits Department manager responsible for the day-to-day operation of the Plan (the “Initial Reviewer”) shall determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Initial Reviewer shall, within the initial ninety (90)-day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made. The initial decision must be made within 180 days of the date the claim is filed.

(e)
A denial by the Initial Reviewer of a claim for benefits shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant. The notice shall include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, and the steps to be taken if the claimant wishes to submit his or her claim for review, a description of the Plan’s review procedures, and the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an adverse benefit determination upon review.

(f)
The Committee shall afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days following receipt by the claimant of written notification of denial of his or her claim. Pursuant to this review, the claimant or his or her duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and submit issues and comments in writing. A claimant may also submit documents, records and other information relating to his or her claim, without regard to whether such information was submitted in connection with his or her original benefit claim.

(g)
A decision on the claimant’s appeal of the denial of benefits shall ordinarily be made by the Committee at the next regularly scheduled meeting that immediately follows the receipt of the request for review, unless the request for review is received within 30 days of such meeting date. In that case, the review will occur at the second regularly scheduled meeting following the Plan’s receipt of the request for review. If an extension of time is required because of special circumstances, the Committee will provide the claimant with written notice of the extension describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. A benefit determination will be made no later than the third regularly scheduled meeting of the Committee following the Plan’s receipt of the request for review.
The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the Plan provisions on which the decision is based, a statement that the claimant or his or her authorized personal representative may review any documents and records relevant to the claim determination, a statement describing further voluntary appeals procedures, if any, and a statement of the claimant’s right to bring civil action under ERISA § 502(a).
Section 9.5    Forfeiture in Case of Unlocatable Participant or Beneficiary. If the Committee is unable to pay benefits to any Participant or Beneficiary who is entitled to benefits hereunder when such benefits are due because the identity or whereabouts of such person cannot be ascertained, the Committee shall proceed as follows:

(a)
As soon as administratively possible after the Committee has determined that a Participant or Beneficiary cannot be paid due to the circumstances stated above, the Committee shall submit the last known address, and any other information the Committee deems appropriate, to a locator service.

(b)
If the locator service provides the Committee with a new address for the Participant or Beneficiary, the Committee shall mail the benefit payment to the new address as soon as administratively possible after such new address is known. If the locator service fails to identify a new address for the Participant or Beneficiary, all amounts held for his or her benefit shall be forfeited as of the last day of the Plan Year in which the locator service notifies the Committee that it cannot locate the individual. Upon forfeiture, all liability for payment of the benefit shall thereupon terminate. In any such case, the funds released as a result of such forfeiture shall be dealt with as provided in Section 6.3. However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for such amounts, the account or accounts will be restored and will be distributable without interest in accordance with the terms of this Plan.

Section 9.6    Liability of the Committee. The Committee and the members thereof, to the extent of the exercise of their authority, shall discharge their duties with respect to the Plan solely in the interests of the Plan’s Participants and their Beneficiaries, and for the exclusive purpose of providing benefits thereto in accordance with the terms of the Plan and to defray the reasonable administration expenses thereof. In all such actions or omissions the Committee and each member thereof shall exercise the care, skill, prudence and diligence required under ERISA; provided, however, that no member shall be responsible for the actions or omissions of a member or any other party that is a fiduciary with respect to this Plan, other than himself or herself, except to the extent required under ERISA.
Section 9.7    Fiduciary Responsibility Insurance; Bonding. If the Employer Company has not done so, the Committee may direct the purchase of appropriate insurance on behalf of the Plan and the Plan’s fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that to the extent purchased by the Plan such insurance must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be borne by the Fund, unless the insurance is provided by and paid for by the Employer Company. The Trustees shall also obtain a bond covering all the Plan’s fiduciaries, to be paid from the assets of the Trust Fund.
Section 9.8    Meetings of Committee. The Committee shall hold meetings at least once during each calendar quarter upon such notice, at such place or places, and at such time or times as it may determine from time to time. Notice of a meeting may be waived.
Section 9.9    Compensation of Committee. The members of the Committee may receive reasonable compensation for their services as the Board of Directors may from time to time determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, shall be paid out of the Trust Fund, unless paid by the Employer Company. Notwithstanding the foregoing, any Committee member who is employed on a full-time basis by an Employer Company shall receive no compensation, but shall be reimbursed from the Fund for reasonable expenses incurred.
Section 9.10    Reliance by Committee. Board of Directors and Committee members shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any actuary, accountant, legal counsel (other than an employee of an Employer Company), or physician, and all action so taken or suffered shall be conclusive upon all Participants and Beneficiaries, and any other person claiming under the Plan.
Section 9.11    Books and Records. The Committee shall keep appropriate books and records.
Section 9.12    Disbursements. The Committee shall determine the manner in which the Trust Fund shall be disbursed under the terms of the Plan and Trust Agreement.
Section 9.13    Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries hereunder, including the Trustee, the Employer Companies, the Board of Directors and the Committee, shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employer Companies shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article V, and the Board of Directors shall have the sole authority to appoint and remove the Trustee, members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust, except as otherwise provided. The Committee shall be responsible for the administration of the Plan and the management and administration of the Trust and shall have the responsibility for the appointment and removal of any Investment Manager except to the extent such responsibility is delegated to another named fiduciary under the Trust and or the Plan. Subject to any direction from the Committee, the Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided income Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

ARTICLE X
GENERAL PROVISIONS
Section 10.1    Prohibition Against Attachment.

(j)
None of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant or Beneficiary nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.

(k)
If any Participant or Beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustee to hold or apply the same or any part thereof to or for the benefit of such Participant or Beneficiary, his or her Spouse, Domestic Partner, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

(l)	Exception to general prohibition against attachment for Qualified Domestic Relations Orders.

(i)
General Rule. The restrictions of subsection (a) and subsection (b) of this Section 10.1 will not be violated by either (A) the creation of a right to payments from this Plan by reason of a Qualified Domestic Relations Order or (B) the making of such payments.

(ii)
Definition of Qualified Domestic Relations Order. For purposes of this subsection (c), the term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement), made pursuant to a State domestic relations law (including a community property law), which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant (an “Alternate Payee”) and which:

(D)
creates or recognizes the right of an Alternate Payee to, or assigns to any Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;

(E)
clearly specifies (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order, (2) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined,

(3) the number of payments or period to which such order applies, and (4) that the order applies to this Plan;

(F)
does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, unless, in the case of any payment before a Participant has separated from service, the order requires payment of benefits to an Alternate Payee (1i) on or after the date the Participant attains (or would have attained) the earliest age on which he or she could elect to receive retirement benefits under the Plan, (2) as if the Participant had retired on the date such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent Spouse);

(G)	does not require this Plan to provide increased benefits (determined on the basis of actuarial equivalence); and

(H)
does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(iii)
Procedures for Qualified Domestic Relations Orders. The Committee shall develop and implement procedures (a) for determining whether an order received by the Plan is a “Qualified Domestic Relations Order” within the meaning of subsection (c) of Section 10.1, (b) for administering distributions under such orders, and (c) for holding amounts which would be payable under such orders pending the determination described in subsection (a) of this Section 10.10.

Section 10.2    Facility of Payment. If any Participant or Beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, the Committee may direct the Trustee to make any such payment to a legal representative or, if no legal representative shall have been appointed for him or her, to any person or institution maintaining such Participant or Beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.
Section 10.3    Payment to Minor Beneficiary. If the Beneficiary of any Participant shall be a minor and no guardian shall have been appointed for him or her, the Committee may direct the Trustee to retain any payment due under the Plan for his or her benefit until he or she attains majority. Such amount, as authorized by the Committee, may be held in cash, deposited in bank accounts, or invested or reinvested in direct obligations of the United States, and the income thereon may be accumulated and invested, or the income and principal may be expended and applied directly for the maintenance, education and support of such minor without the intervention of any guardian and without application to any court.
Section 10.4    No Rights of Employment. The Plan shall not confer upon any Employee or Participant any right of employment, nor shall any provision of the Plan interfere with the right of an Employer Company to discharge any Employee.
Section 10.5    Payments Only From Trust Fund. Except as otherwise required by law, no liability shall attach to the Employer Companies for payment of any benefits or claims hereunder and every Participant or Beneficiary or person claiming under them shall have recourse only to the Trust Fund for payment of any benefit hereunder and the rights of such persons are hereby expressly limited accordingly.
Section 10.6    Applicable Law. All provisions of the Plan, including definitions, shall be construed according to the laws of the State of Georgia, except to the extent preempted by Federal law.
Section 10.7    Titles. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.
Section 10.8    Counterparts. This Plan may be executed in various counterparts to this document, each of which shall be deemed to be an original but all shall be deemed to be one document.
Section 10.9    No Access to Books and Records. Nothing herein or in the Trust Agreement contained shall give any Participant or Beneficiary or any other person the right or privilege to examine or have access to the books or records of any Company or of the Committee or the Trustee; nor shall any such person have any right, legal or equitable, against any Company or against any director, officer, employee, agent or representative thereof or against the Trustee or the Committee, except as herein expressly provided or permitted by law.
Section 10.10    USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code § 414(u).
Effective for Plan Years beginning after December 31, 2006, in the case of a Participant who dies while performing qualified military service (as defined in Code § 414(u)), the Participant’s Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
Effective January 1, 2013, notwithstanding any contrary provision in the Plan, in the case of a Participant who incurs a “disability” (as described in Section 1.1(r) or in the applicable Appendix) while performing qualified military service (as defined in Code § 414(u)), such Participant shall be entitled to the disability benefit to which the Participant otherwise would have been entitled to under the Plan had the Participant resumed employment in accordance with chapter 43 of Title 38 of the United States Code on the day before the date of his or her Disability and then terminated employment on account of his or her Disability and such period of qualified military service (as defined in Code § 414(u)) shall be deemed to be Benefit Service for purposes of determining the disability benefit.
ARTICLE XI
TOP-HEAVY PROVISIONS
Section 11.1    Effective Date of This Article. This Article shall be effective for all Plan Years beginning after December 31, 1983.
Section 11.2    Definitions. The following definitions apply to this Article:

(h)	“Top-Heavy Plan” -- The Plan is a Top-Heavy Plan in any Plan Year in which:

(v)	the Plan is a member of a Top-Heavy Group, if the Plan is described in Section 11.2(c)(i) or (ii), below; or

(vi)
the Plan is not a member of an Aggregation Group as described in Section 11.2(c)(i) or (ii), below, and, as of the Determination Date, the Cumulative Accrued Benefit of the Plan for Key Employees exceeds sixty percent of the Cumulative Accrued Benefit of the Plan for all Participants.

(i)	“Key Employee” means an Employee or former Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

(xi)	For Plan Years before January 1, 2002

(C)
an officer of the Employer Company having an annual compensation from the Employer Company of more than $45,000 (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

(D)	one of the 10 Employees having an annual compensation from the Employer Company of more than $30,000 and owning the largest interests in the Employer Company,

(E)	an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

(F)
an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

(xii)	For Plan Years beginning after December 31, 2001,

(xiii)
an officer of the Employer Company having an annual compensation from the Employer Company of more than $130,000, as adjusted under Code § 416(i)(1) (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

(xiv)	an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

(xv)
an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

If two Employees have the same interest in the Employer Company, the Employee with the greater annual compensation shall be treated as having a larger interest. For purposes of determining ownership in the Employer Company (i) the constructive ownership rules of Code § 318, as modified by substituting “5 percent” for “50 percent” in subsection (a)(2)(C) thereof, shall apply, but (ii) the rules of subsections (b), (c), and (m) of Code § 414 shall not apply. Each Beneficiary of a Key Employee designated under this Plan is a Key Employee.

(j)	“Aggregation Group” means a group of plans consisting of more than one plan and including:

(iv)	each plan of the Employer Company in which a Key Employee is a participant;

(v)	each other plan of the Employer Company which enables any plan described in (i) to meet the requirements of Code § 401(a)(4) or Code § 410; and

(vi)
any plan not described in (i) or (ii) which the Employer Company elects to include, provided that such inclusion does not prevent the group from meeting the requirements of Code § 401(a) (4) and Code § 410.

(k)	“Top-Heavy Group” is an Aggregation Group for which, as of the Determination Date, the Total Benefit for Key Employees exceeds sixty percent of the Total Benefit for all Participants.

(l)	“Determination Date” is the last day of the preceding Plan Year.

(m)	“Account Aggregate” is, with respect to a defined contribution plan,

(i)
For Plan Years beginning after December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the one-year period ending on the Determination Date, shall not be taken into account. In the case of a distribution made for a reason other than a termination of employment, death or disability, this subsection shall be applied by substituting “five-year period” for “one-year period.

(ii)
For Plan Years beginning before December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the five-year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a “distribution” nor a “rollover contribution” for purposes of this subsection, but a distribution from a terminated plan shall be considered a “distribution” for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(i) or (ii).

(n)	“Cumulative Accrued Benefit” is, with respect to a defined benefit plan

(o)
(i)    For Plan Years beginning after December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account.

In the case of a distribution made for a reason other than a termination of employment, death or disability, this subsection shall be applied by substituting “five-year period” for “one-year period”.

(i)
For Plan Years beginning on or before December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a “distribution” nor a “rollover contribution” for purposes of this subsection, but a distribution from a terminated plan shall be considered a “distribution for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(i) or (ii).

(p)
“Total Benefit” is the sum of the Account Aggregate of all plans within an Aggregation Group which are defined contribution plans, and the Cumulative Accrued Benefit of all plans within an Aggregation Group which are defined benefit plans.

Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code § 411(b)(1)(C).

(q)	“Total Compensation” is the Participant’s compensation as defined in Code § 415(c)(3), but shall not exceed the applicable dollar amount of Code § 401(a)(17).

(r)
“Testing Period” means a period of consecutive Years of Service (not exceeding five) during which the Participant had the greatest aggregate compensation from the Employer Company, except that such years shall not include (1) years beginning after the close of the last year in which the Plan was a Top-Heavy Plan and (2) years ending in a Plan Year beginning before January 1, 1984.

(s)	“Employer Company” means, for purposes of this Article, the Employer Company and all Related Employers.
Section 11.3    Top-Heavy Vesting Schedule. For each Plan Year for which the Plan is a Top-Heavy Plan, the vesting schedule provided in this Section 11.3 (the “Top-Heavy Vesting Schedule”) shall apply, and for each Plan Year thereafter for which the Plan is not a Top-Heavy Plan, the vesting schedule provided in Section 6.1 (the “Regular Vesting Schedule”) shall apply; provided, however, that any change in a vesting schedule shall, with respect to each Participant, be subject to Section 6.1. The Top-Heaving Vesting Schedule is as follows:

NON-FORFEITABLE YEARS OF SERVICE
Less Than 2	0
2 But Less Than 3	20
3 But Less Than 4	40
4 But Less Than 5	60
5 But Less Than 6	80
6 or More	100
Section 11.4    Top-Heavy Minimum Benefit. For each Plan Year for which the Plan is a Top-Heavy Plan, the accrued benefit derived from Employer Company contributions for each Participant who is not a Key Employee, when expressed as a Single Life Only Annuity (with no ancillary benefits) beginning at his or her Normal Retirement Date, shall not be less than the product of (a) the Participant’s average compensation during the Testing Period and (b) the lesser of (1) 2% multiplied by the number of the Participant’s Years of Service with the Employer Company or (2) 20%. For purposes of this Section 11.4, a “Year of Service” shall not be taken into account if: (i) the Plan was not a Top-Heavy Plan for any Plan Year ending during such Year of Service, (ii) such Year of Service was completed in a Plan Year beginning before January 1, 1984, or (3) such Year of Service occurs during a Plan Year when the Plan benefits (within the meaning of Code § 410(b)) no Key Employee or former Key Employee.
Section 11.5    Top-Heavy Limitation on Compensation. For each Plan Year for which the Plan is a Top-Heavy Plan, the compensation of each Participant which is taken into account for purposes of determining contributions and benefits under this Plan shall be limited to either (a) the first $200,000 of such compensation, or (b) if a different amount has been fixed by the Secretary of the Treasury pursuant to Code § 416(d)(2), such amount. The limit set by this Section shall be imposed after any reduction imposed elsewhere in this Plan on the compensation of a Participant which is taken into account for purposes of determining contributions and benefits.

Section 11.6    Certain Benefits Disregarded. The requirements of Section 11.3 and Section 11.4, above, must be met without taking into account contributions or benefits under Chapters 2 or 21 of the Code, Title II of the Social Security Act, or any other federal or state law.

ARTICLE XII
RETIREE MEDICAL BENEFITS
Section 12.1    Creation of Separate Account.

(t)
There is created, established and maintained under this Plan a separate account known as the Medical Benefits Account. The Trustee and Committee agree to hold and administer the Medical Benefits Account, and to receive contributions hereto, for the purpose of providing for the payment of certain medical expenses pursuant to Code § 401(h), for Retired Participants and their Covered Dependents. The separate Account shall be for recordkeeping purposes only. Funds contributed to the Medical Benefits Account need not be invested separately and may be invested in the Committee’s discretion with funds in the funding standard account without identification of which investment properties are allocable to each account. However, where the investment properties are not allocated to each account, the earnings on such properties must be allocated between each account in a reasonable manner.

(u)
(i)    No part of the income or corpus of the Medical Benefits Account shall be (either within the taxable year of contribution or thereafter) used for, or diverted to, any purpose other than the providing of Medical Benefits (including the provision of any retirement benefits provided under the Plan), at any time prior to the satisfaction of all liabilities under this Plan with regard to the payment of Medical Benefits in accordance with this Article XII. Notwithstanding the above, the payment of any necessary or appropriate expenses attributable to the administration of the Medical Benefits Account may be made from the income or corpus of such Account.

(ii)
Any amounts in the Medical Benefits Account which remain in such account following the satisfaction of all liabilities for the payment of Medical Benefits arising under this Article XII shall be returned to the Employer Companies.

(c)	No amounts shall be paid from the Plan for Medical Benefits to or on behalf of a Key Employee.
Section 12.2    Definitions. Whenever used in this Article XII, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

(a)	“Continuation Coverage” has the meaning ascribed to such term in Section 12.3(c).

(b)
“Covered Dependent” ” means a Retired Participant’s Spouse or Domestic Partner at the time of retirement (as described in the definition of Retired Participant), and a child of the Retired Participant or the Spouse or Domestic Partner of a Retired Participant at the time of retirement or in the case of a deceased Participant described in Section 12.2(o)(iii) or (iv), at the time of such Participant’s death who meets one of the following conditions:

(i)
The child is unmarried, is the child of a Retired Participant or the Retired Participant’s Spouse or Domestic Partner, is under 19 years of age and is dependent upon the Retired Participant or the Spouse or Covered Dependent of a Retired Participant for his or her principal support and maintenance.

(ii)
The child is unmarried, is the child of a Retired Participant or the Retired Participant’s Spouse or Domestic Partner, is not covered under clause (i), is under 25 years of age, and is dependent on the Retired Participant or the Spouse or Covered Dependent of a Retired Participant for his or her principal support and maintenance, and is a full-time student.

(iii)
The child is unmarried, is the child of a Retired Participant or the Retired Participant's Spouse or Domestic Partner, is not covered under clause (i) or (ii), is "incapacitated" within the meaning of the UPS Retired Employees' Health Care Plan and is dependent on the Retired Participant or the Spouse or Covered Dependent of a Retired Participant for his or her principal support and maintenance or was so dependent while the Retired Participant was alive.

The term child shall include an adopted child, step-child, or foster child who is dependent of the Retired Participant or the Spouse or Domestic Partner of the Retired Participant for his or her principal support and maintenance.

In no event will the term Covered Dependent include any person who is an eligible Retired Participant himself or herself nor any person who is employed full-time with an Employer Company. If both parents of any Covered Dependent child are eligible Retired Participants, then for the purposes of the coverage, the Covered Dependent child is considered as a Covered Dependent of only the Retired Participant whose birth date is the earlier in the calendar year.

(c)	“DDB Balance” has the meaning ascribed to such term in Section 12.10(c)

(d)	“Defined Dollar Benefit” or “DDB” means the defined dollar benefit credit described in Section 12.10(b).

(e)	“Grandfathered Retired Participant” means a Retired Participant who is also a Grandfathered Participant within the meaning of Article I.

(f)
“Key Employee” means a Retired Participant who at any time was a key employee, within the meaning of Code § 415(i)(1), of any Employer Company, and also means the Covered Dependents of such Retired Participant.

(g)	“Medical Benefits” means the payment of sickness, accident, hospitalization and other Medical Expenses, within the meaning of Code § 401(h), for Retired

Participants and their Covered Dependents, which are summarized in The UPS Retired Employees’ Health Care Plan, as amended from time to time, which is incorporated by reference herein.

(h)	“Medical Expense” means expenses for medical care as defined in Code § 213(d)(l) or any substitute therefore.

(i)	“Medicare Eligible Coverage” has the meaning ascribed to such term in Section 12.10(c).

(j)	“Medicare Eligible Coverage DDB Balance” has the meaning ascribed to such term in Section 12.10(c).

(k)	“Participant Contribution” means the contributions to the Plan described in Section 12.10.

(l)	“Pre-Medicare Eligible Coverage” has the meaning ascribed to such term in Section 12.10(c).

(m)	“Pre-Medicare Eligible Coverage DDB Balance” has the meaning ascribed to such term in Section 12.10(c).

(n)	“Qualifying Events” means an event described in Section 12.3(c).

(o)	“Retired Participant” is defined, for purposes of this Article XII, as an individual who satisfies at least one of the subsections (i) through (viii):

(i)
A Participant who (A) was actively working as an Employee until his Early, Normal or Postponed Retirement Date, or who retires pursuant to Section 13.1, (B) in the case of a Participant who first became an Employee on or after January 1, 1989, had at least ten (10) Years of Service (five (5) Years of Service in the case of a Participant retiring under the provisions of Section 13.1) and at least one Year of Service as a Participant in this Plan and (C) retired from employment as an Employee and was thereupon immediately eligible to receive an Early, Normal or Postponed Retirement Benefit hereunder (including an Early Retirement Benefit under Section 13.1);

(ii)
A Participant who attained his or her Early Retirement Date (with, in the case of a Participant who first became an Employee on or after January 1, 1989, at least 10 Years of Service at least one of which was as a Participant in this Plan) or his or her Normal Retirement Date (with, in the case of a Participant who first became an Employee on or after January 1, 1989, at least 5 Years of Service at least one of which was as a Participant in this Plan) and then dies while still employed as an Employee;

(iii)
A Participant who (A) has completed at least one Year of Service as a Participant, (B) has been an employee of an Employer Company or a Related Employer for at least 25 Years of Service (30 Years of Service for deaths prior to January 1, 2008) and (C) dies while still employed as such an employee shall be considered a “Retired Participant” whose Covered Dependents are eligible to receive Medical Benefits in accordance with this Article;

(iv)
A Participant who (A) as of the time he or she terminates employment with all Employer Companies and Related Employers has been approved for long-term disability benefits under the UPS Income Protection Plan (or a successor long-term disability benefits plan) as of the date of such termination, (B) as of the first date of absence attributable to such disability satisfies the requirements of paragraph (iii)(A) and (B) and (C) dies while “totally disabled” shall be considered a “Retired Participant” whose Covered Dependents are eligible to receive Medical Benefits in accordance with this Article;

(v)
An individual who terminates employment as a result of ceasing to be eligible for his or her current job classification as the result of the application of a federal statutory or regulatory age limitation shall be eligible for Medical Benefits under this Article XII immediately upon termination of employment, provided, such individual has at least one Year of Service as a Participant in this Plan;

(vi)
A Participant who terminated employment pursuant to the UPS Special Voluntary Separation Opportunity (“SVSO”) on or after January 31, 2007 but prior to March 1, 2007 and who is entitled to benefits under the SVSO;

(vii)
A Participant who (A) as of the time he or she terminates employment with all Employer Companies and Related Employers is a full-time Employee and has been approved for long-term disability benefits under the UPS Income Protection Plan (or a successor long-term disability benefits plan) and who remains “totally disabled” for purposes of the UPS Income Protection Plan (or successor plan) until his or her Early or Normal Retirement Date, (B) in the case of a Participant who first became an Employee on or after January 1, 1989, had at least ten (10) Years of Service and at least one Year of Service as a Participant in this Plan, and (C) is eligible to receive an early retirement benefit pursuant to Section 5.2(b) or a Normal Retirement Benefit; or

(viii)
A Participant who (A) is identified on Appendix P, (B) is actively working for an Employer Company or a Related Employer at his or her early, normal or postponed retirement date, (C) is eligible for an early, normal or postponed retirement benefit under another defined benefit plan sponsored or contributed to by UPS after September 1, 2011 and (D) is not eligible for retiree medical benefits under another plan sponsored or contributed to by UPS.
Except as expressly provided in Sections 12.2(e)(i) through (viii) above, the following shall not be a Retired Participant:

(A)	A deferred vested Participant who terminated employment with an Employer Company prior to retirement;

(B)
An individual who first became an Employee on or after January 1, 1989 and who retired with less than 10 Years of Service with an Employer Company or less than One Year of Service as a Participant in this Plan;

(C)
An individual employed, at the time of his or her retirement, by an Employer Company pursuant to a collective bargaining agreement under which retirement benefits for the individual are to be provided under this Plan, but which does not specifically state that Medical Benefits are also to be provided for said individual under this Article XII. For clarification, a member of one of the locals of the A.F.L.-C.I.O., International Association of Machinists or International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (“IBT”) identified on Appendix A hereto, which may be amended by resolution of the Committee from time to time, is employed by an Employer Company at the time of his or her retirement and is eligible, by reason of a collective bargaining agreement, for retirement benefits under this Plan, he or she shall not be eligible for Medical Benefits under this Plan;

(D)	A Participant who is a Crewmember; or

(E)	A Participant who is still employed by an Employer Company or Related Employer.

(p)	“Retiree Reimbursement Account” or “RRA” has the meaning ascribed to such term in Section 12.10(c).

(q)	“REHCP” means the UPS Retired Employees’ Health Care Plan, as amended from time to time.
Section 12.3    Duration of Coverage; Election to Continue Coverage.

(a)
Unless a Retired Participant or eligible Covered Dependent elects to defer coverage under REHCP in accordance with this Section 12.3(a), Medical Benefits shall begin to be paid with respect to claims incurred by Retired Participants, or their Covered Dependents, after the date on which coverage for medical expenses ends for such individuals under the UPS Flexible Benefits Plan (or any successor health plan covering active Employees). A Retired Participant or a Covered Dependent, who has health coverage under another plan may defer coverage under REHCP for himself or herself initially or at a later date provided that at the time he or she applies or reapplies for coverage under REHCP, he or she must provide written notice of the loss of other health coverage within 60 days of such loss and must produce proof for himself or herself of continuous coverage under another health plan from the date coverage under the UPS Flexible Benefits Plan or the REHCP ended to the date as of which he or she desires to elect to commence or resume coverage under REHCP. A Retired Participant’s election to defer coverage under the REHCP either initially or at a later date will be binding on all of his or her Covered Dependents. As long as the Retired Participant is covered under the REHCP, his or her Covered Dependents or any of them may defer coverage initially or at a later date. Once coverage begins under the REHCP in accordance with this Section 12.3(a) and subject to subsections (b) and (c) below, Medical Benefits shall be paid with respect to claims incurred up until the first of the following occurs:

(i)	In the case of a Retired Participant or a Covered Dependent, the first day after the date of his or her death;

(ii)
In the case of a Covered Dependent who is the Spouse or Domestic Partner of the Retired Participant, the end of the calendar month that includes the first to occur of (A) the divorce or legal separation of the Retired Participant and Spouse or in the case of a Domestic Partner, the person no longer satisfies the requirements to be the Domestic Partner of the Retired Participant or (B) the remarriage of the Spouse following the Retired Participant’s death;

(iii)
In the case of a Covered Dependent who is a child, the first to occur of (A) the end of the calendar year in which the Covered Dependent ceases to satisfy or provide satisfactory proof that he or she satisfies the requirements of Section 12.2(b)(i) (relating to unmarried children under age 19), Section 12.2(b)(ii) (relating to unmarried children age 19-25 who are full-time students), or Section 12.2(b)(iii) (relating to unmarried children who are incapacitated); provided, however, in the case of a Covered Dependent child who ceases to be a full-time student solely as a result of a medically necessary leave due to a serious illness or injury (a “school leave”), the child will continue to be covered until December 31 of the calendar year following the end of the calendar year in which the school leave began or (B) the date the child becomes covered under any other group health plan;

(iv)
In the case of any Retired Participant or Covered Dependent, the date upon which this Plan ceases to provide Medical Benefits to all or an affected class of Retired Participants and/or Covered Dependents.

Notwithstanding any contrary provision, if the Committee determines that a Retired Participant or a Covered Dependent committed fraud or intentionally misrepresented information regarding the Plan, the Committee may terminate coverage retroactively and the Retired Participant or Covered Dependent may be required to repay the Plan for any Medical Benefits paid as a result of such fraud or misrepresentation.

(b)
Notwithstanding Section 12.3(a), in the event that a Participant Contribution is required to be paid with respect to Medical Benefits for any Retired Participant or Covered Dependent, coverage under the REHCP and payment of Medical Benefits shall cease to be made with respect to claims incurred by such individuals as of the first day of any calendar month for which a Participant Contribution is due but is not timely paid (a “Delinquent Month”). The Committee may terminate coverage retroactively for any Delinquent Month and the Retired Participant or Covered Dependent may be required to repay the Plan for any Medical Benefits paid with respect to claims incurred during any Delinquent Month. A Retired Participant may elect to discontinue Medical Benefits for his or her Covered Dependents (in favor of no or a reduced level of benefits as may be permitted from time to time by the Committee) by filing a form for this purpose with the Committee or its designee, and by providing such other information as the Committee or its designee shall require. In such event, payment of Medical Benefits shall cease to be made with respect to claims incurred by such Covered Dependents after the effective date of the discontinuance of coverage, or in the case of the election of a reduced level of benefits, when the applicable limitations with respect to such reduced benefit level have been exceeded or the Retired Participant (or Covered Dependent) ceases to pay any required Participant Contribution necessary to sustain the benefit level elected. The Committee may establish procedures for permitting Covered Dependents for whom Medical Benefits have been discontinued to later resume coverage, but only upon the provision of evidence satisfactory to the Committee of medical insurability.

(c)
Notwithstanding Section 12.2(a), in certain circumstances and for a limited period of time, commencing on and after January 1, 1987, a Covered Dependent who would otherwise be ineligible for Medical Benefits under this Article XII due to the death or divorce of the Retired Participant, or who is no longer a Covered Dependent, shall be entitled to elect to continue to be eligible for such Medical Benefits (“Continuation Coverage”) upon the occurrence of the following events (“Qualifying Events”):

(i)
In the event of the death of the Retired Participant, a Covered Dependent may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following the Retired Participant’s death, subject to the restrictions of Section 12.3(c)(iv).

(ii)
In the event of the divorce of a Retired Participant from his or her Spouse, such Spouse may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following the date upon which coverage would otherwise cease under the terms of the Plan, subject to the restrictions of Section 12.3(c)(iv).

(iii)
Upon the failure of a child of a Retired Participant or the Spouse or Domestic Partner of a Retirement Participant to satisfy the requirements of paragraphs (a)(i), (ii) or (iii) of Section 12.2, so that he or she is no longer a Covered Dependent, such child may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following such date, subject to the restrictions of Section 12.3(c)(iv). The 12-month extension described in paragraph (a)(ii) of Section 12.2 for a child on school leave shall be applied toward the period of Continuation Coverage described in this paragraph.

(iv)	Notwithstanding the foregoing paragraphs (i), (ii) and (iii), Continuation Coverage for a Covered Dependent shall cease upon the first to occur of the following:

(A)
The date that such Covered Dependent becomes covered (as an employee or otherwise) under any other group health plan which does not contain any exclusion or limitation with respect to any preexisting condition of such individual.

(B)	The date that such Covered Dependent becomes entitled to receive Medicare benefits under Title XVIII of the Social Security Act.

(C)
The date upon which this Plan ceases to provide retiree medical benefits to any Retired Participant and his or her Covered Dependents, and the Employer Companies do not provide such benefits through another funding vehicle or group health plan or plans.

(D)	The date upon which coverage ceases as a result of the Covered Dependent failing to make timely payment of the premium required pursuant to Section 12.(3)(d).

(d)	The Committee shall require the payment of a premium by a Covered Dependent for any period of Continuation Coverage, subject to the following restrictions:

(i)	The decision to require payment of a premium, and the amount of such premium, shall be applied consistently to all Covered Dependents of Retired Participants similarly situated;

(ii)	The premium shall not exceed 102 percent of the “applicable premium” for such period, as that term is defined in ERISA § 604; and

(iii)	The premium may, at the election of the Covered Dependent, be made in monthly installments.
If an election by a Covered Dependent to receive Continuation Coverage is made after the occurrence of the Qualifying Event, the Covered Dependent shall be permitted to pay for Continuation Coverage during the period preceding the election, such payment to be made within 45 days of the date of the election.

(e)
(i)    The Committee, or its delegate, shall inform each Retired Participant and his or her Spouse (if any) of the rights provided under this Section 12.3, at the time of commencement of coverage under this Article or as otherwise provided by law.

(ii)
The Committee, or its delegate, shall notify each Covered Dependent eligible to elect Continuation Coverage of his or her rights under this Section 12.3 within 14 days after the Committee, or its delegate, is notified of the occurrence of a Qualifying Event as set forth in Section 12.3(c). Notification to a Covered Dependent who is the Spouse of the Retired Participant shall be treated as notification to all other Covered Dependents who may be eligible to elect Continuation Coverage and who reside with such Spouse at the time such notification is made.

(f)
A Covered Dependent must affirmatively elect, by a writing delivered to the Committee or its delegate, to receive Continuation Coverage. Such election must be made no later than 60 days after the later of (1) the date of the Qualifying Event or (2) the date such Covered Dependent receives notice under Section 12.3(e)(ii).

Section 12.4    Funding Method and Policy. All contributions to fund Medical Benefits provided under this Article XII shall be made by the Employer Companies, except those relating to (i) Continuation Coverage provided for in Section 12.3 hereof and (ii) that portion of coverage with respect to which Participant Contributions are required as provided for in Section 12.10 hereof. Subject to the restrictions of this Section 12.4 and Section 12.5, and taking into account Participant Contributions and contributions for Continuation Coverage, the Employer Companies shall contribute to the Medical Benefits Account an annual amount which is reasonably estimated to cover the total cost of the Medical Benefits to be provided hereunder and which satisfies the general requirements applicable to deductions allowable under Code § 404 (as set forth in Treasury Regulation § 1.404(a)-1). The total cost of providing Medical Benefits shall be determined in accordance with any generally accepted actuarial method which is reasonable in view of the provisions and coverage of the Plan, the funding medium, and other applicable considerations. The amount deductible by each Employer Company on account of such contributions for any taxable year shall not exceed the greater of:

(a)
An amount determined by distributing the remaining unfunded costs of past and current service credits as a level amount, or as a level percentage of compensation, over the remaining future service of each Participant employed by the Employer Company.

(b)	10 percent of the cost which would be required to completely fund or purchase Medical Benefits provided hereunder for the Participants employed by the Employer Company and their Covered Dependents.

In determining the amount deductible, an Employer Company must apply either paragraph (a) for all Participants or paragraph (b) for all Participants. If contributions paid by an Employer Company in a taxable year to fund Medical Benefits hereunder exceed the limitation of this Section, but otherwise satisfy the conditions for deduction under Code § 404, then the excess contributions may be carried over in accordance with the provisions of Treasury Regulation § 1.404(a)(3)(f) and be deducted in a later year. For the purpose of applying paragraph (a), if the remaining future service of a Participant is one year or less, it shall be treated as one year.
Section 12.5    Subordination to Retirement Benefits    .

(a)
It is intended that the Medical Benefits provided under this Article XII, when added to any Life Insurance Protection provided under this Plan be subordinate at all times to the retirement benefits provided under this Plan. Therefore, the aggregate of contributions (made after the effective date of this Article XII) for the funding of Medical Benefits pursuant to this Article XII, as well as any Life Insurance Protection, shall at no time exceed 25 percent of the aggregate contributions (made after such effective date) other than contributions to fund past service credits.

(b)
For purposes of this Section 12.5, “Life Insurance Protection” means any benefit paid under the Plan on behalf of a Participant as a result of the Participant’s death to the extent such payment exceeds the amount of the reserve to provide the retirement benefits for such Participant existing at his or her death.

Section 12.6    Forfeitures. In the event that a Participant’s interest in the Medical Benefits Account is forfeited prior to termination of such account, an amount equal to the amount of the forfeiture must be applied as soon as possible to reduce Employer contributions to fund the Medical Benefits provided under this Article XII.
Section 12.7    Benefits Provision. The benefits payable pursuant to this Article XII shall be limited to the payment of Medical Benefits for Retired Participants and their Covered Dependents. No benefit shall be provided which is not described in Code § 401(h) or the Regulations thereunder. It is anticipated that the same level of Medical Benefits shall be provided to all eligible Retired Participants, and in any event the Medical Benefits provided under this Article XII and the Employer contributions to fund said Medical Benefits shall not discriminate in favor of the officers, shareholders, supervisory employees, or highly compensated employees of the Employer Companies within the meaning of Treasury Regulation § 1.401-14.
Section 12.8    Supervision of Account. The Committee shall have general supervision of the operation of the Medical Benefits Account shall conduct the business of said Account, including the administration of claims, in accordance with Article IX and the other provisions of this Plan, except as otherwise provided in this Article XII, or in accordance with applicable law.
Section 12.9    Coordination with Employer-Maintained Group Medical Insurance for Active Participants and their Covered Dependents. Notwithstanding any other provision of this Article XII, if a Retired Participant, or his or her Covered Dependent, is eligible for Medical Benefits under this Article XII and also eligible for medical benefits under another group medical insurance plan sponsored and maintained by an Employer Company for active employees and their covered dependents (for example, the UPS Insurance Plan) (“Alternate Plan”), then no Medical Benefits under this Article XII shall be paid. Payment of Medical Benefits under this Article XII shall commence on the day following the day eligibility for benefits under the Alternate Plan ceases except to the extent coverage is deferred pursuant to Section 12.3(a).
Section 12.10    Participant Contributions.

(a)
The Committee may, from time to time, require Retired Participants and Covered Dependents to pay a portion of the cost of Medical Benefits as an annual contribution (a “Participant Contribution”), and shall in such event establish objective procedures for determining the amount and payment of Participant Contributions.

(b)
Effective for individuals who first become Retired Participants on or after January 1, 1993, and their Covered Dependents, an annual Participant Contribution shall be required in an amount equal to the excess of (i) over (ii) where:

(i)
is the projected per-capita cost of providing Medical Benefits for Retired Participants and/or Covered Dependents, or specified classes thereof, for the Plan Year, as determined by the Committee in accordance with such reasonable nondiscriminatory procedures as it shall adopt from time to time; and

(ii)	is the Retired Participant’s Defined Dollar Benefit (“DDB”) balance, as described in Section 12.10(c) or (d) below.

(c)
Subject to the rules of this Section 12.10(c), a Retired Participant will earn a DDB amount for each Year of Service with an Employer Company which will be applied to purchase Medical Benefits before the Retired Participant or his or her Covered Dependents become eligible for Medicare (“Pre-Medicare Eligible Coverage”) and after the Retired Participant or his or her Covered Dependents become eligible for Medicare (“Medicare Eligible Coverage”). The DDB amount earned for each Year of Service with an Employer Company will be accumulated over the period that the Retired Participant is employed with an Employer Company as a DDB balance (the “Pre-Medicare Eligible Coverage DDB Balance” and “Medicare Eligible Coverage DDB Balance,” collectively, the “DDB Balance”).

(d)
A Retired Participant’s DDB amount for any Year of Service after December 31, 2000 with an Employer Company will be equal to the DDB amount for the Employer Company for which the Retired Participant performed service during that Plan Year as set forth in Appendix F. If a Retired Participant performs service under more than one schedule in any Plan Year, the Retired Participant shall receive credit for his or her Year of Service, if any, completed in that Plan Year under the schedule with the highest DDB amount under which he or she has at least one Hour of Service. The DDB amount for each Year of Service with an Employer Company while it is an Employer Company completed prior January 1, 2001 shall be equal to $250 for Pre-

Medicare Eligible Coverage and $42 for Medicare Eligible Coverage. However, except as provided in Appendix F, no DDB amount shall be earned for Years of Service with an Employer Company that first becomes an Employer Company on or after January 1, 2001 completed before that Employer Company first began to offer Medical Benefits under this Plan. Except as provided Section 12.10(g)(ii), in no event shall the Pre-Medicare Eligible Coverage DDB Balance exceed $7500 or the Medicare Eligible Coverage DDB Balance exceed $1260. Notwithstanding the foregoing, a Grandfathered Retired Participant’s DDB amount for any Year of Service (up to a maximum of $7,500) with an Employer Company shall never be less than $250 for Pre-Medicare Eligible Coverage and $42 for Medicare Eligible Coverage.

(e)
The Retired Participant and his or her Spouse or Domestic Partner each may apply the DDB Balance to purchase Medical Benefits. If the Retired Participant has Covered Dependents who are children (including adult children who are Covered Dependents), they will be treated as a unit with the younger of the Retired Participant and his or her Spouse or Domestic Partner. If the Retired Participant does not have a Spouse or Domestic Partner, the Covered Dependents who are children (including adult children who are Covered Dependents) will be treated as a separate unit and the Retired Participant and his or her Covered Dependent unit each may apply the DDB Balance to purchase Pre-Medicare Eligible Coverage or Medicare Eligible Coverage. If the Retired Participant and his or her Spouse or Domestic Partner who is a Covered Dependent predecease the Retired Participant's Covered Dependents who are children (including adult children who are Covered Dependents), such Covered Dependents who are children will be treated as a separate Covered Dependent unit having the deceased Retired Participant's Pre-Medicare Eligible Coverage DDB Balance unless the Covered Dependent is eligible for a Retiree Reimbursement Account (“RRA”) , as described below.

A bookkeeping account, the RRA, will be established for a Retired Participant or his or her Spouse or Domestic Partner, if any, for each Plan Year in which the Retired Participant or his or her Spouse or Domestic Partner is at least age 65 and eligible for Medicare as a result of his or her age. The RRA established for each of the Retired Participant and his or her Spouse or Domestic Partner who is at least age 65 will be credited with the lesser of (i) the Retired Participant’s Medicare Eligible Coverage DDB Balance amount or (ii) the maximum RRA credit established by the Committee for that Plan Year. No RRA will be established for periods prior to the Retired Participant or his or her Spouse or Domestic Partner becoming age 65 and eligible for Medicare. Effective January 1, 2013, a RRA will be established for a Covered Dependent described in Section 12.2(b)(iii) who is a child upon such Covered Dependent becoming age 65 and eligible for Medicare. Any unused DDB Balance or balance to a RRA may not be carried forward from one Plan Year to a future Plan Year.

(f)
The Pre-Medicare Eligible Coverage DDB Balance is applied to the Participant Contribution for each Plan Year (or portion thereof) prior to the calendar month in which the Retired Participant or his or her Spouse or Domestic Partner, as applicable, becomes eligible for Medicare. The Medicare Eligible Coverage DDB Balance is applied to the Participant Contribution for each Plan Year (or portion thereof) from the first day of the calendar month in which the Retired Participant or his or her Spouse or Domestic Partner, as applicable, becomes eligible for Medicare. The DDB Balance of a Covered Dependent who is not a Spouse or Domestic Partner will be adjusted to the Medicare Eligible Coverage DDB Balance as of the first day of the calendar month in which the younger parent first becomes eligible for Medicare or if there is no Spouse or Domestic Partner, as of the first day of the calendar month in which the Retired Participant first becomes eligible for Medicare. Notwithstanding the forgoing, if a Retired Participant or his or her Spouse or Domestic Partner becomes eligible for Medicare as a result of end stage renal disease (“ESRD”), the Pre-Medicare Eligible Coverage DDB Balance shall continue to apply to such Retired Participant or Spouse or Domestic Partner during the applicable Medicare coordination period during which a UPS group health plan is required to provide primary coverage.

(g)	The DDB Balance credited to a Retired Participant is determined as follows:

(i)
For a Retired Participant who did not complete at least one Year of Service with an Employer Company prior to 1993, the DDB Balance is the sum of the DDB amounts for each of the Retired Participant’s Years of Service with an Employer Company as determined under Section 12.10(d).

(ii)	For each Grandfathered Retired Participant who completed at least one Year of Service with an Employer Company prior to 1993, the DDB Balance is calculated as follows:

(A)	The sum of the DDB amounts for each of his or her Years of Service with an Employer Company as determined under Section 12.10(d) subject to the maximum DDB balance thereunder plus

(B)
Two times the DDB amount for each of his or her Years of Service with an Employer Company completed prior to January 1, 1993 (up to a maximum of $15,000 for Pre-Medicare Eligible Coverage and $2520 for Medicare Eligible Coverage).

(iii)	As a minimum, each Grandfathered Retired Participant described in Section 12.10(g)(ii) shall be credited with a minimum DDB Balance in accordance with the following table:

Age at Retirement from Employment with the Employer Company	Pre-Medicare Eligible	Minimum DDB Amount Medicare Eligible Coverage

65 or older	$7500	$1260
64	$7250	$1218
63	$7000	$1176
62	$6750	$1134
61	$6500	$1092
60	$6250	$1050
59	$6000	$1008
58	$5750	$966
57	$5500	$924
56	$5250	$882
55	$5000	$840

(h)	Notwithstanding any contrary provision of this Section 12.10,

(i)	a Retired Participant hired by an Employer Company or a Related Employer on or after January 1, 2006 shall not earn a DDB amount;

(ii)	A Retired Participant hired by Overnite or by Motor Cargo after December 31, 2001 shall not earn a DDB amount;

(iii)
LTD Participant or a Participant receiving a Disability Retirement Benefit shall not earn Year of Service credit or a DDB amount while he or she is a LTD Participant or is receiving a Disability Retirement Benefit; and

(iv)
an individual shall not earn a DDB amount while he or she is performing services for an Employer Company or a Related Employer, as a “leased employee” or who otherwise is not classified on the payroll as an employee of an Employer Company or a Related Employer regardless of whether he or she is reclassified as an employee.

ARTICLE XIII
SPECIAL BENEFITS UPON VOLUNTARY TERMINATION OF EMPLOYMENT
Section 13.1    Special Early Retirement. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, and who has not otherwise attained his or her Early Retirement Date shall be eligible to retire under the Early Retirement Benefit provisions of Section 4.3 and receive an Early Retirement Benefit in an amount determined under subsection 5.2(b)(ii)(C)(4) and (5) (except that for this purpose, subsection 5.2(b)(ii)(C)(4) and (5) shall be modified to provide that the reduction factor shall apply with respect to each month or partial month by which the Participant’s Annuity Starting Date precedes his or her 55th birthday), provided that each of the following conditions is satisfied:

(c)
Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and has, prior to August 15, 1995, both attained age 50, and either (i) in the case of a Participant who is a “Highly Compensated Employee” (within the meaning of Code § 414(q)), was hired by an Employer Company on or before August 15, 1975, or (ii) in the case of a Participant who is not a “Highly Compensated Employee,” has completed at least five (5) Years of Service.

(d)
Election Requirements. An eligible Participant described in Section 13.1(a) above must elect to retire and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period commencing on June 15, 1995, and ending on August 15, 1995. Any Participant who makes such an election must actually retire by September 1, 1995, unless an extension for a specified number of days is requested by his or her Employer Company.

(e)	Notwithstanding the foregoing, the following employees shall be eligible for the Special Early Retirement benefit described in this Section 13.1:

(i)
employees of Roadnet Technologies, Inc. who were terminated as a result of the reduction in force occurring on March 1, 1995 and who satisfied the requirements of Section 13.1(a) as of March 1, 1995; and

(ii)	employees of II Morrow, Inc. who were terminated as a result of the reduction in force occurring on February 2, 1995 and who satisfied the requirements of Section 13.1(a) as of February 2, 1995.
Section 13.2    Supplemental Retirement Benefit. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, shall be eligible to receive a supplemental retirement benefit under the Plan following his or her retirement or termination of employment, provided that each of the following conditions is satisfied:

(e)
Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and is either (i) eligible to retire under the provisions of Section 4.2, 4.3 or 13.1 of the Plan, or (ii) a full-time management Employee who is employed at any division, unit, operation or facility of an Employer Company other than Region 22, including all districts therein, (Air Operations) or Region 20 - District 29 (Information Services, New Jersey).

(f)
Election Requirements. An eligible Participant described in Section 13.2(a) above must elect to retire or voluntarily terminate employment and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period commencing on June 15, 1995, and ending on August 15, 1995. Any Participant who makes such an election must actually retire or terminate by September 1, 1995, unless an extension for a specified number of days is requested by his or her Employer Company.

(g)
Amount of Benefit. Any eligible Participant who satisfies the election requirements of subsection 13.2(b) above, shall be entitled to receive a supplemental retirement benefit at his or her Normal Retirement Date, the amount of which shall be determined as follows:

(i)
First, a weekly rate of basic salary or wages shall be determined based upon the rate of basic salary or the hourly wage rate in effect on the last day of the Participant’s active employment. Such weekly rate of basic salary for a salaried Participant shall equal basic monthly salary divided by 4.33. Such weekly rate of basic wages for a Participant who is an hourly-paid Employee shall equal the product of the basic hourly wage rate and forty (40) hours, if the Participant is a full-time Employee, or twenty (20) hours if the Participant is a part-time Employee. For purposes of the foregoing, a part-time employee shall be defined to include those employees with an employment code of “K,” “E” or “D” as of June 15, 1995.

(ii)	Second, the Participant’s weekly rate of basic salary or wages shall be multiplied by the number of weeks with which he or she is credited as follows:

(E)	Base Credit. Each eligible Participant shall receive 4.33 weeks of credit, regardless of his or her length of service.

(F)
Additional Credit. In addition, each eligible Participant shall be credited with two (2) weeks for each full year of employment by an Employer Company, measured by each twelve (12) month anniversary date from date of hire, and excluding any fractional year, up to a maximum of forty (40) weeks of such additional credit.

(iii)
Third, for eligible Participants who are covered by the UPS Managers Incentive Plan, an amount equal to the product of (i) and (ii), where (i) is the product of (A) the eligible Participants weekly rate of basic salary or wages,

(B) 4.33 and (C) 1.25 and (ii) is a fraction, the numerator of which is eight (8) and the denominator of which is twelve (12).

(iv)
Fourth, the sum of the amounts described in Section 13.2(c)(ii) and (iii) above shall be increased each year by the percentage rate(s) of interest described in Section 5.7(c) of the UPS Retirement Plan (Restated to Incorporate Amendment Nos. 1‑17) as effective as of January 1, 1993 (the “1993 Plan”), from the first day of the month following the last day on which the Participant was actively employed until his or her Normal Retirement Date.

(v)
Fifth, the lump sum amount described in subsection 13.2(c)(iv) above shall be converted to a Single Life Only Annuity using, for conversion purposes, the 1971 Towers, Perrin, Forster and Crosby Forecast Morality Table and the interest rate(s) described in such Section 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in such Section 5.7(c) or such rate as was in effect as of January 1, 1995. Such Single Life Only Annuity (consisting of monthly payments commencing at Normal Retirement Date) shall hereafter be referred to as the “Supplemental Retirement Benefit.”

(h)
Form of Benefit. If an eligible Participant is not married as of his or her Supplemental Retirement Benefit commencement date, the normal form of payment of such benefit will be a Single Life Only Annuity, commencing on his or her Normal Retirement Date. If an eligible Participant is married as of his or her Supplemental Retirement Benefit commencement date, the Normal Form of payment of his or her Supplemental Retirement Benefit will be a Qualified Joint and Survivor Benefit, commencing on his or her Normal Retirement Date, and the amount of his or her monthly Supplemental Retirement Benefit will be reduced in the manner described in Section 1.1(b) of the 1993 Plan.

(i)
Alternate Benefit Elections. Each eligible Participant may elect, subject to the spousal consent provisions contained in Section 5.4(b) of the 1993 Plan, either (i) to receive his or her Supplemental Retirement Benefit in any of the forms permitted under Article V as soon as practicable following his or her termination of employment or as of an Early or Normal Retirement Date, if later, or (ii) in the form of an immediate single lump sum payment equal to the greater of (A) the actuarial equivalent present value of the monthly Supplemental Retirement Benefit, or (B) the sum of the amounts described in Section 13.2(c)(ii) and (iii) above. (For purposes of the preceding sentence, actuarial equivalence will be determined by use of the mortality table referenced in Section 13.2(c)(v) and the rate(s) of interest described in such Section 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in such Section 5.7(c) or such rate as was in effect as of January 1, 1995). Notwithstanding the foregoing, in the event that an eligible

Participant’s Supplemental Retirement Benefit is to be paid as an annuity, the actual form of annuity payment shall be that form which is in effect for the payment of the eligible Participant’s Normal or Early Retirement Benefit, if any.
Section 13.3    Legal Compliance. Notwithstanding the foregoing, the eligibility of Participants who are “Highly Compensated Employees” (within the meaning of Code § 414(q)) for the special benefits provided under this Article XIII (and/or the amount of such benefits) shall be limited to the extent required to satisfy the applicable nondiscrimination requirements of the Code.

APPENDIX A
LOCALS NOT ENTITLED TO RETIREE MEDICAL BENEFITS
In accordance with Section 12.2(o) of the UPS Retirement Plan, the following is a list of locals of the A.F.L.-C.I. O, the International Association of Machinists and the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (“IBT”) the members of which are entitled to Benefit Service towards retirement benefits hereunder, but not Medical Benefits under Articles XII of the Plan:

1)	Southern Ohio district:

(i)	IBT Local 92 (center clerks)

(ii)	IBT Local 100 (center clerks)

(iii)	IBT Local 651 (center clerks)

(iv)	Office and Professional Employees International, A.F.L.-C.I.O., Local 98 (full time clerical employees hired prior to December 31, 1985)

2)	Central Ohio district:

(i)	IBT Local 20 (center clerks)

(ii)	IBT Local 40 (center clerks)

(iii)	IBT Local 413 (center clerks)

(iv)	IBT Local 637 (center clerks)

(v)	IBT Local 908 (center clerks)

(vi)	IBT Local 957 (center clerks)

3)	Northern Ohio district:

(i)	IBT Local 92 (center clerks)

(ii)	IBT Local 348 (center clerks)

(iii)	IBT Local 377 (center clerks)

(iv)	IBT Local 407 (center clerks and Delivery Information center clerks)

(v)	IBT Local 571 (center clerks)

(vi)	International Association of Machinists, Local 1363 (part-time)

THE UPS RETIREMENT PLAN
APPENDIX B

FACTORS FOR RETIREES IN PAY STATUS AS OF SEPTEMBER 1, 1979
The following table sets forth factors, by year of retirement, death or disability, to be utilized pursuant to subparagraph 5.1(c)(iii)(B) of the Plan, to determine the benefit payable pursuant to paragraph 5.1(c) of the Plan.

Year	Applicable Factor

1961	2.00
1962	1.97
1963	1.93
1964	1.90
1965	1.85
1966	1.77
1967	1.70
1968	1.60
1969	1.47
1970	1.34
1971	1.25
1972	1.19
1973	1.07
1974	.88
1975	.73
1976	.65
1977	.56
1978	.46
1979	.32

THE UPS RETIREMENT PLAN
APPENDIX C
FACTORS FOR RETIREES IN PAY STATUS AS OF JANUARY 1, 1985
The following table sets forth factors, by year of retirement, death or disability, to be utilized pursuant to subparagraph 5.1(d)(iii)(B) of the Plan, to determine the benefit payable pursuant to Paragraph 5.1(d) of the Plan.

Year	Applicable Factor

1961	2.60
1962	2.56
1963	2.52
1964	2.48
1965	2.42
1966	2.34
1967	2.25
1968	2.13
1969	1.98
1970	1.83
1971	1.72
1972	1.64
1973	1.50
1974	1.28
1975	1.11
1976	1.01
1977	.90
1978	.79
1979	.63
1980	.46
1981	.35
1982	.29
1983	.26
1984	.23

Effective January 1, 1996:
THE UPS RETIREMENT PLAN
APPENDIX D

ADDITIONAL MONTHLY RETIREMENT BENEFIT
Pursuant to this Appendix D, the following list of Employees, identified by Social Security number, shall be entitled to receive the corresponding Additional Monthly Retirement Benefits, in accordance with the terms and conditions of Section V of the Plan.
[INFORMATION EXCLUDED]

Criteria used to determine the group of Employees eligible for, and the amount of, the Additional Monthly Retirement Benefits shall comply with all provisions of the Code including Code §401(a)(4) and §415.

THE UPS RETIREMENT PLAN
APPENDIX E

FORMER ROLLINS EMPLOYEES
Former Rollins Employees. Notwithstanding any contrary provision of this Plan, any Employee who was employed by Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. or Rollins Transportation Systems, Inc. (each, “Rollins”) and is identified at the end of this Appendix E as a “transfer employee” pursuant to Section 5.7 of that certain Asset Purchase Agreement dated November 12, 1999 by and among Worldwide Dedicated Services, Inc., Rollins Truck Leasing Corp., Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. and Rollins Transportation Systems, Inc. shall receive credit for all service completed with Rollins or any person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Rollins (a “Rollins Affiliate”) or any predecessor to Rollins for purposes of the following:
(a)    eligibility requirements described in Section 2.1;
(b)    eligibility for a Deferred Vested Benefit as described in Section 4.4;
(c)    eligibility for an Early Retirement Benefit as described in Article V; and
(d)    eligibility for retiree medical benefits described in Article XII.
Under no circumstances will service with Rollins, a Rollins Affiliate or a predecessor of Rollins be counted as Benefit Service or for purposes of determining the amount of the Participant Contribution for or the amount of retiree medical benefits under Article XII

Name	Rollins DOE	WDS DOE	Termination Date	Vested as of 8/02

[INFORMATION EXCLUDED]

THE UPS RETIREMENT PLAN
APPENDIX F-1

RPA POINTS AND DDB AMOUNTS
This Appendix F-1 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.
Employer Companies
The Employer Companies subject to this Appendix F-1 are as follows:

United Parcel Service Name of Employer Company	Date of Participation	Date Participation Ceased

Trailer Conditioners, Inc.	January 1, 2001
United Parcel Service Co.	January 1, 2001
United Parcel Service General Services Co.	January 1, 2001
UPS Fuel Services, Inc. (UPS Aviation Services, Inc. prior to January 1, 2003)	January 1, 2001
UPS International General Services Co.	January 1, 2001
UPS Procurement Services Corporation	January 1, 2001
UPS Worldwide Forwarding, Inc.	January 1, 2001
United Parcel Service, Inc. (Ohio)	January 1, 2001
BT Realty Holdings, Inc.	January 1, 2001
United Parcel Service, Inc. (NY)	January 1, 2001
BT Realty Holdings II, Inc.	January 1, 2001
UPS Latin America, Inc.	January 1, 2001
United Parcel Service of America, Inc.	January 1, 2001

RPA Points
Alternative Points:	20 per year of Benefit Service
Alternative-PLUS Points:	5 per year of Benefit Service
Integrated Points:	12 per year of Benefit Service
Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$250 per Year
Medicare Eligible Coverage	$42 per Year

THE UPS RETIREMENT PLAN
APPENDIX F-2

RPA POINTS AND DDB AMOUNTS
This Appendix F-2 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.
Employer Companies
The Employer Companies subject to this Appendix F-2 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased

UPS Capital Corporation	January 1, 2001
UPS Capital Insurance Agency, Inc. (Glenlake Insurance Agency, Inc. prior to August 12, 2002)	January 1, 2001
UPS Capital Insurance Agency, Inc. of California (Glenlake Insurance Agency, Inc. of California prior to August 13, 2002)	January 1, 2001

RPA Points
Alternative Points:	12 per year of Benefit Service
Alternative-PLUS Points:	5 per year of Benefit Service
Integrated Points:	8 per year of Benefit Service
Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

THE UPS RETIREMENT PLAN
APPENDIX F-3

RPA POINTS AND DDB AMOUNTS
This Appendix F-3 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.
Employer Companies
The Employer Companies subject to this Appendix F-3 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased

Pax Logistics International, Ltd.	January 1, 2001
UPS Logistics Technologies, Inc. (f/k/a Roadnet Technologies, Inc.)	January 1, 2001
UPS Supply Chain Solutions, Inc. (f/k/a UPS Worldwide Logistics and including Diversified Trimodal, Inc. d/b/a merged 12/31/02)	January 1, 2001
Diversified Trimodal, Inc. d/b/a merged 12/31/02)	January 1, 2001	December 31, 2002 (Through series of mergers became part of UPS Supply Chain Solutions, Inc.)
Worldwide Dedicated Services, Inc.	January 1, 2001

RPA Points
Alternative Points:	5 per year of Benefit Service
Alternative-PLUS Points:	4 per year of Benefit Service
Integrated Points:	4 per year of Benefit Service
Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

THE UPS RETIREMENT PLAN
APPENDIX F-4

RPA POINTS AND DDB AMOUNTS
This Appendix F-4 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.
Employer Companies
The Employer Companies subject to this Appendix F-4 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased

UPS Aviation Technologies, Inc. (f/k/a II Morrow. Sold to Garmin International, Inc. 8/22/03)	January 1, 2001	August 22, 2003

RPA Points
Alternative Points:	5 per year of Benefit Service
Alternative-PLUS Points:	4 per year of Benefit Service
Integrated Points:	4 per year of Benefit Service
Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

THE UPS RETIREMENT PLAN
APPENDIX F-5

RPA POINTS AND DDB AMOUNTS
This Appendix F-5 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.
Employer Companies
The Employer Companies subject to this Appendix F-5 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased

UPS Customhouse Brokerage	January 1, 2001

RPA Points
Alternative Points:	5 per year of Benefit Service
Alternative-PLUS Points:	4 per year of Benefit Service
Integrated Points:	4 per year of Benefit Service
Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

THE UPS RETIREMENT PLAN
APPENDIX F-6

DDB AMOUNTS
This Appendix F-6 shall apply to each Participant who is employed by one or more of the Employer Companies listed below whose initial date of hire by such Employer Company was prior to January 1, 2002 and who retires on or after July 1, 2006.
Employer Companies
The Employer Companies subject to this Appendix F-6 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased

UPS Ground Freight, Inc.	May 1, 2006
Overnite Transportation Company (for periods before May 1, 2006, changed name to UPS Ground Freight, Inc. May 1, 2006, including Motor Cargo Distribution Services, Inc. merged May 1, 2006)	January 1, 2006	April 30, 2006
Overnite Corporation (for periods before May 1, 2006)	January 1, 2006	April 30, 2006
Motor Cargo Industries, Inc. (including Motor Cargo, merged May 1, 2006)	January 1, 2006	April 30, 2006

Annual DDB Amount per Year of Service
Pre-Medicare Eligible Coverage	$135 (Effective for all Years of Service with the Employer Companies subject to this Appendix F-6, except Years of Service with Motor Cargo prior to January 1, 2006 shall not be included)
Medicare Eligible Coverage	$0

THE UPS RETIREMENT PLAN
APPENDIX F-7

PORTABLE ACCOUNT FORMULA
Employer Companies participating in Portable Account Formula Schedule A:
Trailer Conditioners, Inc.
United Parcel Service Co.
United Parcel Service General Services Co.
UPS Fuel Services, Inc. (UPS Aviation Services, Inc. prior to January 1, 2003)
UPS International General Services Co.
UPS Procurement Services Corporation
UPS Worldwide Forwarding, Inc.
United Parcel Service, Inc. (Ohio)
BT Realty Holdings, Inc.
United Parcel Service, Inc. (NY)
BT Realty Holdings II, Inc.
UPS Latin America, Inc.
United Parcel Service of America, Inc.
UPS Capital Corporation
UPS Capital Insurance Agency, Inc. (Glenlake Insurance Agency, Inc. prior to August 12, 2002)
UPS Capital Insurance Agency, Inc. of California (Glenlake Insurance Agency, Inc. of California prior to August 13, 2002)
UPS Ground Freight, Inc.
UPS Ground Freight, Inc. (formerly Overnite Transportation Company (for periods before May 1, 2006)
Overnite Corporation (for periods before May 1, 2006)
Motor Cargo Industries, Inc. (including Motor Cargo merged May 1, 2006)
Employer Companies participating in Portable Account Formula Schedule B:
Pax Logistics International, Ltd.
UPS Logistics Technologies, Inc. (f/k/a Roadnet Technologies, Inc.)
UPS Supply Chain Management, Inc. (f/k/a UPS Worldwide Logistics)
UPS Supply Chain Management, Inc. (including Diversified Trimodal, Inc. (d/b/a Martrac)
Worldwide Dedicated Services, Inc.
UPS Customhouse Brokerage

Portable Account Points as of January 1	Portable Account Formula Schedule A	Portable Account Formula Schedule B

Less than 35	5.0%	2.5%
35-54	6.0%	3.0%
55-74	7.0%	4.0%
75 or more	8.0%	5.0%

THE UPS RETIREMENT PLAN
APPENDIX G

LIST OF EMPLOYER COMPANIES WITH UPS FREIGHT FORMULA
Motor Cargo
Overnite Transportation Company
Overnite Corporation
UPS Ground Freight, Inc.

THE UPS RETIREMENT PLAN
APPENDIX H

EMPLOYER COMPANIES
EFFECTIVE JANUARY 1, 2014

Employer	Effective Date of Participation	Participation Ended
BT Realty Holdings II, Inc.	May 18, 1999
BT Realty Holdings, Inc.	May 18, 1999	December 21, 2011
Fritz Companies, Inc. (including UPS Full Service Brokerage, Inc. merged 7/1/02)	July 1, 2001	July 1, 2002
iShip, Inc.	December 1, 2001
Motor Cargo Industries, Inc. (includes Motor Cargo which was merged 5/1/06)	January 1, 2006	May 1, 2006
New Neon Company, Inc.	November 1, 2001	No longer in existence
Overnite Corporation	January 1, 2006	July 13, 2011
Overnite Transportation Company (includes Motor Cargo Distribution Services, Inc. which was merged 5/1/06)	January 1, 2006	December 31, 2008
Trailer Conditioners, Inc.	January 1, 1998	December 31, 2009
United Parcel Service Co.	January 1, 1998
United Parcel Service of America, Inc.	January 1, 1998
United Parcel Service, Inc. (New York)	January 1, 1998	Merged into Limited Parcel Service, Inc. (Ohio) January 1, 2009
United Parcel Service, Inc. (Ohio)	January 1, 1998
UPS Aviation Services, Inc.	January 1, 1998	No longer in existence
UPS Aviation Technologies, Inc.	January 1, 1998	August 22, 2003
UPS Capital Business Credit (Formerly First International Bank)	September 1, 2001
UPS Capital Business Credit of New Jersey, Inc. (Formerly First International Capital Corporation of New Jersey)	September 1, 2001
UPS Capital Corporation, Inc.	May 28, 1998
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)	July 29, 1998
UPS Capital Insurance Agency, Inc. of California (Formerly Glenlake Insurance Agency, Inc. of California)	August 10, 1999	December 21, 2009
UPS Consulting, Inc.	February 8, 2001	Dissolved August 20, 2007
UPS Customhouse Brokerage, Inc.	January 1, 1998
UPS Full Service Brokerage, Inc.	June 6, 2000	July 1, 2002
UPS General Services Co.	January 1, 1998
UPS Global Forwarding Services, Inc. (including Livingston Healthcare Services, Inc. merged 12/31/01)	July 1, 2001	December 31, 2001
UPS Ground Freight d/b/a UPS Freight (Formerly Overnite Transportation Company)	January 1, 2006
UPS International General Services Co.	January 1, 1998

UPS Latin America, Inc.	January 1, 1998
UPS Logistics Group, Inc.	January 1, 1998	December 31, 2002
UPS Logistics Technologies, Inc.	January 1, 1998	December 31, 2010
UPS Mail Boxes Etc., Inc.	April 30, 2001	October 1, 2012
UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.)	February 1, 2001
UPS Mail Technologies, Inc. (Formerly Mail2000, Inc.)	February 1, 2001	May 29, 2003 (Sold to DST Output of California, Inc.)
UPS Procurement Services Corporation	January 1, 1998
UPS Service Parts Logistics, Inc.	July 1, 2001	Dissolved December 31, 2004
UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)
January 1, 1998 (July 1, 2001 for UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. and UPS Supply Chain Management Nevada, Inc.)
UPS Telecommunications, Inc. (UPS Teleservices)	July 1, 2001
UPS Worldwide Forwarding, Inc.	January 1, 1998
UPSLG Puerto Rico, Inc.	July 1, 2001	Dissolved December 31, 2004
Worldwide Dedicated Services, Inc.	January 1, 1998

THE UPS RETIREMENT PLAN
APPENDIX I

SPECIAL OPL RETIREMENT BENEFIT
Section 1Special OPL Retirement Benefit. Notwithstanding any other provision in this Plan, the provisions in this Appendix I shall apply to the terms of the participation of any Grandfathered OPL Participant to the extent that such provisions are different from or supplement the provisions otherwise set forth in the Plan.
Section 2    Definitions.
(a)    “Compensation” generally has the same meaning set forth in Article I of the Plan; however, for a Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to this Section, Compensation shall also include remuneration actually paid by OPL to such Grandfathered OPL Participant for the applicable year to the extent such remuneration was included as “compensation” under the OPL Plan.
(b)    “Employer Company” generally has the same meaning set forth in Article I of the Plan; however, solely with respect to a Grandfathered OPL Participant, OPL also shall be considered an Employer Company.
(c)    “Grandfathered OPL Participant” means a former participant in the OPL Plan who is listed below:
[INFORMATION EXCLUDED]

(d)    “Hour of Service” generally has the same meaning set forth Article I of the Plan; however, for a Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to this Section, an Hour of Service shall also include an hour of service with OPL and any employer that would be considered a single employer with OPL under Code § 414(b), (c), (m) and (o) to the extent such hour of service was included as an “hour of service” under the OPL Plan.
Solely for purposes of entitlement to retiree medical benefits under Article XII of the Plan, including the determination of whether such Grandfathered OPL Participant is a Grandfathered Retired Participant, each Grandfathered OPL Participant shall be deemed to have an Hour of Service for each “hour of service” he or she was credited with under the OPL Plan.

(e)    “OPL” means the Overseas Partners Ltd, Overseas Partners Capital Corporation and any other employer that participated in the OPL Plan on March 1, 2002.
(f)    “OPL Minimum Benefit” means the protected minimum benefit described in Section 4 of this Appendix.
(g)    “OPL Plan” means the Overseas Partners Ltd. and Subsidiaries Retirement Plan, as amended and restated effective as of January 1, 2000, and as further amended through April 15, 2001.
Section 3    OPL RPA Point Service Assumption. A Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to Section 2 of this Appendix shall be subject to Appendix F-1 with respect to his or her RPA Point accrual until the later of January 1, 2001 or his or her actual reemployment commencement date with an Employer Company without regard to Section 2(b) of this Appendix. Beginning on the later of January 1, 2001 or his or her actual reemployment commencement date without regard to Section 2(b) of this Appendix, a Grandfathered OPL Participant will accrue RPA Points under the applicable Appendix covering the Employer Company with which he or she is employed.
Section 4    Grandfathered OPL Benefit.
(a)    OPL Benefits in Pay Status on March 1, 2002. With respect to any Grandfathered OPL Participant whose retirement benefit under the OPL Plan was in pay status on March 1, 2002, payment of such benefit shall continue under this Appendix for payments due on or after April 1, 2002 in the same amount and benefit form as set forth below, which is the benefit being paid from the OPL Plan on February 28, 2002:
OPL Benefits in Pay Status on March 1, 2002

Participant	Monthly Benefit	Form
[INFORMATION EXCLUDED]

OPL Minimum Accrued Benefit

Participants	Total Monthly Benefit Accrued Benefit
[INFORMATION EXCLUDED]

(b)    OPL Minimum Benefit. The Accrued Benefit of a Grandfathered OPL Participant shall never be less than the Grandfathered OPL Participant’s OPL Minimum Benefit, which is the OPL Minimum Accrued Benefit in Section 4(b)(i)

adjusted by the applicable Grandfathered Actuarial Factors in Section 4(b)(ii) and, if applicable, the applicable early retirement reduction factors set forth in Section 5.2(b)(ii)(C)(4) of the Plan or the early commencement reduction factor set forth in Section 5.2(c)(ii)(A)(6)(b) of the Plan, each determined without regard to whether such Grandfathered OPL Participant has an Hour of Service as an Employee on or after January 1, 1992 and based upon such Grandfathered OPL Participant’s years of “benefit service” under the OPL Plan on February 28, 2002.
(i)    OPL Minimum Accrued Benefit. The OPL Minimum Accrued Benefit of a Grandfathered OPL Participant is set forth in Section 4(a) above, which is the Grandfathered OPL Participant’s monthly benefit under the OPL Plan payable at Normal Retirement Date in the Normal Form determined as if such Grandfathered OPL Participant had terminated employment with UPS and OPL on the earlier of February 28, 2002 or the date he last actually terminated employment with UPS and OPL.
Termination of employment with UPS and OPL for the purpose of Section 4(b) of this Appendix means the termination of employment with all Employer Companies and Related Employers as well as OPL and all employers that would be considered a single employer with OPL under Code § 414(b), (c), (m) and (o).
(c)    Grandfathered Actuarial Factors.
(i)    Actuarial Equivalent. For purposes of determining a Grandfathered OPL Participant’s OPL Minimum Benefit, the Actuarial Equivalent factors are as follows:
(A)    For the annuity benefit set forth in Section 4(b)(iii)(A), an interest rate of 7.5 percent and the 1983 GAM mortality table (blended 50 percent male, blended 50 percent female).
(B)    For the annuity benefit set forth in Section 4(b)(i),
with respect to the Qualified Joint and Survivor Benefit, 90 percent of the Participant’s monthly benefit payable in the Normal Form determined under Section 5.2(a), Section 5.2(b) or Section 5.2(c) increased (or decreased) by 0.5 percent for each year the Spouse’s or beneficiary’s age is greater (or less) than the Participant’s age, with no minimum but to a maximum of 99 percent.
with respect to the Single Life Annuity with 120-Month Guarantee, 95 percent of the Participant’s monthly benefit payable in the Normal Form.
(ii)    Special Optional Forms of Benefit Limited to OPL Minimum Benefit.

(A)    UPS Retirement Plan Termination. Subject to the rules set forth in Section 5.3 of the Plan, a Grandfathered OPL Participant, upon the termination of the UPS Retirement Plan, shall have the option to receive the Present Value of the Grandfathered OPL Participant’s accrued benefit in the OPL Plan defined in Section 4(b)(i) determined as if such Grandfathered OPL Participant had terminated employment with UPS and OPL on the earlier of February 28, 2002 or the date he last actually terminated employment with UPS and OPL in a single cash lump sum payment or an immediate annuity which shall be the Actuarial Equivalent value of the benefit defined in Section 4(b)(i) determined as described above.
(B)    Present Value. For purposes of this Section, Present Value means the value of the Normal Form of benefit payment based the mortality table the Secretary of the Treasury prescribes, based on the prevailing commissioners’ standard table (described in Code § 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code § 807(d)(5)) and, for benefits paid on or before March 31, 2003, the annual rate of interest on 30 year Treasury securities for the month before the date of distribution or the Applicable Interest Rate, whichever rate produces the greater amount, and, for benefits paid on and after April 1, 2003, the Applicable Interest Rate.

UPS RETIREMENT PLAN
APPENDIX J

UPS FREIGHT/OVERNITE SUPPLEMENTAL BENEFIT SCHEDULE
EFFECTIVE JANUARY 1, 2006
The provisions of this Appendix J will apply only to Grandfathered Overnite Participants and certain UPS Freight/Overnite Participants. References to Articles and Sections are to Articles and Sections of this Appendix J unless otherwise expressly indicated.
DEFINITIONS
Wherever used herein or in the main text of the Plan with respect to an Overnite Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix J or in the main text of the Plan, is not defined herein it will have the same meaning assigned to such term in the main text of the Plan.
Active Participant means as of any point in time, an Overnite Participant who at that point is or was eligible to accrue a benefit under either the Overnite Plan or this Plan, as applicable.
Benefit Service as defined in the main text of the Plan shall include:

(a)	each full year of “credited service” completed on or before December 31, 2005; other than service that is disregarded under Section 9.02 of the Overnite Plan; and

(b)	for each Overnite Participant who completed at least one “hour of service” during his or her “computation period” for “credited service” that began in 2005, one year of Benefit Service.
The terms “credited service,” “computation period,” and “hour of service” have the meaning assigned to such terms in the Overnite Plan.
Compensation means for purposes of determining Final Average Compensation for benefits the Annuity Starting Date for which is on or after January 1, 2006 with respect to Plan Years beginning prior to January 1, 2006 included in such average, “Compensation” as defined in Treasury Regulation § 1.415-2(d)(2) paid by Overnite or an “affiliated company” (as defined in Section 2.03 of the Overnite Plan) to an Overnite Employee, including, any elective deferral (as defined in Code § 402(g)(3)) and any elective contribution or elective deferral that is excluded from gross income under Code §§ 125, 132(f)(4), 414(v)(2) or 457. Notwithstanding the foregoing, Compensation shall exclude amounts described in (1) (6) below:

(1)
Contributions made by Overnite or an “affiliated company” to a plan of deferred compensation to the extent that, before the application of Code § 415 limitations to that plan, the contributions are not includable in the gross income of the Overnite Employee for the taxable year in which contributed, as described in Treasury Regulation § 1.415-2(d)(3)(i).

(2)	Amounts realized from the exercise of a nonqualified stock option, as described in Treasury Regulation § 1.415-2(d)(3)(ii).

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, as described in Treasury Regulation § 1.415-2(d)(3)(iii).

(4)	Other amounts which receive special tax benefits, as described in Treasury Regulation § 1.415-2(d)(3)(iv).

(5)
Effective January 1, 2000, amounts paid from any plan of deferred compensation, including but not limited to the Executive Incentive Premium Exchange Program of Union Pacific Corporation and its Subsidiaries.

(6)
Amounts paid from the Union Pacific Corporation 2001 Long-Term Incentive Plan, amounts attributable to any forgiveness of a loan under the Union Pacific Corporation Executive Stock Purchase Incentive Plan and any other amount payable for services performed or performance achieved for a period longer than one Plan Year.

Disability Retirement Date means for purposes of this Appendix, the first date prior to the earlier of Overnite Participant’s Normal Retirement Date or July 1, 2006 on which he has suffered a Total Disability and he has had a termination of employment due to such Total Disability; provided, however, that an Overnite Participant shall not have a Disability Retirement Date for purposes of this Appendix unless, at the time his or her Total Disability occurs, he or she is an Active Participant and has completed 10 or more Years of Vesting Service.
Disabled Participant means a UPS Freight/Overnite Participant who has a Total Disability.
Overnite Employee means (a) when used with reference to any Plan Year before 2006, a “covered employee” as defined in Section 2.16 of the Overnite Plan and (b) when used with reference to any Plan Year beginning on or after January 1, 2006, an Employee (as defined in the main text of the Plan, without regard to the second paragraph of such definition) employed by Overnite or UPS Ground Freight, Inc. (“UPS Freight”) who has an Hour of Service with Overnite or UPS Freight on or after January 1, 2006 and who is not a participant in or covered under any other qualified defined benefit plan to which Overnite currently makes contributions on his or her behalf.
Overnite Participant means depending on the context, an Overnite Employee who was a participant in the Overnite Plan or has satisfied the participation requirements of Article II of the main text of the Plan.
Total Disability or Totally Disabled means a disability due to bodily injury or physical or mental disease which renders an UPS Freight /Overnite Participant eligible for disability benefits under the federal Social Security Act.
Year of Vesting Service means the sum of:

(a)	each full year of “vesting service” completed on or before December 31, 2005, other than service that is disregarded under Section 9.02 of the Overnite Plan; and

(b)
for each Overnite Participant who completed at least one “hour of service” during his or her “computation period” for “vesting service” beginning in 2005, one year of service unless such service would be disregarded under Section 6.2 of the main text of the Plan.

AMOUNT AND PAYMENT OF BENEFITS
Minimum Accrued Benefit. Notwithstanding any provision in this Appendix or the main text of Plan to the contrary, but taking into account the break in service rules in Article IX of the Overnite Plan:

(a)
the Accrued Benefit of a Grandfathered Overnite Participant who was an Active Participant on December 31, 1988 shall not be less than his or her accrued benefit, determined as of December 31, 1988 under the terms of the Overnite Plan as in effect through December 31, 1988;

(b)
the Accrued Benefit of a Grandfathered Overnite Participant who was an Active Participant on December 31, 1993 shall not be less than his or her accrued benefit, determined as of December 31, 1993 under the terms of the Overnite Plan as in effect through December 31, 1993; and

(c)
the Accrued Benefit of a Grandfathered Overnite Participant shall not be less than his or her “accrued benefit” determined as of December 31, 2005 under the terms of the Overnite Plan as if he or she had had a termination of employment on such date.

Benefit Offset. The Overnite Plan required the benefit payable from such plan be offset by any benefit payable from another qualified defined benefit plan if the same service performed by the Participant is recognized as “benefit service” in both plans. If such benefit offset has been communicated to an affected Participant prior to the merger of the Overnite Plan into this Plan, the amount of the offset shall remain as calculated under the Overnite Plan. If the benefit offset amount has not been communicated to the Participant, the offset shall be calculated as determined in the Overnite Plan.
Optional Lump Sum Form of Benefit Payment. If a Grandfathered Overnite Participant had a Termination of employment with Overnite on or after March 28, 2005 but prior to January 1, 2006, such Grandfathered Overnite Participant may elect to receive his or her Accrued Benefit payable under Section 5.4(e) in a cash lump sum as soon as practicable after his or her termination of employment if the Present Value of such benefit is at least $1,000 but does not exceed $5,000.
Repayment of Lump Sum Distribution. An individual who received a lump sum distribution of his or her entire accrued benefit from the Overnite Plan prior to January 1, 2006 and is re-employed by an Employer Company on or after January 1, 2006 has the right to repay the Trustee the lump sum distribution he received, in accordance with Section 5.4(f) of the main text of the Plan provided his or her repayment right has not expired.
Disability Retirement Benefit. The Disability Retirement Benefit described in this Appendix shall apply only to an Overnite Participant who is determined to be Totally Disabled (as defined in this Appendix) as of any date prior to July 1, 2006. The Disability Retirement Benefit described in Section 5.5 of the main text of the Plan shall apply to any Overnite Participant who is determined to be Totally Disabled (as defined in Article I of the main text of the Plan) as of any date on or after July 1, 2006.

(1)
Each Overnite Participant who has a Disability Retirement Date shall be entitled to an immediate disability benefit commencing on the first day of the month coincident with or next following his or her Disability Retirement Date and ending on the date he or she ceases to be a Disabled Participant. Except to the extent the Disabled Participant is eligible for and elects to receive an Early Retirement Benefit in the interim, no Disability Retirement Benefit shall be paid to a Disabled Participant under this Appendix pending determination of the Total Disability by the Social Security Administration; provided, however, that the first payment made to a Disabled Participant under this Appendix following such determination of Total Disability shall include all amounts due the Disabled Participant for the period between the Disability Retirement Date and the date of the first payment.

(2)	A Disabled Participant shall cease to be such if and when:

(i)	he or she reaches Normal Retirement Date;

(ii)	he or she ceases to suffer from Total Disability; or

(iii)	he or she dies.
When a Disabled Participant ceases to be such his or her current Disability Retirement Benefit (including any survivor benefit attributable to the elected form of payment) shall end, and (i) if he or she ceases to be a Disabled Participant because he or she ceases to suffer from a Total Disability prior to his or her Normal Retirement Date, he or she shall be entitled to a benefit under the provisions of the main text of the Plan or this Appendix, applied on the basis of his or her termination of employment due to his or her Total Disability and determined using his or her Final Average Compensation and actual years of Benefit Service as of such separation date, (ii) if he or she ceases to be a Disabled Participant on his or her Normal Retirement Date, he or she shall be entitled to the benefit described in Section (4) below, or (iii) if he or she ceases to be a Disabled Participant due to his or her death, death benefits shall be payable to his or her surviving Spouse or Domestic Partner, the monthly periodic payments under which shall equal the amount which would be payable under the survivor benefit portion of the qualified joint and survivor annuity (as defined in the Overnite Plan), if the Overnite Participant had:

(i)	a termination of employment on the date of his or her death (and did not thereafter return to service) or on the date of his or her actual termination of employment, if earlier;

(ii)	survived and retired with an immediate qualified joint and survivor annuity on the Annuity Starting Date elected by the Spouse, and

(iii)	died the following day.

(3)
The immediate Disability Retirement Benefit payable to a Disabled Participant under this Appendix shall be an annual benefit, payable monthly in a Single Life Only Annuity equal to the Participant’s Accrued Benefit determined using his or her Final Average Compensation as of his or her Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he or she remained an Employee of an Employer Company until his or her Normal Retirement Date, without reduction for early commencement. Alternatively, a Disabled Participant may elect in accordance with the procedures in Section 5.4(b) to have his or her Disability Retirement Benefit paid in a Qualified Joint and Survivor Annuity or in a Joint and 50% Survivor Annuity that is the Actuarial Equivalent of the Single Life Only Annuity.

(4)
A Disabled Participant who ceases to be such solely because he has reached his or her Normal Retirement Date shall be entitled to receive his or her Accrued Benefit determined using his or her Final Average Compensation as of his or her Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he or she remained an Employee of an Employer Company until his or her Normal Retirement Date.

UPS RETIREMENT PLAN
APPENDIX K

MOTOR CARGO SUPPLEMENTAL BENEFIT SCHEDULE
EFFECTIVE JANUARY 1, 2006
The provisions of this Appendix will apply only to Grandfathered Motor Cargo Participants. References to Articles and Sections are to Articles and Sections of this Appendix unless otherwise expressly indicated.
DEFINITIONS
Wherever used herein or in the main text of the Plan with respect to a Grandfathered Motor Cargo Participant, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix or in the main text of the Plan, is not defined herein it will have the same meaning assigned to such term in the main text of the Plan.
DEFINITIONS
Wherever used herein or in the main text of the Plan with respect to a Motor Cargo Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix or in the main text of the Plan is not defined herein, it will have the same meaning assigned to such term in the main text of the Plan.
Disabled Participant means a UPS Freight/Motor Cargo Participant who terminated employment with all Employer Companies and Related Employers due to Total Disability.
Benefit Service as defined in the main text of the Plan shall include each “year of service” for benefit accrual purposes completed under the Motor Cargo Plan as of December 31, 2005.
Hour of Service means for Plan Years beginning before 2006, an “hour of service” as described in Section 1.27 of the Motor Cargo Plan.
Motor Cargo Employee means (a) when used with reference to any Plan Year before 2006, an “employee” as defined in Section 1.07 of the Motor Cargo Plan and (b) when used with reference to any Plan Year beginning on or after January 1, 2006, an Employee (as defined in the main text of the Plan, without regard to the second paragraph of such definition) employed by Motor Cargo who has an Hour of Service with Motor Cargo on or after January 1, 2006 and who is not a participant in or covered under any other qualified defined benefit plan to which Motor Cargo currently makes contributions on his or her behalf. Under no circumstances will an individual who performs services for Motor Cargo, but who is not classified on the payroll as an employee of Motor Cargo, for example, an individual performing services for Motor Cargo under a leasing arrangement, be treated as a Motor Cargo Employee even if such individual is treated as an employee of Motor Cargo as a result of common law principles, co-employment principles or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for Motor Cargo is retroactively reclassified as an employee of Motor Cargo for any reason, such reclassified individual shall not be treated as a Motor Cargo Employee eligible to participate in the Plan for any period prior to, on or after the date such reclassification except as determined by the Trustees.
Motor Cargo Participant means depending on the context, a Motor Cargo Employee who was a participant in the Motor Cargo Plan or has satisfied the participation requirements of Article II, other than, effective January 1, 2006, any Motor Cargo Employee whose terms and conditions of employment are subject to a collective bargaining agreement, unless such agreement expressly provides for the eligibility of such person to participate in this Plan.
Total Disability or Totally Disabled means a disability due to bodily injury or physical or mental disease which renders a Motor Cargo Participant eligible for disability benefits under the federal Social Security Act.
Year of Vesting Service includes each full “year of service” (as defined in § 8.06 of the Motor Cargo Plan) completed on or before December 31, 2005, other than service that is disregarded under Section 8.08 of the Motor Cargo Plan.
AMOUNT AND PAYMENT OF BENEFITS
Commencement at Normal Retirement Age. A Grandfathered Motor Cargo Participant who has attained Normal Retirement Date may elect to commence payment of his or her Accrued Benefit even if he or she has not terminated employment with all Employer Companies and Related Employers. If a Grandfathered Motor Cargo Participant continues to work past the date benefits commence under this Section, the benefit shall be adjusted annually on or before April 1 following the date benefit commenced to reflect the additional benefits, if any, accrued in the immediately preceding Plan Year.
Optional Lump Sum Payment. A Motor Cargo Participant who terminated employment with Motor Cargo on or after March 28, 2005 but prior to January 1, 2006 may elect to receive his or her Accrued Benefit in a cash lump sum as soon as practicable after his or her termination of employment if the Present Value of such benefit is at least $1,000 but does not exceed $5,000. If a Motor Cargo Participant’s (other than a Grandfathered Motor Cargo Participant’s) benefit is cashed out, service associated with such cash-out shall be disregarded for purposes of the Plan; provided, however, that such service shall be counted in determining the Employee’s Year of Vesting Service and years of Benefit Service if, upon reemployment, the distribution is repaid by the Motor Cargo Employee to the Trustees in accordance with Section 5.4(f) of the main text of the Plan.
Disability Retirement Benefit. The Disability Retirement Benefit described in Section 5.5 of the main text of the Plan shall apply to any Motor Cargo Participant who is determined to be Totally Disabled (as defined in Article I of the main text of the Plan) as of any date on or after July 1, 2006.
Minimum Benefit. Notwithstanding any other provision in this Appendix or the main text of the Plan, the Accrued Benefit of a Grandfathered Motor Cargo Participant who completed at least one “hour of service” (as defined in § 1.27 of the Motor Cargo Plan) on or after January 1, 1994 and prior to January 1, 2006, but who terminates employment before he or she is vested in accordance with Article VI, will be $25. If a Motor Cargo Participant is eligible for a minimum benefit under this Appendix, such benefit shall be paid from the Plan as soon as administratively possible.
If the minimum benefit is not claimed within 6 months after the Grandfathered Motor Cargo Participant is notified of the minimum benefit by either certified or registered mail at his or her last known address, the minimum benefit will be forfeited.
VESTING
Each Grandfathered Motor Cargo Participant shall be fully vested in his Accrued Benefit upon:
(a)    attainment of his or her Normal Retirement Age;
(b)    completion of 5 Years of Service; or
(c)    his or her termination of employment due to death.

UPS RETIREMENT PLAN
APPENDIX L

SPECIAL ENHANCED BENEFIT FOR AVIATION TECHNOLOGIES PARTICIPANTS
Section 1    General. Notwithstanding any other provision in this Plan, the provisions in this Appendix shall apply to the terms of the participation of any Aviation Technologies Participant to the extent that such provisions are different from or supplement the provisions otherwise set forth in this Plan.
Section 2    Definitions.
Aviation Technologies Participant means each Participant who at the close of business on the Aviation Technologies’ Closing Date was an employee of UPS Aviation Technologies, Inc., (including those who are on leave, disability or other absence from active employment), was at least age 50 and had completed at least 15 Years of Service.
Aviation Technologies’ Closing Date means August 22, 2003 which was the Closing Date as defined in Section 2.3 of that certain Stock Purchase Agreement by and between United Parcel Service of America and Garmin International, Inc., dated as of July 24, 2003.
Section 3    Special Early Commencement Factor for Aviation Technologies Participants. The early commencement reduction factor applicable to Aviation Technologies Participants under Section 5.2(b) shall be determined by substituting “one-quarter of one percent (0.25%)” wherever “one-half of one percent” (0.5%) appears in the text.
Section 4    Enhanced Retiree Medical for Aviation Technologies Participants. For purposes of construing Article XII:
Retired Participant. The term “Retired Participant” shall include each Aviation Technologies Participant with at least one Year of Service as a Participant in this Plan (regardless of whether such Participant retired as an Employee and was thereupon immediately eligible to receive an Early or Normal Retirement Benefit hereunder).
Commencement of Benefits.     Medical Benefits shall begin to be paid with respect to claims incurred by Retired Participants who are Aviation Technologies Participants, or their Covered Dependents, when such Retired Participants are no longer eligible for coverage under the UPS Insurance Plan (or a successor plan) or another group medical plan sponsored and maintained by an employer for active employees and their covered dependents. Notwithstanding any other provision of this Article, if a Retired Participant, or his or her Covered Dependent, is eligible for Medical Benefits under this Article and also eligible for medical benefits under another group medical insurance plan sponsored and maintained by an Employer Company for active employees and their covered dependents (for example, the UPS Insurance Plan) (“Alternate Plan”), then no Medical Benefits under this Article shall be paid. Payment of Medical Benefits under this Article shall commence on the day following the day eligibility for benefits under the Alternate Plan ceases unless the Retired Participant or Covered Dependent elects to defer coverage under Section 12.3(a).
Section 5    UPS Aviation Technologies, Inc. Employees. Notwithstanding any contrary Plan provision, a Participant who is employed by UPS Aviation Technologies, Inc. on December 31, 2000 and who was a participant in the UPS Pension Plan on that date shall receive a benefit from this Plan for his or her years of Benefit Service with UPS Aviation Technologies equal to the greater of the benefit described in Section 5.2 or the benefit such Participant would have earned under the UPS Pension Plan based upon the formula in effect under the Plan immediately before such Participant became covered under this Plan.

UPS RETIREMENT PLAN
APPENDIX M

FOR THE INDEPENDENT PILOTS ASSOCIATION
The provisions of this Appendix M will apply to that period of employment during which an individual is an Employee as defined in this Appendix M.
All Section references used in this Appendix M are to Sections of this Appendix M, not the main text of the Plan.
Further, the provisions of each Benefit Schedule supplement the corresponding provisions in this Appendix M, unless otherwise expressly indicated. For example, the provisions of Article IV of a Benefit Schedule supplement the provisions of Article IV of the main text of this Appendix M.
Except as otherwise provided, this Appendix M to the UPS Retirement Plan is initially effective January 1, 2008, was amended and restated effective as of January 1, 2010 and is amended as of January 1, 2014 to conform with the holding of U.S. v. Windsor, 570 U.S. 133 S. Ct. (2013), to simplify withholding notice requirements and to correct certain typographical errors.

TABLE OF CONTENTS
for
UPS Retirement Plan Appendix for
Independent Pilots Association

BENEFIT SCHEDULE I FOR INDEPENDENT PILOTS ASSOCIATION (UPPLAN)	194
BENEFIT SCHEDULE II FOR INDEPENDENT PILOTS ASSOCIATION	205
VOLUNTARY JOB PROTECTION MEMORANDUM OF UNDERSTANDING DATED APRIL 29, 2009, AS AMENDED BENEFIT ENHANCEMENTS	219
LETTER OF AGREEMENT NO. 11-03	221

Addendum B

REQUIRED MINIMUM DISTRIBUTION ADDENDUM	221

Addendum C

MAXIMUM BENEFITS ADDENDUM FOR INDEPENDENT PILOTS ASSOCIATION	229

Article I
DEFINITIONS
Wherever used herein or in the attached Benefit Schedules, the following words shall have the meaning set forth below unless otherwise clearly required by the context:
Section 1.1.    Actuarial Equivalent. Refer to Benefit Schedules.
Section 1.2.    Actuary. The term “Actuary” means the individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.
Section 1.3.    Applicable Interest Rate. Refer to Benefit Schedules.
Section 1.4.    Applicable Mortality Table. Refer to Benefit Schedules.
Section 1.5.    Board of Directors. The term “Board of Directors” shall mean the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc.
Section 1.6.    Break in Service. The term “Break in Service” means a Plan Year during which an Employee does not complete more than 500 Hours of Service.
Section 1.7.    Code. means the Internal Revenue Code of 1986 as amended.
Section 1.8.    Collective Bargaining Agreement. The term “Collective Bargaining Agreement: shall mean the Collective Bargaining Agreement in force between the Employer and the Independent Pilots Association, with any modification or amendment thereto, which serves as the basis for coverage of Employees and their participation in this Plan.
Section 1.9.    Committee or Administrative Committee. means the Administrative Committee of the Plan, the establishment and responsibilities of which are set forth in Article XI, Administration. The Committee shall be and is the Plan Administrator, the agent for service of process on or with respect to the Plan and a named fiduciary with respect to this Plan.
Section 1.10.    Construction. Wherever required herein, the masculine gender shall include the feminine gender and the singular shall include the plural, and the plural shall include the singular.
Section 1.11.    Covered Employment. Refer to Benefit Schedules.
Section 1.12.    Deferred Vested Benefit. The term “Deferred Vested Benefit” means the benefit described in Section 4.5.
Section 1.13.    Early Commencement Age. The term “Early Commencement Age” means the age specified in the definition of Early Retirement Date.
Section 1.14.    Early Retirement Benefit. The term “Early Retirement Benefit” means the benefit described in Section 4.2.

Section 1.15.    Early Retirement Date. Refer to Benefit Schedules.
Section 1.16.    Effective Date of Amendment. The “Effective Date of Amendment” is January 1, 1976.
Section 1.17.    Effective Date. The “Effective Date” of this Appendix M is January l, 2008. This Appendix M was amended and restated effective January 1, 2010 and was most recently amended as of January 1, 2014.
Section 1.18.    Employee. The term “Employee” means a person who is classified on the payroll of an Employer as an employee of that Employer who (i) is not a participant in or covered under any other qualified Plan to which his Employer currently makes contributions on his behalf, and (ii) is employed in an area of the United States served by an Employer prior to July 1, 1975, in a capacity in which he is represented for purposes of collective bargaining by a Union, or (iii) is employed and has been so employed for a continuous period of one year in an area of the United States not served by an Employer prior to July 1, 1975, in a capacity similar to that of those classifications of employees employed elsewhere in the United States who are represented for purposes of collective bargaining by a Union, or (iv) is employed by an Employer which has adopted this Plan, with the approval of the Board of Directors, and has agreed to cover the Employee under this Plan and agreed to be bound by the terms and conditions of the Plan and Trust Agreement.
Notwithstanding the foregoing, any individual who becomes an Employee for the first time as a result of employment with an Employer which first elected to participate in this Plan as of January 1, 1985, or later, shall not be considered an Employee until such individual has completed one Vesting Year during or after the first Plan Year for which the Employer has agreed to participate.
The term Employee shall not include an individual employed as a leased employee, as that term is defined in Code § 414(n)(2).
Under no circumstances will an individual who performs services for an Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for an Employer under a leasing arrangement, be treated as an Employee even if such individual is treated as an “employee” of an Employer as a result of common law principals or the leased employee rules under Code § 414(n). Further, if an individual performing services for an Employer is retroactively reclassified as an employee of an Employer for any reason, such reclassified individual shall not be treated as an Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer determines that retroactive reclassification is necessary to correct a payroll classification error.
Section 1.19.    Employer. The term “Employer” shall mean United Parcel Service of America, Inc., and any domestic subsidiary or domestic affiliate that adopts the Plan and this Appendix M with the approval of the Board of Directors, and agrees to be bound by the terms and conditions of the Plan and Trust Agreement.
Section 1.20.    ERISA. The term “ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

Section 1.21.    Hour of Service. The term “Hour of Service” means each hour for which an Employee is paid or entitled to be paid for the performance of duties for an Employer; each hour for which an Employee is paid or entitled to be paid by an Employer for periods during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or leave of absence; and each hour for which back pay is awarded or agreed to by an Employer if not already credited under this sentence. Notwithstanding any of the foregoing, no more than 501 Hours of Service will be credited to an Employee for any single continuous period during which the Employee performs no duties, credit will not be given for a period for which duties are not performed if payment is made under a plan maintained solely to comply with applicable workmen’s compensation, unemployment or disability insurance laws, and no credit shall be given for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. A payment shall be deemed to be made by or due from the Employer whether made by or due from the Employer directly or indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums, regardless of whether such contributions are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours of Service shall be credited under the terms of Department of Labor Regulations, § 2530.200b-2 and -3.
Section 1.22.    Joint and Survivor Annuity. Refer to Benefit Schedules.
Section 1.23.    Normal Retirement Age. Refer to Benefit Schedules.
Section 1.24.    Normal Retirement Benefit. The term “Normal Retirement Benefit” means the benefit described in Section 4.1.
Section 1.25.    Normal Retirement Date. Refer to the applicable Benefit Schedule.
Section 1.26.    Other Plan Benefits Offset. Refer to the applicable Benefit Schedule.
Section 1.27.    Participant. The term “Participant” shall mean an Employee who has met the eligibility requirements of Section 2.l and has begun participation under the Plan; and who has not had a Break in Service or other change in status such that would terminate his or her participation.
Section 1.28.    Plan. The term “Plan” means the UPS Retirement Plan.
Section 1.29.    Plan Year. The term “Plan Year” means the calendar year.
Section 1.30.    Postponed Retirement Benefit. The term “Postponed Retirement Benefit” means the benefit described in Section 4.3.
Section 1.31.    Postponed Retirement Date. The term “Postponed Retirement Date” means the first day of any calendar month after a Participant’s Normal Retirement Date.
Section 1.32.    Present Value. Refer to the applicable Benefit Schedule.
Section 1.33.    Qualified Joint and Survivor Annuity. The term “Qualified Joint and Survivor Annuity” is defined in Section 4.8.

Section 1.34.    Qualified Preretirement Joint and Survivor Annuity. The term “Qualified Preretirement Joint and Survivor Annuity” is defined in Section 4.12(b).
Section 1.35.    REACT Effective Date. The term “REACT Effective Date” shall mean the first day of the Plan Year commencing on or after the earlier of (a) the date the last collective bargaining agreement relating to the Plan, as of August 23, 1984, terminates (determined without any regard to any extension of any such collective bargaining agreement agreed to after August 23, 1984) or (b) January 1, 1987.
Section 1.36.    Related Employer. The term “Related Employer” shall mean (a) any other corporation on and after the date that it, together with the Employer, is a member of a controlled group of corporations as described in Code § 414(b); (b) any other trade or business (whether or not incorporated) on and after the date that it and the Employer are under common control as described in Code § 414(c); and (c) any organization (whether or not incorporated) on and after the date that it, together with the Employer, is a member of an affiliated group of employers as described in Code § 414(m).
Solely for the purposes of Section 4.10 “Related Employer” shall have the same meaning as described above however in making the determination that an entity is a member a controlled group under Code § 1563(a)(1) (which both Code § 414(b) and (c) refer to) the phrase “more than fifty percent” shall be substituted for the phrase “at least eighty percent.
Section 1.37.    Retirement Benefit. Refer to the applicable Benefit Schedule.
Section 1.38.    Service Credit. Refer to the applicable Benefit Schedule.
Section 1.39.    Single Life Only Annuity. The term “Single Life Only Annuity” means the Monthly Accrued Benefit expressed in the form of a monthly benefit continuing for the life of the Participant only. The last payment of a Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.
Section 1.40.    Spouse. means, (a) a person to whom a Participant is lawfully married as of the earlier of his Annuity Starting Date or death, and (b) a person treated as the Participant’s Spouse to the extent required by a qualified domestic relation order. Effective June 26, 2013, “Spouse” includes an individual married to a person of the same sex if the marriage was validly entered into in a state whose laws authorize such marriages, even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. For this purpose, "state" means any domestic or foreign jurisdiction having the legal authority to sanction marriages. The Plan shall comply with any and all applicable legal requirements resulting from the holding of United States v. Windsor, 570 U.S. 12, (2013), including, without limitation, Rev. Rul. 2013-17, 2013-38 I.R.B. 201 and I.R.S. Notice 2014-19, 2014-17 I.R.B. 979. For the avoidance of doubt, the term "Spouse" shall not include individuals (whether of the opposite sex or same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of the state. Prior to June 26, 2013, the term  “Spouse” included a person of the same sex as the Participant if such person or the Participant presented the Committee with a valid marriage certificate for the Participant and such person from a state in which same sex marriage was sanctioned and such person was treated as the Participant’s Spouse on a prospective basis.
Section 1.41.    Trust Agreement. The term “Trust Agreement” shall mean the trust agreements establishing the UPS Retirement Plan Trust, as restated effective January l, 1976, including any future amendments and modifications thereof, which Trust Agreement forms a part of this Plan.
Section 1.42.    Trust Agreement or Trust Agreements. The terms “Trust Agreement” or “Trust Agreements” means the trust agreements establishing the UPS Retirement Plan Trust, including any future amendments and modifications thereof.
Section 1.43.    Trustee. means the corporations or individuals so designated by the Board of Directors to hold assets of the Plan for the purposes of the Plan.
Section 1.44.    Union. The term “Union” shall mean the Independent Pilots Association or local, or lodge of such union that has a Collective Bargaining Agreement with the Employer in which the Independent Pilots Association or the local, or lodge thereof and the Employer have agreed that some or all of the Employees in the bargaining unit shall be covered by this Plan.
Section 1.45.    UPS Retirement Plan or Plan. The terms “UPS Retirement Plan” or “Plan” shall mean the UPS Retirement Plan as described herein, together with any amendments or modifications thereof.
Section 1.46.    Vesting Year.
(a)    Except as provided in paragraph (b) below, the term “Vesting Year” means each calendar year commencing on or after the Effective Date of Amendment in which a Participant completes or has completed not less than 1000 Hours of Service with the Employer, and each calendar year commencing prior to the Effective Date of Amendment in which a Participant completed not less than 1801 Hours of Service with the Employer. Vesting Years shall also include employment with any member of an affiliated group of which the Employer is a part.
(b)    Effective for Participants in the Plan on or after August 1, 1987, and Participants in the Plan prior to that date who are employed by the Employer (or by a member of an affiliated group of which the Employer is a part) as of August 1, 1987 and earn at least one Hour of Service on or after that date (whether or not as active participants in this Plan for whom the Employer makes, as of such date, contributions to this Plan), the term “Vesting Year” means any calendar year commencing on or after January 1, 1976 in which a Participant completes or has completed not less than 750 Hours of Service with the Employer, and each year commencing prior to January 1, 1976 in which a Participant completes not less than 1801 Hours of Service with the Employer. For this purpose, employment with any member of an affiliated group of which the Employer is a part shall be counted in determining a Participant’s Vesting Years. Notwithstanding the foregoing, the provisions of this paragraph (b) are not effective for Participants who are U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc.

(c)    For the purpose of determining the number of Vesting Years of a Participant, the following rules apply: If a Participant’s service with an Employer is broken by the Participant failing to complete more than 500 Hours of Service with the Employer during any one calendar year, the following rules shall apply to determine that Participant’s vested interest for that year and prior and succeeding years in which he completes at least 1,000 Hours of Service with the Employer (750 Hours of Service for Participants, other than U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc., who are employed by the Employer on or after August 1, 1987).
(i)    Effective for Employees who terminate employment with the Employer and all Related Employers on or after January 1, 2000, Vesting Years prior to the Break in Service shall not be taken into account if the Participant has no vested right under the Plan and the number of his consecutive one-year Breaks in Service equals or exceeds the greater of (A) the aggregate number of his prior Vesting Years (excluding Vesting Years not required to be taken into account by reason of any prior Breaks in Service), or (B) six. For periods after the REACT Effective Date and with respect to any Employee who terminates prior to January 1, 2000, “five” shall be substituted for “six” in clause (B) of the immediately preceding sentence. If the condition of clause (A) or clause (B), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this definition. This definition shall not be construed to require any service to be taken into account for the purpose of the vesting rules if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of the Break in Service rules in effective prior to the REACT Effective Date.
(ii)    Effective for any Employee who terminates employment with the Employer and all Related Employers prior to January 1, 2000, Vesting Years prior to the Break in Service shall not be taken into account if the Participant has no vested right under the Plan and the number of his consecutive one-year Breaks in Service equals or exceeds the greater of (A) the aggregate number of his prior Vesting Years (excluding Vesting Years not required to be taken into account by reason of any prior Break in Service), or (B) five. This definition shall not be construed to require any service to be taken into account for the purpose of the vesting rules if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of a Break in Service rules in effective prior to the REACT Effective Date.
Section 1.47.    Year of Service. The term “Year of Service” means a Plan Year during which an Employee completes 1000 or more Hours of Service or 750 or more Hours of Service for Participants (other than U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc.) who are employed by the Employer on or after August 1, 1987.
Section 1.48.    Year of Service Credit or year of Service Credit. The term “Year of Service Credit” or “year of Service Credit” means the years and months of Service Credit under Article III or the applicable Benefit Schedule.

ARTICLE II
ELIGIBILITY FOR PARTICIPATION
Section 2.1.    Eligibility Requirements.
Effective for persons who are Employees and who are employed by the Employer (or by a member of an affiliated group of which the Employer is a part) and earn at least one Hour of Service on or after January 1, 2008 (whether or not as an Employee), the participation of any such Employee eligible to become a Participant (as described in the applicable Benefit Schedule) shall commence as of the earliest January 1 or July 1 on or after January 1, 2008 as of which he has both attained age 21 and completed not less than 750 Hours of Service with an Employer or a Related Employer in the twelve-month period following his date of employment or in any subsequent Plan Year.
Notwithstanding the foregoing, any Employee who is covered by a collective bargaining agreement which does not provide for his inclusion in this Appendix M shall not be eligible to commence participation or continue actively to participate in this Appendix M; nor shall any Employee who is an active participant on whose behalf contributions are being made by an Employer under any other qualified pension or retirement plan (other than any other cash or deferred plan described in Code § 401(k) to which the Employer makes a contribution on a Participant’s behalf after July 1, 1998) maintained by an Employer be eligible to commence participation or to continue actively to participate in this Plan.
Any person who leaves the Employer’s service after becoming eligible to participate shall again become a Participant immediately upon his return to the Employer’s service, unless he has no vested right under the Plan and the number of his consecutive one year Breaks in Service equals or exceeds the greater of (i) the aggregate number of his prior Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Break in Service), or (ii) six. For periods after the REACT Effective Date and with respect to any Employee who terminates prior to January 1, 2000, “five” shall be substituted for “six” in clause (ii) of the immediately preceding sentence. If the condition of clause (i) or clause (ii), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this Section 2.1. This Section 2.1 shall not be construed to require any service to be taken into account for the purposes of the eligibility provisions of this Section 2.1 if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of the Break in Service rules in effect prior to the REACT Effective Date.

ARTICLE III
ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER
THAN VESTING AND ELIGIBILITY I.E. FOR ACCRUAL OF BENEFITS, ETC.
Refer to Article III of the applicable Benefit Schedule.

ARTICLE IV
BENEFIT ELIGIBILITY AND AMOUNTS
If a Participant is eligible for more than one Retirement Benefit for a period of Covered Employment, such Participant’s Retirement Benefit shall be the Retirement Benefit that provides the largest monthly dollar amount payable as of the date his benefit is scheduled to commence with respect to such period of Covered Employment.
Section 4.1.    Normal Retirement Benefit. Refer to Section 4.3 of the applicable Benefit Schedule.
Section 4.2.    Early Retirement Benefit. Refer to Section 4.5 of the applicable Benefit Schedule.
Section 4.3.    Postponed Retirement Benefit. Refer to Section 4.4 of the applicable Benefit Schedule.
Section 4.4.    Deferred Vested Benefit. Refer to Section 4.6 of the applicable Benefit Schedule.
Section 4.5.    Cashout of Small Benefits. Refer to the applicable Benefit Schedule.
Section 4.6.    Zero Vested Participant. Refer to the applicable Benefit Schedule.
Section 4.7.    Other Plan Benefits Offset. Except as to retirements occurring prior to March l, 1975, and except as otherwise covered under a reciprocal agreement, the Retirement Benefit shall be reduced by the amount of any benefit the Participant receives or is entitled to receive from any non-government pension or retirement plan (other than a defined contribution plan) to which the Employer made contributions on behalf of the Participant and under which the same period of service with the Employer is taken into account to calculate Retirement Benefits also is taken into account in calculating benefits under that plan. If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer by reason of the benefits payable to a Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Participant last participated, and if he participated in more than one other such plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Participant first participated.
If the Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction shall be based on actuarially equivalent forms of benefit. If the other benefit is a defined contribution plan benefit, the “reduction based on actuarially equivalent forms of benefit” means that the Present Value of the benefit payable under this Plan shall be reduced by the Present Value of the benefit payable from the defined contribution plan as of the date benefits are scheduled to commence.
Section 4.8.    Normal and Optional Forms of Payment.
(a)    Normal Form. If a Participant is entitled to receive a Retirement Benefit, such benefit shall be paid in the normal form unless he elects a different form of benefit in accordance with Section 4.8(b). The normal form of benefit for a married Participant is a Qualified

Joint and Survivor Annuity (as described below). The normal form of benefit for a single Participant is the Single Life Only Annuity which is based on the life of the Participant.
The Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity. Under the Qualified Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his Spouse as of the date his Retirement Benefit commences who survives the Participant, shall be entitled to receive a lifetime survivorship benefit following the Participant’s death in a monthly amount equal to 50% of the monthly amount which had been payable to the Participant. The last payment of the Qualified Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his Spouse has occurred.
(b)    Optional Forms of Benefit. In lieu of the normal form described in Section 4.8(a), a Participant may elect in writing, at any time prior to receiving a first payment under this Section 4.8, to receive his Retirement Benefit in one of the optional benefit payment forms described in the applicable Benefit Schedule. Prior to January 1, 2005, the only optional benefit payment form was a Single Life Only Annuity for a married Participant. Each benefit payment form described in this Section 4.8(b) will be the Actuarial Equivalent of the Participant’s Single Life Only Annuity.
(c)    Form of Election. An election to waive the normal form of benefit described in Section 4.8(a) must be in writing in a form approved by the Committee and shall not be effective if the Participant is married unless:
(i)    the Spouse of the Participant consents to the election, and such consent:
(1)    is in writing,
(2)    acknowledges the Participant’s selection of an alternative form of benefit and/or beneficiary, which may not thereafter be changed without spousal consent unless the Spouse’s prior consent specifically permits the Participant to change the beneficiary without further consent by the Spouse,
(3)    acknowledges the effect of the election, and
(4)    is witnessed by a notary public: or
(ii)    it is established to the satisfaction of the Committee that the Spouse’s consent cannot be obtained because:
(1)    the Participant has no Spouse,
(2)    the Participant’s Spouse cannot be located, or
(3)    one of the conditions prescribed in Treasury Regulations is satisfied.

Notwithstanding the foregoing, no spousal consent shall be required if a Participant elects a joint and survivor annuity (as described in the applicable Benefit Schedule) and his Spouse is his designated beneficiary.
(iii)    Revocation of Election. A Participant may revoke an election made under this Section 4.8(c) at any time prior to the first payment of his Retirement Benefit. A Spouse’s consent to the waiver of the Qualified Joint and Survivor Annuity and to the specific beneficiary and optional form designations made by the Participant is irrevocable unless the Participant revokes his waiver election.
Section 4.9.    Qualified Preretirement Joint and Survivor Annuity.
(a)    In General. Each vested Participant who on or after August 23, 1984 has at least one Hour of Service or at least one hour of paid leave shall have the Qualified Joint and Survivor Annuity effective for the benefit of his Spouse so that if he dies prior to his benefit commencement date his Spouse will be entitled to receive a survivor benefit as of the following date:
(i)    if the Participant dies on or after attaining his Early Retirement Date, as of the first day of the month coincident with or next following the date of the Participant’s death; and
(ii)    if the Participant dies before attaining his Early Retirement Date, as of the first day of the month coincident with or next following the earliest date the Participant would have been entitled to commence benefits based upon his Vesting Years.
(b)    Amount of Qualified Preretirement Joint and Survivor Annuity. The benefit payable to the Participant’s surviving Spouse shall be equal to the amount which would have been payable to the Participant’s Spouse under the Qualified Joint and Survivor Annuity determined as follows:
(iv)    if the Participant dies on or after attaining his Early Commencement Age, as if the Participant had retired and commenced receiving benefits on the date immediately preceding his death; and
(v)    if the Participant dies before attaining his Early Commencement Age, as if the Participant had:
(1)    terminated employment on the date of his death;
(2)    survived to the earliest date benefits could have commenced to him based on his completed Vesting Years;
(3)    retired with an immediate Qualified Joint and Survivor Annuity at his Early Commencement Age; and

(4)    died on the day after the earliest date benefits could have commenced to him based on his completed Vesting Years.
In the case of a vested Participant who terminated employment with the Employer and all Related Employers before the date of such Participant’s death, paragraph (1) above shall not apply.
Notwithstanding the forgoing, if a married vested Participant dies after electing the Joint and 100% Survivor Annuity with his Spouse as beneficiary, but before payment of such benefit has begun, the Committee will adjust the Qualified Preretirement Joint and Survivor Annuity to reflect the greater survivor percentage.
In lieu of the Qualified Preretirement Joint and Survivor Annuity, before the first payment with respect to such benefit, the Committee shall pay to the surviving Spouse, without such Spouse’s consent, the Present Value of the benefit if such Present Value is less than $1,000 for payments made after March 1, 2005. For payments made before March 1, 2005, such Present Value does not exceed $3,500 for Participants terminating employment before September 1, 1998 or $5,000 for Participants terminating employment on or after September 1, 1998.
(c)    One-Year Marriage Requirement.
(i)    Before January 1, 2004. With respect to Participants who die before January 1, 2004, a Qualified Preretirement Joint and Survivor Annuity shall not be paid to a Participant’s Spouse unless the Participant and Spouse had been married throughout the one-year period ending on the date of the Participant’s death.
(ii)    On or After January 1, 2004. With respect to Participants who die on or after January 1, 2004, the one year marriage requirement set forth in Section 4.9(c)(1) shall not apply.
Section 4.10.    Preservation of Benefits and Maximum Benefits. Anything to the contrary notwithstanding, a benefit computed under this ARTICLE IV shall be subject to the following:
(a)    Maximum Benefit. For limitation years beginning on or after July 1, 2007, the maximum annual benefit payable shall be determined in accordance with the Maximum Benefits Addendum for Independent Pilots Association.
(vi)    General Limitation. The maximum annual benefit payable under this Plan shall not exceed the lesser of: $160,000 as adjusted, effective January 1 of each year, under Code § 415(d) in such manner as the Secretary shall prescribe (the “dollar limitation”) or 100% of the Participant’s average compensation (as defined in Treasury Regulation§ 1.415-2(d)) paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation from the Employer, subject to the following:

(1)    If the Retirement Benefit is payable in any form other than a Single Life Only Annuity, a Qualified Joint and Survivor Annuity, or a joint and 50%, 75% or 100% survivor annuity (as described in the applicable Benefit Schedule with the Spouse as the beneficiary, then the limitations of this subsection (1) shall be applied to the Single Life Only Annuity which is the actuarial equivalent of such benefit. The actuarially equivalent Single Life Only Annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent Single Life Only Annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a Qualified Joint and Survivor Annuity or a joint and 50%, 75% or 100% survivor annuity (as described in the applicable Benefit Schedule) with the Spouse as beneficiary, benefits that are not directly related to Retirement Benefits and the value of post-retirement cost-of-living increases made in accordance with Code § 415(d) and the regulations thereunder.
(2)    If the Retirement Benefit of the Participant commences before age 62, such dollar limitation shall be adjusted so that it is the actuarial equivalent of an annual benefit of the dollar limitation beginning at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The Retirement Benefit beginning prior to age 62 shall be determined as the lesser of the equivalent Retirement Benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for an Early Retirement Benefit specified in the Plan, and the equivalent Retirement Benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (2) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.
(3)    If the Retirement Benefit of a Participant commences after age 65, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a Retirement Benefit of such dollar limitation beginning at age 65. The actuarial equivalent Retirement Benefit beginning after age 65 shall be determined as the lesser of the actuarial equivalent Retirement Benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for a Postponed Retirement Benefit, and the equivalent Retirement Benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

(4)    Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in paragraph (1) if the benefit paid to the Participant from all defined benefit plans of the Employer does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer has not at any time maintained a defined contribution plan in which the Participant participated.
(5)    If a Participant has less than 10 Years of Service with the Employer at the time the Participant begins to receive Retirement Benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in subparagraph (i)(4) above, must be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.
(vii)    Limitation Adjustment. The rate of a Participant’s benefit accrual will be automatically frozen or reduced to a level necessary to prevent the limitations of this paragraph (a) from being exceeded.
(viii)    Single Plan Rule. For purposes of this paragraph (a), all defined benefit plans of the Employer (whether or not terminated) shall be considered as one defined benefit plan.
(ix)    Automatic Adjustment. The limitations imposed by this paragraph (a) shall be adjusted automatically when permitted or required by law.
(x)    Limitation Year. For purposes of this paragraph (a), the limitation year is the calendar year.
(xi)    Employer. For purposes of this paragraph (a), “Employer” means the Employer and all Related Employers.
(xii)    Transitional Rules. The limitation under subsection (a)(i) for an employee who was a Participant in the UPS Pension Plan prior to the Plan Year beginning on or after the earlier of (a) the date on which the last of the collective bargaining agreements relating to the Plan, as of September 3, 1982, terminates or (b) January 1, 1986, shall be the greater of (i) the limitation contained in such subsection or (ii) the Participant’s accrued benefit, expressed as an annual benefit, as of the last plan year beginning before the earlier of: (a) the date on which the last of the collective bargaining agreements, as of September 3, 1982, terminates or (b) January 1, 1986. For purposes of this subparagraph (vii), neither changes in the terms and conditions of this Plan nor cost of living adjustments occurring after July 1, 1982 shall be taken into account except for changes in the terms and conditions of the Plan made under a collective bargaining agreement reached before July 1, 1982, and ratified prior to September 3, 1982.
(b)    Incorporation by Reference. Notwithstanding anything to the contrary in this Section 4.10, the limitations on maximum benefits payable from this Plan shall be in accordance with Code § 415 and the regulations thereunder, which are incorporated into the Plan by reference.
Section 4.11.    Effect of Collective Bargaining Agreement. The provisions of this Article IV and the applicable Benefit Schedule as they apply to each Participant shall be amended from time to time by any Collective Bargaining Agreement which governs participation in this Plan for such Participant and the terms of any such Collective Bargaining Agreement are incorporated herein by reference from the date such agreement becomes binding on the Employer.

ARTICLE V
BENEFIT PAYMENTS
Section 5.1.    Limitations Regarding Time of Payment of Benefits.
(a)    General. Benefits shall be due commencing with the first full calendar month in which the Participant has fulfilled all of the conditions for entitlement to benefits, including the requirement for advance application as set forth in Section 6.1 and ending with the payment made in the month in which the death of the Participant occurs or at such later time provided in ARTICLE IV. No benefit shall be payable for any month in which nonoccupational weekly accident and sickness benefits are paid to the Participant. Unless the Participant elects otherwise, payments authorized under this ARTICLE V shall commence no later than the sixtieth (60th) day of the close of the Plan Year in which the Participant retires provided a proper application is filed.
(b)    Required Minimum Distributions. Refer to Required Minimum Distribution Addendum.
Section 5.2.    Designation of Beneficiary. Each Participant shall be given the opportunity to designate a primary beneficiary and a secondary contingent beneficiary or beneficiaries, in writing, in the form and manner required by the Committee, and such beneficiary or beneficiaries may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or their designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof.
Section 5.3.    Duplication of Benefits. A Participant shall not be entitled to the payment of more than one type of benefit under this Plan at any one time. No designation of a beneficiary shall be effective to the extent that honoring such designation would conflict with the rights of the Participant’s Spouse under Section 4.9, and no such designation shall be effective to the extent that, in conjunction with spousal rights under Section 4.9 or as otherwise mandated by the Retirement Equity Act of 1984, it would require duplication of benefit payments.
Section 5.4.    Incompetence or Incapacity of Participant. In the event it is determined that any Participant is unable to care for his affairs because of mental or physical incapacity, the Committee may pay the benefits due such Participant to this legal guardian, or guardians, or legal representatives or, in the absence of any of them, to any relative by blood or connection by marriage who is deemed by the Committee to be entitled thereto. Payment by the Committee to such legal representative or relative of the Participant shall operate to discharge the Committee from any liability to such Participant or to anyone representing him or his interest.
Section 5.5.    Suspension of Benefits.
(a)    If a Participant entitled to receive benefits (which shall be deemed to include the actual receipt of such benefits) should (1) return to Covered Employment, or (2) remain in

Covered Employment after attaining age 65 (effective December 19, 2006, in administering the Plan the Committee has consistently interpreted age 65 in this context to mean normal retirement age as defined in each of the applicable Benefit Schedules), the payment of benefits to said Participant shall be suspended for the period in which the Participant remains employed, but not beyond the required beginning date set forth in Section 5.1(b)(1). Benefit payments will be resumed no later than the first day of the third calendar month after the month in which the Participant ceases to be employed, provided the Participant has informed the Plan Administrator that he has ceased such employment.
(b)    For purposes of this Section 5.5, a period of employment as to which benefits shall be suspended means any calendar month or a four or five week period ending in a calendar month, if the Participant completes at least forty hours of service (as defined in 29 CFR § 2530.200b-2(a)(1) and (2)) with the Employer or a Related Employer in such month or payroll period.
(c)    Any Participant coming under this provision will be notified by first-class mail or personal delivery within the first calendar month or payroll period in which the plan withholds the payment of retirement benefits.
(d)    Any Participant may request a determination of whether specific contemplated employment will be considered employment for purposes of this Section 5.5. Request for status determinations may be submitted in accordance with the claims procedures set forth in Section 11.4.
Section 5.6.    Funding Based Limitations on Benefits and Benefit Accrual for the 2008 and 2009 Plan Years.
(a)    General. The limitations of this Section 5.6 shall apply effective for Plan Years beginning on or after January 1, 2008 and before January 1, 2010.
(b)    Funding-Based Limitation on Unpredictable Contingent Event Benefits.
(i)    If a Participant would be entitled to an Unpredictable Contingent Event Benefit payable with respect to an Unpredictable Contingent Event occurring during a Plan Year, such benefit shall not be paid if the AFTAP for such Plan Year:
(A)    is less than sixty percent (60%), or
(B)    sixty percent (60%) or more, but would be less than sixty percent (60%) if the AFTAP were redetermined applying an actuarial assumption that the likelihood of the occurrence of such event during the Plan Year is one hundred percent (100%).
(ii)    Section 5.6(b)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with

Code §§ 436(b)(2) and 436(f) or to the extent Section 5.6(b)(i) is otherwise inapplicable in accordance with Code § 436(f).
(c)    Limitations on Plan Amendments Increasing Liability for Benefits.
(iii)    No amendment that has the effect of increasing the liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for such Plan Year:
(A)    is less than eighty percent (80%), or
(B)    is eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the AFTAP.
(iv)    Section 5.6(c)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Code §§ 436(c)(2) and 436(f) or to the extent Section 5.6(c)(i) is otherwise inapplicable in accordance with Code § 436(f), so that the amendment shall be permitted to take effect as of the later of the first day of the Plan Year or the effective date of the amendment.
(v)    Section 5.6(c)(i) shall not apply to any amendment that provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of the increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.
(d)    Limitations on Accelerated Benefit Distributions.
(xiii)    Funding Percentage Less than Sixty Percent (60%). If the Plan's AFTAP for a Plan Year is less than sixty percent (60%), the Plan shall not pay any Prohibited Payment after the valuation date for the Plan Year.
(xiv)    Bankruptcy.    During any period in which the Plan sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan shall not pay any Prohibited Payment. The preceding sentence shall not apply on or after the date on which the enrolled actuary for the Plan certifies that the Plan’s AFTAP for the Plan is not less than one hundred percent (100%).
(xv)    Limited Payment if Percentage is at Least Sixty Percent (60%) but Less Than Eighty Percent (80%).
(A)    General. If the Plan’s AFTAP for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), the Plan shall not pay any Prohibited Payment after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of (1) fifty percent (50%) of the amount of the payment which could be made without regard to Section 5.6(d) or (2) the present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Code § 417(e)) of the maximum guarantee with respect to the Participant under ERISA Section 4022.
(B)    One-Time Application. In the case of a Participant with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made pursuant to Section 5.6(d)(iii)(A), no additional Prohibited Payment shall be made with respect to that Participant during any period of consecutive Plan Years to which the limitations under Section 5.6(d)(i) or (ii) apply.
(e)    Limitation on Benefit Accruals for Severe Funding Shortfalls.
(iii)    General. If the Plan's AFTAP for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the valuation date for the Plan Year. If the Plan is required to cease benefit accruals under the preceding sentence, then the Plan shall not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(iv)    Exemption. Section 5.6(e)(i) shall not apply with respect to a Plan Year, effective as of the first day of the Plan Year, if the Company makes an additional contribution or provides security in accordance with Code §§ 436(e)(2) and 436(f) or to the extent Section 5.6(c)(i) is otherwise inapplicable in accordance with Code § 436(f).
(v)    2009 Plan Year. For the 2009 Plan Year, Section 5.6(e)(i) shall be applied by substituting the Plan’s AFTAP for the preceding Plan Year for the Plan’s AFTAP for the Plan Year, but only if the AFTAP for the preceding Plan Year is greater.
(f)    Definitions. For purposes of this Section 5.6, the following terms have the following meanings:
(i)    “AFTAP” means the “Adjusted Funding Target Attainment Percentage,” as described in Code § 436(j)(2), taking into account the special rules of Code § 436(j)(4).
(ii)    “Prohibited Payment” means (1) any payment, in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code § 411(a)(9)), to a Participant or Beneficiary whose annuity starting date (as defined in Code § 417(f)(2)) occurs during any period a limitation under Section 5.6(d)(i) or (ii) is in effect, (2) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and (3) any other payment specified by regulations. A prohibited payment shall not include the payment of a benefit which under Code § 411(a)(11) may be immediately distributed without the consent of the Participant.
(iii)    “Unpredictable Contingent Event” means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or disability.
(iv)    “Unpredictable Contingent Event Benefit” means any benefit payable solely by reason of an Unpredictable Contingent Event.
(g)    Notices. The Committee or its delegate shall comply with any applicable notice requirements under ERISA Section 101(j).
(h)    Interpretation. This Section 5.6 shall be interpreted and applied consistent with Code § 436, taking into account any applicable transition rules or exceptions provided thereunder or in any guidance issued thereunder.
Section 5.7.    Funding Based Limitations on Benefits and Benefit Accrual for 2010 and later Plan Years.
(d)    General. The limitations of this Section 5.7 shall apply effective for Plan Years beginning on or after January 1, 2010.
(e)    Funding-Based Limitation on Unpredictable Contingent Event Benefits.
(v)    If a Participant would be entitled to an Unpredictable Contingent Event Benefit payable with respect to an Unpredictable Contingent Event occurring during a Plan Year, such benefit shall not be paid if the AFTAP for such Plan Year:
(A)    is less than sixty percent (60%), or
(B)    is sixty percent (60%) or more, but would be less than sixty percent (60%) if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of such event during the Plan Year is one hundred percent (100%).
(vi)    Section 5.7(b)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Treasury Regulation § 1.436-1(f) or to the extent Section 5.7(b)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f).
(vii)    If the Unpredictable Contingent Event Benefits payable with respect to an Unpredictable Contingent Event that occurs during the Plan Year are not permitted to be paid because of the limitations of Section 5.7(i), but are permitted to be paid later in the Plan Year as a result of additional contributions under Treasury Regulation § 1.436-1(f) or pursuant to the enrolled actuary’s certification of the AFTAP for the

Plan Year that meets the requirements of Treasury Regulation § 1.436-1(g)(5)(ii)(B), then those Unpredictable Contingent Event Benefits shall automatically become payable, retroactive to the period those benefits would have been payable under the terms of the Plan (other than Plan terms implementing the requirements of Code § 436(b)). If the Unpredictable Contingent Event Benefits do not become payable during the Plan Year in accordance with the preceding sentence, then the Plan will be treated as if it does not provide for those benefits. However, all or any portion of those Unpredictable Contingent Event Benefits can be restored pursuant to a Plan amendment that meets the requirements of Code § 436(c) and Treasury Regulation § 1.436-1(c) and other applicable qualification requirements.
(f)    Limitations on Plan Amendments Increasing Liability for Benefits.
(i)    No Plan amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take place in a Plan Year if the AFTAP for such Plan Year:
(C)    is less than eighty percent (80%), or
(D)    is eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the AFTAP.
(ii)    Section 5.7(c)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Treasury Regulation § 1.436-1(f) or to the extent Section 5.7(c)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f), so that the amendment shall be permitted to take effect as of the later of the first day of the Plan Year or the effective date of the amendment.
(iii)    Section 5.7(c)(i) shall not apply to any amendment that provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of the increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.
(iv)    If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations of Section 5.7(c), but is permitted to take effect later in the Plan Year as a result of additional contributions under Treasury Regulation § 1.436-1(f) or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation § 1.436-1(g)(5)(ii)(C), then the Plan amendment shall automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(g)    Limitations on Accelerated Benefit Distributions.
(i)    Funding Percentage Less than Sixty Percent (60%). If the Plan's AFTAP for a Plan Year is less than sixty percent (60%), a Participant or Beneficiary shall not be permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Section 436 Measurement Date.
(ii)    Bankruptcy.    During any period in which the Plan sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law, no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment with an Annuity Starting Date that occurs during such period. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the enrolled actuary for the Plan certifies that the Plan’s AFTAP for that Plan Year is not less than one hundred percent (100%).
(iii)    Limited Payment if Percentage is at Least Sixty Percent (60%) but Less Than Eighty Percent (80%).
(C)    General. If the Plan’s AFTAP for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Section 436 Measurement Date. The preceding sentence shall not apply if the Present Value of Accrued Benefit of the portion of the benefit that is being paid in a Prohibited Payment (as described in Treasury Regulation § 1.436-1(d)(3)(iii)(B)) does not exceed the lesser of (1) fifty percent (50%) of the Present Value of Accrued Benefit of the benefit payable in the optional form of benefit that includes the Prohibited Payment or (2) one hundred percent (100%) of the PBGC maximum benefit guarantee amount (as described in Treasury Regulation § 1.436-1(d)(3)(iii)(C)).
(D)    Bifurcation Rules. If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Starting Date because of the application of Section 5.7(d)(iii)(A), then the Participant or Beneficiary shall be permitted to elect to (1) receive the unrestricted portion of the optional form of benefit (determined under the rules of Treasury Regulation § 1.436-1(d)(3)(iii)(D)) at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Participant’s or Beneficiary’s entire benefit under the Plan, (2) commence benefits with respect to the Participant’s or Beneficiary’s entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies Treasury Regulation § 1.436-1(d)(3)(i), or (3) defer commencement of the payments to the extent described in

Treasury Regulation § 1.436-1(d)(5). If the Participant or Beneficiary elects payment of the unrestricted portion of the benefit (determined under the rules of Treasury Regulation § 1.436-1(d)(3)(iii)(D)) under Section 5.7(d)(iii)(B)(1), then the Participant or Beneficiary shall be entitled to elect payment of the remainder of the Participant’s or Beneficiary’s benefits under the Plan in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a Prohibited Payment if that optional form applied to the entire benefit of the Participant or Beneficiary.
(E)    One-Time Application. In the case of a Participant or Beneficiary with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made pursuant to Section 5.7(d)(iii)(A) or (B), no additional Prohibited Payment shall be made with respect to that Participant during any period of consecutive Plan Years to which the limitations under Section 5.7(d) apply.
(iv)    Plan Alternative for Special Optional Forms.     The Plan may offer optional forms of benefit that are solely available during the period in which Section 5.7(d)(i), (ii), or (iii) applies to limit Prohibited Payments under the Plan in accordance with Treasury Regulation § 1.436-1(d)(6). Any such optional forms must satisfy Treasury Regulation § 1.436-1(d) and applicable qualification requirements, including satisfaction of Code §§ 417(e) and 415 (at each annuity starting date).
(h)    Limitation on Benefit Accruals for Severe Funding Shortfalls.
(i)    General. If the Plan's AFTAP for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. If the Plan is required to cease benefit accruals under the preceding sentence, then the Plan shall not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(ii)    Exemption. Section 5.7(e)(i) shall cease to apply with respect to a Plan Year, effective as of the first day of the Plan Year, if the Company makes an additional contribution or provides security in accordance within Treasury Regulation § 1.436-1(f) or to the extent Section 5.7(e)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f).
(i)    Special Rules of Operation for Periods Prior to and After Certification.
(i)    Periods Prior to Certification During Which a Presumption Applies. For any period during which a presumption under Code § 436(h) and Treasury Regulation §§ 1.436-1(h)(1), (2) or (3) applies to the Plan, the limitations under Sections 5.7(b), (c), (d) and (e) shall be applied to the Plan as if the AFTAP for the year were the presumed AFTAP determined under the rules of Code § 436(h) and Treasury Regulation § 1.436-1(h)(1), (2) or (3), as applicable, updated to take into account certain Unpredictable Contingent Event Benefits and Plan amendments in accordance with Code § 436 and Treasury Regulation § 1.436-1(g).
(ii)    Periods After Certification of AFTAP. Section 5.7(f)(i) shall no longer apply for a Plan Year on and after the date an enrolled actuary for the Plan issues a certification of the AFTAP of the Plan for the current Plan Year, provided that the certification is issued before the first day of the tenth (10th) month of the Plan Year. For example, the limitations on Prohibited Payments under Section 5.7(d) shall apply for distributions with Annuity Starting Dates on and after the date of such certification using the certified AFTAP of the Plan for the Plan Year. Similarly, the prohibitions on accruals under Section 5.7(e) as a result of the enrolled actuary’s certification that the AFTAP of the Plan for the Plan Year is less than sixty percent (60%) shall be effective as of the date of the certification, and any prohibition on accruals shall cease to be effective on the date the enrolled actuary issues a certification that the AFTAP for the Plan for the Plan Year is at least sixty percent (60%).
(j)    Definitions. For purposes of this Section 5.7, the following terms have the following meanings:
(i)    “AFTAP” means the “Adjusted Funding Target Attainment Percentage,” as described in Code § 436(j)(2), taking into account the special rules of Code § 436(j)(4), and Treasury Regulation § 1.436-1(j)(1).
(ii)    “Annuity Starting Date” has the meaning described in Treasury Regulation § 1.436-1(j)(2).
(iii)    “Prohibited Payment” means (1) any payment for a month that is in excess of the monthly amount paid under a straight life annuity (plus any social security supplements described in the last sentence of Code § 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under Section 5.7(d) is in effect, (2) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, (3) any transfer of assets and liabilities to another plan maintained by the Company (or by any member of the Company’s controlled group) that is made in order to avoid or terminate the application of the benefit limitations under Code § 436, and (4) any other amount that is identified as a Prohibited Payment in IRS revenue rulings and procedures, notices, and other guidance published in the Internal Revenue Bulletin. A prohibited payment shall not include the payment of a benefit which under Code § 411(a)(11) may be immediately distributed without the consent of the Participant.
(iv)    “Section 436 Measurement Date” has the meaning described in Treasury Regulation § 1.436-1(j)(8).
(v)    “Unpredictable Contingent Event” means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or disability.
(vi)    “Unpredictable Contingent Event Benefit” means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.
(k)    Notices. The Committee or its delegate shall comply with any applicable notice requirements under ERISA Section 101(j).
(l)    Interpretation. This Section 5.7 shall be interpreted and applied consistent with Code § 436 and Treasury Regulation § 1.436-1, taking into account any applicable transition rules or exceptions provided thereunder or in any additional guidance issued under Code § 436.

ARTICLE VI
APPLICATIONS AND PROOF
Section 6.1.    Application. Each Participant or former Participant shall make written application to the Committee, or their designated representative, for the benefits, if any, to which he is entitled under this Plan at least sixty (60) days, but not more than ninety (90) days, in advance of the first day of the month on which the benefits applied for are to be paid, on a form or forms to be provided by the Employer for this purpose. The Committee may require each applicant for Retirement Benefits to submit such information as may reasonably be required for the proper administration of the Plan. Except for good cause shown, or unless the delay is due to the failure of the Committee to furnish the necessary information to the Employee at his last known address as indicated on the Employer’s records, failure to submit such an application within the time prescribed shall result in the forfeiture of any benefits that would have been payable, had the application been timely filed, prior to the date on which such an application is delivered to the Committee. When any Participant elects any of the options provided by the Plan, he must make such election on a properly completed pension application form and in the manner within the time prescribed above.
Section 6.2.    Information and Proof. Every Participant shall furnish, at the request of the Committee, any information or proof reasonably required for the administration of the Plan or for the determination of any matter that the Committee may legitimately have before them. The falsity of any statement material to an application or the furnishing of fraudulent information or proof shall be sufficient reason for the recapture, by means of suspension or discontinuance of benefits, or otherwise, of any excess benefit, if any, paid under this Plan.
Section 6.3.    Action of Committee. The Committee shall be the sole judges of:
(a)    the standard of proof required in any case;
(b)    the application and interpretation of this Plan; and
(c)    the correctness of the computation of Service Credit.
The decision of the Committee with respect to any of the foregoing shall be final and binding on all parties, subject to the claims procedure set forth in Section 11.4. Wherever in the Plan the Committee are given discretionary powers, the Committee shall exercise such powers in a uniform and non-discriminatory manner.
Section 6.4.    Employer Records. For purposes of this Plan and the Trust Agreement established as a part thereof, the records of the Employer with respect to Service Credit, Covered Employment, termination of service, military service, and any and all other matters pertaining to the employment and participation of an Employee in this Plan shall be controlling.

ARTICLE VII
FUNDING OF BENEFITS
Section 7.1.    Funding Method and Policy. The Employers shall make contributions to or under the Plan for each Plan Year which, in the aggregate, are not less than the amount which the Actuary determines is necessary to satisfy the minimum required contribution as determined under Section 303 of ERISA for the Plan for such Plan Year. The funding method shall be contributions from the Employers and the funding policy shall be such as is consistent with the objectives of the Plan.
Section 7.2.    RESERVED.
Section 7.3.    Payment of Contributions. An Employer may pay its contribution for any Plan Year on any date or dates, provided, however, that the total amount of the Employer’s contribution for any Plan Year shall be paid in full not later than the last day for timely filing of its Federal income tax return for the year with respect to which the contribution is made, including extensions thereof granted by the Internal Revenue Service.
Section 7.4.    Forfeitures. Forfeitures arising under this Plan, if any, shall be applied to reduce Employer contributions and shall not be used or applied to increase the benefits any Employee would otherwise be entitled to receive hereunder.
Section 7.5.    Contributions by Employer. All contributions to this Plan to fund the benefits described in the Benefit Schedules shall be made only by the Employers.
Section 7.6.    Permissible Contributions and Irrevocability. Any amounts contributed by the Employer pursuant to this Article VII may be contributed by the Employer in cash or other property. In no such event and under no circumstances shall such contributions, or any part thereof, revert to or be recoverable by the Employer until all obligations under this Plan have been fully satisfied as provided in Section 7.3, except as follows:
(d)    in the case of a contribution, or any part thereof, made under a mistake of fact, the Employer may recover such contribution within one year of payment; and
(e)    because all contributions are conditioned on deductibility, in the event that a contribution cannot be deducted by the Employer pursuant to Code § 404, the Employer shall recover such contribution, to the extent disallowed, within one year after the disallowance of the deduction.
The amount which may be returned to the Employer is the excess of: (a) the amount contributed by the Employer over (b) the amount that would have been contributed by the Employer had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

ARTICLE VIII
[RESERVED]

ARTICLE IX
[RESERVED]

ARTICLE X
AMENDMENT, TERMINATION; MERGER
Section 10.1.    Right to Amend or Terminate. The Employers hope, and expect, to continue this Plan and the funding of benefits hereunder indefinitely; but such continuance is not assumed as a contractual obligation and, in order to protect both Participants and the Employers against unforeseen contingencies, the Employers expressly reserve the right, by action of their boards of directors, to discontinue contributions to this Plan or to terminate this Plan at any time with respect to its Participants, without the consent of any party. The right to amend this Plan in any respect or particular is vested exclusively in the Board of Directors which right is not conditional on the consent or approval of any other Employer. Additionally, any amendment or modification may be made retroactive, if necessary or appropriate to qualify or maintain the Plan as a qualified Plan within the meaning of Code § 401(a), and to qualify or maintain the Trust as tax exempt under Code § 501(a), and the regulations issued thereunder. Notice of any amendment or modification of the Plan may be given by posting, by mail, or by such other means as may be acceptable under ERISA.
Section 10.2.    Withdrawal of Employer. Any Employer, by action of its board of directors, may withdraw from the Plan at any time.
Section 10.3.    Liquidation of Trust Fund. Upon termination or partial termination of the Plan, each affected Participant’s benefits, determined prior to the date of termination, shall become fully vested and non-forfeitable, to the extent funded and to the extent such benefit is not restricted pursuant to the provisions of Section 10.9 herein. The assets of the Trust Fund, shall be allocated among Participants and beneficiaries, after payment of administration expenses of the Plan, in the following order of priority as modified by the provisions of Treasury Regulations § 1.414(l)-1(f) or (h) if a special schedule of benefits (as defined in the regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination:
(f)    Benefits Payable Three Years Prior to Termination. First, to provide benefits that become payable three or more years before the date of termination of the Plan, or that would have become payable had the Participant retired immediately prior to the beginning of such three year period, provided that:
(v)    the benefit payable to a Participant or beneficiary (or that could have been payable) shall be based on the provisions of the Plan in effect during the five year period prior to the date of termination of the Plan; and further provided that,
(vi)    the lowest benefit payable during such three year period shall be considered the benefit payable for purposes of this category (a).
(g)    Other Benefits Eligible for Termination Insurance. Second, to the extent that a benefit has not been provided in category (a), the remaining assets shall be allocated to provide any benefit provided under the Plan for Participants and beneficiaries to the extent guaranteed by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

(h)    Other Benefits. To the extent that a benefit under the Plan has not been provided in the foregoing categories, the assets of the Plan shall be allocated to provide all other non-forfeitable benefits under the Plan and, finally, to provide all other benefits under the Plan.
If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be allocated pro rata on the basis of the present value of benefits as of the termination date. The Actuary shall calculate the allocation of the assets of the Trust Fund in accordance with the above priority categories, and certify his calculations to the Committee. Each of the above classes shall be divided into subclasses, giving first preference within the class to those Participants over 65 and those beneficiaries receiving benefits; second preference to Participants over 60 years of age; third preference to Participants over 55 years of age; fourth preference to Participants under 55 years of age having a deferred vested benefit; and fifth preference to all others. The Committee may establish additional subclasses within the classes set forth in subsection (a), (b), and (c).
Section 10.4.    Finality of Payment. Prior to making any distribution under the terms of Section 10.3, the Committee shall satisfy itself that this procedure complies with applicable law and shall obtain such waivers and authorizations from Participants and beneficiaries as it deems advisable.
Section 10.5.    Non-diversion of Assets. Except as provided in Section 7.6 hereof, regarding return of contributions no part of the assets of the Trust, by reason of any amendment or otherwise, shall at any time be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants, or their beneficiaries, and for the payment of administrative expenses under the Plan, or as will cause, or permit the assets of the Trust to revert to, or become the property of an Employer at any time prior to the satisfaction of all liabilities under the Plan. When all such liabilities have been satisfied, any assets remaining will revert to the Employers.
Section 10.6.    Committee Functions during Termination. If the Plan is terminated, the Committee in office at the time of such termination shall continue to act with its full powers hereunder until the completion of the allocation and distribution of the assets of the Trust Fund as in this Article X provided; and a majority of the members of the Committee then in office shall have the power to fill any vacancies occurring in the Committee after such termination by resignation, death, or otherwise. In the event the Committee within a reasonable time after such termination shall not have provided for such allocation and distribution, the Board of Directors shall succeed to all powers and duties of the Committee and shall provide for such allocation and distribution of the assets of the Trust Fund.
Section 10.7.    Notice of Termination. Notice of termination of the Plan, in whole or in part, shall be deemed adequately given if an Employer or the Committee mails written notice of the same to the latest address on file of each Participant or beneficiary who is affected by such termination; or by such other means as may be acceptable under ERISA.
Section 10.8.    Merger and Consolidation of Plan, Transfer of Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated.
Section 10.9.    Discontinuance of Plan Within Ten Years of Amendment. In the event that the Plan is discontinued by any Employer within ten (10) years after any amendment to the Plan which increases the benefits payable under the Plan, or if the full current costs (including current service contributions and interest on any unfunded liability for the initial cost of retroactive increases in benefits not covered by current service contributions) are not met by such Employer during such ten (10) year period, the contributions which may be used to provide benefits for any one of the twenty-five (25) most highly compensated employees on the effective date of such amendment, whose anticipated retirement annuity based upon the rate of compensation as of that date would be more than $1,500 per year, until such full current costs are funded for the first time, shall not exceed the greatest of:
(a)    The total contributions which would have been applied to provide a retirement annuity for any such employee if the Plan prior to such amendment had continued without change;
(b)    $20,000; or
(c)    The amount which would have been provided by contributions under the Plan prior to such amendment if the Plan had been terminated the day before the effective date of such amendment, plus an amount computed by multiplying the number of years during which current costs beginning with the effective date of such amendment are met by (i) 20% of any such employee’s annual compensation or (ii) $10,000, whichever is less.
Any excess reserves resulting from the application of the foregoing provisions of this Section shall be used and applied toward the funding of the benefits due to other Participants in the Plan who are employees of such Employer, in accordance with the provisions of the Plan.
If the Plan is in full force and effect and the full current costs have been met, the foregoing conditions shall not restrict the current payment of full benefits called for by the Plan to any Participant. The limitations of this Section shall be inapplicable to the extent the Commissioner of Internal Revenue or his duly authorized representative may later rule that the limitations are no longer necessary for the Plan to meet the requirements for qualifications under the Internal Revenue Code.
If this Plan is not terminated within the period specified above, the benefits, if any, which have been withheld from a Participant in accordance with this Section shall be turned over to the Participant or his representative at the end of said period or as soon thereafter as the full current costs of the Plan attributable to the said period have been met for the first time.
If this Plan is terminated within any of the said periods or thereafter, but before the full current costs of the Plan attributable to any of the said periods have been met for the first time, then any benefits which have been withheld from a Participant in accordance with this Section shall, upon termination of this Plan, be distributed as provided in Section 10.3, except that no part of such funds shall be distributed or used to fund benefits for any Participant who is affected by the limitations of this Article.

ARTICLE XI
ADMINISTRATION
Section 11.1.    Establishment of Administrative Committee. The Plan shall be operated and administered by an Administrative Committee consisting of not less than three (3) members (“named fiduciaries”), who shall be appointed by the Board of Directors. The Administrative Committee shall be the Plan Administrator as that term is used in ERISA, agent for service of process on or with respect to the Plan and a named fiduciary with respect to the Plan. Committee members may be removed at any time by the Board of Directors and may resign at any time, such resignation to be effective when accepted by the Board of Directors. All vacancies shall be filled by the Board of Directors. The Committee may appoint from their number such committees, which may include individuals not members of the Committee, with such powers as they shall determine; may authorize one (1) or more of their number, or any agent, to execute or deliver any instrument, or to make any payment in their behalf; and may employ legal counsel (who shall not be an employee of an Employer), actuaries, agents, and such clerical, accounting and other services as they may require in carrying out the provisions of the Plan. The Committee shall meet at least once during each calendar quarter. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee at a meeting shall be by the vote of the majority of the Committee at any meeting; or without a meeting, by instrument in writing signed by all of the members of the Committee.
The Committee, acting as agent for the Employer, may from time to time appoint additional named fiduciaries with respect to the Plan for the purpose of facilitating the investment of Plan’s assets and each named fiduciary appointed by the Committee shall have such powers, duties, obligations and responsibilities as the Committee shall prescribe in its appointment.
Section 11.2.    Delegation of Specific Responsibilities. The members of the Committee may agree in a writing signed by each member to allocate to any one of their number or to other persons (including corporations) any of the responsibilities with which they are charged pursuant hereto, including the appointment of an investment manager to manage the investments of the Trust Fund, provided the responsibilities and duties so delegated are definitively set forth so that the person to whom the delegation is made is clearly aware of such duties and responsibilities. If such delegation is made to a person not a member of the Committee, that person or, in the case of a corporation, its responsible officer, shall acknowledge the acceptance and understanding of such duties and responsibilities.
Section 11.3.    Power to Establish Regulations. The Committee shall establish rules and regulations for the administration of the Plan and the Committee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and decide any matters arising in the administration and operation of the Plan, and any interpretations or decisions so made shall be conclusive and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees and Participants similarly situated.
Section 11.4.    Claims Procedure.

(a)    All claims for benefits hereunder shall be directed to the Committee or to a member of the Committee designated for that purpose. Within ninety (90) days following receipt of a claim for benefits, the UPS Corporate Benefits Department manager responsible for the day-to-day operation of the Plan (the “Initial Reviewer”) shall determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Initial Reviewer shall, within the initial ninety (90)-day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made. If prior to the end of the initial thirty (30)-day extension, the Initial Reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be made within the extension period, the period may be further extended for up to an additional thirty (30) days, provided that the Initial Reviewer notifies the claimant prior to the expiration of the first thirty (30)-day extension of the circumstances requiring the extension and the date as of which the Plan expects to make a decision. The claimant shall have forty-five (45) days within which to provide the specified information unless the Initial Reviewer gives a longer period in the notification of the extension.
(b)    A denial by the Initial Reviewer of a claim for benefits shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant. The notice shall include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, and the steps to be taken if the claimant wishes to submit his claim for review, a description of the Plan’s review procedures, and the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an adverse benefit determination upon review.
(c)    The Committee shall afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days following receipt by the claimant of written notification of denial of his claim. Pursuant to this review, the claimant or his duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and submit issues and comments in writing. A claimant may also submit documents, records and other information relating to his claim, without regard to whether such information was submitted in connection with his original benefit claim.
(d)    A decision on the claimant’s appeal of the denial of benefits shall ordinarily be made by the Committee at the next regularly scheduled meeting that immediately follows the receipt of the request for review, unless the request for review is received within 30 days of such meeting date. In that case, the review will occur at the second regularly scheduled meeting following the Plan’s receipt of the request for review. If an extension of time is required because of special circumstances, the Committee will provide the claimant with written notice of the extension describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. A benefit determination will be made no later than the third regularly scheduled meeting of the Committee following the Plan’s receipt of the request for review.
The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the Plan provisions on which the decision is based, and a statement that the claimant or his authorized personal representative may review any documents and records relevant to the claim determination, a statement describing further voluntary appeals procedures, if any, and a statement of the claimant’s right to bring civil action under ERISA § 502(a).
Section 11.5.    Forfeiture in Case of Unlocatable Participant or Beneficiary. If the Committee is unable to pay benefits to any Participant or beneficiary who is entitled to benefits hereunder when such benefits are due because the identity or whereabouts of such person cannot be ascertained, the Committee shall proceed as follows:
(a)    As soon as administratively possible after the Committee has determined that a Participant or beneficiary cannot be paid due to the circumstances stated above, the Committee shall submit the last known address, and any other information the Committee deems appropriate, to a locator service in accordance with IRS procedures.
(b)    If the locator service provides the Committee with a new address for the Participant or beneficiary, the Committee shall mail the benefit payment to the new address as soon as administratively possible after such new address is known. If the locator service fails to identify a new address for the Participant or beneficiary, all amounts held for his benefit shall be forfeited as of the last day of the Plan Year in which the locator service notifies the Committee that it cannot locate the individual. Upon forfeiture, all liability for payment of the benefit shall thereupon terminate. In any such case, the funds released as a result of such forfeiture shall be dealt with as provided in Section 7.4. However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for such amounts, the account or accounts will be restored and will be distributable without interest in accordance with the terms of this Plan.
Section 11.6.    Liability of the Committee. The Committee and the members thereof, to the extent of the exercise of their authority, shall discharge their duties with respect to the Plan solely in the interests of the Plan’s Participants and their beneficiaries, and for the exclusive purpose of providing benefits thereto in accordance with the terms of the Plan and to defray the reasonable administration expenses thereof. In all such actions or omissions the Committee and each member thereof shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that no member shall be responsible for the actions or omissions of a member or any other party that is a fiduciary with respect to this Plan, other than himself, which are not in conformity hereto, unless such member knowingly participates in or knowingly conceals such conduct which he knows to be in breach of this standard, his own conduct has enabled the other member or other fiduciary to be in breach of this standard, or he has knowledge of such breach by another member or other fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.

Section 11.7.    Fiduciary Responsibility Insurance; Bonding. If the Employer has not done so, the Committee may direct the purchase of appropriate insurance on behalf of the Plan and the Plan’s fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that to the extent purchased by the Plan such insurance must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be borne by the Fund, unless the insurance is provided by and paid for by the Employer. The Committee shall also obtain a bond covering all the Plan’s fiduciaries, to be paid from the assets of the Trust Fund.
Section 11.8.    Meetings of Committee. The Committee shall hold meetings at least once during each calendar quarter upon such notice, at such place or places, and at such time or times as it may determine from time to time. Notice of a meeting may be waived in writing.
Section 11.9.    Compensation of Committee. The members of the Committee may receive reasonable compensation for their services as the Board of Directors may from time to time determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, shall be paid out of the Trust Fund, unless paid by the Employer. Notwithstanding the foregoing, any Committee member who is employed on a full-time basis by an Employer shall receive no compensation, but may be reimbursed for expenses incurred.
Section 11.10.    Reliance by Committee. Board of Directors and Committee members shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any actuary, accountant, legal counsel (other than an employee of an Employer), or physician, and all action so taken or suffered shall be conclusive upon all Participants and beneficiaries, and any other person claiming under the Plan.
Section 11.11.    Books and Records. The Committee shall keep appropriate books and records.
Section 11.12.    Disbursements. The Committee shall determine the manner in which the Trust Fund shall be disbursed under the terms of the Plan and Trust Agreement.
Section 11.13.    Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries hereunder, including the trustee, the Employers, the Board of Directors and the Committee, shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employers shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article V, and the Board of Directors shall have the sole authority to appoint and remove the Trustee, members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust, except as otherwise provided. The Committee shall have the sole responsibility for the appointment and removal of any investment manager which may be provided for under the Trust and the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. Subject to any direction from the Committee, the Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
Section 11.14.    Withholding of Income Tax.
(a)    Notification of Withholding of Federal Income Tax. All Participants and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan’s obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be given in such manner and at such time as required by applicable law.
(b)    Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.
(c)    Failure to Make Election.
(i)    In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time prescribed by the Code, or the Secretary of the Treasury or his delegate).
(ii)    In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.
(d)    Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge their withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.
Section 11.15.    Direct Rollover.

(a)    With respect to any distribution of $200 or more described in Article IV which constitutes an eligible rollover distribution within the meaning of Code § 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a “direct rollover”). For purposes of the foregoing sentence, an “eligible retirement plan” is (1) a qualified trust within the meaning of Code § 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code § 408 (other than an endowment contract), (3) an annuity plan within the meaning of Code § 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe, and effective for distributions made after December 31, 2001 an (4) an annuity contract within the meaning of in Code § 403(b), (5) an eligible retirement plan within the meaning of Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from this Plan and (6) effective for distributions made after December 31, 2009, an individual retirement plan described in Code § 408A (a “Roth IRA”). The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, within the meaning of Code § 414(p).
Notwithstanding any contrary provision in this Addendum M, effective for distributions made after December 31, 2009, a beneficiary who is not the Participant’s or the former Participant’s surviving Spouse and who is not the Participant’s or former Participant’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, shall in accordance with procedures established by the Committee, be afforded the opportunity to have any portion of a distribution paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), or a Roth IRA, each of which is established for the purpose of receiving such distribution on behalf of such beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in the Required Minimum Distribution Addendum to Appendix M shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.
(b)    Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him and part as a direct rollover:
(C)    The direct rollover must be in an amount of $500 or more; and
(D)    A direct rollover to two or more eligible retirement plans shall not be permitted.
(c)    The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide an explanation in a manner prescribed by law to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.
Section 11.16.    USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code § 414(u).
Effective for Plan Years beginning after December 31, 2006, in the case of a Participant who dies while performing qualified military service (as defined in Code § 414(u)), the Participant’s beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE XII
GENERAL PROVISIONS
Section 12.1.    Prohibition Against Attachment.
(i)    None of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant or beneficiary nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.
(j)    If any Participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustee to hold or apply the same or any part thereof to or for the benefit of such Participant or beneficiary, his Spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.
(k)    Exception to general prohibition against attachment for Qualified Domestic Relations Orders.
(i)    General rule. The restrictions of subsection (a) and subsection (b) of this Section 12.1 will not be violated by either (A) the creation of a right to payments from this Plan by reason of a Qualified Domestic Relations Order or (B) the making of such payments.
(ii)    Definition of Qualified Domestic Relations Order. For purposes of this subsection (c), the term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement), made pursuant to a State domestic relations law (including a community property law), which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant (an “Alternate Payee”) and which:
(A)    creates or recognizes the right of an Alternate Payee to, or assigns to any Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;
(B)    clearly specifies (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that the order applies to this Plan;
(C)    does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, unless, in the case of any payment before a Participant has separated from service, the order requires payment of benefits to an Alternate Payee (i) on or after the date the Participant attains (or would have attained) the earliest age on which he could elect to receive Retirement Benefits under the Plan, (ii) as if the Participant had retired on the date such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse);
(D)    does not require this Plan to provide increased benefits (determined on the basis of actuarial equivalence); and
(E)    does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.
Section 12.2.    Facility of Payment. If any Participant or beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, the Committee may direct the Trustee to make any such payment to a legal representative or, if no legal representative shall have been appointed for him, to any person or institution maintaining such Participant or beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.
Section 12.3.    Payment to Minor Beneficiary. If the beneficiary of any Participant shall be a minor and no guardian shall have been appointed for him, the Committee may direct the Trustee to retain any payment due under the Plan for his benefit until he attains majority. Such amount, as authorized by the Committee, may be held in cash, deposited in bank accounts, or invested or reinvested in direct obligations of the United States, and the income thereon may be accumulated and invested, or the income and principal may be expended and applied directly for the maintenance, education and support of such minor without the intervention of any guardian and without application to any court.
Section 12.4.    No Rights of Employment. The Plan shall not confer upon any Employee or Participant any right of employment, nor shall any provision of the Plan interfere with the right of an Employer to discharge any Employee.
Section 12.5.    Payments Only From Trust Fund. Except as otherwise required by law, no liability shall attach to the Employers for payment of any benefits or claims hereunder and every Participant or beneficiary or person claiming under them shall have recourse only to the Trust Fund for payment of any benefit hereunder and the rights of such persons are hereby expressly limited accordingly.
Section 12.6.    Applicable Law. All provisions of the Plan, including definitions, shall be construed according to the laws of the State of Georgia, except to the extent preempted by Federal law.
Section 12.7.    Titles. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.
Section 12.8.    Counterparts. This Plan may be executed by the Employers in various counterparts to this document, each of which shall be deemed to be an original but all shall be deemed to be one document.
Section 12.9.    No Access to Books and Records. Nothing herein or in the Trust Agreement shall give any Participant or beneficiary or any other person the right or privilege to examine or have access to the books or records of any Employer or of the Committee or the trustee; nor shall any such person have any right, legal or equitable, against any Employer or against any director, officer, employee, agent or representative thereof or against the trustee or the Committee, except as herein expressly provided or permitted by law.
Section 12.10.    Procedures for Qualified Domestic Relations Orders. The Committee shall develop and implement procedures (a) for determining whether an order received by the Plan is a “Qualified Domestic Relations Order” within the meaning of subsection (c) of Section 12.1, (b) for administering distributions under such orders, and (c) for holding amounts which would be payable under such orders pending the determination described in subsection (a) of this Section 12.10.

Addendum A
BENEFIT SCHEDULES FOR INDEPENDENT PILOTS ASSOCIATION

BENEFIT SCHEDULE I FOR INDEPENDENT PILOTS ASSOCIATION (UPPLAN)
This Benefit Schedule I shall apply to (1) each Eligible Employee who has an Hour of Covered Employment on or after March 17, 1998 but not on or after August 31, 2006, (2) each Eligible Employee who is not actively working, but who is on the seniority list on March 17, 1998 including anyone who is disabled (within the meaning of Section 3.5) and who does not have an Hour of Covered Employment on or after August 31, 2006 and (3) each former Employee who died on or after January 1, 1996 and before March 17, 1998 while employed in a classification that would have been considered an Eligible Employee classification if this Benefit Schedule had been in effect at his death.
The provisions of this Benefit Schedule I will apply only to that period of employment during which an Employee is an Eligible Employee. An Eligible Employee shall not accrue benefits under any provisions of the Plan (other than this Benefit Schedule) during the period that he is covered under this Benefit Schedule I.
References to Articles and Sections are to Articles and Sections of this Benefit Schedule I unless otherwise expressly indicated.
Article I
DEFINITIONS
Wherever used herein, capitalized terms shall have the meaning set forth below or in the main body of this Appendix M for the Independent Pilots Association unless otherwise clearly required by the context.
SECTION 1.1. -    2006 Collective Bargaining Agreement. The term “2006 Collective Bargaining Agreement” means the collective bargaining agreement between the Independent Pilots Association and United Parcel Service Co. ratified on August 31, 2006.
SECTION 1.2. -    Actuarial Equivalent. The term “Actuarial Equivalent” means a benefit of equivalent value calculated using the 1983 Group Annuity Mortality Table for males for Participants and the 1983 Group Annuity Mortality Table for females for beneficiaries and an interest rate of 7% compounded annually. Notwithstanding the foregoing, if the optional form of benefit is subject to the requirements of Treasury Regulation § 1.417(e)-1(d), or any successor regulation, the benefit of equivalent value will be the amount determined using the Applicable Interest Rate (determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table, as applicable.
SECTION 1.3. -    Applicable Interest Rate. The term “Applicable Interest Rate” means the “applicable interest rate” as described in Code § 417(e)(3) for the “lookback month” preceding the “stability period” that includes the date the distribution is made, provided that for distributions made during Plan Years commencing in 2008 through 2011, the applicable interest rate or rates shall be determined taking into account the transition rules under Code § 417(e)(3)(D)(ii) and (iii).

The term “lookback month” means the fifth month preceding the first day of the stability period containing the date of distribution.
The term “stability period” means the calendar year in which the distribution is made.
SECTION 1.4. -    Applicable Mortality Table. The term “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Code § 417(e)(3).
SECTION 1.5. -    Compensation. The term “Compensation” means for each calendar year, all earnings by an Eligible Employee as a result of the payment of his pay period guarantee for such calendar year, inclusive of any contributions or deferrals excludible from income under Code §§ 125 or 402(h), and for 1996 and 1997, any additional payments on guarantee that the Participant actually receives in accordance with the Retroactive Compensation Agreement made in connection with the Collective Bargaining Agreement ratified March 17, 1998. Compensation for any calendar year shall be limited to $150,000 per year or such lesser limit as may be imposed by Code § 401(a)(17) or any successor statute limiting compensation taken into account under the Plan; however, for any Participant who attains Normal Retirement Age before December 31, 2003, Compensation shall be limited only by Code § 401(a)(17) or any successor statute limiting compensation taken into account under the Plan. Solely for avoiding a double proration, within the meaning of Department of Labor Regulations, § 2530.204-2(d), to the extent that a Participant is credited with less than a full year of Service Credit for a calendar year, then the Participant’s Compensation taken into account for such year shall be annualized by dividing such Compensation by the number of months of Service Credit earned by the Participant for such calendar year and multiplying the result by 12.
SECTION 1.6. -    Covered Employment. The term “Covered Employment” means employment by an Employer as an Eligible Employee on or after January 1, 1988 but not on or after August 31, 2006.
SECTION 1.7. -    Crewmember. The term “Crewmember” means a flight engineer, second officer, first officer or captain.
SECTION 1.8. -    Early Retirement Date. The term “Early Retirement Date” means the first day of the month coincident with or next following the attainment of 55 years of age and the completion of five Vesting Years.
SECTION 1.9. -    Eligible Employee. The term “Eligible Employee” means an individual employed by the Employer who (a) is not a participant in or covered under any other qualified defined benefit plan to which his Employer currently makes contributions on his behalf, (b) is represented for purposes of collective bargaining by the Independent Pilots Association and (c) is employed as a Crewmember.
Under no circumstances will an individual who performs services for an Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for an Employer under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an employee of an Employer as a result of common law principles, coemployment principles or the leased employee rules under Code § 414(n). Further, if an individual performing services for an Employer is retroactively reclassified as an employee of an Employer for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to, on or after the date of such reclassification except as provided for in the Collective Bargaining Agreement or if such individual is not covered by a Collective Bargaining Agreement, except as determined by the Committee.
SECTION 1.10. -    Final Average Earnings. The term “Final Average Earnings” shall mean the Participant’s average Compensation for the five complete calendar years during the last ten complete calendar years of his Covered Employment during which his Compensation was the highest. For a Participant who retires on his Postponed Retirement Date, the term “Final Average Earnings” shall be the greater of the Final Average Earnings he would have had if he had retired at age 60 or his Final Average Earnings at his Postponed Retirement Date.
SECTION 1.11. -    Hour of Covered Employment. The term “Hour of Covered Employment” means each Hour of Service in Covered Employment.
SECTION 1.12. -    Normal Retirement Age. The term “Normal Retirement Age” means the later to occur of (a) the Participant’s attainment of age 60 or (b) the date the Participant completes one Vesting Year.
SECTION 1.13. -    Normal Retirement Date. The term “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Participant’s attainment of Normal Retirement Age.
SECTION 1.14. -    Present Value. The term “Present Value” means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table.
SECTION 1.15. -    Retirement Benefit. The term “Retirement Benefit” means with respect to each Participant his/her Normal Retirement Benefit (as described in Section 4.3), Early Retirement Benefit (as described in Section 4.5), Postponed Retirement Benefit (as described in Section 4.4) or Deferred Vested Benefit (as described in Section 4.6).
SECTION 1.16. -    Service Credit. The term “Service Credit” shall mean the years and months of credit for work in Covered Employment as defined in this Benefit Schedule I which are accumulated and maintained for employees in accordance with the provisions of Article III.
ARTICLE II
ELIGIBILITY FOR PARTICIPATION
An Eligible Employee shall become a Participant in accordance with Section 2.1 of the main text of this Appendix M based on his employment with the Employer or any Related Employer; from his initial date of employment. An Eligible Employee and an inactive Eligible Employee on the seniority list on March 17, 1998 who satisfied the age and service requirements as of March 17, 1998 shall become a Participant as of that date.

Each former Eligible Employee who died while an Eligible Employee on or after January 1, 1996 and before March 17, 1998 shall be treated as a vested Participant for purposes of the Qualified Joint and Survivor Preretirement Survivor Benefit under Section 4.9.
ARTICLE III
ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER THAN
VESTING AND ELIGIBILITY i.e., FOR ACCRUAL OF BENEFITS, ETC.
SECTION 3.1. -    Credit for Periods of Covered Employment after 1987 and before 1992. For periods of Covered Employment after 1987 and prior to 1992, each Participant shall accumulate Service Credit in monthly units based on his days of Covered Employment in accordance with the following schedule:

Days of Covered Employment In Each Plan Year	Monthly Units of Service Credits
Less than 15 days	-0-
15-30	1 month
31-45	2 months
46-60	3 months
61-75	4 months
76-90	5 months
91-106	6 months
107-121	7 months
122-136	8 months
137-151	9 months
152-167	10 months
168-183	11 months
184 or more	12 months

For years 1988 through 1991, Eligible Employees will be credited with either 15 or 16 days as applicable, for each month in which they received their guarantee. For any month in which the Eligible Employee received only a portion of his guarantee, the 15 or 16 days will be prorated.
In addition, for the years 1988 through 1991, the credit for up to 501 hours for paid leaves described in the definition of Hour of Service shall be applied on a daily basis, giving credit for paid leaves for up to 95 days per Plan Year.
SECTION 3.2. -    Credit for Periods of Covered Employment During 1992. For periods of Covered Employment during 1992, a Participant shall accumulate Service Credit in monthly units based on his Hours of Covered Employment during each Plan Year in accordance with the following schedule:

Hours of Covered Employment In Plan Year	Monthly Units of Service Credits
Less than 65 hours	-0-
65-129	1 month
130-194	2 months
195-277	3 months
278-360	4 months
361-443	5 months
444-526	6 months
527-609	7 months
610-692	8 months
693-775	9 months
776-858	10 months
859-941	11 months
942 or more	12 months

Credit for up to 501 hours for paid leaves described in the definition of Hour of Service shall apply fully to Plan Year 1992 without regard to the total number of guaranteed hours.
SECTION 3.3. -    Credit for Periods of Covered Employment After 1992. For periods of Covered Employment completed after 1992, each Participant shall accumulate Service Credit in monthly units based on his Hours of Covered Employment during each Plan Year in accordance with the following schedule:

Hours of Covered Employment In Each Plan Year	Monthly Units of Service Credits
0	-0-
81-162	1 month
163-243	2 months
244-324	3 months
325-405	4 months
406-487	5 months
488-568	6 months
569-649	7 months
650-730	8 months
731-812	9 months
813-893	10 months
894-974	11 months
975 or more	12 months

SECTION 3.4. -    Disability Accrual. A Participant who becomes disabled following the completion of his probationary period as a Crewmember shall accrue years and months of Service Credit (not to exceed 30 years of Service Credit) as if he remained in active employment until Normal Retirement Age or if he elects early retirement, his Early Retirement Date. Such accrual shall cease as of the earlier of (i) the last day of the month immediately prior to the Participant recovering from the disability or retiring or (ii) the end of the calendar year in which he obtains other gainful employment. If a disabled Participant retires, his Final Average Earnings shall be based on his Compensation paid during his active employment prior to becoming disabled. For purposes of this Section, the term “disabled” means the Participant loses the right to exercise the privileges of his medical certificate for reasons other than alcohol or drug use and the term “other gainful employment” means employment during which a disabled Participant earns the greater of (i) $30,000 a calendar year or (ii) one-third of his annual Compensation at the time he became disabled.
ARTICLE IV
BENEFIT ELIGIBILITY AND AMOUNTS
SECTION 4.1. -    General. The amount of the Retirement Benefit payable to an Eligible Employee shall be the amount described in this Article IV of this Benefit Schedule I.
SECTION 4.2. -    Monthly Single-Life Benefit. Each Participant’s Monthly Single-Life Benefit shall equal 1/12th of A times B less C, where
A = the greater of (i) one percent of his Final Average Earnings or (ii) $1,500;
B = his number of full and fractional years of Service Credit, not to exceed 30 years of Service Credit; and
C = his Social Security Offset described in Section 4.7.
SECTION 4.3. -    Normal Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on his Normal Retirement Date, his Normal Retirement Benefit payable as of his Normal Retirement Date shall equal his Monthly Single-Life Benefit as determined in Section 4.2 as of his Normal Retirement Date, reduced by the Other Plan Benefits Offset described below.
SECTION 4.4. -    Postponed Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on or after his Normal Retirement Date, his Postponed Retirement Benefit payable as of his Postponed Retirement Date shall equal the greatest of (a) his Monthly Single-Life Benefit as determined in Section 4.2 as of his Postponed Retirement Date, reduced by the Other Plan Benefits Offset described below, (b) the benefit he would have received if he had retired on his Normal Retirement Date or (c) the benefit he would have received if he had retired on his/her Early Retirement Date.
SECTION 4.5. -    Early Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on or after his Early Retirement Date but before his Normal Retirement Date, his Early Retirement Benefit shall equal his Monthly Single-Life Benefit as determined in Section 4.2 as of his most recent separation from service with the Employer and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset as described below. A Participant’s Early Retirement Benefit shall be payable as of his Normal Retirement Date or, if he so elects, as of his Early Retirement

Date. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the commencement of his benefit precedes his Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.
SECTION 4.6. -    Deferred Vested Benefit. A Participant shall be fully vested upon the completion of one Vesting Year. A Participant shall receive credit for vesting purposes for employment from his initial date of employment with an Employer or a Related Employer. A Participant’s Deferred Vested Benefit shall equal his Monthly Single-Life Benefit as determined in Section 4.2 based on his years of Service Credit earned prior to his most recent separation from service with the Employer and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset described below. A Participant’s Deferred Vested Benefit shall be payable as of his Normal Retirement Date or, if he has completed five Vesting Years and so elects, as of the first day of the month coincident with or next following his attainment of 55 years of age. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the beginning of the benefit precedes the Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.
SECTION 4.7. -    Social Security Offset. The monthly benefit payable to a Participant shall be reduced by A times the lesser of B or C where
A = the ratio of the Participant’s years of Service Credit (not to exceed 30) to 30;
B = 50% of the monthly social security primary insurance benefit that would be payable to the Participant at age 65; and
C = 50% of the amount determined under Section 4.2 before the reduction for the Social Security Offset.
The reduction shall commence at the age at which unreduced social security primary insurance benefits are first payable to the Participant or, if later, when the Participant actually retires. For purposes of calculating the Participant’s social security benefit, (a) the Participant’s wages prior to his first full calendar year of employment with the Employer will be estimated by projecting the Participant’s compensation for his first full calendar year of employment backward at 7% per year to the later of the year in which the Participant attained age 21 or 1951 and (b) in the event the Participant separates from service with the Employer and all Related Employers before his Normal Retirement Age, his post termination wages will be estimated assuming he will continue to receive compensation at the same rate in effect on the date he separates from service with the Employer and all Related Employers until he attains Normal Retirement Age. If the Participant separates from service with the Employer and all Related Employers before his Normal Retirement Age, the social security benefit will be calculated based on the law in effect on the date he separates from service with the Employer and all Related Employers. If the Participant dies before he begins receiving benefits under the Plan, any survivor benefit payable to his surviving Spouse will be calculated based on the social security benefit that the Participant would have been entitled to receive at age 65 if he had lived to that date, using the assumptions described above.

SECTION 4.8. -    Other Plan Benefits Offset. The Other Plan Benefits Offset is the reduction described in Section 4.7 of the main text of this Appendix M; provided that benefits under any defined contribution plan shall not be considered a “retirement plan to which the Employer made contribution on behalf of the Participant or under which service with the Employer is counted in calculating benefits” for purposes of that Section. Further, any such retirement plan is referred to in this Section as an “Other Plan.”
(a)    Retirement Benefits Payable in Annuity Form. If the Retirement Benefit is payable in an annuity form, the amount of the reduction shall be determined and subtracted from the Retirement Benefit as of the later of the date as of which Retirement Benefits commence under the Plan or the earliest date such Participant could begin receiving benefits under such Other Plan (the “Determination Date”). Thus, if a Participant is not eligible for a benefit under an Other Plan when he begins receiving benefits under this Plan, his Retirement Benefit will not be reduced until the earliest date he could have begun receiving a benefit under the Other Plan. The amount of the reduction shall be equal to the Single Life Only Annuity that would have been payable under the Other Plan as of the Determination Date or, if the Single Life Only Annuity is not available under such Other Plan, the Single Life Only Annuity which is the Actuarial Equivalent of the normal form of benefit that would have been payable under such Other Plan as of the Determination Date. If a Participant begins receiving a benefit under an Other Plan before the Determination Date, the amount of the reduction will be actuarially adjusted.
(b)    Retirement Benefit Payable in Lump Sum. If the Retirement Benefit is payable in a lump sum, the Present Value of the benefit payable under this Plan shall be reduced by the Present Value of the benefit actually paid to such Participant or payable to him under such Other Plan.
(c)    Estimation. If the Committee determines that it is not reasonably practicable to obtain the actual amount of the benefit payable to or on behalf of a Participant under an Other Plan in sufficient time to make payment of his/her benefit under this Plan, the Committee may estimate the amount of the Other Plan benefit using such methods as they in their discretion deem appropriate. If the Committee estimates the Other Plan benefit, they shall use their best efforts to obtain the actual amount of the Other Plan benefit and adjust the benefit being paid from this Plan accordingly. In the event that the estimated Other Plan benefit is less than the actual Other Plan benefit, the Committee shall reduce the payments under this Plan immediately to reflect the amount of the difference and may recover any previous overpayments from this Plan by deducting such overpayments from future benefit payments due under this Plan or by such other methods as the Committee deems appropriate. In the event that the estimated Other Plan benefit is larger than the actual Other Plan benefit, the Committee shall increase the payments under this Plan immediately to reflect the amount that of such difference and shall make an additional payment equal to the amount that would have been received if the Plan had used the actual Other Plan benefit from the commencement of payment.
SECTION 4.9. -    Qualified Joint and Survivor Preretirement Survivor Benefit. If a vested Participant dies prior to receiving a benefit under this Appendix M, the Participant’s surviving Spouse will be entitled to a survivor benefit under Section 4.9 of the main text of this Appendix M, determined without regard to whether the Participant and his Spouse had been married for at least one year prior to the Participant’s death.
SECTION 4.10. -    Payment of Retirement Benefit. The benefits shall be paid in the form of a Single Life Only Annuity (for unmarried Participants) or the Qualified Joint and Survivor Annuity (for married Participants) unless the Participant properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity (as such waiver is described in Section 4.8(c) of the main text of this Appendix M) and selects an optional benefit form described in Article V.
SECTION 4.11. -    Lump Sum Payment. Notwithstanding any contrary provision, effective January 1, 2008 to November 30, 2012, if the Present Value of the Retirement Benefit payable to a Participant or the Present Value of the survivor benefit payable to a Participant’s surviving Spouse under Section 4.8 of the main text of this Appendix M is less than $1,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer and all Related Employers, without the Participant’s, or if the Participant is deceased, the surviving Spouse’s, consent, in lieu of all other benefits under the Plan. If the Present Value of such benefit is at least $1,000 but not greater than $3,500, the Committee may pay such Present Value to the Participant or if the Participant is deceased, to the surviving Spouse, in a lump sum in lieu of all other benefits under the Plan with the consent of the Participant or the surviving Spouse, following the Participant’s separation from service with the Employer and all Related Employers or, in the case of a survivor benefit, the Participant’s death.
Effective December 1, 2012, notwithstanding any contrary provision, if the Present Value of the Retirement Benefit payable to a Participant, an alternate payee or the survivor benefit payable to a Participant’s surviving Spouse under Section 4.8 of the main text of this Appendix M does not exceed $5,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer and all Related Employers, or in the case of a benefit payable to a surviving Spouse or alternate payee, as soon as practicable after such benefit becomes payable, without the consent of the Participant, the surviving Spouse, or the alternate payee, as applicable, in lieu of all other benefits under the Plan.
If the Present Value of a Participant’s nonforfeitable Retirement Benefit under this Plan is zero as of the date the Participant separates from service with the Employer and all Related Employers, such Participant shall be deemed to have received a distribution of such nonforfeitable benefit when the Participant separates from service.
If the Participant’s Retirement Benefit is cashed out pursuant to this Section 4.11, service with respect to which the distribution of the Present Value was made shall be disregarded for purposes of the Plan, provided, however, that such service shall be counted in determining the Employee’s Vesting Years and years of Service Credit if, upon reemployment, the distribution is repaid by the Employee to the Trust Fund, together with interest at 5% or such other rate as may in the future be established or otherwise made effective by regulation or administration action implementing ERISA §§ 204(c)(2)(C) and 204(e).

SECTION 4.12. -    Maximum Benefit. For limitation years beginning on or after July 1, 2007, the maximum annual benefit payable shall be determined in accordance with the maximum Benefits Appendix for Independent Pilots Association. Notwithstanding Section 4.10 of the main text of this Appendix M or any contrary provision of the main text of this Appendix M, the limitations on maximum benefits payable from this Appendix M shall be in accordance with Code § 415, including, particularly, Code § 415(b)(9), and the regulations thereunder, which are incorporated into this Appendix M by reference.
SECTION 4.13. -    Special Increase for Participants Reaching Normal Retirement Age After December 31, 2003. Notwithstanding the limitations of Section 1.10, as soon as practicable after August 31, 2006 (the “Ratification Date”) (a) the Compensation of each Affected Participant shall be redetermined such that his Compensation for a calendar year is limited only by Code § 401(a)(17); (b) such Affected Participant’s Final Average Earnings shall be recalculated using the Compensation determined in (a); and (c) such Affected Participant’s Retirement Benefit shall be increased effective as of the first day of the month after the Ratification Date to reflect any increase in his Final Average Earnings as a result of the recalculation in (b) and shall be paid as soon as administratively practicable. The increase described in (c) shall be prospective only and benefits paid before the Ratification Date shall not be increased. An Affected Participant is any Participant (i) who reached Normal Retirement Age after December 31, 2003 and before the Ratification Date and (ii) whose Compensation for any calendar year was limited to $150,000 as a result of Section 1.10.
ARTICLE V
OPTIONAL BENEFIT FORMS
SECTION 5.1. -    General. In addition to the Single Life Only Annuity, the following optional forms are available to a Participant who properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity:
(a)    Joint and Survivor Annuity. The benefit under a Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his designated beneficiary as of the date of the Participant’s retirement, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to a percentage (50%, 66 2/3%, 75%, or 100%, as selected by the Participant) of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his designated beneficiary has occurred. A Participant may not elect to receive payment of his Retirement Benefit in the form of a Joint and Survivor Annuity if he has a non-spousal beneficiary and such beneficiary is younger than the Participant by more than the maximum number of years specified in the following table based on their ages on their birthdays in the calendar year in which benefit payments commence:

Annuity Form	Maximum Number of Years
Joint and 100% Survivor Annuity	10 years
Joint and 75% Survivor Annuity	19 years
Joint and 66 2/3% Survivor Annuity	25 years
(b)    Period Certain and Continuous Annuity. The benefit under a Period Certain and Continuous Annuity shall be the Actuarial Equivalent of a Monthly Single-Life Benefit based on the life of the Participant. Under the Period Certain and Continuous Annuity, the Participant shall be paid his pension for his lifetime; and if the Participant dies before receiving a specified number of monthly payments (120, 180, 240, as selected by the Participant (“guaranteed payments”)), the Participant’s designated beneficiary shall be entitled to receive thereafter a monthly guaranteed payment equal to the payment which had been payable to the Participant until all of the monthly payments have been made from the Plan to the Participant and his designated beneficiary. The last payment of the Period Certain and Continuous Annuity shall be made as of the first day of the month in which occurs the later of the death of the Participant or the last of the guaranteed monthly payments has been made. Each Participant who selects this option shall designate a beneficiary in writing, in the form and manner required by the Committee, and such beneficiary may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or its designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof. If a Participant fails to designate a beneficiary or his designated beneficiary fails to survive the Participant, the Participant’s designated beneficiary shall be deemed to be his surviving Spouse, if any; or if there is no surviving spouse, his surviving children, in equal shares; or if there are no surviving children, his estate. If a beneficiary dies before all payments are made under this optional form, the remaining payments shall be made in a lump sum or in installments as the Committee shall direct to the beneficiary designated by such beneficiary or, if there is no such designation, to such beneficiary’s estate.
(c)    Level Income Option. The benefit under a Level Income Option shall be the Actuarial Equivalent of a Monthly Single-Life Benefit based on the life of the Participant. Under the Level Income Option, the Participant shall be paid a higher benefit until age 62 or 65, as selected by the Participant, and a reduced benefit after age 62 or 65, as applicable, to provide a more level income over the Participant’s lifetime, taking into account the social security primary insurance benefits the Participant is expected to receive at the selected age. The last payment of the Level Income Option shall be made as of the first day of the month in which the death of the Participant occurs.

BENEFIT SCHEDULE II FOR INDEPENDENT PILOTS ASSOCIATION
This Benefit Schedule II shall apply to (1) each Eligible Employee who has an Hour of Covered Employment on or after August 31, 2006, (2) each Eligible Employee who is accruing Service Credit (or who would be accruing Service Credit but for the attainment of Normal Retirement Age) under Section 3.3, Disability Accrual, on or after August 31, 2006, (3) each 2003 Retired Participant and (4) each former Employee who died during the month of July 2006 while employed in a classification that would have been considered an Eligible Employee classification if this Benefit Schedule II had been in effect at his death.
The provisions of this Benefit Schedule II will apply only to that period of employment during which an Employee is an Eligible Employee. An Eligible Employee shall not accrue benefits under any provisions of the Plan (other than this Benefit Schedule II) during the period that he is covered under this Benefit Schedule II.
References to Articles and Sections are to Articles and Sections of this Benefit Schedule II unless otherwise expressly indicated.
Article I
DEFINITIONS
Wherever used herein, the following capitalized terms shall have the meaning set forth below or in the main body of this Appendix M for the Independent Pilots Association unless otherwise clearly required by the context.
SECTION 1.1. -    2003 Retired Participant. The term “2003 Retired Participant” means a Participant who separated from service in 2003 pursuant to the voluntary separation package offered by the Employer.
SECTION 1.2. -    2006 Collective Bargaining Agreement. The term “2006 Collective Bargaining Agreement” means the Collective Bargaining Agreement between the Independent Pilots Association and United Parcel Service Co. ratified on August 31, 2006.
SECTION 1.3. -    2006 Participant. The term “2006 Participant” means each Participant who will reach Normal Retirement Age on or before December 31, 2013.
SECTION 1.4. -    2014 Participant. The term “2014 Participant” means each Participant who will reach Normal Retirement Age after December 31, 2013 and before December 31, 2016.
SECTION 1.5. -    Actuarial Equivalent. The term “Actuarial Equivalent” means a benefit of equivalent value calculated using the 1983 Group Annuity Mortality Table for males for Participants and the 1983 Group Annuity Mortality Table for females for beneficiaries and an interest rate of 7% compounded annually. Notwithstanding the foregoing, if the optional form of benefit is subject to the requirements of Treasury Regulation § 1.417(e)-1(d), or any successor regulation, the benefit of equivalent value will be the amount determined using the Applicable Interest Rate

(determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table, as applicable.
SECTION 1.6. -    Additional Early Retirement Benefit. The term “Additional Early Retirement Benefit” means for a Pre-2014 Early Retiree, the additional benefit, if any, described in Section 4.2(e)(2).
SECTION 1.7. -    Applicable Interest Rate. The term “Applicable Interest Rate” means the “applicable interest rate” as described in Code § 417(e)(3) for the “lookback month” preceding the “stability period” that includes the date the distribution is made, provided that for distributions paid during Plan Years commencing in 2008 through 2011, the applicable interest rate or rates shall be determined taking into account the transition rules under Code § 417(e)(3)(D)(ii) and (iii).
The term “lookback month” means the fifth month preceding the first day of the stability period containing the date of distribution.
The term “stability period” means the calendar year in which the distribution is made.
SECTION 1.8. -    Applicable Mortality Table. The term “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Code § 417(e)(3).
SECTION 1.9. -    Bidline Credit. The term “Bidline Credit” means the amount of credit generated by a Crewmember’s scheduled activities for a bid period (as defined in the 2006 Collective Bargaining Agreement), including scheduled flights, layovers, deadhead time or other duties assigned by the Employer.
SECTION 1.10. -    Bypassed Captain. The term “Bypassed Captain” means a Crewmember who has been bypassed for a Captain position as described in Section 14.E.3 of the 2006 Collective Bargaining Agreement and who is included on the list of bypassed Captains maintained by the Employer.
SECTION 1.11. -    Bypassed Crewmember. The term “Bypassed Crewmember” means a Second Officer who has been bypassed for the First Officer position as described in Section 14.E.3 of the 2006 Collective Bargaining Agreement and who is included on the list of bypassed First Officers maintained by the Employer.
SECTION 1.12. -    Captain. The term “Captain” means a pilot who is in command of the aircraft and its crew while on duty, who is responsible for the manipulation of, or who manipulates the controls of the aircraft, including take-off and landing of such aircraft, and who is properly qualified to serve as such, and holds a current effective airman’s certificate authorizing him to serve as such pilot.
SECTION 1.13. -    Compensation. The term “Compensation” means a Participant’s compensation as reflected on Form W-2, including amounts deferred under Code §§ 125, 129 and 401(k) and excluding:

(a)    per diem payments;
(b)    grievance awards (other than the following: (A) as a part of a Crewmember’s Guarantee or Bidline Credit, (B) an award of Premium Pay for Revisions or (C) an award of Late Arrival Pay);
(c)    amounts paid to a Crewmember as a result of the application of Code § 415(c);
(d)    payments in the nature of compensation from an insurance carrier, from a state unemployment or worker’s compensation fund, or from any health and welfare or other benefit program or plan maintained by an Employer or a Related Employer.
(e)    disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer or a Related Employer;
(f)    foreign service differentials or other supplemental payments made by an Employer or Related Employer to a Crewmember working outside his or her country of citizenship on account of such foreign service;
(g)    payment or reimbursement by an Employer or Related Employer for relocation expenses incurred by a Crewmember or his or her family;
(h)    the value of employee fringe benefits provided by an Employer or Related Employer, including but not limited to the payment of life insurance premiums, whether or not the value of such fringe benefits is includable in the employee’s taxable income;
(i)    payments made under deferred compensation plans or programs;
(j)    Employer or Related Employer contributions to any pension, profit-sharing or stock bonus plan; and
(k)    Employer or Related Employer contributions to any welfare benefit plan.
Compensation for any calendar year shall be limited to the lesser of (i) $300,000 per year or (ii) such limit as may be imposed by Code § 401(a)(17) or any successor statute limiting compensation taken into account under the Plan. Solely for avoiding a double proration, within the meaning of Department of Labor Regulations, § 2530.204-2(d), to the extent that a Participant is credited with less than a full year of Service Credit for a calendar year, then the Participant’s Compensation taken into account for such year shall be annualized by dividing such Compensation by the number of months of Service Credit earned by the Participant for such calendar year and multiplying the result by 12.
Effective January 1, 2009, a Participant receiving a differential wage payment (as described in Code § 414(u)(12)) shall be treated as an employee of the Employer making the differential wage payment for purposes of this Plan and the differential wage payment shall be treated as Compensation.

SECTION 1.14. -    Covered Employment. The term “Covered Employment” means employment by an Employer as an Eligible Employee on or after January 1, 1988.
SECTION 1.15. -    Crewmember. The term “Crewmember” means a Professional Flight Engineer, Second Officer, First Officer, Captain, or Bypassed Crewmember.
SECTION 1.16. -    Early Retirement Commencement Date. The term “Early Retirement Commencement Date” means for each Pre-2014 Early Retiree, the date as of which his Early Retirement Benefit commenced.
SECTION 1.17. -    Early Retirement Date. The term “Early Retirement Date” means the first day of the month coincident with or next following the attainment of 55 years of age and the completion of five Vesting Years.
SECTION 1.18. -    Eligible Employee. The term “Eligible Employee” means an individual employed by the Employer who (a) is not a participant in or covered under any other qualified defined benefit plan to which his Employer currently makes contributions on his behalf, (b) is represented for purposes of collective bargaining by the Independent Pilots Association and (c) is employed as a Crewmember.
Under no circumstances will an individual who performs services for an Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for an Employer under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an employee of an Employer as a result of common law principles, coemployment principles or the leased employee rules under Code § 414(n). Further, if an individual performing services for an Employer is retroactively reclassified as an employee of an Employer for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to, on or after the date of such reclassification except as provided for in the Collective Bargaining Agreement or if such individual is not covered by a Collective Bargaining Agreement, except as determined by the Committee.
SECTION 1.19. -    Final Average Earnings. The term “Final Average Earnings” means the Participant’s average Compensation for the five complete calendar years during the last ten complete calendar years of his Covered Employment during which his Compensation was the highest. For a Participant who retires on his Postponed Retirement Date, the term “Final Average Earnings” shall be the greater of the Final Average Earnings he would have had if he had retired at age 60 or his Final Average Earnings at his Postponed Retirement Date.
SECTION 1.20. -    First Officer. The term “First Officer” means a pilot who is next in command after the Captain of the aircraft, whose duty is to assist or relieve the Captain in the manipulation of the flight controls of an aircraft while underway, including take-off and landing of such aircraft, and who is properly qualified to serve as and who holds a current effective airman’s certificate authorizing him to serve as such First Officer.
SECTION 1.21. -    Guarantee. The term “Guarantee” means the 75 hours of guaranteed pay that a Crewmember receives per pay period if he is available for duty.

SECTION 1.22. -    Hour of Covered Employment. The term “Hour of Covered Employment” means each Hour of Service in Covered Employment.
SECTION 1.23. -    Initial Early Retirement Benefit. The term “Initial Early Retirement Benefit” means the Early Retirement Benefit of a Pre-2014 Early Retiree calculated in accordance with Section 4.5 in the form of a Single Life Only Annuity, reduced for early commencement as of his or her Early Retirement Commencement Date (unless the Pre-2014 Early Retiree was entitled to an unreduced Early Retirement Benefit pursuant to Addendum A, Voluntary Job Protection Memorandum of Understanding dated April 29, 2009, as Amended, Benefit Enhancements) and further reduced by the Other Plan Benefits Offset.
SECTION 1.24. -    Late Arrival Pay. The term “Late Arrival Pay” means the pay described in Article 13.E.4 and 5 of the 2006 Collective Bargaining Agreement.
SECTION 1.25. -    Monthly Excess. The term “Monthly Excess” shall have the amount described in Section 4.2(d)(ii)(A).
SECTION 1.26. -    Normal Retirement Age. The term “Normal Retirement Age” means the later to occur of (a) the Participant’s attainment of age 60 or (b) the date the Participant completes one Vesting Year.
SECTION 1.27. -    Normal Retirement Date. The term “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Participant’s attainment of Normal Retirement Age.
SECTION 1.28. -    Pre-2014 Early Retiree. The term “Pre-2014 Early Retiree” means each 2014 Participant who commenced his or her Early Retirement Benefit before January 1, 2014.
SECTION 1.29. -    Premium Pay. The term “Premium Pay” means the pay described in Article 13.E.4 of the 2006 Collective Bargaining Agreement.
SECTION 1.30. -    Present Value. The term “Present Value” means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table.
SECTION 1.31. -    Professional Flight Engineer. The term “Professional Flight Engineer” means a certified flight engineer who was hired and designated as such by the Employer and whose duties include responsibility for assuring the airworthy condition of the aircraft on which he is to serve before departure, including recognition and correction of malfunctions, and for enroute ground maintenance and/or supervision thereof as well as those duties of the Second Officer. A Professional Flight Engineer shall hold a current effective airman’s certificate authorizing him to serve as a Flight Engineer in his current equipment, and an Airframe and Powerplant Mechanics’s Certificate.
SECTION 1.32. -    Recalculated Early Retirement Benefit. The term “Recalculated Early Retirement Benefit” means the benefit described in Section 4.2(e)(1).

SECTION 1.33. -    Retirement Benefit. The term “Retirement Benefit” means with respect to each Participant his/her Normal Retirement Benefit, Early Retirement Benefit, Postponed Retirement Benefit, or Deferred Vested Benefit.
SECTION 1.34. -    Second Officer. The term “Second Officer” means a pilot who is third in command of the aircraft, after the Captain and the First Officer, whose duty is to perform the duties of a Second Officer as specified by the Employer, and who holds a currently effective airman’s certificate authorizing him to serve as such, and who holds at least a current effective Commercial Airman’s Certificate and Instrument Rating.
SECTION 1.35. -    Service Credit. The term “Service Credit” shall mean the years and months of credit for work in Covered Employment which are accumulated and maintained for employees in accordance with the provisions of Article III.
SECTION 1.36. -    True-Up Payment. The term “True-Up Payment” means for a Pre-2014 Early Retiree, the payment described in Section 4.2(e)(3)(B).
Article II
ELIGIBILITY FOR PARTICIPATION
An Eligible Employee shall become a Participant in accordance with Section 2.1 of the main text of this Appendix M based on his employment with the Employer or any Related Employer; from his initial date of employment.
Article III
ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER THAN
VESTING AND ELIGIBILITY i.e., FOR ACCRUAL OF BENEFITS, ETC.
SECTION 3.1. -    Credit for Periods of Covered Employment for Plan Years Before January 1, 2004. Each Participant covered shall accumulate one full year of Service Credit for each Plan Year in which he has at least one Hour of Covered Employment.
SECTION 3.2. -    Credit for Periods of Covered Employment Beginning On or After January 1, 2004. Each Participant shall accumulate Service Credit in monthly units based on his or her Hours of Covered Employment in accordance with the following table:

Hours of Covered Employment In Each Plan Year	Monthly Units of Service Credit

Less than 81	0
81-162	3 months
163-243	4 months
244-324	5 months
325-405	6 months
406-487	7 months
488-568	8 months
569-649	9 months
650-730	10 months
731-812	11 months
813 or more	12 months

SECTION 3.3. -    Disability Accrual. A Participant who becomes disabled following the completion of his probationary period as a Crewmember shall accrue years and months of Service Credit (not to exceed 30 years of Service Credit) as if he remained in active employment until Normal Retirement Age or if he elects early retirement, his Early Retirement Date. Such accrual shall cease as of the earlier of (i) the last day of the month immediately prior to the Participant recovering from the disability or retiring or (ii) the end of the calendar year in which he obtains other gainful employment. If a disabled Participant retires, his Final Average Earnings shall be based on his Compensation paid during his active employment prior to becoming disabled. For purposes of this Section, the term “disabled” means the Participant loses the right to exercise the privileges of his medical certificate for reasons other than alcohol or drug use and the term “other gainful employment” means employment during which a disabled Participant earns the greater of (i) $30,000 a calendar year or (ii) one-third of his annual Compensation at the time he became disabled.
Article IV
BENEFIT ELIGIBILITY AND AMOUNTS
SECTION 4.1. -    General. The amount of the Retirement Benefit payable to an Eligible Employee shall be the amount described in this Article IV of this Benefit Schedule II.
SECTION 4.2. -    Monthly Single Life Benefit. The Monthly Single Life Benefit shall equal 1/12th of:
(a)    General. Each Participant (other than a 2014 Participant, a 2006 Participant or a 2003 Retired Participant) shall have a Monthly Single Life Benefit equal to one percent (1%) of his Final Average Earnings times his number of full and fractional years of Service Credit (not to exceed 30 years of Service Credit).
(b)    2006 Participants and 2003 Retired Participants. Each 2006 Participant and each 2003 Retired Participant shall have a Monthly Single Life Benefit equal to A times B, where

A = the greater of (i) one percent (1%) of his Final Average Earnings or (ii) the dollar amount determined under the following table depending on the highest rank attained by the Participant during his Covered Employment:

Rank	Dollar Amount
Captain or Bypassed Captain	$3,000
First Officer, Professional Flight Engineer or a Bypassed Crewmember	$2,400
Second Officer	$2,100

B = his number of full and fractional years of Service Credit (not to exceed 30 years of Service Credit).
For each 2006 Participant, the Monthly Single Life Benefit formula described in this Section 4.2(b) shall apply from his Normal Retirement Date or his Postponed Retirement Date. For each 2003 Retired Participant the monthly accrued benefit calculated under this Benefit Schedule II shall be increased effective as of August 31, 2006 to equal the Monthly Single Life Benefit described in this Section 4.2(b). Such increase shall be prospective only and no amount shall be paid to increase the monthly accrued benefit paid before August 31, 2006.
(c)    2014 Participants. For each 2014 Participant (other than a Pre-2014 Early Retiree), the Monthly Single Life Benefit formula described in Section 4.2(b) shall be used to calculate his Retirement Benefit instead of the formula described in Section 4.2(a).
(d)    Pre-2014 Early Retirees.

(i)
The Early Retirement Benefit of each Pre-2014 Early Retiree shall be recalculated under Section 4.5 in the form of a Single Life Only Annuity using the Monthly Single Life Benefit formula described in Section 4.2(b) reduced for early commencement as of the Early Retirement Commencement Date (unless the Pre-2014 Early Retiree was entitled to an unreduced Early Retirement Benefit pursuant to Addendum A, Voluntary Job Protection Memorandum of Understanding dated April 29, 2009, as Amended, Benefit Enhancements) and further reduced by the Other Plan Benefits Offset (the “Recalculated Early Retirement Benefit”).

(ii)
If a Pre-2014 Early Retiree’s Recalculated Early Retirement Benefit is larger than his Initial Early Retirement Benefit, the Pre-2014 Early Retiree shall be entitled to an additional benefit (the “Additional Early Retirement Benefit”) under this Section 4.2(d) payable beginning March 1, 2014 as a Single Life Only Annuity equal to (A) +(B) where:

(A)	is the excess of his monthly Recalculated Early Retirement Benefit over his monthly Initial Early Retirement Benefit (the “Monthly Excess”); and

(B)
is the monthly benefit payable under a Single Life Only Annuity beginning March 1, 2014 that is Actuarially Equivalent to the sum of (I) the Monthly Excess which would have been paid from his Early Retirement Commencement Date through February 28, 2014 and (II) compound interest at 7% per year applied to each Monthly Excess payment from the first day of the calendar month in which the payment would have otherwise have been made through February 28, 2014.

(iii)
The Additional Early Retirement Benefit shall be paid in the normal form of benefit described in Section 4.9 unless the Participant properly waives the normal form as described in Section 4.9, in which case his Additional Early Retirement Benefit shall be paid in the following Special Optional Form:

(A)
If the Pre-2014 Early Retiree is receiving his Initial Early Retirement Benefit in the form of a Single Life Only Annuity, the portion of the Additional Early Retirement described in Section 4.2(d)(ii)(A) shall be added to his monthly Initial Early Retirement Benefit effective as of March 1, 2014. If the Pre-2014 Early Retiree is receiving his Initial Early Retirement Benefit in a form other than a Single Life Only Annuity, the portion of the Additional Early Retirement Benefit described in Section 4.2(d)(ii)(A) shall be converted to the Actuarial Equivalent form of benefit in which his Initial Early Retirement Benefit is being paid and shall be added to his monthly Initial Early Retirement Benefit effective as of March 1, 2014.

(B)	Additionally, no later than March 1, 2014, the Plan will pay a lump sum amount (the “True-Up Payment”) equal to the sum described in Section 4.2(d)(ii)(B).

(iv)
If a Pre-2014 Early Retiree dies prior to March 1, 2014, the Monthly Excess that would have been paid to the deceased Pre-2014 Early Retiree from his Early Retirement Commencement Date through his date of death with compound interest at 7% per year applied to each Monthly Excess payment from the first day of the calendar month in which the payment would have otherwise have been made through February 28, 2014 shall be paid in a lump sum to his estate on March 1, 2014.

(v)
If a Pre-2014 Early Retiree dies prior to March 1, 2014 and he is survived by a spouse who is entitled to a survivor annuity under the Qualified Joint and Survivor Annuity form of benefit, his surviving spouse shall be entitled to an additional monthly survivor annuity payable beginning March 1, 2014 for his life only equal to the additional monthly benefit that would have been payable to him following the Pre-2014 Early Retiree’s death if the Additional Early Retirement Benefit had been paid in the Qualified Joint and Survivor Annuity form from the Pre-2014 Early Retiree’s Early Retirement Commencement Date unless the surviving spouse consents to have the additional monthly survivor annuity paid in the same form as the survivor benefit payable under the Initial Early Retirement Benefit beginning as of March 1, 2014 with a lump sum payment for any additional monthly survivor benefit that would have been paid to him after the death of the Pre-2014 Early Retiree through February 28, 2014. If the surviving spouse elects the alternative form of survivor annuity, the portion of the Additional Early Retirement Benefit described in Section 4.2(d)(ii)(A) shall be converted to the Actuarial Equivalent form of benefit in which the deceased Pre-2014 Early Retiree’s Initial Early Retirement Benefit is being paid and the monthly survivor benefit attributable to such annuity shall be added to the surviving spouse’s monthly survivor annuity effective as of March 1, 2014. Additionally, such surviving spouse will receive a lump sum payment equal to the sum of the additional monthly survivor annuity that would have been paid to her from the date of the Pre-2014 Early Retiree’s death to February 28, 2014 with compound interest at 7% per year applied to each monthly payment from the first day of the calendar month in which the payment otherwise would have been made to such surviving spouse through February 28, 2014.

(vi)	Whether an alternate payee will be entitled to a payment under this Section 4.2(d) will depend on the terms of the qualified domestic relations order.
(e)    Minimum Benefit - Notwithstanding Sections 4.2(a) and (b), the Monthly Single Life Benefit for each Participant who participated in Benefit Schedule I shall never be less than his Monthly Single Life Benefit accrued under Benefit Schedule I as of August 30, 2006.
SECTION 4.3. -    Normal Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on his Normal Retirement Date, his Normal Retirement Benefit payable as of his Normal Retirement Date shall equal his Monthly Single Life Benefit as determined in Section 4.2 as of his Normal Retirement Date, reduced by the Other Plan Benefits Offset described below.

SECTION 4.4. -    Postponed Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on or after his Normal Retirement Date, his Postponed Retirement Benefit payable as of his Postponed Retirement Date shall equal the greatest of (a) his Monthly Single Life Benefit as determined in Section 4.2 as of his Postponed Retirement Date, reduced by the Other Plan Benefits Offset described below, (b) the benefit he would have received if he had retired on his Normal Retirement Date or (c) the benefit he would have received if he had retired on his Early Retirement Date.
SECTION 4.5. -    Early Retirement Benefit. If a Participant separates from service with the Employer and all Related Employers on or after his Early Retirement Date but before his Normal Retirement Date, his Early Retirement Benefit shall equal his Monthly Single Life Benefit as determined in Section 4.2 as of his most recent separation from service with the Employer and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset as described below. A Participant’s Early Retirement Benefit shall be payable as of his Normal Retirement Date or, if he so elects, as of his Early Retirement Date. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the commencement of his benefit precedes his Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.
SECTION 4.6. -    Deferred Vested Benefit. A Participant shall be fully vested upon the completion of one Vesting Year. A Participant shall receive credit for vesting purposes for employment from his initial date of employment with an Employer or a Related Employer. A Participant’s Deferred Vested Benefit shall equal his Monthly Single Life as determined in Section 4.2 based on his years of Service Credit earned prior to his most recent separation from service with the Employer and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset described below. A Participant’s Deferred Vested Benefit shall be payable as of his Normal Retirement Date or, if he has completed five Vesting Years and so elects, as of the first day of the month coincident with or next following his attainment of 55 years of age. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the beginning of the benefit precedes the Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.
SECTION 4.7. -    Other Plan Benefits Offset. The Other Plan Benefits Offset is the reduction described in Section 4.7 of the main text of this Appendix M; provided that benefits under any defined contribution plan shall not be considered a “retirement plan to which the Employer made contribution on behalf of the Participant or under which service with the Employer is counted in calculating benefits” for purposes of that Section. Further, any such retirement plan is referred to in this Section as an “Other Plan.”
(a)    Retirement Benefits Payable in Annuity Form. If the Retirement Benefit is payable in an annuity form, the amount of the reduction shall be determined and subtracted from the Retirement Benefit as of the later of the date as of which Retirement Benefits commence under the Plan or the earliest date such Participant could begin receiving benefits under such Other Plan

(the “Determination Date”). Thus, if a Participant is not eligible for a benefit under an Other Plan when he begins receiving benefits under this Plan, his Retirement Benefit will not be reduced until the earliest date he could have begun receiving a benefit under the Other Plan. The amount of the reduction shall be equal to the Monthly Single Life Benefit that would have been payable under the Other Plan as of the Determination Date or, if the Monthly Single Life Benefit is not available under such Other Plan, the Monthly Single Life Benefit which is the Actuarial Equivalent of the normal form of benefit that would have been payable under such Other Plan as of the Determination Date. If a Participant begins receiving a benefit under an Other Plan before the Determination Date, the amount of the reduction will be actuarially adjusted.
(b)    Retirement Benefit Payable in Lump Sum. If the Retirement Benefit is payable in a lump sum, the Present Value of the Retirement Benefit payable under this Plan shall be reduced by the Present Value of the benefit actually paid to such Participant or payable to him under such Other Plan.
(c)    Estimation. If the Committee determines that it is not reasonably practicable to obtain the actual amount of the benefit payable to or on behalf of a Participant under an Other Plan in sufficient time to make payment of his benefit under this Plan, the Committee may estimate the amount of the Other Plan benefit using such methods as they in their discretion deem appropriate. If the Committee estimates the Other Plan benefit, they shall use their best efforts to obtain the actual amount of the Other Plan benefit and adjust the benefit being paid from this Plan accordingly. In the event that the estimated Other Plan benefit is less than the actual Other Plan benefit, the Committee shall reduce the payments under this Plan immediately to reflect the amount of the difference and may recover any previous overpayments from this Plan by deducting such overpayments from future benefit payments due under this Plan or by such other methods as the Committee deems appropriate. In the event that the estimated Other Plan benefit is larger than the actual Other Plan benefit, the Committee shall increase the payments under this Plan immediately to reflect the amount that of such difference and shall make an additional payment equal to the amount that would have been received if the Plan had used the actual Other Plan benefit from the commencement of payment.
SECTION 4.8. -    Qualified Joint and Survivor Preretirement Survivor Benefit. If a vested Participant dies prior to receiving a benefit under this Appendix M, the Participant’s surviving Spouse will be entitled to a survivor benefit under Section 4.9 of the main text of this Appendix M, determined without regard to whether the Participant and his spouse had been married for at least one year prior to the Participant’s death.
SECTION 4.9. -    Payment of Retirement Benefit. The benefits shall be paid in the form of a Single Life Only Annuity (for unmarried Participants) or the Qualified Joint and Survivor Annuity (for married Participants) unless the Participant properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity (as such waiver is described in Section 4.8(c) of the main text of this Appendix M) and selects an optional benefit form described in Article V.
SECTION 4.10. -    Lump Sum Payment. Notwithstanding any contrary provision, effective January 1, 2008 to November 30, 2012, if the Present Value of the Retirement Benefit payable to a Participant or the Present Value of the survivor benefit payable to a Participant’s surviving spouse under Section 4.8 of the main text of this Appendix M is less than $1,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer and all Related Employers, without the Participant’s, or if the Participant is deceased, the surviving Spouse’s, consent, in lieu of all other benefits under the Plan. If the Present Value of such benefit is at least $1,000 but not greater than $3,500, the Committee may pay such Present Value to the Participant or if the Participant is deceased, to the surviving Spouse, in a lump sum in lieu of all other benefits under the Plan with the consent of the Participant or the surviving Spouse, following the Participant’s separation from service with the Employer and all Related Employers or, in the case of a survivor benefit, the Participant’s death.
Effective December 1, 2012, notwithstanding any contrary provision, if the Present Value of the Retirement Benefit payable to a Participant, an alternate payee or the survivor benefit payable to a Participant’s surviving Spouse under Section 4.8 of the main text of this Appendix M does not exceed $5,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer and all Related Employers, or in the case of a benefit payable to a surviving Spouse or alternate payee, as soon as practicable after such benefit becomes payable, without the consent of the Participant, the surviving Spouse, or the alternate payee, as applicable, in lieu of all other benefits under the Plan.
If the Present Value of a Participant’s nonforfeitable Retirement Benefit under this Plan is zero as of the date the Participant separates from service with the Employer and all Related Employers, such Participant shall be deemed to have received a distribution of such nonforfeitable benefit when the Participant separates from service.
If the Participant’s Retirement Benefit is cashed out pursuant to this Section 4.11, service with respect to which the distribution of the Present Value was made shall be disregarded for purposes of the Plan, provided, however, that such service shall be counted in determining the Employee’s Vesting Years and years of Service Credit if, upon reemployment, the distribution is repaid by the Employee to the Trust Fund, together with interest at 5% or such other rate as may in the future be established or otherwise made effective by regulation or administration action implementing ERISA §§ 204(c)(2)(C) and 204(e).
SECTION 4.11. -    Maximum Benefit. For limitation years beginning on or after July 1, 2007, the maximum annual benefit payable shall be determined in accordance with the Maximum Benefits Appendix for Independent Pilots Association. Notwithstanding Section 4.10 of the main text of this Appendix M or any contrary provision of the main text of this Appendix M or this Benefit Schedule, the limitations on maximum benefits payable from this Appendix M shall be in accordance with Code § 415, including, particularly, Code § 415(b)(9), and the regulations thereunder, which are incorporated into this Benefit Schedule by reference.
Article V
OPTIONAL BENEFIT FORMS

SECTION 5.1. -    General. In addition to the Single Life Only Annuity, the following optional forms are available to a Participant who properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity:
(f)    Joint and Survivor Annuity. The benefit under a Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his designated beneficiary as of the date of the Participant’s retirement, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to a percentage (50%, 66 2/3%, 75%, or 100%, as selected by the Participant) of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his designated beneficiary has occurred. A Participant may not elect to receive payment of his Retirement Benefit in the form of a Joint and Survivor Annuity if he has a non-spousal beneficiary and such beneficiary is younger than the Participant by more than the maximum number of years specified in the following table based on their ages on their birthdays in the calendar year in which benefit payments commence:

Annuity Form	Maximum Number of Years
Joint and 100% Survivor Annuity	10 years
Joint and 75% Survivor Annuity	19 years
Joint and 66 2/3% Survivor Annuity	25 years

(g)    Period Certain and Continuous Annuity. The benefit under a Period Certain and Continuous Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Period Certain and Continuous Annuity, the Participant shall be paid his pension for his lifetime; and if the Participant dies before receiving a specified number of monthly payments (120, 180, 240, as selected by the Participant (“guaranteed payments”)), the Participant’s designated beneficiary shall be entitled to receive thereafter a monthly guaranteed payment equal to the payment which had been payable to the Participant until all of the monthly payments have been made from the Plan to the Participant and his designated beneficiary. The last payment of the Period Certain and Continuous Annuity shall be made as of the first day of the month in which occurs the later of the death of the Participant or the last of the guaranteed monthly payments has been made. Each Participant who selects this option shall designate a beneficiary in writing, in the form and manner required by the Committee, and such beneficiary may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or its designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof. If a Participant fails to designate a beneficiary or his designated beneficiary fails to survive the Participant, the Participant’s designated beneficiary shall be deemed to be his surviving Spouse, if any; or if there is no surviving Spouse, his surviving children, in equal shares; or if there are no surviving children, his estate. If a beneficiary dies before all payments are made under this optional form, the remaining payments shall be made in a lump sum or in installments as the Committee shall direct to the beneficiary designated by such beneficiary or, if there is no such designation, to such beneficiary’s estate.
(h)    Level Income Option. The benefit under a Level Income Option shall be the Actuarial Equivalent of a Monthly Single Life Benefit based on the life of the Participant. Under the Level Income Option, the Participant shall be paid a higher benefit until age 62 or 65, as selected by the Participant, and a reduced benefit after age 62 or 65, as applicable, to provide a more level income over the Participant’s lifetime, taking into account the social security primary insurance benefits the Participant is expected to receive at the selected age. The last payment of the Level Income Option shall be made as of the first day of the month in which the death of the Participant occurs.
VOLUNTARY JOB PROTECTION
MEMORANDUM OF UNDERSTANDING
DATED APRIL 29, 2009, AS AMENDED
BENEFIT ENHANCEMENTS
This Addendum A shall apply to each Participant who has an Hour of Covered Employment on or after May 24, 2009 and on or before December 31, 2009 (“Eligible Participant”)
References to Articles and Sections are to Articles and Sections of Benefit Schedule II for Independent Pilots Association of the UPS Retirement Plan Appendix M for the Independent Pilots Association unless otherwise expressly indicated.
1.    In addition to the Credit for Periods of Covered Employment provided in Section 3.3, each Eligible Participant who takes a Voluntary Leave of Absence under the terms of the MOU (“VLOA”) shall receive a Monthly Unit of Service Credit for each month in which he or she is on a VLOA. In no event shall such an Eligible Participant (a) receive more than one (1) Monthly Unit of Service Credit for the same calendar month or (b) receive more than one (1) year of Service Credit for the same calendar year.
2.    An Eligible Participant who (a) has five (5) or more Vesting Years, (b) attains at least age of fifty-five (55) but does not attain Normal Retirement Age prior to August 31, 2009 and (c) retires pursuant to the MOU on or after his or her Early Retirement Date with benefits commencing on or after June 1, 2009 and before August 31, 2009, shall not have his or her Early Retirement Benefit actuarially reduced as set forth in the last sentence of Section 4.5.
3.    An Eligible Participant who (a) attains Normal Retirement Age by August 1, 2009 and (b) retires pursuant to the MOU on his or her Normal Retirement Date on or after June 1, 2009 and on or before August 1, 2009 shall receive one (1) additional year of Service Credit.
4.    An Eligible Participant who (a) has five (5) or more Vesting Years, (b) attains the age of fifty-five (55) on or after September 1, 2009 and on or before December 31, 2009 and (c) retires pursuant to the MOU on the first day of the month coincident with or next following his or her fifty-fifth (55th) birthday shall not have his or her Early Retirement Benefit actuarially reduced as set forth in the last sentence of Section 4.5.

5.    An Eligible Participant who (a) attains the age of sixty (60) on or after August 1, 2009 and on or before December 31, 2009 and (b) retires pursuant to the MOU on the first day of the month coincident with or next following his or her sixtieth (60th) birthday shall receive one (1) additional year of Service Credit.
6.    For purposes of this Addendum A, the following terms and phrases have the following meanings: The term “MOU” means the Memorandum of Understanding between United Parcel Service Co. and the Independent Pilots Association dated April 29, 2009, as amended. The phrase “retire pursuant to the MOU” means that the Eligible Participant has fulfilled all of the conditions for entitlement to Early Retirement Benefits or Normal Retirement Benefits and has elected pursuant to Section 5.1 of the main text of Appendix M that payment of such benefits commence as of the first day of a calendar month during the applicable period described in 2 above or the date specified in 3, 4 or 5 above.

LETTER OF AGREEMENT NO. 11-03
This Addendum B is added to Appendix M pursuant to that letter of agreement between United Parcel Service Co. and the Independent Pilots Association dated October 27, 2011 (“LOA No. 11-03”) and shall apply to each Participant who has an Hour of Covered Employment on or after December 4, 2011 (“Eligible Participant”)
References to Sections are to Sections of Benefit Schedule II for Independent Pilots Association of the UPS Retirement Plan Appendix M for the Independent Pilots Association unless otherwise expressly indicated.
1.    In addition to the Credit for Periods of Covered Employment provided in Section 3.2, each Eligible Participant who takes a Short Term Voluntary Leave of Absence under the terms of the Letter of Agreement No. 11-03 (“VLOA”) shall receive a Monthly Unit of Service Credit for each month in which he is on a VLOA. In no event shall such Eligible Participant (a) receive more than one (1) Monthly Unit of Service Credit for the same calendar month or (b) receive more than one (1) year of Service Credit for the same calendar year.
2.    An Eligible Participant who is a “RDG crewmember” as described in LOA No. 11-03 who maintains “active status” for a bid period will be credited with not less than 150 Hours of Covered Employment for that bid period. If an Eligible Participant who is a RDG crewmember does not maintain “active status” for a bid period, such Eligible Participant’s Hours of Covered Employment shall be based on such Eligible Participant’s actual pay and credit for such bid period. “Active status” means 37.5 hours of pay and credit accumulated in a bid period.

ADDENDUM B
REQUIRED MINIMUM DISTRIBUTION ADDENDUM
Section 1.General Rules.
1.1    Precedence and Effective Date. The requirements of this Required Minimum Distribution Addendum shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Addendum apply to calendar years beginning after December 31, 2002.
1.2    Requirements of Regulations Incorporated. All distributions required under this Appendix M shall be determined and made in accordance with Code § 401(a)(9), including the incidental death benefit requirement in Code § 401(a)(9)(G), and the regulations thereunder.
1.3    Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions to a Participant if not made in a single sum may only be made over one of the following periods:

(a)    the life of the Participant,
(b)    the joint lives of the Participant and a Designated Beneficiary,
(c)    a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.
1.4    Defined Terms. Capitalized terms not defined herein will have the same meaning assigned to those terms in the main text of the Plan or Appendix M, as applicable.
Section 2.    Time and Manner of Distribution.
2.1    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date. If a Participant continues to work past the date benefits are required to commence under this Section, his benefit shall be adjusted annually to reflect the additional benefits, if any, accrued in the immediately preceding Plan Year. Such adjustment shall be made on or before each April 1 retroactive to January 1 of the year in which the adjustment is made.
2.2    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(d)    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(e)    If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the adoption agreement, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(f)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(g)    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 2.2 and Section 5, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity meeting the requirements of this Addendum commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.
2.3    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3, 4 and 5 of this Addendum. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and § 1.401(a)(9) of the regulations. Any part of the Participant’s interest which is in the form of an individual account described in Code § 414(k) will be distributed in a manner satisfying the requirements of Code § 401(a)(9) and Treasury Regulations § 1.401(a)(9) of the regulations that apply to individual accounts.
Section 3.    Determination of Amount to be Distributed Each Year.
3.1    General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:
(h)    the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;
(i)    the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5:
(j)    once payments have begun over a period, the period will be changed only in accordance with Section 6 of this article;
(k)    payments will either be nonincreasing or increase only as follows:
(1)    by an annual percentage increase that does not exceed the percentage increase in an Eligible Cost-Of-Living Index for a 12-month period ending in the year during which the increase occurs or a prior year;
(2)    by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-Of-Living Index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;
(3)    by a constant percentage of less than 5 percent per year, applied not less frequently than annually;
(4)    as a result of dividend or other payments that result from Actuarial Gains, provided:
(i)    Actuarial Gain is measured not less frequently than annually,

(ii)    the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),
(iii)    the Actuarial Gain taken into account is limited to Actuarial Gain from investment experience,
(iv)    the assumed interest rate used to calculate such Actuarial Gains is not less than 3 percent, and
(v)    the annuity payments are not increased by a constant percentage as described in (3) of this Section 3.1(d);
(5)    to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code § 414(p):
(6)    to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code § 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions, if any) over the total of payments before the Participant’s death;
(7)    to allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or
(8)    to pay increased benefits that result from a Plan amendment.
3.2    Amount Required to be Distributed by Required Beginning Date and Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.
3.3    Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

Section 4.    Requirements For Annuity Distributions That Commence During Participant’s Lifetime.
4.1    Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Treasury Regulations § 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), of the regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.
4.2    Period Certain Annuities. Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulations § 1.401(a)(9)-9, Q&A-2, for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulations § 1.401(a)(9)-9, Q&A-2, plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulations § 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.
Section 5.    Requirements For Minimum Distributions After the Participant’s Death.
5.1    Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this article, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.
5.2    Death Before Distributions Begin.
(a)    Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b), over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)    unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death: or
(2)    if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
(b)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a).
Section 6.    Changes to Annuity Payment Period.
6.1    Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in Section 3.1(d) of this Addendum or in accordance with Section 6.2.
6.2    Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in Section 6.3 are satisfied and:
(a)    the modification occurs when the Participant retires or in connection with a Plan termination;
(b)    the payment period prior to modification is a period certain without life contingencies; or
(c)    the annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a Designated Beneficiary, the Participant’s Spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Participant becoming married to such spouse.
6.3    Conditions. The conditions in this Section 6.3 are satisfied if:
(a)    the future payments after the modification satisfy the requirements of Code § 401(a)(9), Treasury Regulations § 1.401(a)(9), and this Appendix M (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);
(b)    for purposes of Code § 415 and § 417, the modification is treated as a new Annuity Starting Date;
(c)    after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code § 415 (.determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and
(d)    the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Annuity Starting Date under Code § 401(a)(9) and this Appendix M.
Section 7.    Payments to a Surviving Child.
7.1    Special rule. For purposes of this Addendum, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving Spouse upon cessation of the payments to the child.
7.2    Age of majority. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code § 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.
Section 8.    Definitions.
8.1    Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.
8.2    Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving Spouse) as the beneficiary of the Participant’s interest under the Plan and who is the Designated Beneficiary under Code § 401(a)(9) and Treasury Regulations § 1.401(a)(9)-4.
8.3    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution

Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2.2.
8.4    Eligible Cost-Of-Living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of Treasury Regulations § 1.401(a)(9)-6, Q&A-14.
8.5    Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treasury Regulations § 1.401(a)(9)-9, Q&A-1.
8.6    Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that benefit distributions to a 5-Percent Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½.
8.7    5-Percent Owner. A Participant is treated as a 5-Percent Owner for purposes of this Amendment if the Participant is a 5-percent Participant as defined in Code § 416 at any time during the Plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5-Percent Owner under this Amendment, they must continue to be distributed, even if the Participant ceases to be a 5 -percent owner in a subsequent year.
Section 9.    Transition Rule. F-3 and F-3A of § 1.401(a)(9)-1 of the 1987 proposed regulations, A-1 of § 1.401(a)(9)-6 of the 2001 proposed regulations, § 1.401(a)(9)-6T of the temporary regulations, or a reasonable and good faith interpretation of the requirements of Code § 401(a)(9) (as elected by the employer) apply in lieu of the requirements of Sections 3, 4 and 6 of this Addendum for purposes of determining minimum required distributions for calendar years 2003, 2004, and 2005.

ADDENDUM C

MAXIMUM BENEFITS ADDENDUM FOR
INDEPENDENT PILOTS ASSOCIATION
Section 1.The limitations of this Addendum shall apply in limitation years beginning on or after July 1, 2007 to benefits payable under Appendix M, except as otherwise provided herein. Capitalized terms are defined in Section 6 hereof or, if not defined in Section 6, in the main body of this Appendix M. All Section references are to Sections of this Addendum, except as otherwise provided.
Section 2.    The Annual Benefit otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.
Section 3.    If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a Predecessor Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s Employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the Employer shall limit such Participant’s benefit accrual under this Plan.
Section 4.    The application of the provisions of this article shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code § 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Treasury Regulations § 1.415(a)-1(g)(4).
Section 5.    The limitations of this article shall be determined and applied taking into account the rules in section 7.
Section 6.    Definitions.
Section 6.1.    Annual Benefit: A benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this article. For a Participant who has or will have distributions commencing at more than one annuity starting date, the Annual Benefit shall be determined as of each such annuity starting date (and shall satisfy the limitations of this article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other annuity starting dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regard to Treasury Regulations § 1.401(a)-20, Q&A 10(d), and with regard to Treasury Regulations § 1.415(b)-1(b)(1)(iii)(B) and (C).
No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving Spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code § 417(e)(3) and would otherwise satisfy the limitations of this article, and the plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this article applicable at the annuity starting date, as increased in subsequent years pursuant to Code § 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The determination of the Annual Benefit shall take into account social security supplements described in Code § 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to employee contributions or rollover contributions.
Effective for distributions in plan years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a straight life annuity shall be made in accordance with section 6.1(a) or section 6.1(b).
(a)    Benefit Forms Not Subject to Code § 417(e)(3): The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this section 6.1(a) if the form of the Participant’s benefit is either (1) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving Spouse), or (2) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code § 401(a)(11)).
(i)    Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (I) the interest rate and the mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent in the applicable Benefit Schedule of Addendum A for adjusting benefits in the same form; and (II) a 5 percent interest rate assumption and the applicable mortality table specified in the applicable Benefit Schedule of Addendum A for that annuity starting date.

(ii)    Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of (1) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit; and (2) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5 percent interest rate assumption and the applicable mortality table specified in section 1.1(g) of the Plan for that annuity starting date.
(b)    Benefit Forms Subject to Code § 417(e)(3): The straight life annuity that is actuarially equivalent to the participant’s form of benefit shall be determined under this paragraph if the form of the Participant’s benefit is other than a benefit form described in section 6.1(a). In this case, the actuarially equivalent straight life annuity shall be determined as follows:
(i)    Annuity Starting Date in Plan Years Beginning After 2005. If the annuity starting date of the Participant’s form of benefit is in a plan year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (I) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and the mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent of the applicable Benefit Schedule of Addendum A for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table specified in the applicable Benefit Schedule of Addendum A; and (III) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the participant’s form of benefit, computed using the applicable interest rate specified in the applicable Benefit Schedule of Addendum A and the applicable mortality table specified in the applicable Benefit Schedule of Addendum A, divided by 1.05.
(ii)    Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the annuity starting date of the Participant’s form of benefit is in a plan year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate and the mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent of the applicable Benefit Schedule of Addendum A for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the applicable mortality table specified in s the applicable Benefit Schedule of Addendum A. If the annuity starting date of the Participant’s benefit is on or after the first day of the first plan year beginning in 2004 and before December 31, 2004, benefits shall be calculated in accordance with the requirements of Notice 2004-78.
Section 6.2.    Compensation: For purposes of Code § 415, Compensation is defined as wages, within the meaning of Code § 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code §§ 6041(d), 6051(a)(3), and 6052 (i.e., wages, tips and other compensation as reported on Form W-2). Compensation shall be determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(s)(2)).
Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.
For Limitation Years beginning on or after July 1, 2007, compensation for a Limitation Year shall also include compensation paid by the later of 2 ½ months after an employee’s severance from employment with the employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s severance from employment with the employer maintaining the plan if: (a) the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the employee while the employee continued in employment with the employer; (b) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued; or (c) the payment is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2 ½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except, payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code § 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.
Back pay, within the meaning of Code § 1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.
For Limitation Years beginning after December 31, 1997, compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code § 125(a), §402(e)(3), § 402(h)(1)(B), § 402(k), or § 457(b). For Limitation Years beginning after December 31, 2000, Compensation shall also include any elective amounts that are not includible in the gross income of the employee by reason of Code § 132(f)(4). For Limitation Years beginning after December 31, 2001, Compensation shall also include deemed Code § 125 compensation. Deemed Code § 125 compensation is an amount that is excludable under Code § 106 that is not available to a Participant in cash in lieu of group health coverage under a Code § 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Code § 125 compensation only if the employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
Effective for years beginning after December 31, 2008, a Participant receiving a differential wage payment (as described in Section 414(u)(12) of the Code) shall be treated as an employee of the Employer Company making the differential wage payment and, for purposes of this Appendix M, the differential wage payment shall be treated as Compensation.
Section 6.3.    Defined Benefit Compensation Limitation: 100 percent of a Participant’s High Three-Year Average Compensation, payable in the form of a straight life annuity.
In the case of a Participant who has had a severance from employment with the Employer, the Defined Benefit Compensation Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior Limitation Year by the annual adjustment factor under Code § 415(d) that is published in the Internal Revenue Bulletin. The adjusted compensation limit shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.
In the case of a Participant who is rehired after a severance from employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant’s High Three-Year Average Compensation, as determined prior to the severance from employment, as adjusted pursuant to the preceding paragraph, if applicable; or 100 percent of the Participant’s High Three-Year Average Compensation, as determined after the severance from employment under section 6.7.
Section 6.4.    Defined Benefit Dollar Limitation: Effective for Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation is $160,000, automatically adjusted under Code § 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a straight life annuity. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year. The automatic annual adjustment of the Defined Benefit Dollar Limitation under Code § 415(d) shall apply to Participants who have had a separation from employment but have not yet commenced benefits. The Defined Benefit Dollar Limitation in effect for the year in which a Participant commences benefit payments shall remain in effect, and shall not be adjusted under Code § 415(d), for any benefit accrued prior to the date benefit payments commence.
Section 6.5.    Employer: For purposes of this article, employer shall mean the Company (as defined in the main body of the Plan), and all members of a controlled group of corporations, as defined in Code § 414(b), as modified by Code § 415(h)), all commonly controlled trades or businesses (as defined in Code § 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code § 415(h)), or affiliated service groups (as defined in Code § 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant to Code § 414(o).

Section 6.6.    Formerly Affiliated Plan of the Employer: A plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code § 414(b), as modified by Code § 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the employer, such as transfer of plan sponsorship outside a controlled group.
Section 6.7.    High Three-Year Average Compensation: The average compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A year of service with the employer is the calendar year. In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant’s high three-year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant’s compensation for a year of service shall not include compensation in excess of the limitation under Code § 401(a)(17) that is in effect for the calendar year in which such year of service begins.
Section 6.8.    Limitation Year: The calendar year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
Section 6.9.    Maximum Permissible Benefit: The lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided below).
(a)    Adjustment for Less Than 10 Years of Participation or Service: If the Participant has less than 10 years of participation in the plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of Participation in the plan, and (ii) the denominator of which is 10. In the case of a Participant who has less than ten Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of Service with the Employer, and (ii) the denominator of which is 10.
(b)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65: Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the annuity starting date of the Participant’s benefit is before age 62 or after age 65. If the annuity starting date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under section 6.9(b)(i), as modified by section 6.9(b)(iii). If the annuity starting date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under section 6.9(b)(ii), as modified by section 6.9(b)(iii).

(i)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:
I.    Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent in the applicable Benefit Schedule of Addendum A; or (2) a 5-percent interest rate assumption and the applicable mortality table as specified in the applicable Benefit Schedule of Addendum A.
II.    Limitation Years Beginning on or After July 1, 2007. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for the annuity starting date as specified in the applicable Benefit Schedule of Addendum A (and expressing the Participant’s age based on completed calendar months as of the annuity starting date).
If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the lesser of the limitation determined under section 6.9(b)(i)II and the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the plan at age 62, both determined without applying the limitations of this article.
III.    Special Rule for Commercial Airline Pilots. Pursuant to Code § 415(d)(9), no age adjustment shall be made to the Defined Benefit Dollar Limitation for early commencement on or after age 60 for a Participant if the Participant is a commercial airline pilot, the Participant separates from service upon or after attaining age 60, and as of the time of the Participant's retirement, regulations prescribed by the Federal Aviation Administration require an individual to separate from service as a commercial airline pilot after attaining any age occurring on or after age 60 and before age 62.
(ii)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:

I.    Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent in the applicable Benefit Schedule of Addendum A; or (2) a 5-percent interest rate assumption and the applicable mortality table as specified in the applicable Benefit Schedule of Addendum A.
II.    Limitation Years Beginning On or After July 1, 2007. A. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for that annuity starting date as specified in the applicable Benefit Schedule of Addendum A (and expressing the Participant’s age based on completed calendar months as of the annuity starting date).
B. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the lesser of the limitation determined under section 6.9(b)(ii)II.A and the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the plan at the Participant’s annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the plan at the Participant’s annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.
(iii)    Notwithstanding the other requirements of this section 6.9(b), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the annuity starting date and age 62, or between age 65 and the annuity starting date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the annuity starting date. To the extent benefits are forfeited upon death before the annuity starting date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code § 417(c), upon the Participant’s death.
(c)    Minimum benefit permitted: Notwithstanding anything else in this section to the contrary, the benefit otherwise accrued or payable to a Participant under this plan shall be deemed not to exceed the Maximum Permissible Benefit if:
(i)    the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this plan and under all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction – (I) the numerator of which is the Participant’s number of Years (or part thereof, but not less than one year) of Service (not to exceed 10) with the employer, and (II) the denominator of which is 10; and
(ii)    the Employer (or a Predecessor Employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Code § 401(h), and accounts for postretirement medical benefits established under Code § 419A(d)(1) are not considered a separate defined contribution plan).
Section 6.10.    Predecessor Employer: If the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer is a predecessor employer with respect to the Participant in the plan. A former entity that antedates the Employer is also a predecessor employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
Section 6.11.    Severance from Employment: An employee has a severance from employment when the employee ceases to be an employee of the Employer maintaining the plan. An employee does not have a severance from employment if, in connection with a change of employment, the employee’s new Employer maintains the plan with respect to the employee.
Section 6.12.    Year of Participation: The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code § 415(c)(3)(C)(i) for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the plan must be established no later than the last day of such accrual computation period. In no event shall more than one Year of Participation be credited for any 12-month period.
Section 6.13.    Year of Service: For purposes of section 6.7, the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the plan in order to accrue a benefit for the accrual computation period, taking into account only service with the employer or a predecessor employer.
Section 7.    Other Rules.
Section 7.1.    Benefits Under Terminated Plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan Participants and a Participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated plan at each possible annuity starting date shall be taken into account in applying the limitations of this article. If there are not sufficient assets for the payment of all Participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.
Section 7.2.    Benefits Transferred From the Plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Treasury Regulations § 1.411(d)-4, Q&A-3(c) the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants’ benefit liabilities under the plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.
Section 7.3.    Formerly Affiliated Plans of the Employer. A formerly affiliated plan of an Employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.
Section 7.4.    Plans of a Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a Predecessor Employer, the Participant’s benefits under a plan maintained by the Predecessor Employer shall be treated as provided under a plan maintained by the employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay Participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provide under the plan of the Predecessor Employer.
Section 7.5.    Special Rules. The limitations of this article shall be determined and applied taking into account the rules in Treasury Regulations § 1.415(f)-1(d), (e) and (h).
Section 7.6.    Aggregation with Multiemployer Plans.
(a)    If the Employer maintains a multiemployer plan, as defined in Code § 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this article.
(b)    Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the compensation limitation of sections 6.3 and 6.9(a) to a plan which is not a multiemployer plan.

UPS RETIREMENT PLAN
APPENDIX N

MAXIMUM BENEFITS FOR PARTICIPANTS OTHER THAN INDEPENDENT PILOTS ASSOCIATION
Section 1.The limitations of this Appendix shall apply in limitation years beginning on or after July 1, 2007 for all Participants other than Participants subject to Appendix M, except as otherwise provided herein. Capitalized terms are defined in Section 6 hereof or, if not defined in Section 6, in the main body of the Plan. All Section references are to Sections of this Appendix N, except as otherwise provided.
Section 2.    The Annual Benefit otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.
Section 3.    If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a Predecessor Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s Employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the Employer shall limit such Participant’s benefit accrual under this Plan.
Section 4.    The application of the provisions of this article shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code § 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Treasury Regulations § 1.415(a)-1(g)(4).
Section 5.    The limitations of this article shall be determined and applied taking into account the rules in section 7.
Section 6.    Definitions.
Section 6.1.    Annual Benefit: A benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this article. For a Participant who has or will have distributions commencing at more than one annuity starting date, the Annual Benefit shall be determined as of each such annuity starting date (and shall satisfy the limitations of this article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other annuity starting dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regard to Treasury Regulations § 1.401(a)-20, Q&A 10(d), and with regard to § 1.415(b)-1(b)(1)(iii)(B) and (C).
No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving Spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code § 417(e)(3) and would otherwise satisfy the limitations of this article, and the plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this article applicable at the annuity starting date, as increased in subsequent years pursuant to Code § 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The determination of the Annual Benefit shall take into account social security supplements described in Code § 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to employee contributions or rollover contributions.
Effective for distributions in plan years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a straight life annuity shall be made in accordance with section 6.1(a) or section 6.1(b).
(a)    Benefit Forms Not Subject to Code § 417(e)(3): The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this section 6.1(a) if the form of the Participant’s benefit is either (1) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving Spouse), or (2) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code § 401(a)(11)).
(i)    Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (I) the interest rate and the mortality table (or other tabular factor) specified in section 1.1(b) of the Plan for adjusting benefits in the same form; and (II) a 5 percent interest rate assumption and the applicable mortality table specified in section 1.1(g) of the Plan for that annuity starting date.
(ii)    Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of (1) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit; and (2) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5 percent interest rate assumption and the applicable mortality table specified in section 1.1(g) of the Plan for that annuity starting date.
(b)    Benefit Forms Subject to Code § 417(e)(3). The straight life annuity that is actuarially equivalent to the participant’s form of benefit shall be determined under this paragraph if the form of the Participant’s benefit is other than a benefit form described in section 6.1(a). In this case, the actuarially equivalent straight life annuity shall be determined as follows:
(i)    Annuity Starting Date in Plan Years Beginning After 2005. If the annuity starting date of the Participant’s form of benefit is in a plan year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (I) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and the mortality table (or other tabular factor) specified in section 1.1(b) of the Plan for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table specified in section 1.1(g) of the plan; and (III) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the participant’s form of benefit, computed using the applicable interest rate specified in section 1.1(f) of the Plan and the applicable mortality table specified in section 1.1(g) of the Plan, divided by 1.05.
(ii)    Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the annuity starting date of the Participant’s form of benefit is in a plan year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate and the mortality table (or other tabular factor) specified in section 1.1(b) of the Plan for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the applicable mortality table specified in section 1.1(g) of the Plan. If the annuity starting date of the Participant’s benefit is on or after the first day of the first plan year beginning in 2004 and before December 31, 2004, benefits shall be calculated in accordance with the requirements of Notice 2004-78.
Section 6.2.    Compensation: For purposes of Code § 415, Compensation is defined as wages, within the meaning of Code § 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code §§ 6041(d), 6051(a)(3), and 6052 (i.e., wages, tips and other compensation as reported on Form W-2). Compensation shall be determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(s)(2)).
Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.
For Limitation Years beginning on or after July 1, 2007, compensation for a Limitation Year shall also include compensation paid by the later of 2 ½ months after an employee’s severance from employment with the employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s severance from employment with the employer maintaining the plan if: (a) the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the employee while the employee continued in employment with the employer; (b) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued; or (c) the payment is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2 ½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except, payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code § 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.
Back pay, within the meaning of Code § 1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.
For Limitation Years beginning after December 31, 1997, compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code § 125(a), §402(e)(3), § 402(h)(1)(B), § 402(k), or § 457(b). For Limitation Years beginning after December 31, 2000, Compensation shall also include any elective amounts that are not includible in the gross income of the employee by reason of Code § 132(f)(4). For Limitation Years beginning after December 31, 2001, Compensation shall also include deemed § 125 compensation. Deemed § 125 compensation is an amount that is excludable under Code § 106 that is not available to a Participant in cash in lieu of group health coverage under a § 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed § 125 compensation only if the employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
Effective for years beginning after December 31, 2008, a Participant receiving a differential wage payment (as described in Section 414(u)(12) of the Code) shall be treated as an employee of the Employer Company making the differential wage payment and, for purposes of this Appendix N, the differential wage payment shall be treated as Compensation.
Section 6.3.    Defined Benefit Compensation Limitation: 100 percent of a Participant’s High Three-Year Average Compensation, payable in the form of a straight life annuity.
In the case of a Participant who has had a severance from employment with the Employer, the Defined Benefit Compensation Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior Limitation Year by the annual adjustment factor under Code § 415(d) that is published in the Internal Revenue Bulletin. The adjusted compensation limit shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.
In the case of a Participant who is rehired after a severance from employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant’s High Three-Year Average Compensation, as determined prior to the severance from employment, as adjusted pursuant to the preceding paragraph, if applicable; or 100 percent of the Participant’s High Three-Year Average Compensation, as determined after the severance from employment under section 6.7.
Section 6.4.    Defined Benefit Dollar Limitation: Effective for Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation is $160,000, automatically adjusted under Code § 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a straight life annuity. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year. The automatic annual adjustment of the Defined Benefit Dollar Limitation under § 415(d) shall apply to Participants who have had a separation from employment but have not yet commenced benefits. A Participant’s Normal Retirement Benefit or Early Retirement Benefit, taking into account the Compensation limitation under Code § 401(a)(17) (the “Compensation limitation”) shall, following the Annuity Starting Date, be adjusted upward as the result of any subsequent increase in the 415 limitations, provided however, that in no event shall such benefit exceed the Participant’s Normal Retirement Benefit or Early Retirement Benefit, as the case may be, including the Compensation limitation.
Section 6.5.    Employer: For purposes of this article, employer shall mean the Company (as defined in the main body of the Plan), and all members of a controlled group of corporations, as defined in Code § 414(b), as modified by Code § 415(h)), all commonly controlled trades or businesses (as defined in Code § 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code § 415(h)), or affiliated service groups (as defined in Code § 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code § 414(o).

Section 6.6.    Formerly Affiliated Plan of the Employer: A plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code § 414(b), as modified by Code § 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the employer, such as transfer of plan sponsorship outside a controlled group.
Section 6.7.    High Three-Year Average Compensation: The average compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A year of service with the employer is the calendar year. In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant’s high three-year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant’s compensation for a year of service shall not include compensation in excess of the limitation under Code § 401(a)(17) that is in effect for the calendar year in which such year of service begins.
Section 6.8.    Limitation Year: The calendar year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
Section 6.9.    Maximum Permissible Benefit: The lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided below).
(a)    Adjustment for Less Than 10 Years of Participation or Service: If the Participant has less than 10 years of participation in the plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of Participation in the plan, and (ii) the denominator of which is 10. In the case of a Participant who has less than ten Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of Service with the Employer, and (ii) the denominator of which is 10.
(b)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65: Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the annuity starting date of the Participant’s benefit is before age 62 or after age 65. If the annuity starting date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under section 6.9(b)(i), as modified by section 6.9(b)(iii). If the annuity starting date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under section 6.9(b)(ii), as modified by section 6.9(b)(iii).

(i)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:
I.    Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) specified in section 1.1(b) of the Plan; or (2) a 5-percent interest rate assumption and the applicable mortality table as specified in section 1.1(g) of the Plan.
II.    Limitation Years Beginning on or After July 1, 2007. A. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for the annuity starting date as specified in section 1.1(g) of the Plan (and expressing the Participant’s age based on completed calendar months as of the annuity starting date).
If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the lesser of the limitation determined under section 6.9(b)(i)II and the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the plan at age 62, both determined without applying the limitations of this article.
(ii)    Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:
I.    Limitation Years Beginning Before July 1, 2007. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) specified in section 1.1(b) of the Plan; or (2) a 5-percent interest rate assumption and the applicable mortality table as specified in section 1.1(g) of the Plan.
II.    Limitation Years Beginning On or After July 1, 2007. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for that annuity starting date as specified in section 1.1(g) of the plan (and expressing the Participant’s age based on completed calendar months as of the annuity starting date).
If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the lesser of the limitation determined under section 6.9(b)(ii)II.A and the Defined Benefit Dollar Limitation (adjusted under section 6.9(a) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the plan at the Participant’s annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the plan at the Participant’s annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.
(iii)    Notwithstanding the other requirements of this section 6.9(b), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the annuity starting date and age 62, or between age 65 and the annuity starting date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the annuity starting date. To the extent benefits are forfeited upon death before the annuity starting date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code § 417(c), upon the Participant’s death.
(c)    Minimum benefit permitted: Notwithstanding anything else in this section to the contrary, the benefit otherwise accrued or payable to a Participant under this plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(i)    the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this plan and under all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction – (I) the numerator of which is the Participant’s number of Years (or part thereof, but not less than one year) of Service (not to exceed 10) with the employer, and (II) the denominator of which is 10; and
(ii)    the Employer (or a Predecessor Employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Code § 401(h), and accounts for postretirement medical benefits established under Code § 419A(d)(1) are not considered a separate defined contribution plan).
Section 6.10.    Predecessor Employer: If the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer is a predecessor employer with respect to the Participant in the plan. A former entity that antedates the Employer is also a predecessor employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
Section 6.11.    Severance from Employment: An employee has a severance from employment when the employee ceases to be an employee of the Employer maintaining the plan. An employee does not have a severance from employment if, in connection with a change of employment, the employee’s new Employer maintains the plan with respect to the employee.
Section 6.12.    Year of Participation: The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code § 415(c)(3)(C)(i) for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the plan must be established no later than the last day of such accrual computation period. In no event shall more than one Year of Participation be credited for any 12-month period.
Section 6.13.    Year of Service: For purposes of section 6.7, the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the plan in order to accrue a benefit for the accrual computation period, taking into account only service with the employer or a predecessor employer.

Section 7.    Other Rules.
Section 7.1.    Benefits Under Terminated Plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan Participants and a Participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated plan at each possible annuity starting date shall be taken into account in applying the limitations of this article. If there are not sufficient assets for the payment of all Participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.
Section 7.2.    Benefits Transferred From the Plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants’ benefit liabilities under the plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant Treasury Regulations § 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.
Section 7.3.    Formerly Affiliated Plans of the Employer. A formerly affiliated plan of an Employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.
Section 7.4.    Plans of a Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a Predecessor Employer, the Participant’s benefits under a plan maintained by the Predecessor Employer shall be treated as provided under a plan maintained by the employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay Participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provide under the plan of the Predecessor Employer.
Section 7.5.    Special Rules. The limitations of this article shall be determined and applied taking into account the rules in Treasury Regulations § 1.415(f)-1(d), (e) and (h).

Section 7.6.    Aggregation with Multiemployer Plans.
(a)    If the Employer maintains a multiemployer plan, as defined in Code § 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this article.
(b)    Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the compensation limitation of sections 6.3 and 6.9(a) to a plan which is not a multiemployer plan.

UPS RETIREMENT PLAN
APPENDIX O

LEGACY MIP PERCENTAGE BY JOB GROUP

JOB GROUP	SUBGROUP (If Any)	LEGACY MIP PERCENTAGE
74		100.00000%
77		100.00000%
79		100.00000%
82		100.00000%
84		100.00000%
86		100.00000%
88	A	33.33333%
88	B	37.50000%
88	C	40.47619%
89	A	50.00000%
89	B	54.54545%
89	C	56.66667%
92		56.66667%
93	A	27.27273%
93	B	29.82456%
94	A	45.33333%
94	B	46.66667%
96	A	40.00000%
96	B	41.17647%
97	A	37.77778%
97	B	38.88889%
98	A	26.15385%
98	B	26.92308%
98	C	20.60606%
98	D	21.21212%

88 / A - Prior target performance incentive award percentage of 12.5% or prior target performance incentive award level of 0.75 units
88 / B - Prior target performance incentive award percentage of 15%
88 / C - Prior target performance incentive award level of 1 unit
89 / A - Prior target performance incentive award level of 1.5 units
89 / B - Prior target performance incentive award percentage of 30%
89 / C - Prior target performance incentive award level of 2 units
93 / A - Prior target performance incentive award percentage of 15%
93 / B - Prior target performance incentive award level of 1 unit
94 / A - Prior target performance incentive award level of 2 units
94 / B - Prior target performance incentive award percentage of 35%
96 / A - Prior target performance incentive award level of 2 units
96 / B - Prior target performance incentive award percentage of 35%
97 / A - Prior target performance incentive award level of 2 units

97 / B - Prior target performance incentive award percentage of 35%
98 / A - Management Committee, excluding the CEO: prior target performance incentive award level of 2 units
98 / B - Management Committee, excluding the CEO: prior target performance incentive award percentage of 35%
98 / C - CEO: prior target performance incentive award level of 2 units
98 / D - CEO: prior target performance incentive award percentage of 35%

For Participants in Job Group 88 in UPS Freight with a Target Performance Incentive Award amount of $7,500 under MIP prior to January 1, 2011, the Legacy MIP Percentage will reflect the ratio of (1) $7,500 to (2) the sum of $7,500 and 25% of the Participant’s current Annualized Salary

UPS RETIREMENT PLAN
APPENDIX P

CERTAIN PARTICIPANTS ELIGIBLE FOR
RETIREE MEDICAL BENEFITS

Employee ID
[Information Omitted]

UPS RETIREMENT PLAN
APPENDIX Q

PUERTO RICO QUALIFICATION
Solely for purposes of administering and securing its tax qualification in Puerto Rico, the Plan shall be subject to the following terms and conditions:
1.    Definition of “Employer”:
“Company. Effective as of January 1, 2011, ‘Company’ means United Parcel Service of America, Inc. and each affiliated employer (or a division or unit of an Affiliated Employer) which is designated as participating employer by the Company and which adopts the Plan, or that is deemed an employer under Section 1081.01(a)(14) of the PR Code.”
2.    Definition of “Affiliated Employer”:
“Affiliated Employer. Effective as of January 1, 2011, ‘Affiliated Employer’ shall mean any domestic corporation, trade or business other than the Company which joins the Company as a member of a controlled group of corporations, an affiliated services group or is under common control, as defined by Section 1081.01(a)(14) of the PR Code.”
3.    Definition of “Compensation”:
“Compensation. For taxable years commencing on and after January 1, 2012, the maximum amount of compensation that shall be taken into account for purposes of computing contributions under the Plan, as well as discrimination testing and the limitations to benefits and contributions under Section 1081.01(a) of the PR Code, shall not exceed annually $250,000 for the Plan Year 2012, $255,000 for the Plan Year 2013 or any other amount established under Section 401(a)(17) of the U.S. Internal Revenue Code of 1986, as amended, or by the Puerto Rico Treasury Department through regulations or administrative determinations.”
4.    Limitation on Plan Benefits:
“Pursuant to Section 1081.01(a)(11)(A) of the PR Code, the annual benefits accrued by a Participant, determined as a straight life annuity with no ancillary benefits and under a plan that does not allow for participants’ contributions nor rollover contributions, may not exceed the lesser of: (i) $200,000 for Plan Year 2012, $205,000 for Plan Year 2013 or any other limitation amount imposed under Section 415(b) of the U.S. Internal Revenue Code of 1986, as amended, for the applicable Plan Year; or (ii) 100% of the Participant’s average annual compensation for the period of consecutive natural years (no more than 3) during which the Participant’s compensation was the highest, or whatever other dollar limitation may be imposed by the PR Code or the Puerto Rico Treasury Department by the way of regulations or administrative determinations. This provision shall be effective for Plan years commencing on or after January 1, 2012.”

5.    Direct Rollovers.

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 5, a distributee, that due to his or her termination of employment, receives all or part of the value of his or her benefit in a single lump sum distribution, within a single taxable year, in a distribution that otherwise meets the requirements of Section 1081.01(b)(2)(A) of the PR Code, may elect at the time and in the manner prescribed by the Committee, to have the total amount of such distribution rolled over into another Puerto Rico qualified plan or Puerto Rico Individual Retirement Account (“IRA”), specified by the distributee.

(b)	Direct rollovers under this Section 5 shall be made in accordance with rules and procedures established by the Committee.
(c)    For purposes of this Section 5, a distributee may include (1) a Participant, and, to the extent permitted by PR Code or by the Puerto Rico Treasury Department, (2) a Participant’s Spouse, or (3) an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant.
(d)    Solely for purposes of administering and qualifying the Plan in Puerto Rico, the terms ‘Eligible Rollover Distribution’ and ‘Eligible Retirement Plan’ shall mean:

(i)
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or part of the balance to the credit of the distributee within a single taxable year of the distributee, as a result of the termination of employment of the distributee, and that otherwise meets the requirements of Section 1081.01(b)(2)(A) of the PR Code.

(ii)
Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 1081.02(a) of the PR Code, an individual retirement annuity described in Section 1081.02(b) of the PR Code, or a qualified trust described in Section 1081.01(a) of the PR Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.”

6.    Taxation of Lump Sum Distributions.

(a)	The taxation in Puerto Rico of any lump sum distributions made by the Plan to a terminated participant shall be governed by this Section 6.

(b)
Under Section 1081.01(b) of the PR Code, the distribution of the entire interest of a Participant in the Plan (in excess of his or her or her After Tax Contributions), within the same taxable year, and as a result of his or her or her termination of employment, shall be treated as a long term capital gain taxable at a 20% rate.

However, if the Plan: (i) uses a trust organized in Puerto Rico or a Puerto Rico co-trustee which will act a paying agent; and (ii) invest no less than 10% of its assets (determined on an average daily basis) in the Plan Year of the distribution and the two preceding Plan Years, in certain assets treated as located in Puerto Rico (as defined in the PR Code and the regulations issued thereunder), the long term capital gain arising from the distribution will be taxed instead at a rate of 10%.”
7.    Merger, Consolidation, Transfer of Assets of the Plan.
“In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant shall (if the Plan had then terminated) be entitled to receive a benefit immediately after such merger, consolidation or transfer which shall be at least equal to the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).
In the event of any of the above transactions, the Plan shall be subject to the tax qualification requirements of Section 1081.01(a)(3)(D) of the PR Code.”
8.    These amendments will govern the administration of the Plan, including its tax qualification, to the extent they are applicable to a Participant employed in Puerto Rico (a “Puerto Rico Participant”). To the extent the Plan covers any Puerto Rico Participant, it will be administered pursuant to, and in compliance with, the requirements of Sections 1033.09 and 1081.01 of the PR Code.

UPS RETIREMENT PLAN
APPENDIX R

FUNDING BASED LIMITATIONS ON BENEFITS AND BENEFIT ACCRUAL
1.1    Funding-Based Limitations on Benefits and Benefit Accrual for 2008 and 2009 Plan Years.

(a)	General. The limitations of this Section 1.1 shall apply effective for Plan Years beginning on or after January 1, 2008 and before January 1, 2010.

(b)	Funding-Based Limitation on Unpredictable Contingent Event Benefits.

(i)
If a Participant would be entitled to an Unpredictable Contingent Event Benefit payable with respect to an Unpredictable Contingent Event occurring during a Plan Year, such benefit shall not be paid if the AFTAP for such Plan Year:

(A)	is less than sixty percent (60%), or

(B)
sixty percent (60%) or more, but would be less than sixty percent (60%) if the AFTAP were redetermined applying an actuarial assumption that the likelihood of the occurrence of such event during the Plan Year is one hundred percent (100%).

(ii)
Section 1.1(b)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Code §§ 436(b)(2) and 436(f) or to the extent Section 1.1(b)(i) is otherwise inapplicable in accordance with Code § 436(f).

(c)	Limitations on Plan Amendments Increasing Liability for Benefits.

(i)
No amendment that has the effect of increasing the liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for such Plan Year:

(A)	is less than eighty percent (80%), or

(B)	is eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the AFTAP.

(ii)	Section 1.1(c)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Code §§ 436(c)(2) and 436(f) or to the extent Section 1.1(c)(i) is otherwise inapplicable in accordance with Code § 436(f), so that the amendment shall be permitted to take effect as of the later of the first day of the Plan Year or the effective date of the amendment.

(iii)
Section 1.1(c)(i) shall not apply to any amendment that provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of the increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(d)	Limitations on Accelerated Benefit Distributions.

(i)
Funding Percentage Less than Sixty Percent (60%). If the Plan’s AFTAP for a Plan Year is less than sixty percent (60%), the Plan shall not pay any Prohibited Payment after the valuation date for the Plan Year.

(ii)
Bankruptcy.    During any period in which the Plan sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan shall not pay any Prohibited Payment. The preceding sentence shall not apply on or after the date on which the enrolled actuary for the Plan certifies that the Plan’s AFTAP for the Plan is not less than one hundred percent (100%).

(iii)	Limited Payment if Percentage is at Least Sixty Percent (60%) but Less Than Eighty Percent (80%).

(A)
General. If the Plan’s AFTAP for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), the Plan shall not pay any Prohibited Payment after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of (1) fifty percent (50%) of the amount of the payment which could be made without regard to Section 1.1(d) or (2) the present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Code § 417(e)) of the maximum guarantee with respect to the Participant under ERISA Section 4022.

(B)
One-Time Application. In the case of a Participant with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made pursuant to Section 1.1(d)(iii)(A), no additional Prohibited Payment shall be made with respect to that Participant during any period of consecutive Plan Years to which the limitations under Section 1.1(d)(i) or (ii) apply.

(e)	Limitation on Benefit Accruals for Severe Funding Shortfalls.

(i)
General. If the Plan’s AFTAP for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the valuation date for the Plan Year. If the Plan is required to cease benefit accruals under the preceding sentence, then the Plan shall not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(ii)
Exemption. Section 1.1(e)(i) shall not apply with respect to a Plan Year, effective as of the first day of the Plan Year, if the Company makes an additional contribution or provides security in accordance with Code § § 436(e)(2) and 436(f) or to the extent Section 1.1(c)(i) is otherwise inapplicable in accordance with Code § 436(f).

(iii)
2009 Plan Year. For the 2009 Plan Year, Section 1.1(e)(i) shall be applied by substituting the Plan’s AFTAP for the preceding Plan Year for the Plan’s AFTAP for the Plan Year, but only if the AFTAP for the preceding Plan Year is greater.

(f)	Definitions. For purposes of this Section 1.1, the following terms have the following meanings:

(i)	“AFTAP” means the “Adjusted Funding Target Attainment Percentage,” as described in Code § 436(j)(2), taking into account the special rules of Code § 436(j)(4).

(ii)
“Prohibited Payment” means (1) any payment, in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code § 411(a)(9)), to a Participant or Beneficiary whose annuity starting date (as defined in Code § 417(f)(2)) occurs during any period a limitation under Section 1.1(d)(i) or (ii) is in effect, (2) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and (3) any other payment specified by regulations. A prohibited payment shall not include the payment of a benefit which under Code § 411(a)(11) may be immediately distributed without the consent of the Participant.

(iii)
“Unpredictable Contingent Event” means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or disability.

(iv)	“Unpredictable Contingent Event Benefit” means any benefit payable solely by reason of an Unpredictable Contingent Event.

(g)	Notices. The Committee or its delegate shall comply with any applicable notice requirements under ERISA Section 101(j).

(h)
Interpretation. This Section 1.1 shall be interpreted and applied consistent with Code § 436, taking into account any applicable transition rules or exceptions provided thereunder or in any guidance issued thereunder.

1.2    Funding-Based Limitations on Benefits and Benefit Accrual for 2010 and Later Plan Years.

(a)	General. The limitations of this Section 1.2 shall apply effective for Plan Years beginning on or after January 1, 2010.

(b)	Funding-Based Limitation on Unpredictable Contingent Event Benefits.

(i)
If a Participant would be entitled to an Unpredictable Contingent Event Benefit payable with respect to an Unpredictable Contingent Event occurring during a Plan Year, such benefit shall not be paid if the AFTAP for such Plan Year:

(A)	is less than sixty percent (60%), or

(B)
is sixty percent (60%) or more, but would be less than sixty percent (60%) if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of such event during the Plan Year is one hundred percent (100%).

(ii)
Section 1.2(b)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Treasury Regulation § 1.436-1(f) or to the extent Section 1.2(b)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f).

(iii)
If the Unpredictable Contingent Event Benefits payable with respect to an Unpredictable Contingent Event that occurs during the Plan Year are not permitted to be paid because of the limitations of Section 1.2(i), but are permitted to be paid later in the Plan Year as a result of additional contributions under Treasury Regulation § 1.436-1(f) or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation § 1.436-1(g)(5)(ii)(B), then those Unpredictable Contingent Event Benefits shall automatically become payable, retroactive to the period those benefits would have been payable under the terms of the Plan (other than Plan terms implementing the requirements of Code § 436(b)). If the Unpredictable Contingent Event Benefits do not become payable during the Plan Year in accordance with the preceding sentence, then the Plan will be treated as if it does not provide for those benefits. However, all or any portion of those Unpredictable Contingent Event Benefits can be restored pursuant to a Plan amendment that meets the requirements of Code § 436(c) and Treasury Regulation § 1.436-1(c) and other applicable qualification requirements.

(c)	Limitations on Plan Amendments Increasing Liability for Benefits.

(i)
No Plan amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take place in a Plan Year if the AFTAP for such Plan Year:

(A)	is less than eighty percent (80%), or

(B)	is eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the AFTAP.

(ii)
Section 1.2(c)(i) shall cease to apply with respect to a Plan Year if the Company makes an additional contribution or provides security in accordance with Treasury Regulation § 1.436-1(f) or to the extent Section 1.2(c)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f), so that the amendment shall be permitted to take effect as of the later of the first day of the Plan Year or the effective date of the amendment.

(iii)
Section 1.2(c)(i) shall not apply to any amendment that provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of the increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(iv)
If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations of Section 1.2(c), but is permitted to take effect later in the Plan Year as a result of additional contributions under Treasury Regulation § 1.436-1(f) or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulation § 1.436-1(g)(5)(ii)(C), then the Plan amendment shall automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(d)	Limitations on Accelerated Benefit Distributions.

(i)
Funding Percentage Less than Sixty Percent (60%). If the Plan’s AFTAP for a Plan Year is less than sixty percent (60%), a Participant or Beneficiary shall not be permitted to elect an optional form of benefit that includes a Prohibited

Payment, and the Plan shall not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Section 436 Measurement Date.

(ii)
Bankruptcy. During any period in which the Plan sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law, no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment with an Annuity Starting Date that occurs during such period. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the enrolled actuary for the Plan certifies that the Plan’s AFTAP for that Plan Year is not less than one hundred percent (100%).

(iii)	Limited Payment if Percentage is at Least Sixty Percent (60%) but Less Than Eighty Percent (80%).

(A)
General. If the Plan’s AFTAP for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Section 436 Measurement Date. The preceding sentence shall not apply if the Present Value of Accrued Benefit of the portion of the benefit that is being paid in a Prohibited Payment (as described in Treasury Regulation § 1.436-1(d)(3)(iii)(B)) does not exceed the lesser of (1) fifty percent (50%) of the Present Value of Accrued Benefit of the benefit payable in the optional form of benefit that includes the Prohibited Payment or (2) one hundred percent (100%) of the PBGC maximum benefit guarantee amount (as described in Treasury Regulation § 1.436-1(d)(3)(iii)(C)).

(B)
Bifurcation Rules. If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Starting Date because of the application of Section 1.2(d)(iii)(A), then the Participant or Beneficiary shall be permitted to elect to (1) receive the unrestricted portion of the optional form of benefit (determined under the rules of Treasury Regulation § 1.436-1(d)(3)(iii)(D)) at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Participant’s or Beneficiary’s entire benefit under the Plan, (2) commence benefits with respect to the Participant’s or Beneficiary’s entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies Treasury Regulation § 1.436-1(d)(3)(i), or (3) defer commencement of the payments to the extent described in Treasury Regulation § 1.436-1(d)(5). If the

Participant or Beneficiary elects payment of the unrestricted portion of the benefit (determined under the rules of Treasury Regulation § 1.436-1(d)(3)(iii)(D)) under Section 1.2(d)(iii)(B)(1), then the Participant or Beneficiary shall be entitled to elect payment of the remainder of the Participant’s or Beneficiary’s benefits under the Plan in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a Prohibited Payment if that optional form applied to the entire benefit of the Participant or Beneficiary.

(C)
One-Time Application. In the case of a Participant or Beneficiary with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made pursuant to Section 1.2(d)(iii)(A) or (B), no additional Prohibited Payment shall be made with respect to that Participant during any period of consecutive Plan Years to which the limitations under Section 1.2(d) apply.

(iv)
Plan Alternative for Special Optional Forms.     The Plan may offer optional forms of benefit that are solely available during the period in which Section 1.2(d)(i), (ii), or (iii) applies to limit Prohibited Payments under the Plan in accordance with Treasury Regulation § 1.436-1(d)(6). Any such optional forms must satisfy Treasury Regulation § 1.436-1(d) and applicable qualification requirements, including satisfaction of Code §§ 417(e) and 415 (at each annuity starting date).

(e)	Limitation on Benefit Accruals for Severe Funding Shortfalls.

(i)
General. If the Plan’s AFTAP for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. If the Plan is required to cease benefit accruals under the preceding sentence, then the Plan shall not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(ii)
Exemption. Section 1.2(e)(i) shall cease to apply with respect to a Plan Year, effective as of the first day of the Plan Year, if the Company makes an additional contribution or provides security in accordance within Treasury Regulation § 1.436-1(f) or to the extent Section 1.2(e)(i) is otherwise inapplicable in accordance with Treasury Regulation § 1.436-1(f).

(f)	Special Rules of Operation for Periods Prior to and After Certification.

(i)
Periods Prior to Certification During Which a Presumption Applies. For any period during which a presumption under Code § 436(h) and Treasury Regulation §§ 1.436-1(h)(1), (2) or (3) applies to the Plan, the limitations under Sections 1.2(b), (c), (d) and (e) shall be applied to the Plan as if the AFTAP for the year were the presumed AFTAP determined under the rules of Code § 436(h) and Treasury Regulation § 1.436-1(h)(1), (2) or (3), as applicable, updated to take into account certain Unpredictable Contingent Event Benefits and Plan amendments in accordance with Code § 436 and Treasury Regulation § 1.436-1(g).

(ii)
Periods After Certification of AFTAP. Section 1.2(f)(i) shall no longer apply for a Plan Year on and after the date an enrolled actuary for the Plan issues a certification of the AFTAP of the Plan for the current Plan Year, provided that the certification is issued before the first day of the tenth (10th) month of the Plan Year. For example, the limitations on Prohibited Payments under Section 1.2(d) shall apply for distributions with Annuity Starting Dates on and after the date of such certification using the certified AFTAP of the Plan for the Plan Year. Similarly, the prohibitions on accruals under Section 1.2(e) as a result of the enrolled actuary’s certification that the AFTAP of the Plan for the Plan Year is less than sixty percent (60%) shall be effective as of the date of the certification, and any prohibition on accruals shall cease to be effective on the date the enrolled actuary issues a certification that the AFTAP for the Plan for the Plan Year is at least sixty percent (60%).

(g)	Definitions. For purposes of this Section 1.2, the following terms have the following meanings:

(1)	“AFTAP” means the “Adjusted Funding Target Attainment Percentage,” as described in Code § 436(j)(2), taking into account the special rules of Code § 436(j)(4), and Treasury Regulation § 1.436-1(j)(1).

(2)	“Annuity Starting Date” has the meaning described in Treasury Regulation § 1.436-1(j)(2).

(3)
“Prohibited Payment” means (1) any payment for a month that is in excess of the monthly amount paid under a straight life annuity (plus any social security supplements described in the last sentence of Code § 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under Section 1.2(d) is in effect, (2) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, (3) any transfer of assets and liabilities to another plan maintained by the Company (or by any member of the Company’s controlled group) that is made in order to avoid or terminate the application of the benefit limitations under Code § 436, and (4) any other amount that is identified as a Prohibited Payment in IRS revenue rulings and procedures, notices, and other guidance published in the Internal Revenue Bulletin. A prohibited payment shall not include the payment of a benefit which under Code § 411(a)(11) may be immediately distributed without the consent of the Participant.

(4)	“Section 436 Measurement Date” has the meaning described in Treasury Regulation § 1.436-1(j)(8).

(5)
“Unpredictable Contingent Event” means a plant shutdown (whether full or partial) or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or disability.

(6)
“Unpredictable Contingent Event Benefit” means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.

(h)	Notices. The Committee or its delegate shall comply with any applicable notice requirements under ERISA Section 101(j).

(i)
Interpretation. This Section 1.2 shall be interpreted and applied consistent with Code § 436 and Treasury Regulation § 1.436-1, taking into account any applicable transition rules or exceptions provided thereunder or in any additional guidance issued under Code § 436.